TO BE FILED IN THE OFFICE OF THE CLERK OF NEW YORK COUNTY

Exhibit 10.1
MS Loan No. 16-48650
TO BE FILED IN THE OFFICE OF THE CLERK OF NEW YORK COUNTY
________________________________________________________

BUILDING LOAN AGREEMENT
Dated as of March 6, 2017
among
110 WILLIAM PROPERTY INVESTORS III, LLC,
as Borrower,
MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC,
as Agent,
and
THE LENDERS NAMED HEREIN,
as Lenders

Location:	110 William Street, New York, New York
Block:    77
Lot:    8
County:    New York
PREPARED BY AND UPON
RECORDATION RETURN TO:

Cadwalader, Wickersham & Taft LLP
227 West Trade Street
Charlotte, North Carolina 28202
Attention: Holly Chamberlain, Esq.

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ARTICLE I	DEFINITIONS; PRINCIPLES OF CONSTRUCTION	1

Section 1.1	Definitions	1
Section 1.2	Principles of Construction	47

ARTICLE II	GENERAL TERMS	47

Section 2.1	Loan Commitment; Disbursement to Borrower	47
2.1.1	Agreement to Lend and Borrow	47
2.1.2	No Reborrowings	48
2.1.3	The Note, Building Loan Mortgage and Loan Documents	48
2.1.4	Use of Proceeds	48

Section 2.2	Interest Rate	48
2.2.1	Interest Rate	48
2.2.2	Interest Calculation	48
2.2.3	Determination of Interest Rate	49
2.2.4	Default Rate	50
2.2.5	Usury Savings	50
2.2.6	Breakage Indemnity	50

Section 2.3	Debt Service Payments	51
2.3.1	Payments Generally	51
2.3.2	Monthly Debt Service Payment	51
2.3.3	Payment on Maturity Date	51
2.3.4	Late Payment Charge	51
2.3.5	Method and Place of Payment	52
2.3.6	Administrative Fee	52

Section 2.4	Prepayments	52
2.4.1	Voluntary Prepayments	52
2.4.2	Mandatory Prepayments	53
2.4.3	Prepayments Made While an Event of Default Exhibits	54
2.4.4	Allocation of Prepayments	54

Section 2.5	Advances	55
2.5.1	Future Leasing Expense Advances	55
2.5.2	Future Cap-Ex Advances; CapEx Budget	57
2.5.3	No Obligation to do Work	59
2.5.4	Inspections	59
2.5.5	Additional Inspection Provisions	59
2.5.6	No Waiver	60
2.5.7	Additional Conditions to Advances	60
2.5.8	Forced Funding of Future Funding Amount	60
2.5.9	Cancellation of Advances	61
2.5.10	Spec Buildout Work	61
2.5.11	Make Ready Work	62
2.5.12	Future Advances Generally	63

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Section 2.6	Release of Property	63
2.6.1	Release on PAyment in Full	63

Section 2.7	Cash Management	64
2.7.1	Clearing Account	64
2.7.2	Cash Management Account	65
2.7.3	Reserved	68
2.7.4	Control of Accounts	68

Section 2.8	Interest Rate Cap Agreement	69
2.8.1	Interest Rate Cap Agreement	69
2.8.2	Pledge and Collateral Assignment	70
2.8.3	Covenants	70
2.8.4	Replacement Interest Rate Cap Agreement	71

Section 2.9	Extension Options	72
2.9.1	Extension Options	72
2.9.2	Extension Documentation	74

Section 2.10	Change in Law; Taxes	74
2.10.1	Increased Costs	74
2.10.2	Other Taxes	75

Section 2.11	Taxes	75

ARTICLE III	EXCULPATION	77

Section 3.1	Exculpation	77

ARTICLE IV	REPRESENTATIONS AND WARRANTIES	81

Section 4.1	Borrower Representations	81
4.1.1	Organization	81
4.1.2	Proceedings	81
4.1.3	No Conflicts	81
4.1.4	Litigation	82
4.1.5	Agreements	82
4.1.6	Title	82
4.1.7	Solvency	82
4.1.8	Full and Accurate Disclosure	83
4.1.9	No Plan Assets	83
4.1.10	Compliance	84
4.1.11	Financial Information	84
4.1.12	Condemnation	84
4.1.13	Federal Reserve Regulations	84
4.1.14	Utilities and Public Access	84
4.1.15	Not a Foreign Person	85
4.1.16	Separate Lots	85
4.1.17	Assessments	85

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4.1.18	Enforceability	85
4.1.19	No Prior Assignment	85
4.1.20	Insurance	85
4.1.21	Use of Property	85
4.1.22	Certificate of Occupancy; Licenses	86
4.1.23	Flood Zone	86
4.1.24	Physical Condition	86
4.1.25	Boundaries	86
4.1.26	Leases	86
4.1.27	Survey	87
4.1.28	Principal Place of Business; State of Organization	87
4.1.29	Filing and Recording Taxes	87
4.1.30	Special Purpose Entity/Separateness	87
4.1.31	Management Agreement; Leasing Agreement; Project Management Agreement	89
4.1.32	Illegal Activity	89
4.1.33	No Change in Facts or Circumstances; Disclosure	89
4.1.34	Investment Company Act	89
4.1.35	Embargoed Person	90
4.1.36	Cash Management Account	90
4.1.37	Filing of Returns; Payment of Taxes	91
4.1.38	Section 22 Affidavit	91
4.1.39	Reserved	91
4.1.40	Environmental Representations	91
4.1.41	Intentionally Omitted	92
4.1.42	Labor Matters	92

Section 4.2	Survival of Representations	92

ARTICLE V	BORROWER COVENANTS	92

Section 5.1	Affirmative Covenants	92
5.1.1	Existence; Compliance with Legal REquirements	92
5.1.2	Taxes and Other Charges	93
5.1.3	Litigation	94
5.1.4	Access to Property	94
5.1.5	Notice of Default	94
5.1.6	Cooperate in Legal Proceedings	94
5.1.7	Perform Loan Documents	94
5.1.8	Award and Insurance Benefits	94
5.1.9	Further Assurances	95
5.1.10	Mortgage Taxes	95
5.1.11	Financial Reporting	95
5.1.12	Business and Operations	100
5.1.13	Title to the Property	100

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5.1.14	Costs of Enforcement	100
5.1.15	Estoppel Statement	101
5.1.16	Reserved	101
5.1.17	Loan Proceeds	101
5.1.18	Performance by Borrower	101
5.1.19	Confirmation of Representations	101
5.1.20	No Joint Assessment	101
5.1.21	Leasing Matters	101
5.1.22	Alterations	103
5.1.23	Operation of Property	103
5.1.24	No Credits on Account of the Obligations	106
5.1.25	Personal Property	106
5.1.26	Appraisals	106
5.1.27	Financing Statements	106
5.1.28	Initially Omitted	106
5.1.29	ERISA	107
5.1.30	CapEx	107
5.1.31	Municipal Violations	108
5.1.32	Temporary Certificates of Occupancy	108
5.1.33	EDC Space	108

Section 5.2	Negative Covenants	108
5.2.1	Operation of Property	108
5.2.2	Liens	109
5.2.3	Dissolution	110
5.2.4	Change in Business	110
5.2.5	Debt Cancellation	110
5.2.6	Zoning	110
5.2.7	No Joint Assessment	110
5.2.8	Principal Place of Business and Organization	111
5.2.9	ERISA	111
5.2.10	Transfers	111
5.2.11	Reserved	115
5.2.12	Special Purpose Entity/Separateness	115
5.2.13	Embargoed Person; OFAC	115

Section 5.3	Reserved	116
Section 5.4	Environmental Covenants	116
Section 5.5	Labor Matters	117

ARTICLE VI	INSURANCE; CASUALTY; CONDEMNATION	118

Section 6.1	Insurance	118
6.1.2	Insurance Company	122

Section 6.2	Casualty	123

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SCHEDULES
SCHEDULE I        Rent Roll
SCHEDULE II    Form of Draw Request
SCHEDULE III    Borrower Organizational Chart
SCHEDULE IV    Deposit Amounts
SCHEDULE V    Federal Tax ID Numbers
SCHEDULE VI    Reserved
SCHEDULE VII    Minimum Leasing Guidelines
SCHEDULE VIII    Leasing Status Report Items
SCHEDULE IX    Form of U.S. Tax Compliance Certificate
SCHEDULE X    Reserved
SCHEDULE XI    Collective Bargaining Agreements
SCHEDULE XII    Section 22 Affidavit
SCHEDULE XIII    Form Date Down Endorsement
SCHEDULE XIV    Municipal Violations

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BUILDING LOAN AGREEMENT
This BUILDING LOAN AGREEMENT, dated as of March 6, 2017 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this “Agreement”), among 110 WILLIAM PROPERTY INVESTORS III, LLC, a Delaware limited liability company, having its principal place of business at 430 Park Avenue, 12th Floor, New York, NY 10022 (“Borrower”) and MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC, a New York limited liability company (“MSMCH”), having an office at 1585 Broadway, New York, New York 10036, as administrative agent (including any of its successors and assigns, “Agent”) for MORGAN STANLEY BANK, N.A., a national banking association having an office at 1585 Broadway, New York, New York 10036 (“MSBNA”), and the other Lenders party hereto (together with such other co-lenders as may exist from time to time, “Lender” or “Lenders”) .
W I T N E S S E T H:
WHEREAS, Borrower desires to obtain from Lender the Building Loan (as defined below) in order to finance certain Approved Capital Expenses (as defined below) and Approved Leasing Expenses (as defined below) at the Property (as defined below); and
WHEREAS, Lender is willing to make the Building Loan to Borrower, subject to and in accordance with the terms of this Agreement and the other Loan Documents (as hereinafter defined).
NOW THEREFORE, in consideration of the making of the Building Loan by Lender and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:
ARTICLE I

DEFINITIONS; PRINCIPLES OF CONSTRUCTION
Section 1.1    Definitions. For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:
“Acceptable Letter of Credit” shall mean an evergreen letter of credit drawable on sight, issued by a bank reasonably acceptable to Agent, and otherwise in form and substance reasonably acceptable to Agent.
“Acknowledgment” shall mean the Acknowledgment, dated on or about the date hereof made by the Counterparty, or as applicable, an Approved Counterparty.
“ACS Lease” shall mean those certain renewal terms pertaining to The City of New York Department of Citywide Administrative Services (ACS) and The City of New York Department of Citywide Administrative Services (DJJ) pursuant to that certain term sheet delivered by Borrower to Agent by email dated March 3, 2017.

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“Additional Insolvency Opinion” shall have the meaning set forth in Section 5.2.12(b) hereof.
“Administrative Fee” shall mean a fee in the sum of Twenty-Five Thousand and 00/100 Dollars ($25,000.00) per annum payable to Agent in accordance with Section 2.3.6.
“Advance” or “Advances” shall mean any disbursement of the proceeds of the Building Loan by Lender pursuant to the terms of this Agreement.
“Affiliate” shall mean, as to any Person, any other Person that, directly or indirectly, is in Control of, is Controlled by or is under common Control with such Person or is a director or officer of such Person or of an Affiliate of such Person.
“Affiliated Manager” shall mean any Manager in which Borrower or Guarantor has, directly or indirectly, any legal, beneficial or economic interest.
“Agent” shall have the meaning set forth in the introductory paragraph hereto, together with any of its permitted successors and assigns.
“Aggregate Debt” shall mean the sum of (a) the Debt and (b) the Debt (as such term is defined in the Senior Loan Agreement).
“Aggregate Debt Service” shall mean, for any period, the sum of (a) Debt Service for such period, plus (b) Senior Loan Debt Service for such period.
“Aggregate Outstanding Principal Balance” shall mean the sum of each of (a) the Outstanding Principal Balance and (b) the Senior Loan Outstanding Principal Balance.
“Agreement” shall have the meaning set forth in the introductory paragraph hereto.
“ALTA” shall mean American Land Title Association or any successor thereto.
“Annual Budget” shall mean the operating budget, including all planned Capital Expenditures, for the Property prepared by Borrower in accordance with Section 5.1.11(d) hereof for the applicable Fiscal Year or other period.
“Appraisal” shall mean an “as is” appraisal acceptable to Agent prepared in accordance with the requirements of FIRREA, prepared by an independent third-party appraiser selected by Agent holding an MAI designation, who is state licensed or state certified if required under the laws of the state where the Property is located, who meets the requirements of FIRREA.
“Approved Annual Budget” shall have the meaning set forth in Section 5.1.11(d) hereof.
“Approved Capital Expenses” shall mean expenses for effecting and completing the Cap‑Ex as set forth in a CapEx Budget that are Building Loan Costs. For the avoidance of doubt, in no event shall Make Ready Expenses or Spec Buildout Expenses be considered Approved Capital Expenses.

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“Approved Counterparty” shall mean a bank or other financial institution which has (a) (i) a long‑term unsecured debt rating of “A+” or higher by S&P, or (ii) both a short term credit rating from S&P of at least “A‑1” and a long term credit rating from S&P of at least “A”, and (b) a long‑term unsecured debt rating of not less than “A1” by Moody’s and (c) (if the bank is rated by Fitch) a long term unsecured debt rating of “A-“ by Fitch; provided however, that SMBC Capital Markets, Inc. (with an Acceptable SMBC Credit Support Party as its credit support party) will be an Approved Counterparty so long as the rating of its credit support party (provided such credit support party shall be an Acceptable SMBC Credit Support Party ) is not downgraded, withdrawn or qualified by S&P or Moody’s or Fitch from the long and short term ratings issued by such rating agencies below the lesser of the above rating (as applicable) or its ratings as of the date hereof. As used herein, an “Acceptable SMBC Credit Support Party” shall mean SMBC Derivative Products Limited or a replacement guarantor that meets the foregoing rating requirements and provides a guaranty on substantially the same form as the guaranty provided by SMBC Derivative Products Limited on the Closing Date, and provided any such credit support party guaranty guaranties all current and future obligations under the Interest Rate Cap Agreement or Replacement Interest Rate Cap Agreement, as applicable.
“Approved Leasing Expenses” shall mean actual out‑of‑pocket costs and expenses incurred by Borrower that are Building Loan Costs, in leasing space at the Property pursuant to Leases existing as of the date hereof (but only with respect to Approved Leasing Expenses to be paid from the Rollover Reserve Account) and Leases (including for avoidance of doubt amendments of leases) entered into in accordance with the Loan Documents after the date hereof, including brokerage commissions and tenant improvement costs and tenant improvement allowances (both hard and soft costs, including any fees payable to the Leasing Agent or Property Manager, for avoidance of doubt), which costs and expenses (a) are (i) with respect to Major Leases, specifically approved by Agent in connection with approving the applicable Lease, (ii) with respect to Leases that are not Major Leases, incurred in the ordinary course of business in compliance with the Minimum Leasing Guidelines and on market terms and conditions in connection with Leases which either do not require, or have received Agent’s approval under the Loan Documents, and with respect to which Agent shall have received a budget for such tenant improvement costs and a schedule of leasing commission payments payable in connection therewith (which leasing commission payments shall be deemed “Approved Leasing Expenses” for purposes of this Agreement so long as same are comparable to existing local market rates), or (iii) otherwise approved in writing by Agent (which approval shall not be unreasonably withheld, conditioned or delayed and shall be subject to the Deemed Consent Mechanics), and (b) are substantiated by executed Lease documents and brokerage agreements, as applicable (provided that notwithstanding the foregoing, Approved Leasing Expenses shall include Spec Buildout Expenses, to the extent permitted under Section 2.5.10 and Make Ready Expenses, to the extent permitted under Section 2.5.11).
“Approved Rating Agencies” shall mean each of S&P, Moody’s, Fitch, Kroll, DBRS, Morningstar and Realpoint or any other nationally recognized statistical rating agency which has been approved by Agent and designated by Agent to assign a rating to the Securities.
“Assignment and Acceptance” shall have the meaning set forth in Section 9.6 hereof.

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“Assignment of Leases” shall mean that certain first priority Assignment of Leases and Rents, dated as of the date hereof, from Borrower, as assignor, to Agent for the ratable benefit of Lender, as assignee, assigning to Agent for the ratable benefit of Lender all of Borrower’s interest in and to the Leases and Rents of the Property as security for the Building Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Assignment of Leasing Agreement” shall mean either (i) that certain Assignment of Leasing Agreement and Subordination of Leasing Commissions, dated as of the date hereof, among Agent for the ratable benefit of Lender, Borrower and Leasing Agent (Savanna), as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time or (ii) that certain Assignment of Leasing Agreement and Subordination of Leasing Commissions, dated as of the date hereof, among Agent for the ratable benefit of Lender, Borrower and Leasing Agent (Newmark), as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, as the context may require.
“Assignment of Management Agreement” shall mean that certain Assignment of Management Agreement and Subordination of Management Fees, dated as of the date hereof, among Agent for the ratable benefit of Lender, Borrower and Manager, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Assignment of Project Management Agreement” shall mean that certain Assignment of Project Management Agreement and Subordination of Project Management Fees, dated as of the date hereof, among Agent for the ratable benefit of Lender, Borrower and Project Manager (Savanna), as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Assignment of Rate Cap” shall mean that certain Assignment of Interest Rate Cap Agreement dated on or about the date hereof, between Agent for the ratable benefit of Lender and Borrower, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Assumed Note Rate” shall mean an interest rate equal to the sum of one percent (1%) plus the Interest Rate applicable to the preceding Interest Period.
“Award” shall mean any compensation paid by any Governmental Authority in connection with a Condemnation in respect of all or part of the Property.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Bankruptcy Action” shall mean with respect to any Person (a) such Person filing a voluntary petition under the Bankruptcy Code or any other federal or state bankruptcy or insolvency

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law; (b) the filing of an involuntary petition against such Person under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law, or soliciting or causing to be solicited petitioning creditors for any involuntary petition against such Person; (c) such Person filing an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law, or soliciting or causing to be solicited petitioning creditors for any involuntary petition from any Person; (d) such Person consenting to or acquiescing in or joining in an application for the appointment of a custodian, receiver, trustee, assignee, sequestrator (or similar official), liquidator, or examiner for such Person or any portion of the Property; (e) the filing of a petition against a Person seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the Bankruptcy Code or any other applicable law; (f) under the provisions of any other law for the relief or aid of debtors, an action taken by any court of competent jurisdiction that allows such court to assume custody or Control of a Person or of the whole or any substantial part of its property or assets or (g) such Person making an assignment for the benefit of creditors, or admitting, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due.
“Bankruptcy Code” shall mean Title 11 of the United States Code, 11 U.S.C. § 101, et seq., as the same may be amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, and any comparable foreign laws relating to bankruptcy, insolvency or creditors’ rights or any other federal or state bankruptcy or insolvency law.
“Basic Carrying Costs” shall mean, for any period, the sum of the following costs: (a) Taxes, (b) Other Charges and (c) Insurance Premiums.
“Borrower” shall have the meaning set forth in the introductory paragraph hereto, together with its successors and permitted assigns.
“Borrower Equity” shall mean any funds of the Borrower, including, without limitation, Excess Cash from the Property available to be distributed to Borrower and its constituent members pursuant to the terms of this Agreement and proceeds of Indebtedness permitted under the terms of this Agreement, but excluding (a) proceeds of the Loan and (b) Rents that are not distributable to Borrower or its constituent members.
“Borrower Party” shall mean Borrower, Mezzanine Borrower, Guarantor, any general partner or managing member of Borrower, Mezzanine Borrower or Guarantor, or any Affiliate in Control of, Controlled by, or under common Control with Borrower, Mezzanine Borrower or Guarantor.
“Breakage Costs” shall have the meaning set forth in Section 2.2.6 hereof.
“Broker” shall have the meaning set forth in Section 10.21 hereof.
“Building Loan” shall mean the loan made by Lender to Borrower pursuant to this Agreement in the principal amount of up to the Building Loan Amount.

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“Building Loan Amount” shall mean an amount equal to TWENTY-SEVEN MILLION THREE HUNDRED THIRTY-EIGHT THOUSAND FOUR HUNDRED NINETY-SIX AND NO/100 DOLLARS ($27,338,496.00).
“Building Loan Costs” shall mean all costs and expenses associated with the Approved Capital Expenses and Approved Leasing Expenses (including Hard Costs and Indirect Costs) which are Costs of the Improvement.
“Building Loan Mortgage” shall mean that certain Building Loan Mortgage, Assignment of Leases and Rents and Security Agreement dated the date hereof, executed and delivered by Borrower to Agent for the ratable benefit of Lender as security for the Building Loan and encumbering the Property, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Business Day” shall mean any day other than a Saturday, Sunday or any other day on which any of the following institutions is not open for business: (a) banks and savings and loan institutions in New York, New York, (b) the trustee under a Securitization (or, if no Securitization has occurred, Agent), (c) any Servicer, (d) the financial institution that maintains any collection account for or on behalf of any Servicer or any Reserve Funds, (e) the New York Stock Exchange or (f) the Federal Reserve Bank of New York.
“Cap‑Ex” shall mean the construction and completion of the projects set forth on a CapEx Budget.
“Cap-Ex Contract” shall have the meaning set forth in Section 5.1.30(a) hereof.
“CapEx Budget” shall have the meaning set forth in Section 2.5.2(a)(vii) hereof.
“Capital Expenditures” shall mean, for any period, the amount expended for items capitalized under GAAP (including expenditures for building improvements or major repairs, leasing commissions and tenant improvements), but excluding any Approved Capital Expenses.
“Cash Management Account” shall have the meaning set forth in Section 2.7.2(a) hereof.
“Cash Management Agreement” shall mean that certain Cash Management Agreement, dated as of the date hereof, by and among Borrower, Mezzanine Borrower, Manager, Deposit Bank, Mezzanine Agent and Agent, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Cash Trap Cure” shall mean the occurrence of any of the following with respect to the applicable Cash Trap Event: (a) in the case of a Cash Trap Event set forth in clause (a) of the definition of Cash Trap Event, Agent accepts, in its sole and absolute discretion, a cure of the Event of Default giving rise to such Cash Trap Event occurs and no other Event of Default has occurred which is continuing and no other Cash Trap Event has occurred and is continuing at the end of such period; (b) in the case of a Cash Trap Event set forth in clause (b) of the definition of Cash Trap Event, Agent receives notice from the applicable Mezzanine Agent that such Mezzanine Agent has

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accepted a cure of the Mezzanine Loan Event of Default giving rise to such Cash Trap Event and that no other Mezzanine Loan Event of Default has occurred which is continuing; and (c) in the case of a Cash Trap Event set forth in clause (c) of the definition of Cash Trap Event, if for two (2) consecutive calendar quarters since the calendar quarter in which the Cash Trap Period occurred (i) no Event of Default has occurred and is continuing at the end of such period, (ii) no other Cash Trap Event has occurred and is continuing at the end of such period, and (iii) the Debt Yield during each such two (2) calendar quarter period is equal to or greater than the then applicable Debt Yield Requirement (it being agreed that Borrower may, at its sole election satisfy all of the DY Cash Trap Cure Conditions at Borrower’s sole cost and expense to satisfy the applicable Debt Yield Requirement).
“Cash Trap Event” shall mean the occurrence of any of the following: (a) an Event of Default, (b) a Mezzanine Loan Event of Default or (c) if as of any calendar quarter, the Debt Yield is less than the then applicable Debt Yield Requirement.
“Cash Trap Period” shall be deemed to commence upon the occurrence of a Cash Trap Event and shall continue until all prior Cash Trap Events have been the subject of a Cash Trap Cure.
“Casualty” shall have the meaning set forth in Section 6.2 hereof.
“Casualty Consultant” shall have the meaning set forth in Section 6.4(b)(iii) hereof.
“Casualty Threshold” shall have the meaning set forth in Section 6.2 hereof.
“Central Bank Pledge” shall have the meaning set forth in Section 9.5 hereof.
“Certification of Documents” shall mean that certain Certification of Financial Statements, Operating Statement, and Standard Form Lease, dated as of the date hereof, made by Borrower for the benefit of Agent for the benefit of Lender.
“Change in Law” shall mean the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd‑Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Clearing Account” shall have the meaning set forth in Section 2.7.1(a) hereof.

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“Clearing Account Agreement” shall mean that certain Clearing Account Agreement, dated the date hereof among Borrower, Manager, Agent and the Clearing Bank, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, relating to funds deposited in the Clearing Account.
“Clearing Bank” shall mean Wells Fargo Bank, N.A, or any successor or permitted assigns thereof.
“Closing Certificate” shall mean that certain Omnibus Closing Certificate, dated as of the date hereof, made by Borrower and Guarantor(s) for the benefit of Agent for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Closing Date” shall mean the date of this Agreement.
“Code” shall mean the Internal Revenue Code of 1986, as amended.
“Co-Lender Agreement” shall mean that certain Agency and Co-Lender Agreement, dated as of the date hereof, between Agent and the Lenders, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Collateral” shall have the meaning set forth in the Building Loan Mortgage.
“Commence” shall mean the commencement of physical construction of all or any portion of either: (a) any project of Cap-Ex or (b) a particular project with respect to the Make Ready Work. The terms “Commenced” and “Commencement” shall have correlative meanings.
“Completion” shall mean the satisfaction by Borrower of each of the following conditions: (a) the performance and final completion of: (i) each project of Cap‑Ex that has actually Commenced (which shall include any Cap‑Ex that Commenced prior to the date hereof), and (ii) a particular project that constitutes Make Ready Work that has actually Commenced, each in a good and workmanlike manner, free and clear of defects, and free and clear of Liens or claims for liens for material supplied or labor or services performed in connection therewith (including the delivery of final Lien waivers from all contractors and mechanics’ men which have performed the Cap‑Ex and Make Ready Work) and in accordance with the applicable plans and specifications, the CapEx Budget with respect to the Cap‑Ex and the Make Ready Budget with respect to the Make Ready Work, and in compliance with all Legal Requirements (including landmarks and zoning laws and all applicable administrative ordinance and code requirements), and (b) Agent has received reasonably acceptable evidence that all (i) applicable Governmental Approvals relating to the Cap‑Ex project that has actually Commenced (which shall include Cap‑Ex that Commenced prior to the date hereof), and/or a particular project that constitutes Make Ready Work that has actually Commenced, (ii) all covenants and obligations of Borrower relating to such Cap‑Ex and/or Make Ready Work in all Leases then in effect have been satisfied in all material respects and (iii) if applicable, temporary or permanent certificates of occupancy for all or the applicable portion of the Improvements have been issued by all applicable Governmental Authorities as may be required under applicable Legal Requirements so that the Property can be so completed.

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“Condemnation” shall mean a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of the Property, or any interest therein or right accruing thereto, including any right of access thereto.
“Condemnation Proceeds” shall have the meaning set forth in Section 6.4(b) hereof.
“Control” shall mean, with respect to any Person, the possession, directly or indirectly, of (a) the power to direct or cause the direction of the management, policies or activities of such Person, whether through ownership of voting securities, by contract or otherwise (it being acknowledged that a Person shall not be deemed to Control another Person if they have certain customary “major decision” consent or approval rights over actions taken by such other Person) or (b) greater than forty-nine percent (49%) of the ownership interests of the applicable Person. “Controlled” and “Controlling” shall have correlative meanings.
“Corporate Loan” shall have the meaning set forth in Section 5.2.10(e) hereof.
“Costs of the Improvement” shall mean those items defined as an “improvement” and/or a “cost of improvement” under Section 2 of Article 1 of the Lien Law, as such term applies to the Approved Capital Expenses and Approved Leasing Expenses.
“Counterparty” shall mean, with respect to the Interest Rate Cap Agreement, the Approved Counterparty party thereto, and with respect to any Replacement Interest Rate Cap Agreement, any Approved Counterparty thereunder.
“Counterparty Opinion” shall have the meaning set forth in Section 2.8.3(f) hereof.
“Covered Rating Agency Information” shall have the meaning set forth in Section 10.13(d) hereof.
“DBRS” shall mean Dominion Bond Rating Service.
“Debt” shall mean the Outstanding Principal Balance together with all interest accrued and unpaid thereon and all other sums (including any Prepayment Premium and Breakage Costs) due to Lender in respect of the Loan under the Note, this Agreement, the Building Loan Mortgage or any other Loan Document.
“Debt Service” shall mean, with respect to any particular period of time, scheduled principal and interest payments due under this Agreement and the Note.
“Debt Service Coverage Ratio” shall mean the quotient obtained by dividing (i) Net Operating Income by (ii) the sum of (x) Aggregate Debt Service plus (y) Mezzanine Debt Service projected over the twelve (12) month period subsequent to the date of calculation (with LIBOR equaling the strike price required pursuant to Section 2.9.1(b)).
“Debt Yield” shall mean, as of the date of calculation, the percentage calculated by Borrower and approved by Agent equal to the quotient, stated as a percentage, obtained by dividing (a) the

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Net Operating Income as of such date by (b) sum of (i) the Aggregate Outstanding Principal Balance plus (ii) the Mezzanine Loan Outstanding Principal Balance on such date.
“Debt Yield Requirement” shall mean, (a) commencing on the Closing Date through the Stated Maturity Date, (i) provided no Material NYS Insurance Lease Event has occurred, there shall be no Debt Yield Requirement, or (ii) if a Material NYS Insurance Lease Event has occurred, 6.0%, (b) commencing on the first day immediately following the Stated Maturity Date through the First Extended Maturity Date, 6.50%, (c) commencing on the first day immediately following the First Extended Maturity Date through the Second Extended Maturity Date, 7.00%, or (d) commencing on the first day immediately following the Second Extended Maturity Date through the Third Extended Maturity Date, 7.75%.
“Deemed Consent Mechanics” shall mean, whenever Agent’s approval or consent is required pursuant to the provisions of a particular Section of this Agreement (which section expressly references that such approval or consent is subject to the Deemed Consent Mechanics), and so long as no Event of Default or Mezzanine Loan Event of Default has occurred which is then continuing, Agent’s consent shall be deemed given if:
(a)    the first correspondence from Borrower to Agent requesting such approval or consent is in an envelope marked “PRIORITY” and shall conspicuously state in 14 point or larger bold‑faced type, a legend at the top of the first page thereof stating that “FIRST NOTICE: THIS IS A REQUEST FOR CONSENT UNDER THE LOAN BY AGENT TO BORROWER. FAILURE TO RESPOND TO THIS REQUEST WITHIN TEN (10) BUSINESS DAYS MAY RESULT IN THE REQUEST BEING DEEMED GRANTED”, and is accompanied by the information and documents required under such Section, and any other information reasonably requested by Agent in writing prior to the expiration of such ten (10) Business Day period in order to adequately review the same has been delivered;
(b)    Agent has failed to so respond by the tenth (10th) Business Day, and Borrower sends to Agent a second notice requesting approval in an envelope marked “PRIORITY” and shall conspicuously state in 14 point or larger bold‑faced type, a legend at the top of the first page thereof stating that “SECOND AND FINAL NOTICE: THIS IS A REQUEST FOR CONSENT UNDER THE LOAN BY [AGENT] TO [BORROWER] TO. IF YOU FAIL TO PROVIDE A RESPONSE (E.G., APPROVAL, DENIAL OR REQUEST FOR CLARIFICATION OR MORE INFORMATION) TO THIS REQUEST FOR APPROVAL IN WRITING WITHIN FIVE (5) BUSINESS DAYS, YOUR APPROVAL SHALL BE DEEMED GIVEN”; and
(c)    Agent fails to provide a response (e.g., approval, denial or request for clarification or more information) to such second request for approval within such five (5) Business Day period.
“Default” shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default.
“Default Rate” shall mean a rate per annum equal to the lesser of (a) the Maximum Legal Rate and (b) five percent (5%) above the Interest Rate.

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“Deposit Bank” shall mean Wells Fargo Bank, N.A. or any successor Eligible Institution acting as the “Deposit Bank” under the Cash Management Agreement.
“Disclosure Document” shall mean a prospectus, prospectus supplement, private placement memorandum, offering memorandum, offering circular, term sheet, road show presentation materials or other offering documents or marketing materials, in each case in preliminary or final form, used to offer Securities in connection with a Securitization.
“Disregarded Entity” shall mean an entity disregarded from its owner for federal income tax purposes under United States Treasury regulations Section 301.7701-3.
“Dollars” and the sign “$” shall mean lawful money of the United States of America.
“DY Cash Trap Cure Conditions” shall mean (a) (i) Borrower has delivered to Agent an Acceptable Letter of Credit, along with such other documents and instruments reasonably acceptable to Agent to grant Agent for the ratable benefit of Lender a first priority security interest in such letter of credit to secure Borrower’s obligations to repay the Debt to Lender hereunder, (ii) Senior Mezzanine Borrower has delivered to Senior Mezzanine Agent an “Acceptable Letter of Credit” (as such term is defined in the Senior Mezzanine Loan Agreement), along with such other documents and instruments reasonably acceptable to Senior Mezzanine Agent to grant Senior Mezzanine Agent for the ratable benefit of Senior Mezzanine Lender a first priority security interest in such letter of credit to secure Senior Mezzanine Borrower’s obligations to repay the “Debt” (as such term is defined in the Senior Mezzanine Loan Agreement) to Senior Mezzanine Lender under the Senior Mezzanine Loan Agreement, and (iii) Junior Mezzanine Borrower has delivered to Junior Mezzanine Agent an “Acceptable Letter of Credit” (as such term is defined in the Junior Mezzanine Loan Agreement), along with such other documents and instruments reasonably acceptable to Junior Mezzanine Agent to grant Junior Mezzanine Agent for the ratable benefit of Junior Mezzanine Lender a first priority security interest in such letter of credit to secure Junior Mezzanine Borrower’s obligations to repay the “Debt” (as such term is defined in the Junior Mezzanine Loan Agreement) to Junior Mezzanine Lender under the Junior Mezzanine Loan Agreement, each, on a pro rata basis, in the amount that, when applied to the Aggregate Outstanding Principal Balance and the Mezzanine Loan Outstanding Principal Balance (including the corresponding prepayment made to the Mezzanine Loan in satisfaction of the “DY Cash Trap Cure Conditions” thereunder), would be sufficient to satisfy the then applicable Debt Yield Requirement, and delivered together with the payment of Agent’s costs and expenses in connection therewith or (b) Borrower has made a partial prepayment of the Loan and each Mezzanine Borrower has made a partial prepayment of the applicable Mezzanine Loan on a pro rata basis in an amount that, when applied to the Aggregate Outstanding Principal Balance and the Mezzanine Loan Outstanding Principal Balance (including the corresponding prepayment made to the Mezzanine Loan in satisfaction of the “DY Cash Trap Cure Conditions” thereunder), would be sufficient to satisfy the then applicable Debt Yield Requirement, together with any applicable Prepayment Premium due and payable in connection with such prepayment and the payment of Agent’s, Senior Mezzanine Agent’s and Junior Mezzanine Agent’s reasonable out-of-pocket costs and expenses in connection therewith; provided that no other prepayment fee, premium or penalty shall be due and payable in connection therewith.

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“EDC Lease” shall mean those certain renewal terms pertaining to the EDC pursuant to that certain term sheet delivered by Borrower to Agent by email dated March 3, 2017.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Account” shall mean a separate and identifiable account from all other funds held by the holding institution that is either (a) an account or accounts maintained with a federal or state‑chartered depository institution or trust company which complies with the definition of “Eligible Institution” or (b) a segregated trust account or accounts maintained with a federal- or state‑chartered depository institution or trust company acting in its fiduciary capacity that has a Moody’s rating of at least “Baa3” and which, in the case of a state‑chartered depository institution or trust company, is subject to regulations substantially similar to 12 C.F.R. § 9.10(b), having in either case a combined capital and surplus of at least Fifty Million and No/100 Dollars ($50,000,000.00) and subject to supervision or examination by federal and state authority, as applicable. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.
“Eligible Institution” shall mean a depository institution or trust company insured by the Federal Deposit Insurance Corporation, the short‑term unsecured debt obligations or commercial paper of which are rated at least “A‑1+” by S&P and “P‑1” by Moody’s, in the case of accounts in which funds are held for thirty (30) days or less (or, in the case of accounts in which funds are held for more than thirty (30) days, the long‑term unsecured debt obligations of which are rated at least “A+” by S&P and “Aa1” by Moody’s.
“Embargoed Person” shall mean any person, entity or government subject to trade restrictions under U.S. law, including, but not limited to, The USA Patriot Act (including the anti‑terrorism provisions thereof), the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701, et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder including those related to Specially Designated Nationals and Specially Designated Global Terrorists, with the result that the investment in Borrower, Mezzanine Borrower, Principal or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan made by Lender is in violation of law.

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“Environmental Indemnity” shall mean that certain Environmental Indemnity Agreement, dated as of the date hereof, executed by Borrower and Guarantor in connection with the Loan for the benefit of Agent for the ratable benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Environmental Reports” shall have the meaning set forth in Section 4.1.39 hereof.
“Environmental Statutes” shall mean any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, relating to protection of human health or the environment, relating to Hazardous Substances, and/or relating to liability for or costs of other actual or threatened danger to human health or the environment. The term “Environmental Statutes” includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right‑to‑Know Act; the Hazardous Substances Transportation Act; the Resource Conservation and Recovery Act (including but not limited to Subtitle I relating to underground storage tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; and the Rivers and Harbors Appropriation Act. The term “Environmental Statutes” also includes, but is not limited to, any present and future federal, state and local laws, statutes, ordinances, rules, regulations, permits or authorizations and the like, as well as common law, that (a) condition transfer of property upon a negative declaration or other approval of a Governmental Authority of the environmental condition of the Property or any portion thereof; (b) require notification or disclosure of releases of Hazardous Substances or other environmental condition of a property to any Governmental Authority or other Person, whether or not in connection with any transfer of title to or interest in such property; (c) impose conditions or requirements in connection with permits or other authorization for lawful activity, in each case to the extent relating to Hazardous Substances; (d) relate to nuisance, trespass or other causes of action related to the Property or any portion thereof, in each case to the extent relating to Hazardous Substances; or (e) relate to wrongful death, personal injury, or property or other damage in connection with any physical condition or use of the Property or any portion thereof, in each case to the extent relating to Hazardous Substances.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.
“ERISA Affiliate” shall mean each person (as defined in Section 3(9) of ERISA) that together with Borrower, Mezzanine Borrower or Guarantor would be deemed to be a “single employer” within the meaning of Section 414(b), (c), (m), (n) or (o) of the Code.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Event of Default” shall have the meaning set forth in Section 8.1(a) hereof.

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“Excess Cash” shall have the meaning set forth in Section 2.7.2(b)(ix) hereof.
“Excess Cash Reserve Account” shall have the meaning set forth in Section 7.7 hereof.
“Excess Cash Reserve Funds” shall have the meaning set forth in Section 7.7 hereof.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as the same may be amended, modified or replaced, from time to time.
“Exchange Act Filing” shall have the meaning set forth in Section 5.1.11(e) hereof.
“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such Taxes (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Foreign Lender or foreign participant, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Foreign Lender with respect to an applicable interest in the Building Loan pursuant to a law in effect on the date on which (i) such Foreign Lender acquires such interest in the Building Loan or (ii) such Foreign Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.11, amounts with respect to such Taxes were payable either to such Foreign Lender’s assignor immediately before such Foreign Lender became a party hereto or to such Foreign Lender immediately before it changed its lending office, (c) Taxes attributable to the Lender’s failure to comply with Section 2.11(e) and (d) any U.S. federal withholding Taxes imposed under FATCA.
“Extension Fee” shall mean a non‑refundable fee equal to (a) with respect to the First Extension Option, zero (0), (b) with respect to the Second Extension Option, one‑eighth of one percent (0.125%) of then Outstanding Principal Balance of the Building Loan and (c) with respect to the Third Extension Option, one‑quarter of one percent (0.25%) of then Outstanding Principal Balance of the Building Loan.
“Extension Option” shall mean the First Extension Option, the Second Extension Option or the Third Extension Option, as applicable.
“Extension Notice” shall mean the First Extension Notice, the Second Extension Notice or the Third Extension Notice, as applicable.
“Extraordinary Expense” shall have the meaning set forth in Section 5.1.11(e) hereof.
“FATCA” shall mean Sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to company with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant Section 1471(b)(1) of the Code.

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“Fee Letter” shall mean that certain fee letter agreement between Borrower, Agent and Lender dated as of the Closing Date.
“First Extended Maturity Date” shall have the meaning set forth in Section 2.9.1 hereof.
“First Extension Notice” shall have the meaning set forth in Section 2.9.1 hereof.
“First Extension Option” shall have the meaning set forth in Section 2.9.1 hereof.
“First Extension Term” shall have the meaning set forth in Section 2.9.1 hereof.
“First Payment Date” shall have the meaning set forth in Section 2.3.2 hereof.
“Fiscal Year” shall mean each twelve (12) month period commencing on January 1 and ending on December 31 during each year of the term of the Loan.
“Fitch” shall mean Fitch, Inc.
“Forced Funding Date” shall have the meaning set forth in Section 2.5.8 hereof.
“Foreign Lender” shall mean a Lender at any time that it is not a U.S. Person.
“Full Replacement Cost” shall have the meaning set forth in Section 6.1(a)(i) hereof.
“Future Cap‑Ex Advance” shall have the meaning set forth in Section 2.1.1 hereof.
“Future Cap‑Ex Advance Amount” shall have the meaning set forth in Section 2.1.1 hereof.
“Future Funding Amount” shall have the meaning set forth in Section 2.1.1 hereof.
“Future Leasing Expense Advance” shall have the meaning set forth in Section 2.1.1 hereof.
“Future Leasing Expense Advance Amount” shall have the meaning set forth in Section 2.1.1 hereof.
“GAAP” shall mean generally accepted accounting principles in the United States of America as of the date of the applicable financial report.
“Governmental Authority” shall mean any court, board, agency, commission, office or other authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city, foreign or otherwise) whether now or hereafter in existence.
“Gross Income from Operations” shall mean, as of any date of determination, the sum of all of the following, without duplication (1) regularly scheduled base Rents due and payable by Tenants under the Leases as of the date on which Gross Income from Operations is measured, annualized, and (2) all other Rent (i.e. other than base Rent) including pass‑throughs and

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reimbursements and any other recurring items of Rent, reasonably projected by Borrower (and reasonably approved by Agent) for the 12-month period following the date on which Gross Income from Operations is measured, but excluding in each case (a) Rents from Tenants that (i) are delinquent in the payment of base rent for sixty (60) days or more, (ii) have less than three (3) months (or, in the case of the Tenant under the EDC Lease, twelve (12) months) remaining on the term of the applicable Lease and have not renewed such Lease, (iii) with respect to Leases with a remaining option to renew, have less than four (4) months remaining on the term of such Lease and have not renewed such Lease pursuant to the terms of such Lease in accordance with such option and the notice period for such option has expired, (iv) have remaining free rent as of the date on which Gross Income from Operations is measured in excess of 1.2 months of free rent per Lease year, not to exceed twelve (12) months in total with respect to their Lease (unless such free rent has been reserved with Agent, in which case such amount shall be included in such calculation) or (v) are or whose Lease guarantors are the subject of, or otherwise subject to, a Bankruptcy Action and such Lease has not been assumed in connection with such Bankruptcy Action, (b) sales, use and occupancy or other taxes on receipts required to be accounted for by Borrower to any Governmental Authority, (c) refunds and uncollectible accounts, (d) proceeds from the sale of furniture, fixtures and equipment, (e) Insurance Proceeds and Condemnation Proceeds (other than business interruption or other loss of income insurance) payable following a Casualty or Condemnation of all or any portion of the Property, (f) any disbursements to Borrower from any of the Reserve Funds, (g) if a Material NYS Insurance Lease Event pursuant to clause (a) of the definition thereof has occurred, commencing on the date that is twelve (12) months prior to the date that the termination of such Lease is effective, all Rents or other income derived from the NYS Insurance Lease and (h) if a Material NYS Insurance Lease Event pursuant to clause (b) of the definition thereof has occurred, commencing immediately upon execution of the amendment, modification or partial termination of the NYS Insurance Lease, all Rents or other income derived from the portion of the premises that has been surrendered by the Insurance Superintendent. Notwithstanding the foregoing, to the extent a tenant is excluded from the calculation of Gross Income from Operations because of a reason listed in clauses (a)(i) through (v) and (h) above, if Borrower enters into a replacement Lease with another Tenant in compliance with the terms and provisions of Section 5.1.21, then such replacement Lease shall be included in the calculation of Gross Income from Operations.
“Guarantor” shall mean, individually and collectively and jointly and severally, Savanna Real Estate Fund III, L.P., a Delaware limited partnership and Savanna Real Estate (PIV) Fund III, L.P., a Delaware limited partnership.
“Guaranty” shall mean that certain Guaranty of Recourse Obligations, dated as of the date hereof, from Guarantor in favor of Agent for the ratable benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Hard Costs” shall mean those Building Loan Costs which are for labor, materials, tools, equipment and fixtures.
“Hazardous Substances” shall include, but are not limited to, (a) any and all substances (whether solid, liquid or gas) defined, listed, or otherwise classified as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, or words of similar

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meaning or regulatory effect under any present or future Environmental Statutes or that may have a negative impact on human health or the environment, including, but not limited to, petroleum and petroleum products, asbestos and asbestos‑containing materials, polychlorinated biphenyls, lead, radon, radioactive materials, flammables and explosives, but excluding substances of kinds and in amounts ordinarily and customarily used or stored in such properties similar to the Property for the purposes of cleaning or other maintenance or operations and otherwise in compliance in all material respects with all Environmental Statutes, and (b) mold, mycotoxins, microbial matter, and/or airborne pathogens (naturally occurring or otherwise) which pose a threat (imminent or otherwise) to human health or the environment or adversely affect the Property or any portion thereof.
“Improvements” shall have the meaning set forth in the granting clause(s) of the Building Loan Mortgage.
“Increased Costs” shall have the meaning set forth in Section 2.10.1 hereof.
“Indebtedness” shall mean for any Person, on a particular date, the sum (without duplication) at such date of (a) all indebtedness or liability of such Person (including, without limitation, amounts for borrowed money and indebtedness in the form of mezzanine debt and preferred equity); (b) obligations evidenced by bonds, debentures, notes, or other similar instruments; (c) obligations for the deferred purchase price of property or services (including trade obligations); (d) obligations under letters of credit; (e) obligations under acceptance facilities; (f) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds, to invest in any Person, or otherwise to assure a creditor against loss; (g) obligations secured by any Liens, whether or not the obligations have been assumed (other than Permitted Encumbrances) and (h) any property-assessed clean energy loans or similar indebtedness, including, without limitation, if such loans or indebtedness are made or otherwise provided by any Governmental Authority and/or secured or repaid (directly or indirectly) by any taxes or similar assessments (a “PACE Transaction”).
“Indemnified Liabilities” shall have the meaning set forth in Section 10.13(b) hereof.
“Indemnified Parties” shall mean Agent, Lender and any Affiliate or designee of Agent or Lender that has filed any registration statement relating to a Securitization or has acted as the sponsor or depositor in connection with a Securitization, any Affiliate of Agent or Lender that acts as an underwriter, placement agent or initial purchaser of Securities issued in a Securitization, any other co‑underwriters, co‑placement agents or co‑initial purchasers of Securities issued in a Securitization, and each of their respective officers, directors, partners, employees, representatives, agents and Affiliates and each Person who Controls any such Person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, any Person that is or will have been involved in the origination of the Loan, any Person that is or will have been involved in the administration or servicing of the Loan secured hereby, any Person in whose name the encumbrance created by the Building Loan Mortgage is or will have been recorded, any Person that may hold or acquire or will have held a full or partial interest in the Loan secured hereby (including, but not limited to, investors or prospective investors in the Securities, as well as custodians, trustees and other fiduciaries that hold or have held a full or partial interest in the Loan secured hereby for the

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benefit of third parties) as well as the respective directors, officers, shareholders, partners, employees, agents, servants, representatives, contractors, subcontractors, Affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including, but not limited to, any other Person that holds or acquires or will have held a participation or other full or partial interest in the Loan, whether during the term of the Loan or as a part of or following a foreclosure of the Loan and including, but not limited to any successors by merger, consolidation or acquisition of all or a substantial portion of Agent’s or Lender’s assets and business).
“Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Borrower or Guarantor under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Independent Director” shall mean an individual who has prior experience as an independent director, independent manager or independent member with at least three years of employment experience and who is provided by CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company, Lord Securities Corporation or, if none of those companies is then providing professional Independent Directors, another nationally‑recognized company reasonably approved by Agent, in each case that is not an Affiliate of Borrower and that provides professional Independent Directors and other corporate services in the ordinary course of its business, and which individual is duly appointed as an Independent Director and is not, and has never been, and will not while serving as Independent Director be, any of the following:
(a)    a member, partner, equityholder, manager, director, officer or employee of Borrower or any of its equityholders or Affiliates (other than as an Independent Director of Borrower or an Affiliate of Borrower that does not own a direct or indirect ownership interest in Borrower and that is required by a creditor to be a single purpose bankruptcy remote entity, provided that such Independent Director is employed by a company that routinely provides professional Independent Directors or managers in the ordinary course of its business);
(b)    a creditor, supplier or service provider (including provider of professional services) to Borrower or any of its equityholders or Affiliates (other than a nationally recognized company that routinely provides professional Independent Directors and other corporate services to Borrower or any of its Affiliates in the ordinary course of its business);
(c)    an immediate family member of any such member, partner, equityholder, manager, director, officer, employee, creditor, supplier or service provider; or
(d)    a Person that controls (whether directly, indirectly or otherwise) any of (a), (b) or (c) above.
A natural person who otherwise satisfies the foregoing definition and satisfies subparagraph (a) by reason of being the Independent Director of a “special purpose entity” affiliated with Borrower that does not own a direct or indirect ownership interest in Borrower shall be qualified to serve as an Independent Director of Borrower, provided that the fees that such individual earns from serving as an Independent Director of affiliates of Borrower in any given year constitute in the aggregate less than five percent (5%) of such individual’s annual income for that year. For purposes of this paragraph, a “special purpose entity” is an entity, whose organizational documents

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contain restrictions on its activities and impose requirements intended to preserve such entity’s separateness that are substantially similar to those contained in the definition of Special Purpose Entity of this Agreement.
“Indirect Costs” shall mean those Building Loan Costs which are not Hard Costs, including but not limited to, leasing commissions, architect’s, engineer’s, general contractor’s and Project Manager’s fees, interest on the Building Loan, recording taxes and title charges in respect of the Building Loan Mortgage, Taxes and Other Charges, Insurance Premiums and such other non‑construction costs as are part of the Cost of the Improvements.
“Initial Insurance Premiums Deposit” shall mean the amount set forth on Schedule IV.
“Initial Tax Deposit” shall mean the amount set forth on Schedule IV.
“Insolvency Opinion” shall mean that certain substantive non‑consolidation opinion letter, dated the date hereof, delivered to Agent in connection with the Loan.
“Insurance Premiums” shall have the meaning set forth in Section 6.1(b) hereof.
“Insurance Proceeds” shall have the meaning set forth in Section 6.4(b) hereof.
“Insurance Superintendent” means The Superintendent of Insurance of The State of New York, as Receiver, in its capacity as the tenant under the NYS Insurance Lease.
“Intercreditor Agreement” means any intercreditor agreement between Agent, on behalf of itself and Lender, as senior lender, Senior Mezzanine Agent, on behalf of itself and Senior Mezzanine Lender, and Junior Mezzanine Agent, on behalf of itself and Mezzanine Lender, as mezzanine lenders, and any other lenders that may from time to time become a party thereto.
“Interest Determination Date” shall mean, (a) with respect to the initial Interest Period, the date that is two (2) Business Days before the Closing Date and (b) with respect to any other Interest Period, the date that is two (2) Business Days prior to the seventh (7th) day of the calendar month in which such Interest Period commences. When used with respect to an Interest Determination Date, “Business Day” shall mean any day on which banks are open for dealing in foreign currency and exchange in London. The Interest Determination Date shall be subject to adjustment as described in Section 2.3.2 below.
“Interest Period” shall mean (a) initially, the period commencing on and including the Closing Date and ending on and including the sixth (6th) day of the calendar month in which the Closing Date occurs, and (b) thereafter, for any specified Payment Date including the Maturity Date, the period commencing on and including the seventh (7th) day of the calendar month prior to the calendar month in which such Payment Date occurs and ending on and including the sixth (6th) day of the calendar month in which such Payment Date occurs. The Interest Period shall be subject to adjustment as described in Section 2.3.2 below.

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“Interest Rate” shall mean, with respect to each Interest Period, an interest rate per annum at which the Outstanding Principal Balance bears interest from time to time in accordance with the provisions of Section 2.2 hereof.
“Interest Rate Cap Agreement” shall mean the Confirmation and Agreement (together with the confirmation and schedules relating thereto) that complies with all of the requirements of Section 2.8 hereof, dated on or about the date hereof, between the Counterparty and Borrower, obtained by Borrower and collaterally assigned to Agent for the ratable benefit of Lender pursuant to the Assignment of Rate Cap dated on or about the date hereof. After delivery of a Replacement Interest Rate Cap Agreement to Agent for the ratable benefit of Lender, the term “Interest Rate Cap Agreement” shall be deemed to mean such Replacement Interest Rate Cap Agreement.
“Investor” shall have the meaning set forth in Section 9.1(a) hereof.
“IRS” shall mean the United States Internal Revenue Service.
“Junior Mezzanine Agent” shall mean Morgan Stanley Mortgage Capital Holdings, a New York limited liability company, together with its successors and assigns.
“Junior Mezzanine Borrower” shall mean 110 William Junior Mezz III, LLC, a Delaware limited liability company.
“Junior Mezzanine Debt Service” shall mean “Debt Service” as defined in the Junior Mezzanine Loan Agreement.
“Junior Mezzanine Lender” shall mean Morgan Stanley Mortgage Capital Holdings, a New York limited liability company, together with its successors and assigns.
“Junior Mezzanine Loan” shall mean the mezzanine loan made on the Closing Date by Junior Mezzanine Lender to Junior Mezzanine Borrower in the aggregate principal amount set forth in the Junior Mezzanine Loan Note.
“Junior Mezzanine Loan Agreement” shall mean that certain Junior Mezzanine Loan Agreement dated as of the Closing Date among Junior Mezzanine Agent, Junior Mezzanine Lender and Junior Mezzanine Borrower, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Junior Mezzanine Loan Default” shall mean a “Default as defined in the Junior Mezzanine Loan Agreement.
“Junior Mezzanine Loan Documents” shall mean the “Loan Documents” as defined in the Junior Mezzanine Loan Agreement.
“Junior Mezzanine Loan Event of Default” shall mean an “Event of Default” as defined in the Junior Mezzanine Loan Agreement.

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“Junior Mezzanine Loan Liens” shall mean the Liens and secured interests created by, and/or in favor of the holder of, the Junior Mezzanine Loan Documents.
“Junior Mezzanine Loan Note” shall mean that certain Junior Mezzanine Promissory Note dated the Closing Date made by Junior Mezzanine Borrower to Junior Mezzanine Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Junior Mezzanine Loan Outstanding Principal Balance” shall mean the “Outstanding Principal Balance” as defined in the Junior Mezzanine Loan Agreement.
“Junior Mezzanine Principal” shall mean a “Principal” as defined in the Junior Mezzanine Loan Agreement.
“JV Entity” shall mean KBS SOR SREF III110 William, LLC.
“KBS JV Partner” shall mean KBS SOR 110 William JV, LLC.
“KBS Sponsor” shall mean KBS Strategic Opportunity REIT, Inc.
“Kroll” shall mean Kroll Bond Rating Agency, Inc.
“Lease” shall mean any lease, sublease or subsublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in the Property by or on behalf of Borrower, and (a) every modification, amendment or other agreement relating to such lease, sublease, subsublease, or other agreement entered into in connection with such lease, sublease, subsublease, or other agreement, and (b) every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.
“Leasing Agent” shall mean each or all of (as the context may require) (i) Leasing Agent (Savanna), (ii) Leasing Agent (Newmark) or (iii) a Qualified Leasing Agent that is leasing the Property in accordance with the terms and provisions of this Agreement pursuant to a Replacement Leasing Agreement.
“Leasing Agent (Newmark)” shall mean Newmark & Company Real Estate, Inc. d/b/a Newmark Grubb Knight Frank.
“Leasing Agent (Savanna)” shall mean Savanna Commercial Services LLC.
“Leasing Agreement” shall mean each or all of (as the context may require) (i) the Leasing Agreement (Newmark), (ii) the Leasing Agreement (Savanna) and (iii) any Replacement Leasing Agreement.
“Leasing Agreement (Newmark)” shall mean that certain Rental Agency Agreement dated December 11, 2014 between Borrower and Newmark & Company Real Estate, Inc. d/b/a Newmark Grubb Knight Frank.

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“Leasing Agreement (Savanna)” shall mean that certain Amended and Restated Rental Agency Agreement dated May 2, 2014 between Borrower and Savanna Commercial Services LLC..
“Legal Requirements” shall mean all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions, permits or requirements of Governmental Authorities applicable to Borrower or the Property (or any portion thereof or any part thereof), or the administration thereof, or the construction, use, alteration or operation of the Property, or any part thereof, whether now or hereafter enacted and in force, any Environmental Statutes, the Americans with Disabilities Act of 1990, as amended, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting Borrower, the Property or any part thereof, including, without limitation, any which may (a) require repairs, modifications or alterations in or to the Property or any part thereof, or (b) in any way limit the use and enjoyment thereof.
“Lender” shall have the meaning set forth in the introductory paragraph hereto, together with any of its permitted successors and assigns.
“Liabilities” shall have the meaning set forth in Section 9.2 hereof.
“LIBOR” shall mean, with respect to each Interest Period and each Interest Determination Date, the rate per annum (rounded upwards, if necessary, to the nearest 1/1,000 of 1%) calculated by Agent as set forth below:
(a)    The rate for deposits in U.S. Dollars for a one‑month period that appears on Reuters Screen LIBOR01 Page (or its equivalent) as of 11:00 a.m., London time, on such Interest Determination Date.
(b)    If such rate does not appear on Reuters Screen LIBOR01 Page (or its equivalent) as of 11:00 a.m., London time, on the applicable Interest Determination Date, Agent shall request the principal London office of any four major reference banks in the London interbank market selected by Agent to provide such reference bank’s offered quotation to prime banks in the London interbank market for deposits in U.S. Dollars for a one‑month period as of 11:00 a.m., London time, on such Interest Determination Date in a principal amount of not less than One Million and No/100 Dollars ($1,000,000.00) that is representative for a single transaction in the relevant market at the relevant time. If at least two such offered quotations are so provided, LIBOR shall be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, Agent shall request any three major banks in New York City selected by Agent to provide such bank’s rates for loans in U.S. Dollars to leading European banks for a one‑month period as of 11:00 a.m., New York City time, on such Interest Determination Date in a principal amount not less than One Million and No/100 Dollars ($1,000,000.00) that is representative for a single transaction in the relevant market at the relevant time. If at least two such rates are so provided, LIBOR shall be the arithmetic mean of such rates. If fewer than two rates are so provided, then LIBOR shall be the LIBOR rate used for the immediately preceding Interest Period and Interest Determination Date.
“LIBOR Floor” shall mean one-half of one percent (0.50%).

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“LIBOR Loan” shall mean the Building Loan at such time as interest thereon accrues at a rate of interest based upon LIBOR in accordance with the terms of this Agreement.
“LIBOR Rate” shall mean with respect to each Interest Period for which interest is calculated using the LIBOR Rate pursuant to Section 2.2 hereof, an interest rate per annum equal to the sum of (a) the quotient of (i) the greater of (A) LIBOR, determined as of the Interest Determination Date applicable to such Interest Period, and (B) the LIBOR Floor divided by (ii) a percentage equal to one hundred percent (100%) minus the Reserve Requirement applicable to the Interest Period, plus (b) the Spread.
“Licenses” shall have the meaning set forth in Section 4.1.22 hereof.
“Lien” shall mean any mortgage, deed of trust, deed to secure debt, indemnity deed of trust, lien (statutory or otherwise), pledge, hypothecation, easement, restrictive covenant, preference, assignment, security interest, PACE Transaction or any other encumbrance, charge or transfer of, or any portion thereof or any interest therein, or any direct or indirect interest in Borrower, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic’s, materialmen’s and other similar liens and encumbrances.
“Lien Law” shall mean the Lien Law of the State of New York.
“Loan” shall mean, collectively, the Senior Loan and the Building Loan.
“Loan Documents” shall mean, collectively, this Agreement, the Note, the Building Loan Mortgage, the Assignment of Leases, the Environmental Indemnity, the Assignment of Management Agreement, the Guaranty, the Clearing Account Agreement, the Cash Management Agreement, the Certification of Documents, the Closing Certificate, the Assignment of Rate Cap, the Fee Letter, each Assignment of Leasing Agreement, the Assignment of Project Management Agreement and all other documents now or hereafter executed and/or delivered with respect to the Loan.
“Loan to Value Ratio” shall mean, as of the date of its calculation, the ratio of (a) the sum of the Aggregate Outstanding Principal Balance and the Mezzanine Loan Outstanding Principal Balance as of the date of such calculation to (b) the fair market value of the Property, as determined by an Appraisal (if a Securitization has occurred, for purposes of any REMIC provision, counting only real property and excluding any personal property or going concern value).
“Losses” shall have the meaning set forth in Section 3.1(b) hereto.
“Major Lease” shall mean any Lease (and expansions, renewals or modifications of Leases, and any cancellation or termination of any such Leases) of all or any part of the Property and Improvements which: (i) demises any space at the Property, which, either individually, or when taken together with any other Lease with the same Tenant or its Affiliates, and assuming the exercise of all expansion rights and all preferential rights to lease additional space contained in such Lease, in excess of fifty thousand (50,000) rentable square feet, (ii) contains an option or other preferential right to purchase all or any portion of the Property (excluding from this clause (ii), for avoidance

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of doubt, any preferential right to lease additional space), (iii) is with an Affiliate of Borrower as Tenant, or (iv) is entered into during the continuance of an Event of Default.
“Make Ready Budget” shall have the meaning set forth in Section 2.5.11(b) hereof.
“Make Ready Expenses” shall mean actual out‑of‑pocket expenses incurred by Borrower that are Building Loan Costs in connection with any Make Ready Work performed in accordance with this Agreement; provided, that such expenses do not exceed the amounts set forth in the Make Ready Budget.
“Make Ready Plans” shall have the meaning set forth in Section 2.5.11(b) hereof.
“Make Ready Work” shall mean any work undertaken in connection with the buildout of any space located in the Property (that is not subject to a Lease) in accordance with the applicable Make Ready Plans and Make Ready Budget.
“Management Agreement” shall mean that certain Property Management Agreement entered into by and between Borrower and Manager, dated as of August 3, 2016, or, if the context requires, a Replacement Management Agreement.
“Manager” shall mean Transwestern Commercial Services New York, L.L.C. d/b/a Transwestern, or, if the context requires, a Qualified Manager that is managing the Property in accordance with the terms and provisions of this Agreement pursuant to a Replacement Management Agreement.
“Material Action” shall mean, with respect to Borrower, to consolidate or merge Borrower with or into any Person, or sell all or substantially all of the assets of Borrower (unless such sale results in the repayment, in full, of the Loan), or to institute a Bankruptcy Action or take action in furtherance of any such action, or, to the fullest extent permitted by law, to dissolve or liquidate Borrower.
“Material Adverse Change” shall mean the business, operations, prospects, property, assets, liabilities or financial condition of any applicable Person and each of their subsidiaries, taken as a whole, or in the ability of any such Person to perform its obligations under the Loan Documents has changed in a manner which could impair in any material respect the value of Agent’s and Lender’s security for the Loan or prevent timely repayment of the Loan or otherwise prevent the applicable Person from timely performing any of its material obligations under the Loan Documents, as the case may be, as determined by Agent in its reasonable discretion.
“Material Agreements” shall mean each contract and agreement relating to the ownership, management, development, use, operation, leasing, maintenance, repair or improvement of the Property or any portion thereof, other than the Management Agreement, each Leasing Agreement, the Project Management Agreement, the Leases, the TI Contracts and the Cap-Ex Contracts as to which either (a) there is an obligation of Borrower to pay more than One Million and No/100 Dollars ($1,000,000.00) in the aggregate, or (ii) (A) the term thereof extends beyond one year and (B) there is an obligation of Borrower to pay more than Two Hundred Fifty Thousand and No/100 Dollars

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in the aggregate; in each case, unless cancelable on thirty (30) days or less notice without requiring the payment of termination fees or payments of any kind.
“Material NYS Insurance Lease Event” shall mean the occurrence of one or both of the following: (a) Insurance Superintendent exercises its option, pursuant to Section 2.5 of the NYS Insurance Lease, to terminate the NYS Insurance Lease effective on or about the eighth anniversary of the NYS Insurance Lease commencement date unless the Insurance Superintendent later rescinds such termination in a manner reasonably acceptable to Agent or (b) at any time Borrower enters into any amendment, modification or partial termination (or any similar agreement) in connection with which the Insurance Superintendent surrenders a portion of the NYS Insurance Leased Space.
“Maturity Date” shall mean the Stated Maturity Date, provided that (a) if Borrower timely and properly exercises the First Extension Option pursuant to Section 2.9, the Maturity Date shall be the First Extended Maturity Date, (b) if Borrower timely and properly exercises the Second Extension Option pursuant to Section 2.9, the Maturity Date shall be the Second Extended Maturity Date, and (c) if Borrower timely and properly exercises the Third Extension Option pursuant to Section 2.9, the Maturity Date shall be the Third Extended Maturity Date, in any case, or such earlier date on which the final payment of principal of the Note becomes due and payable as herein or therein provided, whether at such stated maturity date, by declaration of acceleration, or otherwise.
“Maximum Legal Rate” shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Building Loan.
“Maximum Make Ready Additional Advance Amount” shall have the meaning set forth in Section 2.5.11(a) hereof.
“Maximum Spec Buildout Additional Advance Amount” shall have the meaning set forth in Section 2.5.10(a) hereof.
“Mezzanine Agent” shall mean, collectively, Senior Mezzanine Agent and Junior Mezzanine Agent.
“Mezzanine Borrower” shall mean, collectively, Senior Mezzanine Borrower and Junior Mezzanine Borrower.
“Mezzanine Debt Service” shall mean, collectively, Senior Mezzanine Debt Service and Junior Mezzanine Debt Service.
“Mezzanine Lender” shall mean, collectively, Senior Mezzanine Lender and Junior Mezzanine Lender.
“Mezzanine Loan” shall mean, collectively, the Senior Mezzanine Loan and the Junior Mezzanine Loan.

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“Mezzanine Loan Agreement” shall mean, collectively, the Senior Mezzanine Loan Agreement and the Junior Mezzanine Loan Agreement.
“Mezzanine Loan Default” shall mean a Senior Mezzanine Loan Default or a Junior Mezzanine Loan Default, as the case may be.
“Mezzanine Loan Documents” shall mean, collectively, the Senior Mezzanine Loan Documents and the Junior Mezzanine Loan Documents.
“Mezzanine Loan Event of Default” shall mean a Senior Mezzanine Loan Default or a Junior Mezzanine Loan Default, as the case may be.
“Mezzanine Loan Liens” shall mean, collectively, the Senior Mezzanine Loan Liens and the Junior Mezzanine Loan Lien.
“Mezzanine Loan Note” shall mean, collectively, the Senior Mezzanine Loan Note and the Junior Mezzanine Loan Note.
“Mezzanine Loan Outstanding Principal Balance” shall mean, collectively, the Senior Mezzanine Loan Outstanding Principal Balance and the Junior Mezzanine Loan Outstanding Principal Balance.
“Mezzanine Principal” shall mean a Senior Mezzanine Principal or a Junior Mezzanine Principal, as the case may be.
“Minimum Leasing Guidelines” shall mean the Minimum Leasing Guidelines set forth on Schedule VII attached hereto.
“Mold” shall mean fungi that reproduce through the release of spores or the splitting of cells or other means, including, but not limited to, mold, mildew, fungi, fungal spores, fragments and metabolites such as mycotoxins and microbial organic compounds.
“Monthly Debt Service Payment Amount” shall have the meaning set forth in Section 2.3.2 hereof.
“Moody’s” shall mean Moody’s Investors Service, Inc.
“Morningstar” shall mean Morningstar Credit Ratings, LLC.
“Mortgage Loan Advance Percentage” shall mean 77.446165%.
“MSBNA” shall have the meaning set forth in the introductory paragraph hereto, together with its successors and permitted assigns.
“MSMCH” shall have the meaning set forth in the introductory paragraph hereto, together with its successors and permitted assigns.

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“Multiemployer Plan” shall mean a multiemployer plan, as defined in Section 4001(a)(3) of ERISA to which Borrower, Mezzanine Borrower, Guarantor or any ERISA Affiliate of any of them is making or accruing an obligation to make contributions or has within any of the preceding five plan years made or accrued an obligation to make contributions.
“Net Operating Income” shall mean, as of any date of determination, the amount calculated by Agent by subtracting (a) Operating Expenses as of such date from (b) the Gross Income from Operations as of such date.
“Net Proceeds” shall have the meaning set forth in Section 6.4(b) hereof.
“Net Proceeds Account” shall have the meaning set forth in Section 6.4(b)(ii) hereof.
“Net Proceeds Deficiency” shall have the meaning set forth in Section 6.4(b)(vi) hereof.
“Note” shall mean, collectively, that certain (a) Building Loan Promissory Note A-1 of even date herewith in the principal amount of up to $5,883,333.00, made by Borrower in favor of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, (b) Building Loan Promissory Note A-2 of even date herewith in the principal amount of up to $5,883,333.00, made by Borrower in favor of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, (c) Building Loan Promissory Note A-3 of even date herewith in the principal amount of up to $5,883,333.00, made by Borrower in favor of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, (d) Building Loan Promissory Note A-4 of even date herewith in the principal amount of up to $2,941,667.00, made by Borrower in favor of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, (e) Building Loan Promissory Note A-5 of even date herewith in the principal amount of up to $2,941,667.00, made by Borrower in favor of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, and (f) Building Loan Promissory Note A-6 of even date herewith in the principal amount of up to $3,805,163.00, made by Borrower in favor of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“NY Liquidation Bureau Lease” shall mean those certain renewal terms pertaining to the Superintendent of Financial Services of the State of New York d/b/a New York Liquidation Bureau pursuant to that certain term sheet delivered by Borrower to Agent by email dated March 3, 2017.
“NYS Insurance Lease” shall mean that certain Agreement of Lease, dated as of March 31, 2010, entered into between Borrower, as landlord, and Insurance Superintendent, as tenant, for the NYS Insurance Leased Space.
“NYS Insurance Lease Reserved Amount” shall mean an amount equal to the aggregate unpaid amount actually required to be paid for Approved Leasing Costs pursuant to any replacement lease for that portion of the NYS Insurance Leased Space that has been terminated or surrendered in connection with a Material NYS Insurance Lease Event but in no event less than $85.00 per

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square foot of the NYS Insurance Leased Space that has been terminated or surrendered in connection with a Material NYS Insurance Lease Event.
“NYS Insurance Leased Space” shall mean that portion of the Property leased by Insurance Superintendent pursuant to the NYS Insurance Lease as of the date hereof.
“Obligations” shall mean, collectively, Borrower’s obligations for the payment of the Aggregate Debt and the performance of the Other Obligations.
“OFAC” shall mean the Office of Foreign Asset Control of the Department of the Treasury of the United States of America.
“Officer’s Certificate” shall mean a certificate delivered to Agent by Borrower which is signed by Christopher Schlank, Nicholas Bienstock or Andrew Fichte, each an authorized officer or signatory of (a) Borrower or the general partner or managing member of Borrower or (b) Manager, in each case, provided Borrower agrees in writing that such certificate shall be deemed to be signed by, and bind, Borrower. Any change to Borrower’s organizational documents to remove Christopher Schlank, Nicholas Bienstock or Andrew Fichte as authorized signatories and have the Officer’s Certificate signed by another authorized signatory shall be subject to the consent of Agent, which consent shall not be unreasonably withheld, conditioned or delayed, except for changes resulting from permitted transfers pursuant to Section 5.2.10(e)(v) or (iv) below.
“Operating Expenses” shall mean, for the twelve (12) month period ending with the most recent calendar month reporting, the total of all expenditures, computed in accordance with GAAP, of whatever kind relating to the operation, maintenance and management of the Property, which expenditures are incurred on a regular monthly or other periodic basis, including without limitation, utilities, ordinary repairs and maintenance, insurance, license fees, Taxes, Other Charges, management fees, payroll and related taxes, computer processing charges, operational equipment or other lease payments as approved by Agent, and other similar costs. Notwithstanding anything to the contrary in the foregoing, Operating Expenses shall (a) not include depreciation, amortization and other non‑cash items, debt service, Capital Expenditures, Approved Capital Expenses, any contributions to any of the Reserve Funds, income taxes or other taxes in the nature of income taxes on sales, or use taxes required to be paid to any Governmental Authority, equity distributions, and other extraordinary and non‑recurring items, and legal or other professional services fees and expenses unrelated to the operation of the Property, (b) be increased to reflect known increases in Property Taxes and Insurance Premiums that are anticipated, in Agent’s reasonable determination, to occur within the succeeding twelve (12) month period, and (c) include the greater of (i) the actual fees paid to the Manager pursuant to the Management Agreement for such period of determination or (ii) 0.9% of gross income from the Property.
“Other Charges” shall mean all ground rents, maintenance charges, impositions other than Taxes and any other regular, recurring charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Property or any portion thereof, now or hereafter levied or assessed or imposed against the Property or any part thereof.

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“Other Connection Taxes” shall mean with respect to any Lender, Taxes imposed as a result of a present or former connection between such Lender and the jurisdiction imposing such Tax (other than connections arising from such Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Entities” shall have the meaning set forth in Section 10.29.
“Other Obligations” shall mean (a) the performance of all obligations of Borrower contained herein; (b) the performance of each obligation of Borrower contained in any other Loan Document; (c) the payment of all out-of-pocket costs, expenses, legal fees and liabilities incurred by Agent or Lender in connection with the enforcement of any of Agent’s or Lender’s rights or remedies under the Loan Documents, or any other instrument, agreement or document which evidences or secures any other Obligations or collateral therefor, whether now in effect or hereafter executed; and (d) the payment, performance, discharge and satisfaction of all other liabilities and obligations of Borrower to Agent and Lender, whether now existing or hereafter arising, direct or indirect, absolute or contingent, and including, without limitation, each liability and obligation of Borrower under any one or more of the Loan Documents and any amendment, extension, modification, replacement or recasting of any one or more of the instruments, agreements and documents referred to herein or therein or executed in connection with the transactions contemplated hereby or thereby.
“Other Taxes” shall have the meaning set forth in Section 2.10.2 hereof.
“Outstanding Principal Balance” shall mean, as of any date, the outstanding principal balance of the Building Loan.
“PACE Transaction” shall have the meaning ascribed to such term in the definition of “Indebtedness”.
“Participant Register” shall have the meaning set forth in Section 9.1(c) hereof.
“Payment Date” shall mean, commencing with the First Payment Date, the seventh (7th) day of each calendar month during the term of the Loan until and including the Maturity Date or, for purposes of making payments hereunder, but not for purposes of calculating Interest Periods, if such day is not a Business Day, the immediately preceding Business Day. The Payment Date shall be subject to adjustment as described in Section 2.3.2 below.
“Pension Plan” shall mean any “pension plan” (as defined in Section 3(2) of ERISA), other than a Multiemployer Plan, subject to Title IV of ERISA and/or Section 412 of the Code to which Borrower, Mezzanine Borrower, Guarantor or any ERISA Affiliate of any of them is making or accruing an obligation to make contributions or has within any of the preceding five plan years made or accrued an obligation to make contributions or otherwise has any liability with respect thereto.

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“Permitted Encumbrances” shall mean, collectively (a) the Liens and security interests created by the Loan Documents, the Senior Loan Documents and the Mezzanine Loan Documents, (b) all Liens, encumbrances and other matters disclosed in “Schedule B‑I” of the Title Insurance Policy (or which have been omitted from the Title Insurance Policy based on the Title Company’s underwriting), (c) the Liens, if any, for Taxes imposed by any Governmental Authority which are not yet delinquent or which are being contested in accordance with the terms of this Agreement and the other Loan Documents (but excluding any Liens securing any PACE Transaction or similar indebtedness with respect to Borrower and/or the Property, including, without limitation, if such loans or indebtedness made or otherwise provided by any Governmental Authority and/or secured or repaid (directly or indirectly) by any taxes or similar assessments), (d) such other title and survey exceptions as Agent has approved or may approve in writing in Agent’s sole discretion, (e) the rights of Tenants under Leases, (f) trade and operational debt and equipment leases incurred and entered into in accordance with this Agreement and (g) any workers’, mechanics’ or other similar Liens on the Property provided that any such Lien is being contested in accordance with the terms of this Agreement and the other Loan Documents, solely to the extent that the items set forth in clauses (c), (f) and (g) of this definition, do not, in the aggregate, materially adversely affect the value or use of the Property or any portion thereof or Borrower’s ability to repay the Loan.
“Permitted Investments” shall mean any one or more of the following obligations or securities acquired at a purchase price of not greater than par, including those issued by the Servicer or the trustee under any Securitization, if any has occurred, or any of their respective Affiliates, payable on demand or having a maturity date not later than the Business Day immediately prior to the first Payment Date following the date of acquiring such investment and meeting one of the appropriate standards set forth below:
(a)    obligations of, or obligations directly and unconditionally guaranteed as to principal and interest by, the U.S. government or any agency or instrumentality thereof, when such obligations are backed by the full faith and credit of the United States of America and have maturities not in excess of one year;
(b)    federal funds, unsecured certificates of deposit, time deposits, banker’s acceptances, and repurchase agreements having maturities of not more than 90 days of any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia, the short‑term debt obligations of which are rated (i) “A‑1+” (or the equivalent) by S&P and, if it has a term in excess of three months, the long‑term debt obligations of which are rated “AAA” (or the equivalent) by S&P, and that (1) is at least “adequately capitalized” (as defined in the regulations of its primary federal banking regulator) and (2) has Tier 1 capital (as defined in such regulations) of not less than One Billion and No/100 Dollars ($1,000,000,000.00), (ii) in one of the following Moody’s rating categories: (1) for maturities less than one month, a long‑term rating of “A2” or a short‑term rating of “P‑1”, (2) for maturities between one and three months, a long‑term rating of “A1” and a short‑term rating of “P‑1”, (3) for maturities between three months to six months, a long‑term rating of “Aa3” and a short‑term rating of “P‑1” and (4) for maturities over six months, a long‑term rating of “Aaa” and a short‑term rating of “P‑1”, or such other ratings as confirmed by Agent in its sole discretion (and in a Rating Agency Confirmation if a Securitization has occurred);

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(c)    deposits that are fully insured by the Federal Deposit Insurance Corporation;
(d)    commercial paper rated (i) “A–1+” (or the equivalent) by S&P and having a maturity of not more than 90 days and (ii) in one of the following Moody’s rating categories: (1) for maturities less than one month, a long‑term rating of “A2” or a short‑term rating of “P‑1”, (2) for maturities between one and three months, a long‑term rating of “A1” and a short‑term rating of “P‑1”, (3) for maturities between three months to six months, a long‑term rating of “Aa3” and a short‑term rating of “P‑1” and (4) for maturities over six months, a long‑term rating of “Aaa” and a short‑term rating of “P‑1”;
(e)    any money market funds that (i) has substantially all of its assets invested continuously in the types of investments referred to in subparagraph (a) above, (ii) has net assets of not less than Five Billion and No/100 Dollars ($5,000,000,000.00), and (iii) has the highest rating obtainable from S&P and Moody’s; and
(f)    such other investments as to which each Approved Rating Agency shall have delivered a Rating Agency Confirmation (if a Securitization has occurred) and to which Agent shall have approved in its sole discretion.
Notwithstanding the foregoing, “Permitted Investments” (i) shall exclude any security with the S&P’s “r” symbol (or any other Approved Rating Agency’s corresponding symbol) attached to the rating (indicating high volatility or dramatic fluctuations in their expected returns because of market risk), as well as any mortgage‑backed securities and any security of the type commonly known as “strips”; (ii) shall be limited to those instruments that have a predetermined fixed dollar of principal due at maturity that cannot vary or change; (iii) shall only include instruments that qualify as “cash flow investments” (within the meaning of Section 860G(a)(6) of the Code); and (iv) shall exclude any investment where the right to receive principal and interest derived from the underlying investment provides a yield to maturity in excess of one hundred and twenty percent (120%) of the yield to maturity at par of such underlying investment. Interest may either be fixed or variable, and any variable interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index. No investment shall be made which requires a payment above par for an obligation if the obligation may be prepaid at the option of the issuer thereof prior to its maturity. All investments shall mature or be redeemable upon the option of the holder thereof on or prior to the earlier of (x) three months from the date of their purchase and (y) the Business Day preceding the day before the date such amounts are required to be applied hereunder.
“Permitted Transfer” shall mean any transfer expressly permitted pursuant to Section 5.2.10(d).
“Person” shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any Governmental Authority, and any fiduciary acting in such capacity on behalf of any of the foregoing.
“Personal Property” shall have the meaning set forth in the granting clause(s) of the Building Loan Mortgage.

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“Pfandbrief Pledge” shall have the meaning set forth in Section 9.5 hereof.
“Policies” shall have the meaning set forth in Section 6.1(b) hereof.
“Prepayment Premium” shall mean an amount equal to the present value, discounted at LIBOR on the most recent Interest Determination Date with respect to any period when the Loan is a LIBOR Loan (or, with respect to any period when the Loan is a Prime Rate Loan, discounted at an interest rate that Agent believes, in its judgment, would equal LIBOR on such Interest Determination Date if LIBOR was then available) of all future installments of interest which would have been due hereunder through and including the Prepayment Premium Date, on the portion of the outstanding principal balance of the Loan being prepaid as if interest accrued on such portion of the principal balance being prepaid at an interest rate per annum equal to the Spread plus, if LIBOR is less than the LIBOR Floor as of such Interest Determination Date, the difference between (a) the LIBOR Floor and (b) LIBOR on such Interest Determination Date with respect to any period when the Loan is a LIBOR Loan (or, with respect to any period when the Loan is a Prime Rate Loan, an interest rate that Agent believes, in its judgment, would equal LIBOR on such Interest Determination Date if LIBOR was then available). The Prepayment Premium shall be reasonably calculated by Agent and shall be final absent manifest error.
“Prepayment Premium Date” shall mean the eighteenth (18th) Payment Date (but including the First Payment Date).
“Prime Rate” shall mean the annual rate of interest publicly announced by Wells Fargo Bank, N.A. in San Francisco, California, as its prime rate, as such rate shall change from time to time. If Wells Fargo Bank, N.A. ceases to announce a prime rate, Prime Rate shall mean the rate of interest published in The Wall Street Journal from time to time as the “Prime Rate.” If more than one “Prime Rate” is published in The Wall Street Journal for a day, the average of such “Prime Rates” shall be used, and such average shall be rounded up to the nearest one hundredth of one percent (0.01%). If The Wall Street Journal ceases to publish the “Prime Rate,” Agent shall select an equivalent publication that publishes such “Prime Rate,” and if such “Prime Rates” are no longer generally published or are limited, regulated or administered by a governmental or quasigovernmental body, then Agent shall select a comparable interest rate index that is generally used in the commercial real estate lending industry for such purpose.
“Prime Rate Loan” shall mean the Loan at such time as interest thereon accrues at a rate of interest based upon the Prime Rate in accordance with the terms of this Agreement.
“Prime Rate Spread” shall mean the difference (expressed as the number of basis points) between (a) the Interest Rate on the date LIBOR was last applicable to the Loan and (b) the Prime Rate on the date that LIBOR was last applicable to the Loan; provided, however, in no event shall such difference be a negative number.
“Principal” shall mean the Special Purpose Entity that is the general partner of Borrower if Borrower is a limited partnership, or manager or managing member of Borrower if Borrower is a limited liability company other than a Delaware single‑member limited liability company that satisfies the requirements of a Special Purpose Entity.

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“Prohibited Transaction” shall mean any action or transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Agent or Lender of any of its rights under the Note, this Agreement or the other Loan Documents) to be a non‑exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA or Section 4975 of the Code.
“Prohibited Transferee” shall mean the Persons set forth in an email from Ian Moore (IMoore@savannafund.com) to Robert Sitman (Robert.Sitman@Blackstone.com) and Jonathan M. Spiegel (Jonathan.M.Spiegel@morganstanley.com), dated March 2, 2017 and sent at 6:50 PM.
“Project Manager” shall mean, as the context requires, Project Manager (Savanna) and any replacement project manager with which Borrower enters into a Project Management Agreement in accordance with the terms hereof.
“Project Manager (Savanna)” shall mean Savanna Project Management, LLC.
“Project Management Agreement” shall mean the Project Management Agreement (Savanna) or any replacement project management agreement entered into by and between Borrower and a Project Manager in accordance with the terms hereof, pursuant to which Project Manager is to provide management of the capital improvement projects and other services with respect to the Property, as the context may require.
“Project Management Agreement (Savanna)” shall mean that certain project management agreement entered into by and between Borrower and a Project Manager (Savanna) dated as of May 2, 2014.
“Property” shall mean each parcel of real property, the Improvements thereon and all personal property owned by Borrower and encumbered by the Building Loan Mortgage, together with all rights pertaining to such property and Improvements, as more particularly described in the granting clause(s) of the Building Loan Mortgage and referred to therein as the “Property”.
“Property Condition Report” shall mean that certain Property Condition Report, dated February 24, 2017, prepared by AEI Consultants as AEI Project No. 368548.
“Property Taxes” shall mean all taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against (a) the Property or any part thereof, together with all interest and penalties thereon and (b) the rents, issues, income or profits thereof or upon the lien or estate hereby created, whether any or all of said taxes, assessments or charges be levied directly or indirectly or as excise taxes or ad valorem real estate or personal property taxes or as income taxes.
“Provided Information” shall mean any and all financial and other information provided at any time by, or on behalf of, Borrower, Mezzanine Borrower, or Guarantor with respect to the Property, Borrower, or Guarantor.

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“Qualified Leasing Agent” shall mean either (a) Leasing Agent (Savanna), (b) Transwestern, (c) Jones Lang LaSalle, (d) CBRE, (e) Leasing Agent (Newmark) or (f) in the reasonable judgment of Agent, a Person that is a reputable and experienced leasing broker (which may be an Affiliate of Borrower) possessing experience in leasing properties similar in size, scope, use and value as the Property, provided, that, if such Person is an Affiliate of Borrower, Borrower shall have obtained an Additional Insolvency Opinion in form acceptable to Agent, and, in each case, such Person shall have entered into a Replacement Leasing Agreement and an assignment of leasing agreement in the same form and substance as the Assignment of Leasing Agreement.
“Qualified Manager” shall mean either (a) Manager, (b) Cushman & Wakefield, (c) Jones Lang LaSalle, (d) Newmark Grubb Knight Frank, (e) CBRE or (f) in the reasonable judgment of Agent, a Person that is a reputable and experienced management organization (which may be an Affiliate of Borrower) possessing experience in managing properties similar in size, scope, use and value as the Property, provided, that if such Person is an Affiliate of Borrower, Borrower shall have obtained an Additional Insolvency Opinion in form acceptable to Agent, and, in each case, such Person shall have entered into a Replacement Management Agreement and an assignment of management agreement in the same form and substance as the Assignment of Management Agreement.
“Radius” shall have the meaning set forth in Section 6.1(c) hereof.
“Rating Agencies” shall mean each of S&P, Moody’s, Fitch, Kroll, DBRS, Morningstar and Realpoint or any other nationally recognized statistical rating agency which has assigned a rating to the Securities, if any.
“Rating Agency Confirmation” shall mean a written affirmation from a Rating Agency that the credit rating of the Securities issued by such Rating Agency immediately prior to the occurrence of the event with respect to which such Rating Agency Confirmation is sought will not be qualified, downgraded or withdrawn as a result of the occurrence of such event, which affirmation may be granted or withheld in such Rating Agency’s sole and absolute discretion.
“Realpoint” shall mean Realpoint, LLC, a Pennsylvania limited liability company.
“Recipient” shall mean the Agent and any Lender, as applicable.
“Register” shall have the meaning set forth in Section 9.1(b) hereof.
“Regulation AB” shall mean Regulation AB under the Securities Act and the Exchange Act, as such Regulation may be amended from time to time.
“REIT Transfer” shall have the meaning set forth in Section 5.2.10(e) hereof.
“Related Property” shall mean a parcel of real property, together with improvements thereon and personal property related thereto, that is “related” within the meaning of the definition of Significant Obligor, to the Property.

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“Release” shall mean, with respect to any Hazardous Substance, any release, deposit, discharge, emission, leaking, leaching, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing (including the abandonment or discharging of barrels, containers or other closed receptacles containing Hazardous Substances) into the environment or other movement of Hazardous Substances.
“Remediation” shall mean any response, remedial, removal, or corrective action; any activity to clean up, detoxify, decontaminate, contain or otherwise remediate any Hazardous Substance; any actions to prevent, cure or mitigate any Release of any Hazardous Substance; any action to comply with any Environmental Statutes or with any permits issued pursuant thereto; any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, or laboratory or other analysis, or evaluation relating to any Hazardous Substances or to anything referred to herein.
“REMIC Trust” shall mean a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code that holds the Note.
“Rents” shall mean all rents (including additional rents of any kind and percentage rents), rent equivalents, moneys payable as damages (including payments by reason of the rejection of a Lease in a Bankruptcy Action) or in lieu of rent or rent equivalents, royalties (including, without limitation, all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other payments and consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower from any and all sources arising from or attributable to the Property or any portion thereof, and the Improvements, including charges for oil, gas, water, steam, heat, ventilation, air‑conditioning, electricity, license fees, maintenance fees, charges for Property Taxes, operating expenses or other amounts payable to Borrower (or for the account of Borrower), revenues from telephone services, vending, and all receivables, customer obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of the Property (or any portion thereof) or rendering of services by Borrower, Manager, or any of their respective agents or employees and proceeds, if any, from business interruption or other loss of income insurance.
“Repayment Date” shall mean the date of a prepayment of the Loan pursuant to the provisions of Section 2.4 hereof.
“Replacement Assignment of Rate Cap” shall have the meaning set forth in Section 2.8.3(b) hereof.
“Replacement Interest Rate Cap Agreement” shall mean an interest rate cap agreement from an Approved Counterparty with terms that are the same in all material respects as the terms of the Interest Rate Cap Agreement except that the same shall be effective as of (a) in connection with a replacement pursuant to Section 2.8.3(c) following a downgrade, withdrawal or qualification of the long‑term unsecured debt rating of the Counterparty, the date required in Section 2.8 or (b) in connection with a replacement (or extension of the then‑existing Interest Rate Cap Agreement) in connection with an extension of the Maturity Date pursuant to Section 2.9, the date required in

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Section 2.9; provided that to the extent any such interest rate cap agreement does not meet the foregoing requirements, a “Replacement Interest Rate Cap Agreement” shall be such interest rate cap agreement approved in writing by Agent (such approval not to be unreasonably withheld, conditioned or delayed), and if the Loan or any portion thereof is included in a Securitization, each of the Rating Agencies with respect thereto.
“Replacement Leasing Agreement” shall mean, collectively, (a) either (i) a leasing agreement with a Qualified Leasing Agent substantially in the same form and substance as the Leasing Agreement, or (ii) a leasing agreement with a Qualified Leasing Agent which is reasonably acceptable to Agent in form and substance; and (b) an assignment of leasing agreement and subordination of leasing commissions substantially in the form then used by Agent (or of such other form and substance reasonably acceptable to Agent), executed and delivered to Agent by Borrower and such Qualified Leasing Agent at Borrower’s expense.
“Replacement Management Agreement” shall mean, collectively, (a) either (i) a management agreement with a Qualified Manager substantially in the same form and substance as the Management Agreement, or (ii) a management agreement with a Qualified Manager which is reasonably acceptable to Agent in form and substance; and (b) an assignment of management agreement and subordination of management fees substantially in the form then used by Agent (or of such other form and substance reasonably acceptable to Agent), executed and delivered to Agent by Borrower and such Qualified Manager at Borrower’s expense.
“Replacement Reserve Account” shall have the meaning set forth in Section 7.2.1 hereof.
“Replacement Reserve Funds” shall have the meaning set forth in Section 7.2.1 hereof.
“Replacement Reserve Monthly Deposit” shall mean the amount set forth on Schedule IV.
“Replacements” shall have the meaning set forth in Section 7.2.1 hereof.
“Required Records” shall have the meaning set forth in Section 5.1.11(j) hereof.
“Reserve Accounts” shall mean, collectively, the Tax and Insurance Escrow Account, the Replacement Reserve Account, the Rollover Reserve Account, the Excess Cash Reserve Account, the Net Proceeds Account and any other escrow or reserve account established pursuant to the Loan Documents.
“Reserve Funds” shall mean, collectively, the Tax and Insurance Escrow Funds, the Replacement Reserve Funds, the Rollover Reserve Funds, the Excess Cash Reserve Funds and any other escrow or reserve fund established pursuant to the Loan Documents.
“Reserve Requirements” shall mean with respect to any Interest Period, the maximum rate of all reserve requirements (including, without limitation, all basic, marginal, emergency, supplemental, special or other reserves and taking into account any transitional adjustments or other schedule changes in reserve requirements during the Interest Period) which are imposed under Regulation D on eurocurrency liabilities (or against any other category of liabilities which includes

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deposits by reference to which LIBOR is determined or against, any category of extensions of credit or other assets which includes loans by a non-United States office of a depository institution to United States residents or loans which charge interest at a rate determined by reference to such deposits) during such Interest Period and which are applicable to member banks of the Federal Reserve System with deposits exceeding one billion dollars, but without benefit or credit of proration, exemptions or offsets that might otherwise be available from time to time under Regulation D. The determination of the Reserve Requirements shall be based on the assumption that the applicable Lender funded one hundred percent (100%) of the Loan in the interbank eurodollar market. In the event of any change in the rate of such Reserve Requirements under Regulation D during the applicable Interest Period, or any variation in such requirements based upon amounts or kinds of assets or liabilities, or other factors, including, without limitation, the imposition of Reserve Requirements, or differing Reserve Requirements, on one or more but not all of the holders of the Loan or any participation therein, Agent may use any reasonable averaging and/or attribution methods which it deems appropriate and practical for determining the rate of such Reserve Requirements which shall be used in the computation of the Reserve Requirements. Agent’s reasonable computation of same shall be final absent manifest error.
“Restoration” shall mean the repair and restoration of the Property or any portion thereof after a Casualty or Condemnation as nearly as possible to the condition the Property (or such portion thereof) was in immediately prior to such Casualty or Condemnation, with such alterations as may be approved by Agent in its sole discretion.
“Restricted Party” shall mean, collectively (a) Borrower, Principal, Mezzanine Borrower, Mezzanine Principal, Guarantor and any Affiliated Manager, and (b) any partner, member, non‑member manager, direct or indirect legal owner, agent or employee of Borrower, Mezzanine Borrower, Guarantor, any Affiliated Manager or any non‑member manager.
“Retention Amount” shall have the meaning set forth in Section 6.4(b)(iv) hereof.
“RICO” shall mean the Racketeer Influenced and Corrupt Organizations Act.
“Rollover Reserve Account” shall have the meaning set forth in Section 7.3.1(a) hereof.
“Rollover Reserve Funds” shall have the meaning set forth in Section 7.3.1(a) hereof.
“S&P” shall mean Standard & Poor’s Ratings Group, a division of the McGraw‑Hill Companies.
“Sale or Pledge” shall mean a voluntary or involuntary sale, conveyance, assignment, transfer, encumbrance, pledge, grant of an option or other transfer or disposal of a legal or beneficial interest, whether direct or indirect.
“Savanna JV Partner” shall mean SREF III 110 William JV, LLC.
“Savanna Sponsor” shall mean SREF III REIT, L.P.
“Second Extended Maturity Date” shall have the meaning set forth in Section 2.9.1 hereof.

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“Second Extension Notice” shall have the meaning set forth in Section 2.9.1 hereof.
“Second Extension Option” shall have the meaning set forth in Section 2.9.1 hereof.
“Securities” shall have the meaning set forth in Section 9.1(a) hereof.
“Securities Act” shall mean the Securities Act of 1933, as the same shall be amended from time to time.
“Securitization” shall have the meaning set forth in Section 9.1(a) hereof.
“Section 22 Affidavit” shall mean an affidavit of the Borrower attached hereto as Schedule XII and made pursuant to and in compliance with Section 22 of the Lien Law.
“Senior Loan” shall mean the loan being made by Lender to Borrower pursuant to the Senior Loan Agreement in the principal amount of up to the Senior Loan Amount.
“Senior Loan Agreement” shall mean that certain Senior Loan Agreement dated as of the date hereof, among Agent, Lender and Borrower, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Senior Loan Amount” shall mean TWO HUNDRED FIVE MILLION AND NO/100 DOLLARS ($205,000,000.00).
“Senior Loan Debt Service” shall mean, with respect to any particular period of time, scheduled principal and interest payments due under the Senior Loan Documents.
“Senior Loan Documents” shall have the meaning set forth in the Senior Loan Agreement.
“Senior Loan Outstanding Principal Balance” shall mean the “Outstanding Principal Balance” as defined in the Senior Loan Agreement.
“Senior Mezzanine Agent” shall mean Morgan Stanley Mortgage Capital Holdings, a New York limited liability company, together with its successors and assigns.
“Senior Mezzanine Borrower” shall mean 110 William Mezz III, LLC, a Delaware limited liability company.
“Senior Mezzanine Debt Service” shall mean “Debt Service” as defined in the Senior Mezzanine Loan Agreement.
“Senior Mezzanine Lender” shall mean Morgan Stanley Mortgage Capital Holdings, a New York limited liability company, together with its successors and assigns.
“Senior Mezzanine Loan” shall mean the mezzanine loan made on the Closing Date by Senior Mezzanine Lender to Senior Mezzanine Borrower in the aggregate principal amount set forth in the Senior Mezzanine Loan Note.

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“Senior Mezzanine Loan Agreement” shall mean that certain Senior Mezzanine Loan Agreement dated as of the Closing Date among Senior Mezzanine Agent, Senior Mezzanine Lender and Senior Mezzanine Borrower, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Senior Mezzanine Loan Default” shall mean a “Default” as defined in the Senior Mezzanine Loan Agreement.
“Senior Mezzanine Loan Documents” shall mean the “Loan Documents” as defined in the Senior Mezzanine Loan Agreement.
“Senior Mezzanine Loan Event of Default” shall mean an “Event of Default” as defined in the Senior Mezzanine Loan Agreement.
“Senior Mezzanine Loan Liens” shall mean the Liens and secured interests created by, and/or in favor of the holder of, the Senior Mezzanine Loan Documents.
“Senior Mezzanine Loan Note” shall mean that certain Senior Mezzanine Promissory Note dated the Closing Date made by Senior Mezzanine Borrower to Senior Mezzanine Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Senior Mezzanine Loan Outstanding Principal Balance” shall mean the “Outstanding Principal Balance” as defined in the Senior Mezzanine Loan Agreement.
“Senior Mezzanine Principal” shall mean a “Principal” as defined in the Senior Mezzanine Loan Agreement.
“Servicer” shall have the meaning set forth in Section 9.3 hereof.
“Servicing Agreement” shall have the meaning set forth in Section 9.3 hereof.
“Severed Loan Documents” shall have the meaning set forth in Section 8.1.1(c) hereof.
“SFHA” shall have the meaning set forth in Section 6.1(a)(i) hereof.
“Significant Obligor” shall have the meaning set forth in Item 1101(k) of Regulation AB under the Securities Act.
“Spec Buildout Budget” shall have the meaning set forth in Section 2.5.10(b) hereof.
“Spec Buildout Expenses” shall mean actual out‑of‑pocket expenses incurred by Borrower that are Building Loan Costs in connection with any Spec Buildout Work; provided, that such expenses do not exceed the amounts set forth in the applicable Spec Buildout Budget.
“Spec Buildout Lease” shall have the meaning set forth in Section 2.5.10(a) hereof.
“Spec Buildout Plans” shall have the meaning set forth in Section 2.5.10(b) hereof.

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“Spec Buildout Work” shall mean any work undertaken in connection with the speculative buildout of any tenant space located in the Property (without being subject to an existing Lease) in accordance with the applicable Spec Buildout Plans and Spec Buildout Budget.
“Special Purpose Entity” shall mean a corporation, limited partnership or limited liability company which at all times prior to, on and after the date hereof:
(a)    was, is and will be organized solely for the purpose of (i) in the case of Borrower, acquiring, developing, owning, holding, selling, leasing, transferring, exchanging, managing and operating the Property (and no other property), entering into this Agreement with Agent and Lender and performing its obligations under the Loan Documents, refinancing the Property in connection with a permitted repayment of the Loan, and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing or (ii) in the case of Principal, acting as a general partner of the limited partnership that owns Borrower or member of the limited liability company that owns Borrower, as applicable;
(b)    has not been, is not, and will not be engaged, in any business unrelated to (i) in the case of Borrower, the acquisition, development, ownership, management or operation of the Property and (ii) in the case of Principal, acting as general partner of the limited partnership that owns Borrower, or acting as a member of the limited liability company that owns Borrower, as applicable;
(c)    has not had, does not have, and will not have, any assets other than (i) in the case of Borrower, the Property and incidental personal property necessary for the ownership and operation of the Property or (ii) in the case of each of Principal, its partnership interest in the limited partnership or the membership interest in the limited liability company that owns Borrower of the Property, as applicable, or acts as the general partner or managing member thereof, as applicable;
(d)    has not engaged in, sought or consented to, and will not engage in, seek or consent to, any dissolution, winding up, liquidation, consolidation, merger, sale of all or substantially all of its assets (unless such sale will result in the repayment in full of the Loan), transfer of partnership or membership interests (if such entity is a general partner in a limited partnership or a member in a limited liability company) or amendment of its limited partnership agreement, articles of incorporation, articles of organization, certificate of formation or operating agreement (as applicable) with respect to the matters set forth in this definition, without the prior written consent of Agent;
(e)    if such entity is a limited partnership, has had, now has, and will have as its only general partners, Special Purpose Entities each of which (i) is a corporation or single‑member Delaware limited liability company or multimember Delaware limited liability company treated as a single member limited liability company that complies with the requirements set forth in subparagraph (h) hereof, (ii) has two (2) Independent Directors, and (iii) holds a direct interest as general partner in the limited partnership of not less than one‑half‑of‑one percent (0.5%) (or one‑tenth‑of‑one percent (0.1%,) if the limited partnership is a Delaware entity);

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(f)    if such entity is a corporation, has had, now has and will have at least two (2) Independent Directors, and has not caused or allowed, and will not cause or allow, the board of directors of such entity to take any Bankruptcy Action or any other Material Action either with respect to itself or, if the corporation is a Principal, with respect to Borrower or any action requiring the unanimous affirmative vote of one hundred percent (100%) of the members of its board of directors unless the two (2) Independent Directors shall have participated in such vote and shall have voted in favor of such action;
(g)    if such entity is a limited liability company with more than one member, has had, now has and will have at least one member that is a Special Purpose Entity (i) that is a corporation (ii) that has at least two (2) Independent Directors, and (iii) that directly owns at least one‑half‑of‑one percent (0.5%) of the equity` of the limited liability company (or one‑tenth-of-one percent (0.1%) if the limited liability company is a Delaware entity);
(h)    if such entity is a limited liability company with only one member, has been, now is, and will be a limited liability company organized in the State of Delaware that (i) has at least two (2) Independent Directors, (ii) has not caused or allowed, and will not cause or allow the members or managers of such entity to take any Bankruptcy Action or any other Material Action, either with respect to itself or, if the company is a Principal, with respect to Borrower, in each case unless the two (2) Independent Directors then serving as managers of the company shall have consented in writing to such action, and (iii) has and shall have either (x) a member which owns no economic interest in the company, has signed the company’s limited liability company agreement and has no obligation to make capital contributions to the company, or (y) two (2) natural persons or one entity that is not a member of the company, that has signed its limited liability company agreement and that, under the terms of such limited liability company agreement becomes a member of the company immediately prior to the withdrawal or dissolution of the last remaining member of the company;
(i)    has been, is and intends to remain solvent and has paid and intends to pay its debts and liabilities from its then available assets (including a fairly allocated portion of any personnel and overhead expenses that it shares with any Affiliate) as the same shall become due, and has maintained and intends to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations (provided, however, the forgoing shall not require any direct or indirect shareholder, partner, or member of such entity, as applicable, to make additional capital contributions to such entity);
(j)    has not failed, and will not fail, to correct any known misunderstanding regarding the separate identity of such entity and has not and shall not identify itself as a division of any other Person;
(k)    has maintained and will maintain its accounts, books and records separate from any other Person and has filed and will file its own Tax returns, except to the extent that it is treated as a Disregarded Entity and is not required to file Tax returns under applicable law;
(l)    has maintained and will maintain its own records, books, resolutions and agreements;

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(m)    (i) has not commingled, and will not commingle, its funds or assets with those of any other Person and (ii) other than as provided in the Cash Management Agreement, has not participated and will not participate in any cash management system with any other Person;
(n)    has held and will hold its assets in its own name;
(o)    has conducted and shall conduct its business solely in its own name or in a name franchised or licensed to it by an entity other than an Affiliate of itself or of Borrower, except for business conducted on behalf of itself by another Person under a business management services agreement that is on commercially reasonable terms, so long as the manager, or equivalent thereof, under such business management services agreement holds itself out as an agent of Borrower;
(p)    has maintained and will maintain its books, bank accounts, balance sheets, financial statements, accounting records and other entity documents separate from any other Person and has not permitted, and will not permit, its assets to be listed as assets on the financial statement of any other entity except as permitted by GAAP or so‑called “tax basis accounting” (“Tax Basis Accounting”), in each case, consistently applied; provided, however, that appropriate notation shall be made on any such annual audited consolidated statements (but not required on the monthly and quarterly unaudited consolidated statements) to indicate its separateness from such Affiliate and to indicate that its assets and credit are not available to satisfy the debt and other obligations of such Affiliate or any other Person and such assets shall be listed on its own separate balance sheet;
(q)    has paid and shall pay its own liabilities and expenses, including the salaries of its own employees (if any), solely out of its own funds and assets (but only to the extent such funds and assets are available), and has maintained and will maintain a sufficient number of employees (if any) in light of its contemplated business operations (provided, however, the foregoing shall not require any shareholder, partner or member of such entity, as applicable, to make additional capital contributions to such entity);
(r)    has observed and will observe all partnership, corporate or limited liability company formalities, as applicable;
(s)    has had no and will have no Indebtedness (including loans, whether or not such loans are evidenced by a written agreement) other than (I) with respect to Borrower, (i) the Loan, (ii) unsecured trade and operational debt incurred, or equipment leases entered into, in the ordinary course of business relating to the ownership and operation of the Property and the routine administration of Borrower, in each case in aggregate amounts not to exceed three percent (3%) of the original principal amount of the Loan, in the aggregate, which liabilities are not more than sixty (60) days past the date incurred, are not evidenced by a note and are paid when due (subject to notice and cure periods and permitted contests), and which amounts are normal and reasonable under the circumstances, and (iii) such other liabilities that are expressly permitted pursuant to this Agreement and (II) with respect to Principal, unsecured operational debt incurred in the ordinary course of business relating to the ownership and operation of the Borrower and the routine administration of Principal in amounts not to exceed $25,000, in the aggregate, which liabilities are not more than sixty (60) days past the date incurred, are not evidenced by a note and are paid when

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due (subject to notice and cure periods and permitted contests), and which amounts are normal and reasonable under the circumstances;
(t)    has not assumed or guaranteed or become obligated for, and will not assume or guarantee or become obligated for, the debts of any other Person and has not held out and will not hold out its credit as being available to satisfy the obligations of any other Person;
(u)    has not acquired and will not acquire obligations or securities of its partners, members or shareholders or any other Affiliate;
(v)    has allocated and will allocate, fairly and reasonably, any overhead expenses that are shared with any Affiliate, including, but not limited to, paying for shared office space and services performed by any employee of an Affiliate;
(w)    has maintained and used, now maintains and uses, and will maintain and use, separate stationery, invoices and checks bearing its name, which stationery, invoices and checks utilized by the Special Purpose Entity or utilized to collect its funds or pay its expenses have borne, and shall bear its own name and have not borne and shall not bear the name of any other entity unless such entity is clearly designated as being the Special Purpose Entity’s agent;
(x)    except for any prior loans secured by the Property each of which has been repaid in full, has not pledged and will not pledge its assets to secure the obligations of any other Person;
(y)    has held itself out and identified itself, and will hold itself out and identify itself, as a separate and distinct entity under its own name or in a name franchised or licensed to it by an entity other than an Affiliate of Borrower and not as a division or part of any other Person, except for services rendered under a business management services agreement with an Affiliate that complies with the terms contained in subparagraph (z) of this definition, so long as the manager, or equivalent thereof, under such business management services agreement holds itself out as an agent of Borrower;
(z)    has maintained and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;
(aa)    has not made and will not make loans to any Person or hold evidence of indebtedness issued by any other Person (other than cash and investment‑grade securities issued by an entity that is not an Affiliate of or subject to common ownership with such entity) other than security deposits relating to Leases;
(bb)    has not identified and will not identify its partners, members or shareholders, or any Affiliate of any of them, as a division or part of it, and has not identified itself, and shall not identify itself, as a division of any other Person;
(cc)    has not entered into or been a party to, and will not enter into or be a party to, any transaction with its partners, members, shareholders or Affiliates except (i) for capital contributions and distributions permitted under the terms of its organizational documents and properly reflected

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on its books and records and (ii) in the ordinary course of its business and on terms which are commercially reasonable and are no less favorable to it than would be obtained in a comparable arm’s‑length transaction with an unrelated third party;
(dd)    reserved;
(ee)    has not had and shall not have any obligation to, and has not indemnified and shall not indemnify its partners, officers, directors or members, as the case may be, in each case unless such an obligation or indemnification is fully subordinated to the Debt and shall not constitute a claim against it in the event that its cash flow is insufficient to pay the Debt;
(ff)    if such entity is a corporation, shall consider the interests of its creditors in connection with all corporate actions;
(gg)    does not and will not have any of its obligations guaranteed by any Affiliate except as provided in the Loan Documents with respect to the Guaranty and the Environmental Indemnity (or documents evidencing prior loans secured by the Property, each of which has been repaid in full);
(hh)    has conducted and shall conduct its business so that each of the assumptions made about it and each of the facts stated about it in the Insolvency Opinion are true; and
(ii)    has complied and will comply with all of the terms and provisions contained in its organizational documents and cause statements of facts contained in its organizational documents to be and to remain true and correct, in each case to the extent necessary to maintain its separate existence;
(jj)    has not permitted and shall not permit any Affiliate or constituent party independent access to its bank accounts except as permitted under the Loan Documents; and.
(kk)    in the case of Borrower, has not and shall not form, acquire or hold any subsidiary or own any equity interest in any other entity.
“Sponsor” shall mean, collectively, Savanna Sponsor and KBS Sponsor.
“Spread” shall have the meaning assigned to such term in the Senior Loan Agreement.
“State” shall mean the State or Commonwealth in which the Property or any part thereof is located.
“Stated Maturity Date” shall mean March 7, 2019.
“Strike Price” shall mean three percent (3.00%) per annum.
“Subaccounts” shall have the meaning set forth in Section 2.7.2(a) hereof.

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“Survey” shall mean one or more survey(s) of the Property prepared by a surveyor licensed in the State and satisfactory to Agent and the company or companies issuing the Title Insurance Policy, and containing a certification of such surveyor satisfactory to Agent.
“Tax and Insurance Escrow Account” shall have the meaning set forth in Section 7.1.1 hereof.
“Tax and Insurance Escrow Funds” shall have the meaning set forth in Section 7.1.1 hereof.
“Tax Basis Accounting” shall have the meaning assigned to such term in subsection (p) of the definition of “Special Purpose Entity” contained in this Section 1.1.
“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto. In no event shall any PACE Transaction be considered Taxes for purposes of this Agreement.
“Tenant” shall mean the lessee of all or any portion of the Property under a Lease.
“Terrorism Insurance” shall have the meaning set forth in Section 6.1(a)(xi) hereof.
“Third Extended Maturity Date” shall have the meaning set forth in Section 2.9.1 hereof.
“Third Extension Notice” shall have the meaning set forth in Section 2.9.1 hereof.
“Third Extension Option” shall have the meaning set forth in Section 2.9.1 hereof.
“Threshold Amount” shall have the meaning set forth in Section 5.1.22 hereof.
“TI Contract” shall have the meaning set forth in Section 2.5.1 hereof.
“TI Contract Deemed Consent Mechanics” shall mean, whenever Agent’s approval or consent is required pursuant to the provisions of Section 2.5.1(c) hereof (which section expressly references that such approval or consent is subject to the Deemed Consent Mechanics), and so long as no Event of Default or Mezzanine Loan Event of Default has occurred which is then continuing, Agent’s consent shall be deemed given if:
(a)    the first correspondence from Borrower to Agent requesting such approval or consent is in an envelope marked “PRIORITY” and shall conspicuously state in 14 point or larger bold‑faced type, a legend at the top of the first page thereof stating that “FIRST NOTICE: THIS IS A REQUEST FOR CONSENT UNDER THE LOAN BY AGENT TO BORROWER. FAILURE TO RESPOND TO THIS REQUEST WITHIN SEVEN (7) BUSINESS DAYS MAY RESULT IN THE REQUEST BEING DEEMED GRANTED”, and is accompanied by the information and documents required under such Section, and any other information reasonably requested by Agent in writing prior to the expiration of such seven (7) Business Day period in order to adequately review the same has been delivered;

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(b)    Agent has failed to so respond by the seventh (7th) Business Day, and Borrower sends to Agent a second notice requesting approval in an envelope marked “PRIORITY” and shall conspicuously state in 14 point or larger bold‑faced type, a legend at the top of the first page thereof stating that “SECOND AND FINAL NOTICE: THIS IS A REQUEST FOR CONSENT UNDER THE LOAN BY [AGENT] TO [BORROWER] TO. IF YOU FAIL TO PROVIDE A RESPONSE (E.G., APPROVAL, DENIAL OR REQUEST FOR CLARIFICATION OR MORE INFORMATION) TO THIS REQUEST FOR APPROVAL IN WRITING WITHIN FIVE (5) BUSINESS DAYS, YOUR APPROVAL SHALL BE DEEMED GIVEN”; and
Agent fails to provide a response (e.g., approval, denial or request for clarification or more information) to such second request for approval within such five (5) Business Day period.
“TI Contract Form” shall mean that certain Construction Agreement delivered from Borrower to Agent, and approved by Agent.
“Title Company” shall mean the title insurance company which issued the Title Insurance Policy.
“Title Insurance Policy” shall mean an ALTA mortgagee title insurance policy in a form acceptable to Agent (or, if the Property is in a State which does not permit the issuance of such ALTA policy, such form as shall be permitted in such State and acceptable to Agent) with respect to the Property and insuring the lien of the Building Loan Mortgage encumbering the Property.
“Total Debt” shall mean the sum of each of (a) the Debt and (b) the “Debt” as defined in the Senior Loan Agreement.
“Transfer” shall have the meaning set forth in Section 5.2.10(b) hereof.
“TRIPRA” shall have the meaning set forth in Section 6.1(a)(xi) hereof.
“UCC” shall mean the Uniform Commercial Code as in effect on the date hereof in the State in which the Property or any portion thereof is located; provided, however, that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non‑perfection or priority of the security interest in any item or portion of the collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State in which the Property is located (“Other UCC State”), “UCC” means the Uniform Commercial Code as in effect in such Other UCC State for purposes of the provisions hereof relating to such perfection or effect of perfection or non‑perfection or priority.
“U.S. Obligations” shall mean non‑redeemable securities evidencing an obligation to timely pay principal and/or interest in a full and timely manner that are (a) direct obligations of the United States of America for the payment of which its full faith and credit is pledged, or (b) to the extent acceptable to the Approved Rating Agencies, other “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended.

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“U.S. Person” shall mean any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
Section 1.2    Principles of Construction.
(a)    All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. All uses of the word “including” shall mean “including, without limitation” unless the context shall indicate otherwise. Unless otherwise specified, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.
(b)    With respect to any cross‑reference to, incorporation by reference from, and/or any other reference or allusion to the Loan Documents and/or the Senior Loan Documents, as the case may be, such references shall be to referenced defined terms, provisions, sections, schedules, and/or exhibits, as the case may be, as the same are set forth in the Loan Documents and/or the Senior Loan Documents, as the case may be, as of the date hereof, and as each of the same may be amended, modified, supplemented, extended, replaced and/or restated from time to time, and shall survive the repayment or satisfaction of the Building Loan and/or Senior Loan, as the case may be, and/or the termination of the Loan Documents or the Senior Loan Documents, as the case may be, until no portion of the Loan remains outstanding.
ARTICLE II

GENERAL TERMS
Section 2.1    Loan Commitment; Disbursement to Borrower.
2.1.1    Agreement to Lend and Borrow.
Subject to and upon the terms and conditions set forth herein, Lender hereby agrees to make, and Borrower hereby agrees to borrow, Advances in respect of the Building Loan as more particularly set forth in this Agreement, up to a maximum aggregate not to exceed the Building Loan Amount. Lender will make one or more Advances (each a “Future Cap‑Ex Advance”) up to an aggregate amount of $774,461.65 (the “Future Cap‑Ex Advance Amount”) for the Mortgage Loan Advance Percentage of Approved Capital Expenses to Borrower from time to time in accordance with the terms and conditions set forth in this Agreement. Lender will also make one or more Advances (each a “Future Leasing Expense Advance”) up to an aggregate amount of $26,564,034.60 (the “Future Leasing Expense Advance Amount” and together with the Future Cap‑Ex Advance Amount, the “Future Funding Amount”) for the Mortgage Loan Advance Percentage of Approved

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Leasing Expenses to Borrower from time to time in accordance with the terms and conditions set forth in this Agreement. For the avoidance of doubt, the Future Leasing Expense Advance Amount shall be inclusive of the Maximum Spec Buildout Additional Advance Amount and the Maximum Make Ready Additional Advance Amount. In no event shall the Future Cap‑Ex Advance Amount be used to pay for Spec Buildout Expenses or Make Ready Expenses.
2.1.2    No Reborrowings. Any amount borrowed and repaid hereunder in respect of the Building Loan may not be reborrowed.
2.1.3    The Note, Building Loan Mortgage and Loan Documents. The Loan shall be evidenced by the Note and secured by the Building Loan Mortgage, the Assignment of Leases and the other Loan Documents.
2.1.4    Use of Proceeds. Borrower hereby agrees that it shall use (a) the proceeds of the Senior Loan solely to pay and discharge any existing loans relating to the Property and to fund Reserve Accounts and pay other costs on the Closing Date, each as approved by Agent in its reasonable discretion and to retain the balance, if any, for such purposes as Borrower shall determine and (b) the proceeds of the Building Loan solely to pay or reimburse itself for Building Loan Costs actually incurred in connection with the Property in accordance with this Agreement. Borrower shall receive and hold all amounts advanced hereunder as a trust fund in accordance with the provisions of Section 13 of the Lien Law, for the purpose of paying Costs of Improvement only.
CONTRACTORS, SUBCONTRACTORS, LABORERS, MATERIALMEN AND SUPPLIERS ARE CAUTIONED THAT THE PROCEEDS OF THE BUILDING LOAN MAY BE INADEQUATE TO PAY ALL LIENABLE CLAIMS INCURRED BY BORROWER AT OR PRIOR TO THE COMPLETION OF THE CONSTRUCTION WORK AND UNPAID AT THAT TIME. ALL POTENTIAL LIENORS ARE THEREFORE CAUTIONED TO EXERCISE SOUND BUSINESS JUDGMENT IN THE EXTENSION OF CREDIT TO BORROWER. MOREOVER, THEY ARE REMINDED THAT SUBDIVISION (3) OF SECTION 13 OF THE LIEN LAW PROVIDES THAT “NOTHING IN THIS SUBDIVISION SHALL BE CONSIDERED AS IMPOSING UPON THE LENDER OR AGENT ANY OBLIGATION TO SEE TO THE PROPER APPLICATION OF LOAN PROCEEDS BY THE OWNER,” AND NEITHER LENDER NOR AGENT HAS ANY INTENTION OF VOLUNTARILY IMPOSING SUCH OBLIGATION ON ITSELF.
Section 2.2    Interest Rate.
2.2.1    Interest Rate. Subject to the terms and conditions of this Article II, interest on the Outstanding Principal Balance shall accrue from the Closing Date to but excluding the Maturity Date at the Interest Rate.
2.2.2    Interest Calculation. With respect to any applicable period, interest on the Outstanding Principal Balance shall be calculated by multiplying (a) the actual number of days elapsed in the period for which the calculation is being made by (b) a daily rate based on the Interest Rate and a three hundred sixty (360) day year by (c) the Outstanding Principal Balance in effect

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for the applicable period as calculated by Agent (which calculation shall be conclusive and binding absent manifest error).
2.2.3    Determination of Interest Rate.
(a)    The Interest Rate with respect to the Loan shall be: (i) the LIBOR Rate with respect to the applicable Interest Period for a LIBOR Loan, (ii) the Prime Rate plus the Prime Rate Spread for a Prime Rate Loan if the Loan is converted to a Prime Rate Loan pursuant to the provisions hereof or (iii) when applicable pursuant to this Agreement, the Default Rate. Notwithstanding any provision of this Agreement to the contrary, in no event shall Borrower have the right to convert a LIBOR Loan to a Prime Rate Loan.
(b)    Subject to the terms and conditions hereof, the Loan shall be a LIBOR Loan and Borrower shall pay interest on the Outstanding Principal Balance at the LIBOR Rate for the applicable Interest Period. Any change in the rate of interest hereunder due to a change in the Interest Rate shall become effective as of the opening of business on the first day on which such change in the Interest Rate shall become effective. Each determination by Agent of the Interest Rate shall be conclusive and binding for all purposes, absent manifest error.
(c)    In the event that Agent shall have determined (which determination shall be conclusive and binding upon Borrower absent manifest error) that by reason of circumstances affecting the interbank Eurodollar market, adequate and reasonable means do not exist for ascertaining LIBOR, then Agent shall forthwith give notice by telephone of such determination, confirmed in writing, to Borrower at least one (1) day prior to the last day of the related Interest Period. If such notice is given, the related outstanding LIBOR Loan shall be converted, on the last day of the then current Interest Period, to a Prime Rate Loan.
(d)    If, pursuant to the terms hereof, any portion of the Loan has been converted to a Prime Rate Loan and Agent shall determine (which determination shall be conclusive and binding upon Borrower absent manifest error) that the event(s) or circumstance(s) which resulted in such conversion shall no longer be applicable, Agent shall give notice by telephone of such determination, confirmed in writing, to Borrower at least one (1) day prior to the last day of the related Interest Period. If such notice is given, the related outstanding Prime Rate Loan shall be converted to a LIBOR Loan on the last day of the then current Interest Period.
(e)    If any requirement of law or any change therein or in the interpretation or application thereof, shall hereafter make it unlawful for Lender to make or maintain a LIBOR Loan as contemplated hereunder (i) the obligation of Lender hereunder to make a LIBOR Loan or to convert a Prime Rate Loan to a LIBOR Loan shall be canceled forthwith and (ii) any outstanding LIBOR Loan shall be converted automatically to a Prime Rate Loan on the last day of the then current Interest Period or within such earlier period as required by law. Borrower hereby agrees to promptly pay to Lender, upon demand, any additional amounts necessary to compensate Lender for any reasonable, documented, out‑of‑pocket costs incurred by Lender in making any conversion in accordance with this Agreement, including, without limitation, any interest or fees payable by Lender to lenders of funds obtained by it in order to make or maintain the LIBOR Loan hereunder. Lender’s notice of such costs, as certified to Borrower, shall be conclusive absent manifest error.

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(f)    Borrower agrees to pay any Breakage Costs in connection with the conversion (only if converted in accordance with this Section 2.2.3).
2.2.4    Default Rate. In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the Outstanding Principal Balance and, to the extent permitted by law, all accrued and unpaid interest in respect thereof and any other amounts due pursuant to the Loan Documents, shall accrue interest at the Default Rate, calculated from the date such payment was due without regard to any grace or cure periods contained herein.
2.2.5    Usury Savings. This Agreement, the Note and the other Loan Documents are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If, by the terms of this Agreement, the Note or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal (without any prepayment fee or penalty, including, without limitation, any Prepayment Premium) and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full (without any prepayment fee or penalty, including, without limitation, any Prepayment Premium) so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.
2.2.6    Breakage Indemnity. Borrower shall indemnify Lender against any reasonable, documented, out‑of‑pocket loss or expense (other than consequential or punitive damages) which Lender may actually sustain or incur in liquidating or redeploying deposits from third parties acquired to effect or maintain the Loan or any part thereof as a consequence of (a) any payment or prepayment of the Loan or any portion thereof made on a date other than a Payment Date and (b) any Event of Default or failure to comply with prepayment procedures with respect to any payment or prepayment, as applicable, of the Outstanding Principal Balance or any part thereof or interest accrued thereon, as and when due and payable (at the date thereof or otherwise, and whether by acceleration or otherwise) (collectively, “Breakage Costs”); provided, however, Borrower shall not be required to indemnify Lender against any loss or expense to the extent arising from Lender’s willful misconduct, gross negligence, fraud, criminal acts, bad faith or material breach by Lender of the Loan Documents. Lender shall deliver to Borrower a statement for any such sums which it is entitled to receive pursuant to this Section 2.2.6, which statement shall be binding and conclusive absent manifest error. Borrower’s obligations under this Section 2.2.6 are in addition to Borrower’s obligations to pay any Prepayment Premium applicable to a payment or prepayment of the Loan.

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Section 2.3    Debt Service Payments.
2.3.1    Payments Generally. For purposes of making payments hereunder, but not for purposes of calculating Interest Periods, if the date on which any such payment is due is not a Business Day, then amounts due on such date shall be due on the immediately preceding Business Day. All amounts due pursuant to this Agreement and the other Loan Documents shall be payable without setoff, counterclaim, defense or any other deduction whatsoever.
2.3.2    Monthly Debt Service Payment. On the Closing Date, Borrower shall make a payment of interest only equal to one (1) day’s interest in respect of the Closing Date. On April 7, 2017 (the “First Payment Date”) and each subsequent Payment Date up to and including the Maturity Date, Borrower shall make a payment to Agent for ratable benefit of Lender of interest on the Outstanding Principal Balance for the Interest Period that immediately precedes such Payment Date (the “Monthly Debt Service Payment Amount”). Agent shall have the right from time to time, in its sole discretion, upon not less than ten (10) days prior written notice to Borrower, to change (a) the Payment Date to a different calendar day, provided that such day shall be between the seventh (7th) day of each calendar month and the fifteenth (15th) day of each calendar month, and/or (b) the calendar days upon which the Interest Period shall commence (in a particular calendar month; provided that such day shall in all events be the same day of the calendar month as the Payment Date) and end (in the immediately succeeding calendar month; provided that such day shall in all events be the day of the calendar month immediately prior to the Payment Date), with a corresponding change in the Interest Determination Date and, if requested by Agent, Borrower shall promptly execute an amendment to this Agreement to evidence all such changes, but the failure of Borrower to exercise such amendment shall not affect the effectiveness of any change for which Agent has so notified Borrower. Notwithstanding anything to the contrary contained herein, no change in the Payment Date and/or the Interest Period as herein provided shall result in the Payment Date and/or Interest Period not being on the same dates as the “Payment Date” and “Interest Period” under the Senior Loan or the Mezzanine Loan, as such terms are defined in the Senior Loan Agreement and the Mezzanine Loan Agreement, respectively.
2.3.3    Payment on Maturity Date. Borrower shall pay to Agent for the ratable benefit of Lender not later than 3:00 p.m., New York City time, on the Maturity Date the Outstanding Principal Balance, all accrued and unpaid interest and all other amounts due hereunder and under the Note, the Building Loan Mortgage and the other Loan Documents. No Prepayment Premium shall be due and payable so long as the Maturity Date occurs after the Prepayment Premium Date.
2.3.4    Late Payment Charge. If any principal, interest or any other sums due under the Loan Documents (other than the payment of principal due on the Maturity Date) is not paid by Borrower on or prior to the date on which it is due, Borrower shall pay to Agent for the ratable benefit of Lender upon demand an amount equal to the lesser of (a) five percent (5%) of such unpaid sum, and (b) the Maximum Legal Rate, in order to defray the expense incurred by Agent and Lender in handling and processing such delinquent payment and to compensate Agent and Lender for the loss of the use of such delinquent payment. Any such amount shall be secured by the Building Loan Mortgage and the other Loan Documents to the extent permitted by applicable law.

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2.3.5    Method and Place of Payment. Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Note shall be made to Agent for the ratable benefit of Lender not later than 3:00 p.m., New York City time, on the date when due and shall be made in Dollars in immediately available funds at Agent’s office or as otherwise directed by Agent, and any funds received by Agent after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day. Any prepayments required to be made hereunder or under the Cash Management Agreement by Agent or Servicer out of the Cash Management Account shall be deemed to have been timely made for purposes of this Section 2.3.5.
2.3.6    Administrative Fee. Borrower shall pay to Agent, for its own account (and not the account of any Lender), the Administrative Fee, on the Closing Date and on each anniversary of the date hereof until the date on which the Loan is indefeasibly paid in full, which Administrative Fee shall be prorated for any partial year during the term of the Loan. The payment by Borrower of the Administrative Fee under the Senior Loan shall be deemed to satisfy the obligations of Borrower under this Section 2.3.6; it being understood that there is one Administrative Fee due in connection with both the Loan and Mezzanine Loan.
Section 2.4    Prepayments.
2.4.1    Voluntary Prepayments. Except as otherwise provided herein, Borrower shall not have the right to prepay the Loan in whole or in part prior to the Maturity Date.
(a)    Permitted Prepayment.
(i)    On any Payment Date so long as no Event of Default has occurred and is continuing, Borrower may, at its option and upon not more than ninety (90) and not less than ten (10) days prior written notice to Agent, and subject to compliance with the provisions of this Section 2.4.1, prepay the Outstanding Principal Balance, provided that such prepayment is accompanied by (i) all accrued and unpaid interest on the Outstanding Principal Balance prepaid and (ii) all other amounts due under the Note, this Agreement, or any of the other Loan Documents (including, without limitation, the Prepayment Premium if such prepayment is made on or prior to the Prepayment Premium Date, and except in cases where a Prepayment Premium is expressly not due hereunder). A prepayment notice may be revoked by written notice of revocation to Agent on or prior to the date of prepayment specified in any such prepayment notice; provided that Borrower shall pay Agent upon demand for all of Agent’s and Lender’s out‑of‑pocket costs and expenses (including reasonable fees and disbursements of Agent’s counsel) incurred in connection with such anticipated prepayment and any reasonable documented sums for any Breakage Costs actually incurred by reason of the revocation.

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(b)    Prepayment/Repayment Conditions.
(i)    On the date on which a prepayment is made, Borrower shall pay to Agent for the ratable benefit of Lender:
(A)    all accrued and unpaid interest calculated at the Interest Rate on the amount of principal being prepaid through and including the Repayment Date together with an amount equal to the interest that would have accrued at the Interest Rate on the amount of principal being prepaid through the end of the Interest Period in which such prepayment occurs, notwithstanding that such Interest Period extends beyond the date of prepayment;
(B)    intentionally omitted;
(C)    if such prepayment is made on any date other than a Payment Date, Breakage Costs, if any, without duplication of any sums paid pursuant to Section 2.4.1);
(D)    the Prepayment Premium applicable thereto (if such prepayment occurs on or prior to the Prepayment Premium Date) except in cases where a Prepayment Premium is expressly not due hereunder; and
(E)    all other sums then due under the Note, this Agreement, the Building Loan Mortgage, and the other Loan Documents, including, without limitation, the Senior Loan Outstanding Principal Balance.
(ii)    Intentionally omitted.
(iii)    As a condition to making any voluntary prepayment under this Section 2.4.1, Borrower shall deliver evidence to Lender that simultaneously with any such prepayment, Mezzanine Borrower shall be making pro rata prepayment(s) of the Mezzanine Loan in accordance with its then-outstanding principal balance (or, if such prepayment is prepayment in full of the Loan, Borrower shall deliver evidence to Lender that simultaneously with any such prepayment, there shall be a prepayment in full of the Mezzanine Loan in accordance with its then-outstanding principal balance).
2.4.2    Mandatory Prepayments. Following any Casualty or Condemnation, on the next occurring Payment Date following the date on which Agent actually receives any Net Proceeds, if Agent is not obligated to make such Net Proceeds available to Borrower for Restoration, Borrower shall prepay, or authorize Agent to apply such Net Proceeds as a prepayment of, the Outstanding Principal Balance of the Note in an amount equal to one hundred percent (100%) of such Net Proceeds; provided, however, that if an Event of Default has occurred and is continuing, Agent may apply such Net Proceeds to the Debt (until paid in full) in any order or priority in its sole discretion. Additionally, so long as no Event of Default has occurred and is continuing, no Prepayment Premium or any other prepayment premium, penalty or fee shall be due in connection with any prepayment

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made pursuant to this Section 2.4.2. Any partial prepayment under this Section 2.4.2 shall be applied to the last payments of principal due under the Loan.
2.4.3    Prepayments Made While an Event of Default Exists. If, following the occurrence and during the continuance of an Event of Default, payment of all or any part of the Debt is tendered by Borrower for any reason or otherwise recovered by Lender (including, without limitation, through acceleration or the application of any Reserve Funds or Net Proceeds) Borrower shall pay, as part of the Debt, all of (a) all accrued interest calculated at the Interest Rate on the amount of principal being prepaid through and including the date of such prepayment together with an amount equal to the interest that would have accrued at the Interest Rate on the amount of principal being prepaid through the end of the Interest Period in which such prepayment occurs, notwithstanding that such Interest Period extends beyond the date of prepayment, (b) the Breakage Costs, if any, without duplication of any sums paid pursuant to the preceding clauses (a), and (c) an amount equal to the Prepayment Premium if repayment occurs on or prior to the Prepayment Premium Date. For the avoidance of doubt, if, after the Aggregate Debt is paid in full, Lender receive any additional amounts under this Section 2.4.3 or Section 2.4.3 of the Senior Loan Agreement, Borrower hereby directs Lender to pay such additional amounts to Senior Mezzanine Agent for application in accordance with the terms of the Senior Mezzanine Loan Documents (and then the balance, if any, shall be disbursed to Junior Mezzanine Agent for application in accordance with the terms of the Junior Mezzanine Loan Documents, and then the remaining balance, if any shall be disbursed to Borrower).
2.4.4    Allocation of Prepayments. Notwithstanding anything to the contrary contained in this Agreement, the following principal payments shall be allocated among the Loan and the Mezzanine Loan as follows:
(a)    Upon the occurrence and during the continuance of an Event of Default, Agent and Lender shall apply all prepayments first to payment of the Aggregate Debt, in any order and priority as elected by Agent in its sole discretion, until paid in full and, thereafter, Borrower hereby directs Agent to distribute all additional amount to Mezzanine Agent for application to the Mezzanine Outstanding Principal Balance in accordance with the terms of the Mezzanine Loan Documents.
(b)    At any time any portion of the Aggregate Debt remains outstanding, all Net Proceeds shall be applied to the Loan and not to the Mezzanine Loan regardless of whether or not an Event of Default then exists. If Any Net Proceeds remain after the prepayment of the Aggregate Debt in full, Borrower hereby direct Agent to distribute such amounts as follows: (A) if the Mezzanine Loan (or any portion thereof) is then outstanding, as a distribution to Mezzanine Agent for application to the Mezzanine Loan Outstanding Principal Balance in accordance with the terms of the Mezzanine Loan Documents, or (B) if the Mezzanine Loan has been repaid in full, to Borrower.
(c)    Lender shall promptly upon receipt deliver to Senior Mezzanine Agent or Junior Mezzanine Agent, as applicable, any portion of a prepayment that pursuant to the provisions of this Section 2.4.4 is to be applied towards the Senior Mezzanine Loan or the Junior Mezzanine Loan, as applicable. Notwithstanding anything to the contrary contained in this Agreement, the Loan Documents, and/or the Mezzanine Loan Documents, the parties hereto acknowledge and agree

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that, as to any clause or provision contained in this Agreement, the other Loan Documents, and/or the Mezzanine Loan Documents to the effect that payments are to be made by Borrower to Senior Mezzanine Lender or Junior Mezzanine Lender or otherwise applied to the Mezzanine Loan, such clause or provision shall be deemed to mean, and shall be construed as meaning, that (i) with respect to the Senior Mezzanine Loan, Lender shall pay to Borrower, and Borrower shall then immediately distribute to Senior Mezzanine Borrower, its sole member, pursuant to and in accordance with the organizational documents of Borrower and Senior Mezzanine Borrower, which distributions shall be immediately paid by Senior Mezzanine Borrower to Senior Mezzanine Agent for the ratable benefit of Senior Mezzanine Lender under the Senior Mezzanine Loan and (ii) with respect to the Junior Mezzanine Loan, Lender shall pay to Borrower, and Borrower shall then immediately distribute to Senior Mezzanine Borrower, its sole member, pursuant to and in accordance with the organizational documents of Borrower and Senior Mezzanine Borrower, and Senior Mezzanine Borrower shall then immediately distribute to Junior Mezzanine Borrower, its sole member, pursuant to and in accordance with the organizational documents of Senior Mezzanine Borrower and Junior Mezzanine Borrower which distributions shall be immediately paid by Junior Mezzanine Borrower to Junior Mezzanine Agent for the ratable benefit of Junior Mezzanine Lender under the Junior Mezzanine Loan, and any such clause or provision shall not be construed as meaning that Borrower and/or Senior Mezzanine Borrower is acting on behalf of, holding out its credit for, or paying the obligations of, Senior Mezzanine Borrower or Junior Mezzanine Borrower, as applicable, directly or in any other manner that would violate any of the single purpose entity covenants contained in this Agreement or other similar covenants contained in Borrower’s organizational documents, Senior Mezzanine Borrower’s organizational documents or Junior Mezzanine Borrower’s organizational documents, respectively.
(d)    Notwithstanding anything in the Loan Documents to the contrary, Borrower acknowledges and agrees that all prepayments applied to the Aggregate Outstanding Principal Balance shall be applied to the Building Loan and/or the Senior Loan in such order and priority as determined by Lender in its sole and absolute discretion.
Notwithstanding anything herein to the contrary, in no event shall Borrower pay any amounts to Agent or Lender to the extent such amounts are due and payable to Mezzanine Agent for the ratable benefit of Mezzanine Lender.
Section 2.5    Advances.
2.5.1    Future Leasing Expense Advances.
(a)    Lender shall make Future Leasing Expense Advances to Borrower from time to time for the Mortgage Loan Advance Percentage portion of Approved Leasing Expenses incurred by Borrower in connection with new or renewal Leases entered into after the date hereof in accordance with the terms hereof upon satisfaction by Borrower of each of the following conditions with respect to each such Future Leasing Expense Advance:
(i)    Borrower shall submit a draw request for payment in the form attached hereto as Schedule II to Agent at least ten (10) Business Days prior to the date on which Borrower requests such payment be made, which request shall specify

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the Approved Leasing Expense to be paid and shall be accompanied by copies of invoices for the amounts requested and any other information required hereunder to be delivered to Agent in connection with such invoice;
(ii)    Only with respect to tenant improvement costs, Borrower shall certify to Agent that any required equity contribution for amounts in excess of $80.00 per square foot for any Lease related to costs covered by such Advance has been contributed (i.e., expended by Borrower and invested in the Property for such costs) or will be so contributed, including contributions from Excess Cash that has been or is to be disbursed to Borrower pursuant to Section 2.7.2(b), contemporaneously with the payment of the Advance;
(iii)    on the date such request is received by Agent and on the date such payment is to be made, no Default, Event of Default or Mezzanine Loan Default or Mezzanine Loan Event of Default shall have occurred and be continuing;
(iv)    the Lease giving rise to the Approved Leasing Expense to be paid shall have been entered into (or renewed, if applicable) in accordance with the Loan Documents and approved by Agent, if applicable;
(v)    Agent shall have received, (A) with respect to tenant improvements to be completed by Borrower or its Affiliate, a copy of any license, permit or other approval by any Governmental Authority required in connection with the tenant improvements if then available and not previously delivered to Agent; (B) with respect to tenant improvements to be completed by Borrower or its Affiliate, Lien waivers (or partial or conditional (conditioned only on payment) Lien waivers, as applicable) or other evidence of payment or that such payment is due reasonably satisfactory to Agent and releases (with respect to amounts then due and owing) from all parties furnishing materials and/or services in connection with the requested payment or lien release bond; (C) a “date down endorsement” to the Title Insurance Policy in the form attached hereto as Schedule XIII insuring the Lien of the Building Loan Mortgage to the date of such Future Leasing Expense Advance setting forth no additional exceptions (including survey exceptions) and which endorsement shall increase the coverage under the Title Insurance Policy to an amount which includes the amount so advanced by Lender hereunder, together with a title search indicating that the Property is free from all liens, claims and other encumbrances not otherwise approved by Agent other than the Permitted Encumbrances, (D) Borrower shall have provided evidence reasonably satisfactory to Agent that it has increased the notional amount of the Interest Rate Cap Agreement to the Aggregate Outstanding Principal Balance following such Advance, and (E) such other evidence as Agent shall reasonably request to demonstrate that the Approved Leasing Expenses to be funded by the requested disbursement hereunder and under the Mezzanine Loan Agreement are paid for or will be paid upon such disbursement to Borrower;
(vi)    (A) the space subject to such Lease shall (1) have been vacant as of the Closing Date, (2) become vacant after the Closing Date or (3) be renewed by an

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existing Tenant or (B) such Lease shall be otherwise reasonably acceptable to Agent; and
(vii)    Senior Mezzanine Lender shall simultaneously fund the Senior Mezzanine Loan Advance Percentage (as defined in the Senior Mezzanine Loan Agreement) portion and Junior Mezzanine Lender shall simultaneously fund the Junior Mezzanine Loan Advance Percentage (as defined in the Junior Mezzanine Loan Agreement) portion of the total amount of funds being requested in any individual notice of borrowing (it being acknowledged that for any notice of borrowing, Lender shall fund the Mortgage Loan Advance Percentage portion of the total amount of funds requested pursuant to such draw request).
(b)    Lender shall not be required to make any Future Leasing Expense Advances more than one (1) time per calendar month and unless such requested amount together with the corresponding request by Mezzanine Borrower under the Mezzanine Loan Agreement is in an aggregate amount greater than One Hundred Thousand and No/100 Dollars ($100,000.00) except for the final disbursement which may be less. In no event shall Lender have any obligation to make Future Leasing Expense Advances on account of any Approved Leasing Expenses in excess of the Future Leasing Expense Advance Amount.
(c)    Notwithstanding anything to the contrary contained herein, all disbursements by Lender of Future Leasing Expenses Advances shall be for costs and expenses as set forth in, and shall be subject to the terms of, the Section 22 Affidavit and shall only be used to pay for Costs of Improvement. Borrower shall be able to sign any construction or professional contracts related to any Approved Leasing Expenses for tenant improvement work, Spec Buildout Work or Make Ready Work (each, a “TI Contract”) on any contract form and without Agent’s approval; provided, however, if such TI Contract is in excess of $1,000,000.00, Borrower shall use the TI Contract Form without material modification. If (i) the total cost of any TI Contract is over $4,000,000.00, (ii) the work in a TI Contract relates to a Major Lease or (iii) the total cost of any TI Contract is over $1,000,000.00 and that Borrower has not used the TI Contract Form without material modification, Borrower will deliver to Agent a draft of such modified TI Contract for Agent’s review and approval, such approval not to be unreasonably withheld, denied, delayed or conditioned and to be subject to the TI Contract Deemed Consent Mechanics. If requested by Agent, Borrower will deliver “will‑serve” letters from applicable counterparties under the TI Contracts that Lender has the right to approved pursuant to this Section 2.5.1(c), whereby such contract counterparties have agreed to upon a continuing Event of Default, perform the applicable work for the benefit of Agent.
2.5.2    Future Cap‑Ex Advances; CapEx Budget.
(a)    Lender shall make Future Cap‑Ex Advances to Borrower from time to time for the Mortgage Loan Advance Percentage portion of Approved Capital Expenses incurred by Borrower, upon satisfaction by Borrower of each of the following conditions with respect to each Future Cap‑Ex Advance:
(i)    Borrower shall submit a draw request for payment in the form attached hereto as Schedule II to Agent at least ten (10) Business Days prior to the

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date on which Borrower requests such payment be made, which request specifies the Approved Capital Expense to be paid and shall be accompanied by copies of invoices for the amounts requested and any other information required hereunder to be delivered to Agent in connection with such invoice,
(ii)    Agent shall have received conditional (conditioned only on payment) Lien waivers (or partial Lien waivers, as applicable) or other evidence of payment or that payment is due reasonably satisfactory to Agent and releases (with respect to amounts then due and owing) from all parties furnishing materials and/or services in connection with the requested payment;
(iii)    on the date such request is received by Agent and on the date such payment is to be made, no Default, Event of Default, Mezzanine Loan Default or Mezzanine Loan Event of Default shall have occurred and be continuing,
(iv)    Agent shall have received a “date down endorsement” to the Title Insurance Policy in the form attached hereto as Schedule XIII insuring the Lien of the Building Loan Mortgage to the date of such Future Cap‑Ex Advance setting forth no additional exceptions (including survey exceptions) and which endorsement shall increase the coverage under the Title Insurance Policy to an amount which includes the amount so advanced by Lender hereunder, together with a title search indicating that the Property is free from all liens, claims and other encumbrances not otherwise approved by Agent other than the Permitted Encumbrances,
(v)    Borrower shall have provided evidence reasonably satisfactory to Agent that it has increased the notional amount of the Interest Rate Cap Agreement to the Aggregate Outstanding Principal Balance following such Advance;
(vi)    Agent shall have received such other evidence as Agent shall reasonably request that the Approved Capital Expense to be funded by the requested Future Cap‑Ex Advance hereunder and under each Mezzanine Loan Agreement have been completed and are paid for or will be paid upon receipt of such Advance by Borrower and each Mezzanine Borrower;
(vii)    Borrower shall have submitted a budget, which budget shall be approved by Agent, which details, subject to Borrower’s right to reallocate certain costs pursuant to Section 5.1.30(c) hereof, all reasonably anticipated costs with respect to such Approved Capital Expenses, with sufficient detail on a line item basis, which Borrower represents and warrants to be its best estimate of all reasonably anticipated costs in connection with such Approved Capital Expenses (as same may be amended by Borrower from time to time, a “CapEx Budget”); and
(viii)    Senior Mezzanine Lender shall simultaneously fund the Senior Mezzanine Loan Advance Percentage (as defined in the Senior Mezzanine Loan Agreement) portion and Junior Mezzanine Lender shall simultaneously fund the Junior Mezzanine Loan Advance Percentage (as defined in the Junior Mezzanine

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Loan Agreement) portion of the total amount of funds being requested in any individual notice of borrowing (it being acknowledged that for any notice of borrowing, Lender shall fund the Mortgage Loan Advance Percentage portion of the total amount of funds requested pursuant to such draw request).
(b)    In no event shall Lender have any obligation to make Future Cap‑Ex Advances on account of any Approved Capital Expenses in excess of the Future Cap‑Ex Advance Amount. Notwithstanding anything to the contrary contained herein, all disbursements by Lender of Future Cap‑Ex Advances shall be for costs and expenses as set forth in, and shall be subject to the terms of, the Section 22 Affidavit and shall only be used to pay for Costs of Improvement.
2.5.3    No Obligation to do Work. Nothing in this Section 2.5 shall (i) make Agent or Lender responsible for performing or completing all or any portion of the Cap‑Ex, any tenant improvements, Make Ready Work or Spec Buildout Work to be funded by a Future Cap‑Ex Advance or a Future Leasing Expense Advance; (ii) require Lender to expend funds in addition to the allocated Future Cap‑Ex Advances to complete any of the Cap‑Ex or the allocated Future Leasing Expense Advances to complete any tenant improvements or to complete Spec Buildout Work or Make Ready Work; or (iii) obligate Agent or Lender to proceed with or personally perform any Cap‑Ex, tenant improvements, Make Ready Work or Spec Buildout Work.
2.5.4    Inspections. Borrower shall permit Agent and Agent’s agents and representatives or independent contractors hired by Agent (including Agent’s engineer, architect or inspector) to enter onto the Property, subject to the rights of Tenants under applicable Leases, during normal business hours following reasonable advance notice to inspect the progress of the Approved Capital Expenses, tenant improvements, Make Ready Work or Spec Buildout Work, as applicable, and all materials being used in connection therewith and to examine all plans and shop drawings relating to such Approved Capital Expenses, tenant improvements, Make Ready Work and Spec Buildout Work. Borrower shall cause all contractors and subcontractors to cooperate with Agent or Agent’s representatives or such other Persons described above in connection with inspections described in this Section 2.5.4.
2.5.5    Additional Inspection Provisions. If an aggregate Advance (which amount excludes any Advances for leasing commissions) hereunder together with the corresponding “Advance” under the Mezzanine Loan will exceed One Million and No/100 Dollars ($1,000,000.00), Agent may require an inspection of the Property at Borrower’s expense prior to making an Advance in order to verify completion of the applicable Approved Capital Expense, tenant improvement work, Make Ready Work or Spec Buildout Work, as applicable, for which payment is sought. Agent may require that such inspection be conducted by an appropriate independent qualified inspector selected by Agent and may require a certificate of completion by an independent qualified professional architect acceptable to Agent at the conclusion of the applicable portion of the work prior to making an Advance. Following a Default under the Loan Documents, Borrower shall pay the expense of the inspection as required hereunder, whether such inspection is conducted by Agent or by an independent qualified professional architect or inspector.

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2.5.6    No Waiver. Any Advance by Lender of the Building Loan Amount made prior to or without the fulfillment by Borrower of all of the conditions precedent thereto described in this Section 2.5, whether or not known to Agent or Lender, shall not constitute a waiver by Agent or Lender of the requirement that all conditions, including the non‑performed conditions, shall be required with respect to all additional Advances.
2.5.7    Additional Conditions to Advances.
(a)    If at any time Agent determines in its sole discretion after consulting with an independent construction consultant that the then cost to complete any project that constitutes the Approved Capital Expenses is in excess of the amount set forth on the CapEx Budget for such project (subject to Borrower’s right to amend a CapEx Budget pursuant to Section 2.5.2(a)(vii) hereof), then Lender shall have no obligation to make any Advances for Approved Capital Expenses unless Borrower pays out‑of‑pocket from Borrower Equity all Approved Capital Expenses in respect of such project until the cost to complete such project is equal to the remaining unfunded portion of the Future Cap‑Ex Advance Amount hereunder and the “Future Cap‑Ex Advance Amount” under and as such term is defined in the Mezzanine Loan Agreement, in each case allocated to such project in accordance with such CapEx Budget (as based on evidence reasonably acceptable to Agent) (and thereafter Advances for Approved Capital Expenses shall again be made pursuant to this Agreement).
2.5.8    Forced Funding of Future Funding Amount. Notwithstanding anything to the contrary contained herein, if Borrower shall have timely exercised the First Extension Option and the Second Extension Option in accordance with the terms and conditions of this Agreement, on or after March 7, 2020 (the “Forced Funding Date”), Borrower shall have the right upon ten (10) Business Days’ prior written notice to Agent, but not the obligation, to cause Lender to advance all or any portion of the then unadvanced Future Funding Amount into the Rollover Reserve Account at which point the outstanding balance of the Building Loan shall be increased by the amount so funded (and, as such, Debt Service payments due and owing hereunder shall be paid based on such increased outstanding balance) and Borrower shall provide Agent a “date down endorsement” to the Title Insurance Policy in the form attached hereto as Schedule XIII insuring the Lien of the Building Loan Mortgage to the date of such advance setting forth no additional exceptions (including survey exceptions) and which endorsement shall increase the coverage under the Title Insurance Policy to an amount which includes the amount so advanced by Lender hereunder, together with a title search indicating that the Property is free from all liens, claims and other encumbrances not otherwise approved by Agent other than the Permitted Encumbrances. Borrower hereby acknowledges that Lender’s advance of the then unadvanced Future Funding Amount described in the immediately preceding sentence shall not in any way diminish or otherwise modify the conditions precedent to Advances described in this Section 2.5 or any of Borrower’s obligations under the Loan Documents. Simultaneously with Borrower’s election to cause Lender to advance all or any portion of the then unadvanced Future Funding Amount into the Rollover Reserve Account, Mezzanine Borrower shall cause Mezzanine Lender to advance a pro rata portion of the then unadvanced “Future Funding Amount” into the Rollover Reserve Account under Section 2.5.8 of the Mezzanine Loan Agreement.

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2.5.9    Cancellation of Advances. Borrower shall have the right to notify Agent in writing at least ninety (90) days prior to the Forced Funding Date that Borrower desires to cancel its ability to receive Advances of all or a portion of the then unadvanced Future Funding Amount not otherwise allocated to pay for Leasing Expenses relating to the EDC Lease (unless there are sufficient funds on deposit in the Rollover Reserve Account and/or the Excess Cash Reserve Account to pay such Leasing Expenses related to the EDC Lease), provided that Agent shall have confirmed (a) that the Cap‑Ex performed to date has been Completed in accordance with the terms and conditions of this Agreement and all the costs associated with the such Cap‑Ex performed to date have been paid for in full and (b) that all outstanding Leasing Expenses have been paid in full. If Borrower so notifies Agent prior to such applicable date, Borrower’s right to receive, and Lender’s obligation to make, any further Advances of the Future Funding Amount pursuant to this Agreement, shall be terminated and of no further force and effect. Simultaneously with Borrower’s cancellation of the Future Funding Amount under this Section 2.5.9, Mezzanine Lender shall cancel the pro rata amount of the “Future Funding Amount” under Section 2.5.9 of the Mezzanine Loan Agreement.
2.5.10    Spec Buildout Work.
(a)    Notwithstanding anything contained herein, a portion of the remaining amount otherwise available for Advances for Approved Leasing Expenses pursuant to this Agreement and the Mezzanine Loan Agreement, in an aggregate amount not to exceed at any time $1,548,923.33 (the “Maximum Spec Buildout Additional Advance Amount”), shall be available for payment towards the Spec Buildout Expenses, subject to the following: (i) the aggregate amount of Spec Buildout Expenses paid by Building Loan proceeds and Mezzanine Loan proceeds shall not exceed $80.00 per square foot of the portion of the Property to be built‑out (unless the cost in excess has been contributed (i.e. expended by Borrower and invested in the Property for such costs ) or will be so contributed, including contributions from Excess Cash that has been or is to be disbursed to Borrower pursuant to Section 2.7.2(b), contemporaneously with the payment of the Advance), (ii) satisfaction of each of the conditions and requirements under this Agreement applicable to Advances for Approved Leasing Expenses or applicable to Advances generally (except for conditions related to Leases), and (iii) the further provisions of this Section 2.5.10. Any Advances for Spec Buildout Expenses shall reduce the remaining amount that otherwise would be available for Advances for other Approved Leasing Expenses, such that the aggregate amount of Advances made for Spec Buildout Expenses (which shall be subject to the Maximum Spec Buildout Additional Advance Amount, as provided above) and Advances made for other Approved Leasing Expenses shall never collectively exceed the Future Leasing Expense Advance Amount. Upon execution of a Lease pursuant to the terms of this Agreement (including Section 5.1.21), which covers all or a portion of the space in the Property for which Spec Buildout Work was performed (a “Spec Buildout Lease”) (and which complies with the Minimum Leasing Guidelines, which shall take into account any amounts previously disbursed by Lender hereunder and amounts contributed by Borrower, in each case with respect to Spec Buildout Expenses, plus any additional tenant improvement, buildout or similar costs under such Spec Buildout Lease), the amount of Advances for any Spec Buildout Expenses associated with such Lease (as reasonably determined by Agent) shall no longer be considered solely for purposes of determining the amount of Advances for Spec Buildout Expenses then available in accordance with the Maximum Spec Buildout Additional Advance Amount; it being understood that any further Advances for Spec Buildout Expenses shall be subject to all of

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the conditions specified herein. In the event that only a portion of the space in the Property for which Spec Buildout Work was performed is subject to a Spec Buildout Lease, a pro rata amount (based on the applicable rentable square footage of the portion leased relative to the total rentable square footage of the portion of the Property for which the Spec Buildout Work was performed) of Advances for any Spec Buildout Expenses associated with such Lease (as reasonably determined by Agent) shall no longer be considered solely for purposes of determining the amount of Advances for Spec Buildout Expenses then available in accordance with the Maximum Spec Buildout Additional Advance Amount.
(b)    As a condition to the making of any Advance pursuant to Section 2.5.10(a)), Borrower shall submit the following to Agent: (i) a budget setting forth all work to be performed by Borrower in connection with such Spec Buildout Work and the anticipated cost thereof (and which shall not exceed the amount set forth in clause (i) of the first sentence of Section 2.5.10(a), subject to the exception set forth therein) (the “Spec Buildout Budget”), (ii) Borrower shall have provided evidence reasonably satisfactory to Agent that it has increased the notional amount of the Interest Rate Cap Agreement to the Aggregate Outstanding Principal Balance following such Advance and (iii) all plans and specifications for such Spec Buildout Work (the “Spec Buildout Plans”). Borrower shall have the right to amend a Spec Buildout Budget from time to time to make adjustments of any line item by an amount not to exceed five percent (5%) of the cost for such line item by giving notice thereof to Agent.
(c)    Any Advances made pursuant to this Section 2.5.10 shall be applied only to Spec Buildout Expenses set forth in the Spec Buildout Budget and incurred in connection with Spec Buildout Work performed in accordance with the Spec Buildout Plans.
(d)    For the avoidance of doubt, for all purposes of this Agreement (including, without limitation, this Section 2.5.10 and Sections 2.5.1 and 5.1.21), in determining whether any Spec Buildout Lease (or proposed Spec Buildout Lease) complies with the Minimum Leasing Guidelines, the tenant improvement, buildout or similar costs under such Spec Buildout Lease shall be deemed to include (i) any and all amounts previously disbursed by Lender hereunder and Borrower Equity spent for Spec Buildout Expenses with respect to such Spec Buildout Work (the foregoing clause (i), “Prior Disbursed Amounts”), and (ii) any and all tenant improvement, buildout or similar costs with respect to the applicable demised premises contemplated under such Spec Buildout Lease (and/or under any related work letters or similar arrangements) (the foregoing clause (ii), “Tenant Improvement Costs”) (i.e., such that the total amount of Prior Disbursed Amounts and Tenant Improvement Costs with respect to such Spec Buildout Lease shall not collectively exceed the applicable maximum expenditures per rentable square foot for all tenant improvement, buildout or similar costs with respect to the applicable demised premises set forth in the Minimum Leasing Guidelines).
2.5.11    Make Ready Work.
(a)    Notwithstanding anything contained herein, a portion of the remaining amount otherwise available for Advances for Approved Leasing Expenses pursuant to this Agreement and the Mezzanine Loan Agreement, in an aggregate amount not to exceed at any time $3,872,308.25 (the “Maximum Make Ready Additional Advance Amount”), shall be available

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for payment towards the Make Ready Expenses, subject to the following: (i) reserved, (ii) satisfaction of each of the conditions and requirements under this Agreement applicable to Advances for Approved Leasing Expenses or applicable to Advances generally (except for conditions related to Leases), and (iii) the further provisions of this Section 2.5.11. Any Advances for Make Ready Expenses shall reduce the remaining amount that otherwise would be available for Advances for other Approved Leasing Expenses, such that the aggregate amount of Advances made for Make Ready Expenses (which shall be subject to the Maximum Make Ready Additional Advance Amount, as provided above) and Advances made for other Approved Leasing Expenses shall never collectively exceed the Future Leasing Expense Advance Amount.
(b)    As a condition to the making of any Advance pursuant to Section 2.5.11(a)), Borrower shall submit the following to Agent: (i) a budget setting forth all work to be performed by Borrower in connection with such Make Ready Work and the anticipated cost thereof (and which shall not exceed the amount set forth in clause (i) of the first sentence of Section 2.5.11(a)) (the “Make Ready Budget”), (ii) Borrower shall have provided evidence reasonably satisfactory to Agent that it has increased the notional amount of the Interest Rate Cap Agreement to the Aggregate Outstanding Principal Balance following such Advance, and (iii) all plans and specifications for such Make Ready Work (the “Make Ready Plans”). Borrower shall have the right to amend a Make Ready Budget from time to time to make adjustments of any line item by an amount not to exceed five percent (5%) of the cost for such line item by giving notice thereof to Agent
(c)    Any Advances made pursuant to this Section 2.5.11 shall be applied only to Make Ready Expenses set forth in the Make Ready Budget and incurred in connection with Make Ready Work performed in accordance with the Make Ready Plans.
2.5.12    Future Advances Generally. Agent’s and the Lender’s obligations to perform in accordance with this Section 2.5 and to make any Advance in accordance with the terms and provisions of this Agreement are an independent contract made by Agent and Lender to Borrower separate and apart from any other obligation of Agent and Lender to Borrower under the other provisions of this Agreement and the Loan Documents.  The obligations of Borrower under this Agreement and the Loan Documents shall not be reduced, discharged or released because or by reason of any existing or future offset, claim or defense of Borrower, or any other party, against Agent or Lender by reason of Agent’s or Lender’s failure to perform its obligations under this Section 2.5.  Borrower acknowledges and agrees that the failure of Agent or Lender to perform their obligations hereunder shall not affect the obligations of Borrower hereunder to any Person nor shall any other Person be liable for the failure of Agent or Lender to perform their respective obligations hereunder or under the other Loan Documents.
Section 2.6    Release of Property. Except as set forth in this Section 2.6, no repayment or prepayment of all or any portion of the Note shall cause, give rise to a right to require, or otherwise result in, the release of the Lien of the Building Loan Mortgage.
2.6.1    Release on Payment in Full. Agent shall, upon the written request and at the expense of Borrower, upon payment in full of the Aggregate Debt in accordance with the terms of this Agreement and the other Loan Documents, release the Lien of the Building Loan Mortgage, or, in order to save mortgage recording tax, upon Borrower’s request, Lender shall assign the Note

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and Agent shall assign the Building Loan Mortgage, without recourse, covenant or warranty of any nature, express or implied, but including representations (A) that Agent has not previously assigned, transferred, conveyed or encumbered the Building Loan Mortgage that has not been terminated or cancelled immediately prior to such assignment and (B) as to the current debt amount thereunder, to a new lender designated by Borrower, provided (a) Borrower shall pay Lender’s and Agent’s reasonable attorneys’ fees for the preparation, delivery and performance of the assignment (and the amounts set forth in clauses (i) and (ii) shall be payable by Borrower regardless of whether such assignment is ultimately consummated), (b) Borrower shall have caused the delivery of an executed affidavit under Section 275 of the New York Real Property Law, and (c) such an assignment is not then prohibited by any federal, state or local law, rule, regulation or order or by any governmental authority.
Section 2.7    Cash Management.
2.7.1    Clearing Account.
(a)    Borrower shall establish and maintain a segregated Eligible Account (the “Clearing Account”) with the Clearing Bank in trust for the benefit of Agent for the benefit of Lender, which Clearing Account shall be under the sole dominion and control of Agent. The Clearing Account shall be entitled “110 WILLIAM PROPERTY INVESTORS III, LLC, as pledgor, for the benefit of MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC, AS AGENT, as Secured Party – Clearing Account,” or such other name as required by Agent from time to time. Borrower (i) hereby grants to Agent, for the ratable benefit of Lender, a first priority security interest in the Clearing Account and all deposits at any time contained therein and the proceeds thereof, and (ii) will take all actions necessary to maintain in favor of Agent, for the ratable benefit of Lender, a perfected first priority security interest in the Clearing Account, including, without limitation, the execution of any account control agreement required by Agent and filing or authorizing Agent to file UCC‑1 financing statements and continuations thereof. Such financing statements may describe as the collateral covered thereby as “all assets of the debtor, whether now owned or hereafter acquired” or words to the effect. Borrower will not in any way alter, modify or close the Clearing Account and will notify Agent of the account number thereof. Except as may be expressly permitted in the Clearing Account Agreement, Agent and Servicer shall have the sole right to make withdrawals from the Clearing Account and all costs and expenses for establishing and maintaining the Clearing Account shall be paid by Borrower. All monies now or hereafter deposited into the Clearing Account shall be deemed additional security for the Obligations.
(b)    Borrower shall, or shall cause Manager to, deliver written instructions to all Tenants under Leases to deliver all Rents payable thereunder directly to the Clearing Account. Borrower shall, and shall cause Manager to, deposit into the Clearing Account within one (1) Business Day after receipt all amounts received by Borrower or Manager constituting Rents, other Gross Income from Operations, or other amounts related to the use, ownership or operation of the Property. The Clearing Account Agreement and Clearing Account shall remain in effect until the Loan has been repaid in full.
(c)    Borrower shall cause the Clearing Bank to transfer to the Cash Management Account in immediately available funds by federal wire transfer all amounts on deposit in the

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Clearing Account on each Business Day (less any required minimum balance pursuant to the terms of the Clearing Account Agreement).
(d)    Upon the occurrence of an Event of Default, Agent may, in addition to any and all other rights and remedies available to Agent for the ratable benefit of Lender, direct the Clearing Bank to immediately pay over all funds on deposit in the Clearing Account to Agent for the ratable benefit of Lender and to apply any such funds to the payment of the Debt in any order in its sole discretion, provided, however, in the event the Clearing Account or Cash Management Account has sufficient funds and Agent fails to apply such funds to required Taxes or Insurance Premiums when due and payable, the failure by Borrower to pay Taxes or Insurance Premiums shall not give rise to liability of Borrower or Guarantor under Section 3.1(b)(viii) of this Agreement.
(e)    Funds deposited into the Clearing Account shall not be commingled with other monies held by Borrower, Manager or the Clearing Bank.
(f)    Borrower shall not further pledge, assign or grant any security interest in the Clearing Account or the monies deposited therein or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC‑1 financing statements, except those naming Agent, for the ratable benefit of Lender, as the secured party, to be filed with respect thereto.
(g)    Borrower shall indemnify Agent, Lender and the Clearing Bank and hold Agent, Lender and the Clearing Bank harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations and costs and expenses (including litigation costs and reasonable attorneys’ fees and expenses) (other than consequential or punitive damages) arising from or in any way connected with the Clearing Account, the Clearing Account Agreement or the performance of the obligations for which the Clearing Account was established (unless arising from the willful misconduct, gross negligence, fraud, criminal acts, bad faith or material breach of the Loan Documents by Agent, Lender or the Clearing Bank, as applicable).
2.7.2    Cash Management Account.
(a)    Agent, for the ratable benefit of Lender, shall establish and maintain a segregated Eligible Account (the “Cash Management Account”) to be held by the Deposit Bank in trust for the benefit of Agent for the ratable benefit of Lender, which Cash Management Account shall be under the sole dominion and control of Agent. The Cash Management Account shall be entitled “110 WILLIAM PROPERTY INVESTORS III, LLC, as pledgor, for the benefit of MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC, AS AGENT, as Secured Party – Cash Management Account,” or such other name as required by Agent from time to time. Agent will also establish subaccounts of the Cash Management Account which shall at all times be Eligible Accounts (and may be ledger or book entry accounts and not actual accounts) (such subaccounts are referred to herein as “Subaccounts”). Borrower (i) hereby grants to Agent, for the ratable benefit of Lender, a first priority security interest in the Cash Management Account and the Subaccounts and all deposits at any time contained therein and the proceeds thereof, and (ii) will take all actions necessary to maintain in favor of Agent, for the ratable benefit of Lender, a perfected first priority security interest in the Cash Management Account and the Subaccounts, including, without limitation, filing or authorizing Agent to file UCC‑1 financing statements and continuations

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thereof. Such financing statements may describe as the collateral covered thereby “all assets of the debtor, whether now owned or hereafter acquired” or words to that effect. Borrower will not in any way alter, modify or close the Cash Management Account and will notify Agent of the account number thereof. Agent and Servicer shall have the sole right to make withdrawals from the Cash Management Account and the Subaccounts and all costs and expenses for establishing and maintaining the Cash Management Account and the Subaccounts shall be paid by Borrower. All monies now or hereafter deposited into the Cash Management Account and the Subaccounts shall be deemed additional security for the Obligations.
(b)    Provided no Event of Default shall have occurred and be continuing, on each Payment Date (or, if such Payment Date is not a Business Day, on the immediately preceding Business Day) all funds on deposit in the Cash Management Account shall be applied by Agent (or by the Deposit Bank at Agent’s direction) to the payment of the following items in the order indicated:
(i)    First, payment to Agent (for deposit in the Tax and Insurance Escrow Account) in respect of the Tax and Insurance Escrow Funds in accordance with the terms and conditions of Section 7.1 hereof, to be disbursed as set forth in this Agreement;
(ii)    Second, payment to: (y) the Deposit Bank of the fees and expenses of the Deposit Bank then due and payable pursuant to the Cash Management Agreement and (z) Clearing Bank of the fees and expenses of the Clearing Bank then due and payable pursuant to the Clearing Account Agreement;
(iii)    Third, payment to Agent and/or its servicer of the Monthly Debt Service Payment Amount hereunder and under the Senior Loan Agreement;
(iv)    Fourth, payment to Agent for deposit in the Replacement Reserve Account, in respect of the Replacement Reserve Monthly Deposit, if required in accordance with the terms and conditions of Section 7.2.1 hereof;
(v)    Fifth, payment to Agent and/or Servicer of any other amounts then due and payable under the Loan Documents hereunder and under the Senior Loan Agreement (including, without limitation, the payment of the Administrative Fee);
(vi)    Sixth, payment to Borrower in an amount equal to the aggregate of (A) operating expenses due and payable by Borrower during the succeeding month as set forth in the Approved Annual Budget, (B) Extraordinary Expenses, if any, approved by Agent; less (C) any amounts which were previously disbursed to Borrower pursuant to this Section 2.7.2(b)(vi) and which were not used by Borrower to pay operating expenses or Extraordinary Expenses; provided, however, if a Cash Trap Period is then continuing, Agent shall have no obligation to disburse any funds to Borrower under this Section 2.7.2(b)(vi) unless, no less than one time per calendar quarter, Borrower has delivered to Agent not less than five (5) Business Days prior to the disbursement date an Officer’s Certificate in form and substance reasonably acceptable to Agent certifying to Agent: (x) a list in reasonable detail of the operating

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expenses which are due and payable by Borrower during the applicable quarter as set forth in the Approved Annual Budget, and (y) a reconciliation showing all operating expenses and Extraordinary Expenses actually paid by Borrower for the prior quarter and all amounts distributed to Borrower under this Section 2.7.2(b)(vi) during the preceding calendar quarter; provided, that, in no event shall the fees payable to the Project Manager pursuant to the Project Management Agreement be deemed operating expenses or Extraordinary Expenses payable pursuant to this Section 2.7.2(b)(vi);
(vii)    Seventh, payment as directed by Senior Mezzanine Agent of Senior Mezzanine Debt Service then due and payable with respect to the Senior Mezzanine Loan;
(viii)    Eighth, payment as directed by Senior Mezzanine Agent of all other amounts then due and payable with respect to the Senior Mezzanine Loan;
(ix)    Ninth, payment as directed by Senior Mezzanine Agent of Senior Mezzanine Debt Service then due and payable with respect to the Senior Mezzanine Loan;
(x)    Tenth, payment as directed by Senior Mezzanine Agent of all other amounts then due and payable with respect to the Senior Mezzanine Loan;
(xi)    Eleventh, if a Cash Trap Period is then continuing, payment of all amounts then remaining after payment of items (i) through (viii) (all amounts then remaining after payment of items (i) through (viii) being hereinafter referred to as “Excess Cash”) to the Excess Cash Reserve Fund in accordance with the terms and conditions of Section 7.7 hereof; and
(xii)    Lastly, if no Cash Trap Period is then continuing, payment of all available Excess Cash to Borrower.
(c)    The insufficiency of funds on deposit in the Cash Management Account shall not relieve Borrower of the obligation to make any payments, as and when due pursuant to this Agreement and the other Loan Documents, and such obligations shall be separate and independent, and not conditioned on any event or circumstance whatsoever.
(d)    Notwithstanding anything to the contrary contained in this Section 2.7.2, following the occurrence of an Event of Default and during the continuance thereof, all funds on deposit in the Cash Management Account may be applied by Agent in such order and priority as Agent shall determine in its sole discretion until the Debt has been indefeasibly paid in full, provided, however, in the event the Clearing Account or Cash Management Account has sufficient funds and Agent fails to apply such funds to required Taxes or Insurance Premiums when due and payable, the failure by Borrower to pay Taxes or Insurance Premiums shall not give rise to liability of Borrower or Guarantor under Section 3.1(b)(viii) of this Agreement.

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(e)    Borrower hereby agrees to reasonably cooperate with Agent with respect to any requested modifications to the Cash Management Agreement for the purpose of establishing additional sub‑accounts in connection with any payments otherwise required under this Agreement and the other Loan Documents.
(f)    Borrower shall indemnify Agent, Lender and the Deposit Bank and hold Agent, Lender and the Deposit Bank harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations and costs and expenses (including litigation costs and reasonable attorneys’ fees and expenses) arising from or in any way connected with the Cash Management Account, the Cash Management Agreement or the performance of the obligations for which the Cash Management Account was established (unless arising from the willful misconduct, gross negligence, fraud, criminal acts, bad faith or material breach of the Loan Documents by Agent, Lender or the Deposit Bank, as applicable).
(g)    Borrower shall indemnify Agent, Lender and the Clearing Bank and hold Agent, Lender and the Clearing Bank harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations and costs and expenses (including litigation costs and reasonable attorneys’ fees and expenses) (other than consequential or punitive damages) arising from or in any way connected with the Clearing Account, the Clearing Account Agreement or the performance of the obligations for which the Clearing Account was established (unless arising from the willful misconduct, gross negligence, fraud, criminal acts, bad faith or material breach of the Loan Documents by Agent, Lender or the Clearing Bank, as applicable).
2.7.3    Reserved.
2.7.4    Control of Accounts.
(a)    Pursuant and subject to the terms hereof and of the other Loan Documents, Borrower agrees that the Clearing Bank shall at all times be entitled to comply with all instructions originated by Agent, without further consent by Borrower, directing disposition of the Clearing Account and all sums at any time held, deposited or invested therein, together with any interest or other earnings thereon, and all proceeds thereof (including proceeds of sales and other dispositions), whether accounts, general intangibles, chattel paper, deposit accounts, instruments, documents or securities.
(b)    The Clearing Account and Cash Management Account shall not, at any time, be held in the name of any Person other than Borrower, as pledgor, for the benefit of Agent, as secured party.
Notwithstanding anything to the contrary contained herein, compliance by Borrower with Section 2.7 under the Senior Loan Agreement shall be deemed to be compliance by Borrower under this Section 2.7.

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Section 2.8    Interest Rate Cap Agreement.
2.8.1    Interest Rate Cap Agreement. Prior to or contemporaneously with the Closing Date, Borrower shall have obtained, and thereafter maintain in effect, the Interest Rate Cap Agreement (the “Initial Interest Rate Cap Agreement”), which:
(a)    has a term expiring no earlier than the last day of the Interest Period in which the Maturity Date occurs (as extended from time to time pursuant to this Agreement);
(b)    has a notional amount equal to the initial principal amount of the Senior Loan; provided, however, that at all times the notional amount shall equal the Aggregate Outstanding Principal Balance;
(c)    has a strike rate equal to the Strike Price;
(d)    is governed by the laws of the State of New York;
(e)    is issued by the Counterparty to Borrower and pledged to Agent, for the ratable benefit of Lender, by Borrower in accordance with the Assignment of Rate Cap;
(f)    has a Counterparty that is obligated to make a stream of payments, directly to the Clearing Account (whether or not an Event of Default has occurred) from time to time equal to the product of (i) the notional amount of such Interest Rate Cap Agreement multiplied by (ii) the excess, if any, of LIBOR (including any upward rounding under the definition of LIBOR) over the Strike Price and shall provide that such payment shall be made on a monthly basis in each case not later than (after giving effect to and assuming the passage of any cure period afforded to the Counterparty under the Interest Rate Cap Agreement, which cure period shall not in any event be more than three (3) Business Days) each Payment Date; and
(g)    does not impose any material obligation on the beneficiary thereof (after payment of the acquisition cost) and is, in all material respects, satisfactory in form and substance to Agent (in its reasonable discretion) and satisfies applicable Rating Agency standards and requirements (if a Securitization has occurred), including, without limitation, provisions satisfying Rating Agencies standards, requirements and criteria (i) that incorporate representations by the Counterparty that no withholding taxes shall apply to payments by the Counterparty, and provide for “gross up” payments by the Counterparty for any withholding tax (subject to customary exceptions), (ii) whereby the Counterparty agrees not to file or join in the filing of any petition against Borrower under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law, and (iii) that incorporate, if the Interest Rate Cap Agreement contemplates collateral posting by the Counterparty, a credit support annex setting forth the mechanics for collateral to be calculated and posted that are consistent with Rating Agencies standards, requirements and criteria.
In addition, Borrower shall cause the Counterparty under the Interest Rate Cap Agreement to execute and deliver the Acknowledgment.

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If Borrower extends the Maturity Date pursuant to Section 2.9, prior to the expiration of the Initial Interest Rate Cap Agreement, Borrower shall deliver an extension of the Initial Interest Rate Cap Agreement or a replacement of the same meeting the requirements of this Section 2.8.1 except that the term shall expire no earlier than the Maturity Date.
2.8.2    Pledge and Collateral Assignment. As security for the full and punctual payment and performance of the Obligations when due (whether upon stated maturity, by acceleration, early termination or otherwise), Borrower shall execute and deliver the Assignment of Rate Cap and cause the Counterparty to execute and deliver same to Agent.
2.8.3    Covenants.
(a)    Borrower shall comply in all material respects with all of its obligations under the terms and provisions of the Interest Rate Cap Agreement. All amounts payable by the Counterparty under the Interest Rate Cap Agreement to Borrower or Agent shall be deposited directly into the Clearing Account pursuant to Section 2.7. Subject to the terms hereof, provided no Event of Default has occurred and is continuing, Borrower shall be entitled to exercise all rights, powers and privileges of Borrower under, and to control the prosecution of all claims with respect to, the Interest Rate Cap Agreement. Borrower shall take all actions reasonably requested by Agent to enforce Borrower’s rights under the Interest Rate Cap Agreement in the event of a default by the Counterparty thereunder.
(b)    In the event of any downgrade, withdrawal or qualification of the rating of the Counterparty below a long‑term unsecured debt rating of “A-” by S&P (or Fitch, if rated by Fitch) or long‑term unsecured debt rating of “A3” by Moody’s (or Fitch, if rated by Fitch) or long‑term unsecured debt rating of “A3” by Moody’s, Borrower shall replace the Interest Rate Cap Agreement with a Replacement Interest Rate Cap Agreement (and deliver a fully executed assignment of interest rate cap agreement in substantially the form of the Assignment of Rate Cap with respect thereto (a “Replacement Assignment of Rate Cap”)) not later than ten (10) Business Days following receipt of notice from Agent, Servicer or any other Person of such downgrade, withdrawal or qualification; provided that, notwithstanding the downgrade, until a Replacement Assignment of Rate Cap is in place, the Counterparty must continue to perform its obligations under the Interest Rate Cap Agreement.
(c)    In the event that Borrower fails to purchase and deliver to Agent the Interest Rate Cap Agreement as and when required hereunder, Agent may purchase the Interest Rate Cap Agreement and the reasonable, documented, out‑of‑pocket cost incurred by Agent in purchasing the Interest Rate Cap Agreement shall be paid by Borrower to Agent with interest thereon at the Default Rate from the date such cost was incurred by Agent until such cost is paid by Borrower to Agent.
(d)    Borrower shall not sell, assign, or otherwise dispose of, or mortgage, pledge or grant a security interest in, the Interest Rate Cap Agreement, and any sale, assignment, mortgage, pledge or security interest whatsoever made in violation of this covenant shall be a nullity and of no force and effect, and upon demand of Agent, shall forthwith be cancelled or satisfied by an appropriate instrument in writing.

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(e)    Borrower shall not (i) without the prior written consent of Agent (not to be unreasonably withheld, conditioned or delayed), modify, amend or supplement the terms of the Interest Rate Cap Agreement, (ii) without the prior written consent of Agent, terminate the Interest Rate Cap Agreement, (iii) without the prior written consent of Agent, waive or release any obligation of the Counterparty (or any successor or substitute party to the Interest Rate Cap Agreement) under the Interest Rate Cap Agreement, (iv) without the prior written consent of Agent, consent or agree to any act or omission to act on the part of the Counterparty (or any successor or substitute party to the Interest Rate Cap Agreement) which, without such consent or agreement, would constitute a default under the Interest Rate Cap Agreement, (v) fail to exercise promptly and diligently each and every right which it may have under the Interest Rate Cap Agreement, (vi) take or omit to take any action or suffer or permit any action to be omitted or taken, the taking or omission of which would result in any right of offset against sums payable under the Interest Rate Cap Agreement or any defense by the Counterparty (or any successor or substitute party to the Interest Rate Cap Agreement) to payment or (vii) fail to give prompt notice to Agent of any notice of default given by or to Borrower under or with respect to the Interest Rate Cap Agreement, together with a complete copy of such notice.
(f)    In connection with the Interest Rate Cap Agreement, Borrower shall obtain and deliver to Agent an opinion of counsel from counsel (which counsel may be in‑house counsel for the Counterparty) for the Counterparty upon which Agent and its successors and assigns may rely (the “Counterparty Opinion”), under New York law and, if the Counterparty is a non‑U.S. entity, the applicable foreign law, which shall provide in relevant part, that: (i) the issuer is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation and has the organizational power and authority to execute and deliver, and to perform its obligations under, the Interest Rate Cap Agreement; (ii) the execution and delivery of the Interest Rate Cap Agreement by the issuer, and any other agreement which the issuer has executed and delivered pursuant thereto, and the performance of its obligations thereunder have been and remain duly authorized by all necessary action and do not contravene any provision of its certificate of incorporation or by‑laws (or equivalent organizational documents) or any law, regulation or contractual restriction binding on or affecting it or its property; (iii) all consents, authorizations and approvals required for the execution and delivery by the issuer of the Interest Rate Cap Agreement, and any other agreement which the issuer has executed and delivered pursuant thereto, and the performance of its obligations thereunder have been obtained and remain in full force and effect, all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with any Governmental Authority is required for such execution, delivery or performance; and (iv) the Interest Rate Cap Agreement, and any other agreement which the issuer has executed and delivered pursuant thereto, has been duly executed and delivered by the issuer and constitutes the legal, valid and binding obligation of the issuer, enforceable against the issuer in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
2.8.4    Replacement Interest Rate Cap Agreement. If, in connection with Borrower’s exercise of any Extension Option pursuant to Section 2.9 hereof, Borrower delivers a Replacement Interest Rate Cap Agreement, all the provisions of this Section 2.8 applicable to the Interest Rate

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Cap Agreement delivered on the Closing Date shall be applicable to the Replacement Interest Rate Cap Agreement.
Section 2.9    Extension Options.
2.9.1    Extension Options. Subject to the provisions of this Section 2.9, Borrower shall have the option (the “First Extension Option”), by written notice (the “First Extension Notice”) delivered to Agent no earlier than one hundred twenty (120) days prior to, nor later than thirty (30) days prior to, the Stated Maturity Date, to extend the Maturity Date to March 7, 2020 (the “First Extended Maturity Date”). The period of the Loan from the initial Stated Maturity Date through and including the First Extended Maturity Date shall be referred to as the “First Extension Term”. If the Maturity Date shall have been timely and properly extended to the First Extended Maturity Date, then Borrower shall have the option (the “Second Extension Option”), by written notice (the “Second Extension Notice”) delivered to Agent no earlier than one hundred twenty (120) days prior to, nor later than thirty (30) days prior to, the First Extended Maturity Date, to extend the Maturity Date to March 7, 2021 (the “Second Extended Maturity Date”). If the Maturity Date shall have been timely and properly extended to the Second Extended Maturity Date, then Borrower shall have the option (the “Third Extension Option”), by written notice (the “Third Extension Notice”) delivered to Agent no earlier than one hundred twenty (120) days prior to, nor later than thirty (30) days prior to, the Second Extended Maturity Date, to extend the Maturity Date to March 7, 2022 (the “Third Extended Maturity Date”). An Extension Notice may be revoked by written notice of revocation to Agent on or prior to two (2) Business Days prior to the applicable Maturity Date (not taking into account the requested extension); provided that Borrowers shall pay Agent upon demand for all of Agent’s out‑of‑pocket costs and expenses (including reasonable fees and disbursements of Agent’s counsel) actually incurred in connection with such anticipated extension. Borrower’s right to so extend the Maturity Date to the First Extended Maturity Date, the Second Extended Maturity Date and the Third Extended Maturity Date shall be subject to the satisfaction of the following conditions precedent prior to each extension hereunder:
(a)    no Event of Default or Mezzanine Loan Event of Default shall have occurred and be continuing on the date Borrower delivers the First Extension Notice, the Second Extension Notice or the Third Extension Notice, as applicable, and no Default, Event of Default, Mezzanine Loan Default or Mezzanine Loan Event of Default shall have occurred and be continuing on the Stated Maturity Date, the First Extended Maturity Date and the Second Extended Maturity Date, as applicable;
(b)    Borrower shall (i) obtain and deliver to Agent not later than one (1) Business Day prior to the first day of the term of the Loan as extended, one or more Replacement Interest Rate Cap Agreements from an Approved Counterparty in a notional amount equal to the Outstanding Principal Balance of the Loan, which Replacement Interest Rate Cap Agreement(s) shall be (A) effective for the period commencing on the day immediately following the then‑applicable Maturity Date (prior to giving effect to the applicable Extension Option) and ending on the last day of the Interest Period in which the applicable extended Maturity Date occurs, (B) have a LIBOR strike price equal to the greater of (x) a strike price such that the Debt Service Coverage Ratio at such rate is not less than 1.20 to 1.00 and (y) the Strike Price and (C) otherwise on same terms set forth

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in Section 2.8, and (ii) execute and deliver an Acknowledgment with respect to each such Replacement Interest Rate Cap Agreement;
(c)    Borrower shall deliver a Counterparty Opinion with respect to the Replacement Interest Rate Cap Agreement and the related Acknowledgment and a Replacement Assignment of Rate Cap with respect thereto;
(d)    all amounts due and payable to Agent and/or Lender pursuant to this Agreement or the other Loan Documents as of the Stated Maturity Date, the First Extended Maturity Date or the Second Extended Maturity Date, as applicable, and all out-of-pocket costs and expenses of Agent and/or Lender, including reasonable out-of-pocket fees and expenses of Agent’s and/or Lender’s counsel (which Agent and/or Lender (as applicable) shall provide Borrower notice and an accounting of), in connection with the Loan and/or the applicable extension of the term shall have been paid in full;
(e)    together with the First Extension Notice, the Second Extension Notice or the Third Extension Notice, as applicable, Borrower shall pay to Agent, for the ratable benefit of Lender, the applicable Extension Fee;
(f)    Borrower shall have concurrently extended the “Maturity Date” as defined in and pursuant to the terms and provisions of the Senior Loan Agreement and Mezzanine Borrower shall have concurrently extended the “Maturity Date” as defined in and pursuant to the terms and provisions of the Mezzanine Loan Agreement.
(g)    With respect to the Third Extension Option only, the Debt Yield shall be not less than eight percent (8.00%); provided, however, that subject to Borrower’s satisfaction of all other conditions to extension set forth in this Section 2.9, Borrower shall have the right to (i) prepay the Loan in part to satisfy such Debt Yield test (taking into account the prepayment made pursuant to Section 2.9.1(g) of the Mezzanine Loan Agreement) so long as Mezzanine Borrower has also made a pro rata payment of the Mezzanine Loan pursuant to Section 2.9.1(g) of the Mezzanine Loan Agreement, it being agreed that, notwithstanding anything herein to the contrary, any such prepayment of the Loan pursuant to this clause (g) shall be without payment of the Prepayment Premium or any other prepayment or spread maintenance premium, fee or penalty or (ii) deliver to Agent an Acceptable Letter of Credit, along with such other documents and instruments reasonably acceptable to Agent to grant Agent for the ratable benefit of Lender a first priority security interest in such letter of credit to secure Borrower’s obligations to repay the Debt to Lender hereunder (so long as (A) Senior Mezzanine Borrower has also delivered to Senior Mezzanine Agent an “Acceptable Letter of Credit” (as such term is defined in the Senior Mezzanine Loan Agreement), along with such other documents and instruments reasonably acceptable to Senior Mezzanine Agent to grant Senior Mezzanine Agent for the ratable benefit of Senior Mezzanine Lender a first priority security interest in such letter of credit to secure Senior Mezzanine Borrower’s obligations to repay the “Debt” (as such term is defined in the Senior Mezzanine Loan Agreement) to Senior Mezzanine Lender under the Senior Mezzanine Loan Documents and (B) Junior Mezzanine Borrower has also delivered to Junior Mezzanine Agent an “Acceptable Letter of Credit” (as such term is defined in the Junior Mezzanine Loan Agreement), along with such other documents and instruments reasonably acceptable to Junior Mezzanine Agent to grant Junior Mezzanine Agent for the ratable

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benefit of Junior Mezzanine Lender a first priority security interest in such letter of credit to secure Junior Mezzanine Borrower’s obligations to repay the “Debt” (as such term is defined in the Junior Mezzanine Loan Agreement) to Junior Mezzanine Lender under the Junior Mezzanine Loan Documents), on a pro rata basis, in an amount that, when applied to the Aggregate Outstanding Principal Balance and the Mezzanine Loan Outstanding Principal Balance (including the corresponding prepayment made to the Mezzanine Loan in satisfaction of the “DY Cash Trap Cure Conditions” thereunder), would be sufficient to satisfy the then applicable Debt Yield Requirement and delivered together with the payment of Agent’s costs and expenses in connection therewith. For the avoidance of doubt, and Acceptable Letter of Credit so delivered would not be returned to Borrower until such time as the Debt has been repaid in full.
(h)    If Borrower is unable to satisfy all of the foregoing conditions within the applicable time frames for each, Agent and Lender shall have no obligation to extend the Maturity Date hereunder.
2.9.2    Extension Documentation. As soon as practicable following an extension of the Maturity Date pursuant to this Section 2.9, Borrower shall, if requested by Agent, execute and deliver an amendment of and/or restatement of the Note and shall, if requested by Agent, enter into such amendments to the related Loan Documents as may be necessary or appropriate to evidence the extension of the Maturity Date as provided in this Section 2.9; in each case in form and substance reasonably acceptable to Borrower and Agent; provided, however, that no such agreement shall require Borrower or any other Person to certify that its respective representations and warranties set forth in the Loan Documents remain true and correct nor otherwise increase or adversely alter the obligations of Borrower pursuant to the Loan Documents; provided, further, however, that no failure by Borrower to enter into any such amendments and/or restatements shall affect the rights or obligations of Borrower, Agent or Lender with respect to the extension of the Maturity Date.
Section 2.10    Change in Law; Taxes.
2.10.1    Increased Costs. If as a result of any Change in Law or compliance of Lender therewith, the basis of taxation of payments to Lender or any Person Controlling Lender of the principal of or interest on the Loan is changed or Lender or the Person Controlling Lender shall be subject to (i) any Tax of any kind with respect to this Agreement (other than Excluded Taxes); or (ii) any reserve, special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities, of Lender or any Person Controlling Lender is imposed, modified or deemed applicable; or (iii) any other condition affecting loans to borrowers subject to LIBOR‑based interest rates is imposed on Lender or any Person Controlling Lender and Lender determines that, by reason thereof, the cost to Lender or any Person Controlling Lender of making, maintaining or extending the Loan to Borrower is increased, or any amount receivable by Lender or any Person Controlling Lender hereunder in respect of any portion of the Loan to Borrower is reduced (such increases in cost and reductions in amounts receivable being herein called “Increased Costs”), then Lender shall provide notice thereof to Agent and Borrower and Borrower agrees that it will pay to Lender upon Lender’s written request such additional amount or amounts as will compensate Lender or any Person Controlling Lender for such Increased Costs to the extent Lender determines that such Increased Costs are allocable to the Loan. If Lender requests

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compensation under this Section 2.10.1, Lender shall, if requested by notice by Borrower to Agent, furnish to Borrower a statement setting forth the basis for requesting such compensation and the method for determining the amount thereof. If Agent is advised by counsel chosen by it that the payment by Borrower of any amounts described in this Section 2.10.1 would be unlawful or taxable to Lender or unenforceable or provide the basis for a defense of usury, then in any such event, Lender may, by written notice to Agent and Borrower of not less than one‑hundred twenty (120) days, declare the Obligations immediately due and payable.
2.10.2    Other Taxes. Borrower agrees to pay any and all present or future gross receipts, stamp, court or documentary, intangible, recording, filing or similar taxes or other excise or property taxes, charges, or similar levies which arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement, the other Loan Documents, or the Loan (hereinafter referred to as “Other Taxes”).
Section 2.11    Taxes.
(a)    Payments Free of Taxes. Any and all payments by or on account of any obligation of Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of both Borrower and Agent after consultation with each other) requires the deduction or withholding of any Tax from any such payment, then Borrower or Agent (as applicable) shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by Borrower shall be increased as necessary so that after all deductions or withholdings have been made (including all deductions and withholdings applicable to additional sums payable under this Section), the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(b)    Payment of Other Taxes by Borrower. Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the applicable Recipient timely reimburse it for the payment of, any Other Taxes.
(c)    Indemnification by Borrower. Borrower shall indemnify any Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by any such Recipient shall be conclusive absent manifest error.
(d)    Evidence of Payments. As soon as practicable after any payment of Taxes by or on account of Borrower to a Governmental Authority pursuant to this Section, Borrower shall deliver to Agent the original or a certified copy of a receipt issued by such Governmental Authority

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evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Agent.
(e)    Status of Lenders. Any Lender entitled to payments under any Loan Document shall deliver to Borrower and Agent, promptly following the time or times reasonably requested by Borrower or Agent, such properly completed and executed documentation reasonably requested by Borrower or Agent as will permit Borrower or Agent to determine whether such payments are subject to Taxes and whether such payments are to be made without withholding (including backup withholding) or at a reduced rate of withholding. Notwithstanding anything to the contrary in the preceding sentence, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 2.11(e)(i), 2.11(e)(ii) and 2.11(e)(iii)) shall not be required if in such Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Without limiting the generality of the foregoing, such Lender shall deliver to the Borrower and Agent:
(i)    if such Lender is a U.S. Person, executed originals of IRS Form W‑9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(ii)    if such Lender is a Foreign Lender, executed originals of IRS Form W‑8BEN or W‑8BEN‑E, W‑8ECI or W‑8IMY, as applicable, together with all supporting documentation required under applicable law, including in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, a certificate substantially in the form of Schedule IX to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code; and
(iii)    any documentation required to be provided by a Lender as prescribed under FATCA (including under Sections 1471 through 1474 of the Code) and the applicable Treasury regulations thereunder and official interpretations thereof.
(f)    Changes in Tax, Debt, Credit and Documentary Stamp Laws.
(i)    If any law is enacted or adopted or amended after the date of this Agreement which deducts the Loan from the value of the Property for the purpose of taxation and which imposes a tax, either directly or indirectly, on any Lender’s interest in the Loan or such Lender’s interest in the Property, Borrower will pay the tax, with interest and penalties thereon, if any. If such Lender is advised by counsel chosen by it that the payment of tax by Borrower would be unlawful or taxable to such Lender or unenforceable or provide the basis for a defense of usury then such Lender shall have the option by written notice of not less than one hundred twenty (120) days to declare the Loan immediately due and payable.

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(ii)    Borrower will not claim or demand or be entitled to any credit or credits on account of the Loan for any part of the Taxes or Other Charges assessed against the Property, or any part thereof, and no deduction shall otherwise be made or claimed from the assessed value of the Property, or any part thereof, for real estate tax purposes by reason of the Building Loan Mortgage or the Loan. If such claim, credit or deduction shall be required by applicable law and such claim, credit or deduction results in a tax, either directly or indirectly on any Lender’s interest in the Loan or Lender’s interest in the Property, such Lender shall have the option, by written notice of not less than one hundred twenty (120) days, to declare the Debt immediately due and payable.
(iii)    If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note, the Building Loan Mortgage, or any of the other Loan Documents or impose any other similar tax or charge on the same, Borrower will pay for the same, with interest and penalties thereon, if any.
(g)    Survival. Each party’s obligations under Section 2.10 and Section 2.11 shall survive any assignment of rights by, or the replacement of a Lender, the termination of any commitments, loans, or other obligations under any Loan Document and the repayment, satisfaction or discharge of all other Obligations.
ARTICLE III

EXCULPATION
Section 3.1    Exculpation.
(a)    Subject to the qualifications below, neither Agent nor Lender shall enforce the liabilities and obligations of Borrower to perform and observe the obligations contained in the Note, this Agreement, the Building Loan Mortgage or the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrower, except that Agent may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Agent and Lender to enforce and realize upon its interest under the Note, this Agreement, the Building Loan Mortgage and the other Loan Documents, or in the Property, the Rents, or any other collateral given to Agent for the benefit of Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower’s interest in the Property, in the Rents and in any other collateral given to Agent for the benefit of Lender, and Lender and Agent, by accepting the Note, this Agreement, the Building Loan Mortgage and the other Loan Documents, agrees that it shall not sue for, seek or demand any deficiency judgment against Borrower in any such action or proceeding under, or by reason of, or in connection with, the Note, this Agreement, the Building Loan Mortgage or the other Loan Documents. The provisions of this Section 3.1 shall not, however, (i) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents; (ii) impair the right of Agent

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and Lender to name Borrower as a party defendant in any action or suit for foreclosure and sale under the Building Loan Mortgage; (iii) affect the validity or enforceability of the Environmental Indemnity or any guaranty made in connection with the Loan or any of the rights and remedies of Agent and Lender thereunder; (iv) impair the right of Agent and Lender to obtain the appointment of a receiver; (v) impair the enforcement of the Assignment of Leases; or (vi) constitute a prohibition against Agent and/or Lender seeking a deficiency judgment against Borrower in order to fully realize the security granted by the Building Loan Mortgage or commencing any other appropriate action or proceeding in order for Agent and/or Lender to exercise its remedies against the Property or any other Collateral.
(b)    Nothing contained herein shall in any manner or way release, affect or impair the right of Agent and Lender to recover, and Borrower shall be fully and personally liable and subject to legal action, for any actual losses, damages, costs, expenses, liabilities, claims, obligations, settlement payments, penalties, fines, assessments, citations, litigation, demands, defenses, judgments, suits, proceedings and other expenses of any kind whatsoever incurred or suffered by Agent and/or Lender (including reasonable attorneys’ fees and expenses and court costs, and excluding consequential, punitive, indirect and exemplary damages, provided, however, that such consequential, punitive, indirect and exemplary damages shall not be excluded to the extent that such damages are sought by a third party from Agent and/or Lender) arising out of or in connection with the following (“Losses”):
(i)    fraud or intentional misrepresentation by any Borrower Party or Guarantor in connection with the Loan;
(ii)    the breach of any representation, warranty, covenant or indemnification provision in the Loan Documents concerning environmental laws, hazardous substances and asbestos and any indemnification of Agent and Lender with respect thereto;
(iii)    intentional physical waste to the Property caused by the intentional acts or intentional omissions of a Borrower Party or the wrongful removal of any portion of the Property other than in the ordinary course of business, excluding physical waste resulting from intentional omissions resulting from (A) insufficient cash flow from the Property (and such insufficiency is not due to misappropriation of Rents by any Borrower Party) or (B) Lender’s failure to make Excess Cash Flow available to Borrower during a Cash Trap Period;
(iv)    subject to Borrower’s right to contest the same as set forth in this Agreement, or the right of a Tenant to contest the same in accordance with its Lease, Borrower’s failure to pay Taxes, charges for labor or materials or other charges or judgments that can create Liens on any portion of a Property to the extent any such Lien is not bonded over or discharged in accordance with this Agreement; provided, that, Borrower shall have no liability pursuant to this clause (iv) if there are sufficient amounts on reserve with Agent for the payment of such Taxes, charges for labor or materials or other charges or judgments and Agent fails to make the same available to Borrower to pay the same (provided Agent’s use of such funds is not restricted

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due to any act or omission of a Borrower Party); and further provided, that, there shall not be liability pursuant to this clause (iv) for failure to pay Taxes, charges for labor or materials or other charges or judgments that can create Liens on any portion of a Property due to the insufficiency of cash flow from the Property to pay such amounts as and when, and with the priority, required pursuant to the Loan Documents, and such insufficiency is not a result of misappropriation of Rents by any Borrower Party;
(v)    Borrower’s failure to maintain an Interest Rate Cap Agreement in a notional amount equal to the principal amount of the Loan then advanced and outstanding in compliance with the terms and provisions of Section 2.8;
(vi)    intentional misapplication or misappropriation by any Borrower Party in contravention of the Loan Documents of (A) any insurance proceeds paid by reason of any loss, damage or destruction to the Property, (B) any awards or other amounts received in connection with the condemnation of all or a portion of the Property, (C) any proceeds of the Advances or (D) any revenues from the Property, including Borrower’s failure to deliver to Agent any security deposits, advance deposits or any other deposits held by or on behalf of Borrower with respect to the Property upon Agent’s foreclosure of the Property or action in lieu thereof (except to the extent such deposits were applied in accordance with the terms and conditions of the leases); and
(vii)    any litigation or other legal proceeding related to the Loan filed by Borrower, any Borrower Party or any affiliate of Sponsor that delays, opposes, impedes, obstructs, hinders, enjoins or otherwise interferes with or frustrates the efforts of Agent or Lender to exercise any rights and remedies available to Agent or Lender, other than good faith actions and compulsory counterclaims.
(c)    Notwithstanding anything to the contrary in this Agreement, the Note or any of the Loan Documents, (A) neither Agent nor Lender shall be deemed to have waived any right which Agent or Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Debt secured by the Building Loan Mortgage or to require that all collateral shall continue to secure all of the Obligations in accordance with the Loan Documents, and (B) Borrower shall be personally liable for the payment of the entire amount of the Debt in the event of:
(i)    a Transfer of the Property or a change in Control of Borrower in violation of Section 5.2.10;
(ii)    Borrower, Principal, Guarantor or any Affiliate of any of them files a voluntary petition under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency laws;
(iii)    an Affiliate, officer, director, or representative which Controls, directly or indirectly, Borrower, Principal or Guarantor files, or joins in the filing of,

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an involuntary petition against Borrower or Principal under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or solicits or causes to be solicited, or otherwise colludes with, petitioning creditors for any involuntary petition against Borrower or Principal from any Person;
(iv)    Borrower, Principal, or Guarantor or any Affiliate of any of them files an answer consenting to, or otherwise acquiesces in writing or joins or otherwise colludes in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law;
(v)    any Affiliate, officer, director, or representative which Controls Borrower consents to or acquiesces in writing or joins in an application for the appointment of a custodian, receiver, trustee, or examiner for Borrower or Principal or any portion of the Property (other than at the request of Agent and/or any Lender);
(vi)    Borrower or Principal makes an assignment for the benefit of creditors, or admits, in writing in any legal proceeding, its insolvency or its inability to pay its debts as they become due;
(vii)    a breach by Borrower or Principal of the negative covenants in Section 5.2.12 which breach is cited by a court of competent jurisdiction as a material factor in the substantive consolidation of Borrower with any other Person or entity that is a debtor in a Bankruptcy Action; or
(viii)    Borrower fails to obtain Agent’s prior written consent to any (A) additional Indebtedness not permitted by the Loan Documents or (B) voluntary Lien (other than Permitted Encumbrances except to the extent the definition of the term “Permitted Encumbrances” requires any such consent) encumbering the Property.
(d)    Except as to Guarantor as set forth in the Guaranty and the Environmental Indemnity and any other Loan Document to which Guarantor is a party, neither Agent nor Lender shall have any recourse against, nor shall there be any personal liability to, the members of Borrower, or to any shareholders, members, partners, beneficial interest holders or any other entity or person in the ownership (directly or indirectly) of Borrower (except for Guarantor as provided in the Guaranty and the Environmental Indemnity) with respect to the obligations of Borrower and Guarantor under the Loan. For purposes of clarification, in no event shall the above language limit, reduce or otherwise affect Borrower’s liability or obligations under the Loan Documents, Guarantor’s liability under the Guaranty or the Environmental Indemnity or any other Loan Document to which Guarantor is a party, or Lender’s right to exercise any rights or remedies against any collateral securing the Loan.

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ARTICLE IV

REPRESENTATIONS AND WARRANTIES
Section 4.1    Borrower Representations. Borrower represents and warrants as of the date hereof that:
4.1.1    Organization. Borrower has been duly organized and is validly existing and in good standing with requisite power and authority to own its properties and to transact the business in which it is now engaged. Borrower is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, businesses and operations. Borrower possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own its properties and to transact the businesses in which it is now engaged, and the sole business of Borrower is the ownership, management and operation of the Property. The ownership interests of Borrower are as set forth on the organizational chart attached hereto as Schedule III. Borrower (a) has complied in all respects with its certificate of incorporation, bylaws, limited partnership agreement, articles of organization and limited liability company operating agreement, as applicable; (b) has maintained complete books and records and bank accounts separate from those of its Affiliates; (c) has obeyed all formalities required to maintain its status as, and at all times has held itself out to the public as, a legal entity separate and distinct from any other entity (including, but not limited to, any Affiliate thereof); and (d) has all requisite power and authority to conduct its business and to own its property, as now conducted or owned, and as contemplated by this Agreement, including, without limitation, the power and authority to do business in the state in which the Property is located. The signatory hereto has all requisite power, authority and legal right to execute this Agreement, the Note and the other Loan Documents on Borrower’s behalf to which Borrower is a party. Guarantor has the necessary power, authority and legal right to execute, deliver and perform its obligations under the Guaranty.
4.1.2    Proceedings. Borrower has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents. This Agreement and the other Loan Documents have been duly executed and delivered by or on behalf of Borrower and constitute the legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
4.1.3    No Conflicts. The execution, delivery and performance of this Agreement and the other Loan Documents by Borrower and/or Guarantor, as applicable, will not conflict in any material respect with or result in a breach in any material respect of any of the terms or provisions of, or constitute a default in any material respect under, or result in the creation or imposition of any Lien, charge or encumbrance (other than pursuant to the Loan Documents) upon any of the property or assets of Borrower pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, partnership agreement, management agreement or other agreement or instrument to which Borrower is a party or by which any of Borrower’s property or assets is subject, nor will such action result in any violation of the provisions of any Legal Requirements of any Governmental

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Authority having jurisdiction over Borrower or any of Borrower’s property or assets, and any consent, approval, authorization, order, registration or qualification of or with any court or any such Governmental Authority required for the execution, delivery and performance by Borrower and/or Guarantor, as applicable, of this Agreement or any other Loan Documents has been obtained and is in full force and effect.
4.1.4    Litigation. There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending or, to Borrower’s knowledge, threatened against or affecting Borrower, Guarantor, Principal or the Property or any portion thereof, which actions, suits or proceedings, if determined against Borrower, Guarantor, Principal or the Property or such portion thereof, might materially adversely affect the condition (financial or otherwise) or business of Borrower, Guarantor, Principal or the condition or ownership of the Property or any portion thereof.
4.1.5    Agreements. Borrower is not a party to any agreement or instrument or subject to any restriction that materially and adversely affects Borrower or the Property or any portion thereof, or Borrower’s business, property or assets, operations or condition, financial or otherwise. Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the material obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which Borrower or the Property are bound. Borrower has no material financial obligation under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Borrower is a party or by which Borrower or the Property is otherwise bound, other than (a) any obligations under Leases or incurred in the ordinary course of the operation of the Property as permitted pursuant to clause (s) of the definition of “Special Purpose Entity” set forth in Section 1.1 hereof, and (b) the obligations under the Loan Documents.
4.1.6    Title. Borrower has good, marketable and insurable fee simple title to the real property comprising part of the Property and good title to the balance of the Property, free and clear of all Liens whatsoever, except the Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents. The Permitted Encumbrances, in the aggregate, do not materially and adversely affect the value, operation or use of the Property or any portion thereof (as currently used) or Borrower’s ability to repay the Loan. The Building Loan Mortgage and the Assignment of Leases, when properly recorded in the appropriate records, together with any UCC‑1 financing statements required to be filed in connection therewith, will create (a) a valid, perfected first priority lien on the Property, subject only to Permitted Encumbrances and the Liens created by the Loan Documents, and (b) perfected security interests in and to, and perfected collateral assignments of, all personalty (including the Leases), all in accordance with the terms thereof, in each case to the extent that such a lien or security interest may be created and perfected by such recording and/or filing, and in each case subject only to any applicable Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents. There are no claims for payment for work, labor or materials affecting the Property or any portion thereof that are or may become a Lien prior to, or of equal priority with, the Liens created by the Loan Documents.
4.1.7    Solvency. Borrower has (a) not entered into the transactions contemplated by this Agreement or executed the Note, this Agreement or any other Loan Document with the

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actual intent to hinder, delay or defraud any creditor and (b) received reasonably equivalent value in exchange for its Obligations under such Loan Documents. After giving effect to the Loan, the fair saleable value of Borrower’s assets exceeds and will, immediately following the making of the Loan, exceed Borrower’s total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of Borrower’s assets is and will, immediately following the making of the Loan, be greater than Borrower’s probable liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured. Borrower’s assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur debts and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debts and liabilities as they mature (taking into account the timing and amount of cash to be received by Borrower and the amount to be payable on or in respect of the obligations of Borrower). No Bankruptcy Action exists against Borrower or any Principal, and neither Borrower nor Principal has ever been a party to a Bankruptcy Action. Neither Borrower nor Principal is contemplating either a Bankruptcy Action or the liquidation of all or a major portion of Borrower’s assets or property, and Borrower has no knowledge of any Person contemplating the filing of any petition against it or Principal.
4.1.8    Full and Accurate Disclosure. No statement of fact made by or on behalf of Borrower in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no material fact presently known to Borrower that has not been disclosed to Agent that adversely affects, nor as far as Borrower can foresee, might adversely affect, the Property (or any portion thereof) or the business, operations or condition (financial or otherwise) of Borrower or Guarantor.
4.1.9    No Plan Assets. Neither Borrower nor Guarantor is an “employee benefit plan” as defined in Section 3(3) of ERISA which is subject to Title I of ERISA or a “plan” as defined in and subject to the provisions of Section 4975 of the Code, and none of the assets of Borrower or Guarantor constitutes or will constitute “plan assets” of one or more such plans for purposes of ERISA or the Code. In addition, (a) neither Borrower nor Guarantor is a “governmental plan” within the meaning of Section 3(32) of ERISA or an entity whose assets constitute “plan assets” of a governmental plan or plans, (b) transactions by or with Borrower and/or Guarantor are not subject to any state statute or regulation regulating investments of, or fiduciary obligations with respect to, governmental plans (within the meaning of Section 3(32) of ERISA), in any case, which is similar to the provisions of Section 406 of ERISA or Section 4975 of the Code currently in effect, which would prohibit or otherwise restrict the transactions contemplated by this Agreement, and (c) none of Borrower, Guarantor or their ERISA Affiliates is at the date hereof, or has been at any time within the five (5) years preceding the date hereof, required to contribute to any Multiemployer Plan or any Pension Plan, or a “contributing sponsor” (as such term is defined in Section 4001 of ERISA) in any Multiemployer Plan or Pension Plan; and none of Borrower, Guarantor or any ERISA Affiliate has any contingent liability with respect to any post‑retirement “employee welfare benefit plan” (as such term is defined in Section 3(1) of ERISA), except as disclosed to Agent in writing.

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4.1.10    Compliance. Borrower and the Property (including the use thereof) comply in all material respects with all applicable Legal Requirements, including, without limitation, building and zoning ordinances and codes. Borrower is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority. There has not been committed by Borrower, or, to Borrower’s actual knowledge, any other Person in occupancy of or involved with the operation or use of the Property or any portion thereof, any act or omission affording any Governmental Authority the right of forfeiture as against the Property or any part thereof or any monies paid in performance of Borrower’s Obligations under any of the Loan Documents. Neither the Improvements as constructed, nor the use of the Property by Tenants under the Leases and the contemplated accessory uses, will violate in any material respect (a) any Legal Requirements (including subdivision, zoning, building, environmental protection and wetland protection Legal Requirements), or (b) any building permits, restrictions or records, or agreements affecting the Property or any part thereof. Neither the zoning authorizations, approvals or variances nor any other right to construct or to use the Property is to any extent dependent upon or related to any real estate other than the Property.
4.1.11    Financial Information. All financial data with respect to the Property and Guarantor, including, without limitation, the statements of cash flow and income and operating expenses that have been delivered to Agent in connection with the Loan (a) are true, complete and correct in all material respects, (b) accurately represent the financial condition of the Property and Guarantor as of the date of such reports, and (c) to the extent prepared or audited by an independent certified public accounting firm, have been prepared in accordance with GAAP or Tax Basis Accounting, in each case, consistently applied, (or such other accounting basis consistently applied and reasonably acceptable to Agent) throughout the periods covered, except as disclosed therein. Except for Permitted Encumbrances, Borrower does not have any contingent liabilities, liabilities for Taxes, unusual forward or long‑term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower and reasonably likely to have a material adverse effect on the Property or any portion thereof or the operation thereof as an office building and its other intended uses, except as referred to or reflected in said financial statements. Since the date of such financial statements, there has been no Material Adverse Change in the financial condition, operation or business of Borrower or Guarantor from that set forth in said financial statements.
4.1.12    Condemnation. No Condemnation or other similar proceeding has been commenced or, to Borrower’s knowledge, is threatened or contemplated with respect to all or any portion of the Property or for the relocation of any roadway providing access to the Property.
4.1.13    Federal Reserve Regulations. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose that would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by any Legal Requirements or by the terms and conditions of this Agreement or the other Loan Documents.
4.1.14    Utilities and Public Access. The Property has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service the

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Property for its intended uses. All public utilities necessary or convenient to the full use and enjoyment of the Property are located either in the public right‑of‑way abutting the Property (which are connected so as to serve the Property without passing over other property) or in recorded easements serving the Property and such easements are set forth in and insured by the Title Insurance Policy. All roads necessary for the use of the Property for its current purpose have been completed and dedicated to public use and accepted by all applicable Governmental Authorities. There is no on‑site sewage disposal system and the Property is served by a sewer system maintained by a Governmental Authority or property owners association.
4.1.15    Not a Foreign Person. Borrower and, if Borrower is a disregarded entity for federal income tax purposes, the Person treated as owning the assets owned by Borrower for federal income tax purposes, is not a “foreign person” within the meaning of §1445(f)(3) or of §7701 of the Code.
4.1.16    Separate Lots. The Property is comprised of one (1) or more parcels, which constitute a separate tax lot or lots and does not constitute a portion of any other tax lot not a part of the Property.
4.1.17    Assessments. There are no pending or proposed special or other assessments for public improvements or otherwise affecting the Property, nor are there any contemplated improvements to the Property that might result in such special or other assessments.
4.1.18    Enforceability. The Loan Documents are enforceable by Agent (or any subsequent holder thereof) in accordance with their respective terms, subject to principles of equity and bankruptcy, insolvency and other laws generally applicable to creditors’ rights and the enforcement of debtors’ obligations. The Loan Documents are not subject to any right of rescission, set‑off, counterclaim or defense by Borrower or Guarantor, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable (subject to principles of equity and bankruptcy, insolvency and other laws generally affecting creditors’ rights and the enforcement of debtors’ obligations), and neither Borrower nor Guarantor has asserted any right of rescission, set‑off, counterclaim or defense with respect thereto.
4.1.19    No Prior Assignment. There are no prior assignments of the Leases or any portion of the Rents due and payable or to become due and payable that are presently outstanding.
4.1.20    Insurance. Borrower has obtained and has delivered to Agent certified copies of all Policies, with all premiums paid thereunder, reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. No claims have been made or are currently pending, outstanding or otherwise remain unsatisfied under any such Policies, and no Person, including Borrower, has done, by act or omission, anything which would impair the coverage of any such Policies.
4.1.21    Use of Property. The Property (and each portion thereof) is used for office, retail and other appurtenant and related uses.

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4.1.22    Certificate of Occupancy; Licenses. All certifications, permits, licenses and approvals, including, without limitation, certificates of completion and occupancy permits required for the legal use, occupancy and operation of the Property and each portion thereof for its intended uses and otherwise as an office building (collectively, the “Licenses”), have been obtained and are in full force and effect. The use being made of the Property and each portion thereof is in conformity with the certificate of occupancy issued for the Property and any portion thereof.
4.1.23    Flood Zone. Except as shown on the Survey, none of the Improvements on the Property are located in an area as identified by the Federal Emergency Management Agency as an area having special flood hazards or, if so located, the flood insurance required pursuant to Section 6.1(a)(i) hereof is in full force and effect with respect to the Property.
4.1.24    Physical Condition. Except as set forth in the Property Condition Report the Property, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components are in good condition, order and repair in all material respects. Except as set forth in the Property Condition Report, there exists no structural or other material defects or damages in or on the Property, whether latent or otherwise, and Borrower has not received notice from any insurance company or bonding company of any defects or inadequacies in the Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.
4.1.25    Boundaries. Except as set forth in the Survey, all of the Improvements which were included in determining the appraised value of any portion of the Property lie wholly within the boundaries and building restriction lines of such portion of the Property, and no improvements on adjoining properties encroach upon any portion of the Property, and no easements or other encumbrances upon the Property or any portion thereof encroach upon any of the Improvements, so as to materially adversely affect the value or marketability of the Property, except those easements or other encumbrances with respect to which the Title Insurance Policy insures against any losses resulting therefrom.
4.1.26    Leases. No portion of the Property is subject to any Leases other than the Leases described on the rent roll attached at Schedule I. Borrower is the owner and lessor of landlord’s interest in the Leases. No Person has any possessory interest in the Property or any portion thereof or right to occupy the same, except under and pursuant to the provisions of the Leases. Except as listed on Schedule I or disclosed in the estoppel certificates received by Agent on or prior to the Closing Date, the current Leases are in full force and effect and Borrower has neither received nor given notice of any default thereunder and, to the knowledge of Borrower, there are no defaults thereunder by either party and there are no conditions that, with the passage of time or the giving of notice, or both, would constitute defaults thereunder. The copies of the Leases and any related guaranty (including all amendments thereto) delivered to Agent are accurate, true and complete, and there are no oral agreements with respect thereto. Except as disclosed in the estoppel certificates received by Agent on or prior to the Closing Date, no Rents (other than

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security deposits, if any, listed on Schedule I) have been paid more than one (1) month in advance of its due date. Except as listed on Schedule I or disclosed in the estoppel certificates received by Agent on or prior to the Closing Date, all work to be performed by the landlord under each Lease has been performed as required in such Lease and has been accepted by the applicable Tenant, and any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by the landlord under such Lease to any Tenant has already been received by such Tenant. There has been no prior sale, transfer or assignment, hypothecation or pledge of any Lease or of the Rents received therein which is still in effect. No Tenant under any Lease has a right or option pursuant to such Lease or otherwise to purchase all or any part of the Property. Except as disclosed in the estoppel certificates received by Agent on or prior to the Closing Date and as set forth in the applicable Lease, no Tenant under any Lease has any right or option for additional space in the Improvements.
4.1.27    Survey. The Survey for the Property (and each portion thereof) delivered to Agent in connection with this Agreement has been prepared by a professional and properly licensed land surveyor in accordance with the Accuracy Standards for ALTA/ACSM Land Title Surveys as adopted by ALTA, American Congress on Surveying & Mapping and National Society of Professional Surveyors in 2011. The Survey reflects the same legal description contained in the Title Insurance Policy. The surveyor’s seal is affixed to the Survey and the surveyor provided a certification for the Survey in form and substance acceptable to Agent, which does not fail to reflect any material matter affecting the Property or the title thereto.
4.1.28    Principal Place of Business; State of Organization. Borrower’s principal place of business as of the date hereof is the address set forth in the introductory paragraph of this Agreement. Borrower is organized under the laws of the State of Delaware and its organizational identification number is 5454173.
4.1.29    Filing and Recording Taxes. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes (including all Other Taxes) required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the transfer of the Property to Borrower have been paid. All mortgage, mortgage recording, stamp, intangible or other similar tax (including all Other Taxes) required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Building Loan Mortgage, have been paid or are being paid simultaneously herewith.
4.1.30    Special Purpose Entity/Separateness.
(a)    Until the Debt has been paid in full, Borrower hereby represents, warrants and covenants that (i) Borrower has since its date of formation, is now, shall be and shall continue to be a Special Purpose Entity, (ii) Principal is, shall be and shall continue to be a Special Purpose Entity and (iii) each amendment and restatement of Borrower’s organizational documents has been accomplished in accordance with, and was permitted by, the relevant portions of said documents prior to their amendment or restatement from time to time.

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(b)    The representations, warranties and covenants set forth in Section 4.1.30(a) shall survive for so long as any amount remains payable to Agent or Lender under this Agreement or any other Loan Document.
(c)    Any and all of the stated facts and assumptions made in any Insolvency Opinion, including, but not limited to, any exhibits attached thereto, will have been and shall be true and correct in all respects, and Borrower and Principal will have complied and will comply with all of the stated facts and assumptions made with respect to it in any Insolvency Opinion. Each entity other than Borrower and Principal with respect to which an assumption is made or a fact stated in any Insolvency Opinion will have complied and will comply with all of the assumptions made and facts stated with respect to it in any such Insolvency Opinion.
(d)    Borrower hereby represents that from the date of its formation to the date hereof:
(i)    is and always has been duly formed, validly existing, and in good standing in the state of its organization and in all other jurisdictions where it is qualified to do business;
(ii)    has no judgments or liens of any nature against it except for tax liens not yet due;
(iii)    is in compliance with all laws, regulations, and orders applicable to it and, except as otherwise disclosed in this Agreement, has received all permits necessary for it to operate;
(iv)    is not involved in any dispute with any taxing authority;
(v)    has paid all taxes which it owes;
(vi)    has never owned any real property other than the Property and personal property necessary or incidental to its ownership or operation of the Property and has never engaged in any business other than the ownership and operation of the Property;
(vii)    is not now, nor has ever been, party to any lawsuit, arbitration, summons, or legal proceeding that is still pending or that resulted in a judgment against it that has not been paid in full;
(viii)    has provided Agent with complete financial statements that reflect a fair and accurate view of the entity’s financial condition;
(ix)    has no material contingent or actual obligations not related to the Property; and
(x)    each amendment and restatement of Borrower’s organizational documents has been accomplished in accordance with, and was permitted by, the

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relevant provisions of said documents prior to its amendment or restatement from time to time.
4.1.31    Management Agreement; Leasing Agreement; Project Management Agreement.
(a)    The Management Agreement is in full force and effect and there is no default thereunder by any party thereto and no event has occurred that, with the passage of time and/or the giving of notice would constitute a default thereunder. Neither the execution and delivery of the Loan Documents or Borrower’s performance thereunder will adversely affect Borrower’s rights under the Management Agreement.
(b)    Each Leasing Agreement is in full force and effect and there is no default thereunder by any party thereto and no event has occurred that, with the passage of time and/or the giving of notice would constitute a default thereunder. Neither the execution and delivery of the Loan Documents or Borrower’s performance thereunder will adversely affect Borrower’s rights under the Leasing Agreements.
(c)    The Project Management Agreement (Savanna) is in full force and effect and there is no default thereunder by any party thereto and no event has occurred that, with the passage of time and/or the giving of notice would constitute a default thereunder. Neither the execution and delivery of the Loan Documents or Borrower’s performance thereunder will adversely affect Borrower’s rights under the Project Management Agreement (Savanna).
4.1.32    Illegal Activity. No portion of the Property will be purchased with proceeds of any illegal activity.
4.1.33    No Change in Facts or Circumstances; Disclosure. All information submitted by Borrower to Agent including, but not limited to, all financial statements, rent rolls, reports, certificates and other documents submitted in connection with the Loan or in satisfaction of the terms thereof and all statements of fact made by Borrower in this Agreement or in any other Loan Document, are accurate, complete and correct in all material respects. There has been no material adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading in any material respect or that otherwise materially and adversely affects or might materially and adversely affect the use, operation or value of the Property or any portion thereof or the business operations and/or the financial condition of Borrower or Guarantor. Borrower and Guarantor have disclosed to Agent all material facts and have not failed to disclose any material fact that could cause any Provided Information or representation or warranty made herein to be materially misleading.
4.1.34    Investment Company Act. Borrower is not (a) an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended; (b) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding Company Act of 2005, as amended; or (c) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

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4.1.35    Embargoed Person. As of the date hereof and at all times throughout the term of the Loan, including after giving effect to any Transfers permitted pursuant to the Loan Documents, to Borrower’s knowledge (a) none of the funds or other assets of Borrower, Principal or Guarantor constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person; (b) no Embargoed Person has any interest of any nature whatsoever in Borrower, Principal or Guarantor, as applicable, with the result that the investment in Borrower, Principal or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law; and (c) none of the funds of Borrower, Principal or Guarantor, as applicable, has been derived from any unlawful activity with the result that the investment in Borrower, Principal or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law. Neither Borrower, Principal, Sponsor nor Guarantor is (or will be) a Person with whom Agent is restricted from doing business under OFAC regulations (including those persons named on OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive order (including the September 24, 2001 #13224 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and shall not engage in any dealings or transactions or otherwise be associated with such Persons. In addition, to help the U.S. Government fight the funding of terrorism and money laundering activities, the U.S.A. Patriot Act (and the regulations thereunder) requires the Agent to obtain, verify and record information that identifies its customers. Borrower shall provide the Agent with any additional information that the Agent deems reasonably necessary from time to time in order to ensure compliance with the U.S.A. Patriot Act and any other applicable Legal Requirements concerning money laundering and similar activities.
4.1.36    Cash Management Account.
(a)    This Agreement, together with the other Loan Documents, creates a valid and continuing security interest (as defined in the UCC) in the Clearing Account and Cash Management Account in favor of Agent, for the ratable benefit of Lender, as and when each such account may be established, which security interest is prior to all other Liens, other than Permitted Encumbrances, and is enforceable as such against creditors of and purchasers from Borrower. Other than in connection with the Loan Documents and except for Permitted Encumbrances, Borrower has not sold, pledged, transferred or otherwise conveyed its interest in the Clearing Account and Cash Management Account.
(b)    Each of the Clearing Account and Cash Management Account shall constitute a “deposit account” within the meaning of the UCC.
(c)    Pursuant and subject to the terms hereof and of the other Loan Documents, Borrower agrees that it shall instruct the Clearing Bank and Deposit Bank to comply with all instructions originated by Agent, without further consent by Borrower or any other Person, directing disposition of the Clearing Account and Cash Management Account and all sums at any time held, deposited or invested therein, together with any interest or other earnings thereon, and all proceeds thereof (including proceeds of sales and other dispositions), whether accounts, general intangibles, chattel paper, deposit accounts, instruments, documents or securities.

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(d)    The Clearing Account and Cash Management Account shall not be held in the name of any Person other than Borrower, as pledgor, for the benefit of Agent, for the ratable benefit of Lender, as secured party.
(e)    The Property is not subject to any cash management system (other than pursuant to the Loan Documents), and any and all existing tenant instruction letters issued in connection with any previous financing have been duly terminated prior to the date hereof.
4.1.37    Filing of Returns; Payment of Taxes. Each of Borrower’s and Guarantor’s federal tax identification number is set forth on Schedule V. Each of Borrower and Guarantor has at all times been properly treated for federal income tax purposes either as a Disregarded Entity or as a partnership. All Taxes relating to the Property are current and are not delinquent. Each of Borrower and Guarantor has filed, or caused to be filed, all federal, state, local and foreign Tax returns, reports and other Tax‑related documents required to be filed by it and has paid all Taxes payable by it that have become due, other than those not yet delinquent and except for those being contested in accordance with Section 5.1.2. Each of Borrower and Guarantor has established on its books such charges, accruals and reserves in respect of Taxes for all fiscal periods as are required by sound accounting principles consistently applied. Neither Borrower nor Guarantor knows of any proposed assessment for additional Taxes for any period, or of any basis therefor, that, individually or in the aggregate, taking into account such charges, accruals and reserves in respect thereof as such Person has made, could reasonably be expected to cause a Material Adverse Change with respect to Borrower, Guarantor or the Property.
4.1.38    Section 22 Affidavit. The Section 22 Affidavit attached hereto as Schedule XII is in compliance with Section 22 of the Lien Law.
4.1.39    Reserved.
4.1.40    Environmental Representations. Except as otherwise disclosed by that certain Phase I environmental report (or Phase II environmental report, if required by Agent) with respect to the Property obtained by Agent in connection with the origination of the Loan on or prior to the date hereof (hereinafter referred to as the “Environmental Reports”), to Borrower’s actual knowledge, (A) there are no Hazardous Substances or underground storage tanks in, on, or under the Property, except those that are both (i) maintained in material compliance with all Environmental Statutes and with permits issued pursuant thereto and (ii) fully disclosed to Agent in writing pursuant to the Environmental Report(s); (B) there are no past or present Releases of Hazardous Substances in, on, under or from the Property which have not been fully remediated in accordance with Environmental Statute; (C) there is no past or present non‑compliance with Environmental Statutes, or with permits issued pursuant thereto, in connection with the Property which has not been fully remediated in accordance with Environmental Statutes; (D) Borrower does not know of, and has not received, any written or other notice from any Person (including, but not limited to, a Governmental Authority) relating to the threat of any Release of Hazardous Substances migrating to the Property in violation of Environmental Statutes; (E) Borrower does not know of, nor has received, any written or other notice from any Person (including, but not limited to, a Governmental Authority) relating to Hazardous Substances or Remediation thereof, of possible liability of any Person pursuant to any Environmental Statute, any other environmental conditions in connection

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with the Property, or any actual or threatened in writing administrative or judicial proceedings in connection with any of the foregoing; (F) Borrower has delivered to Agent, in writing, any and all material information other than attorney work product or material that is otherwise privileged, relating to environmental conditions in, on, under or from the Property that is actually known to Borrower and all information that is contained in the files and records of Borrower, including, but not limited to, any reports relating to Hazardous Substances in, on, under or from the Property and/or to the environmental condition of the Property; and (G) Borrower has not received written notice of any conditions at the Property that are likely to result in the presence of Mold in the indoor air at concentrations that exceed ambient air levels or on building materials or surfaces that would require such removal and to Borrower’s knowledge, no such Mold exists as of the date hereof.
4.1.41    Intentionally Omitted.
4.1.42    Labor Matters. Other than as described on Schedule XI, true, correct and complete copies of which have been delivered to Agent, there are no collective bargaining agreements or similar agreements in effect with respect to Borrower or the Property. Borrower does not have any employees.
Section 4.2    Survival of Representations. Borrower agrees that all of the representations and warranties of Borrower set forth in Section 4.1 and elsewhere in this Agreement and in the other Loan Documents shall survive for so long as any amount remains owing to Agent under this Agreement or any of the other Loan Documents by Borrower. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by Borrower shall be deemed to have been relied upon by Agent notwithstanding any investigation heretofore or hereafter made by Agent or on its behalf.
ARTICLE V

BORROWER COVENANTS
Section 5.1    Affirmative Covenants. From the date hereof and until payment and performance in full of all Obligations, Borrower hereby covenants and agrees with Agent and Lender that:
5.1.1    Existence; Compliance with Legal Requirements. Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises necessary for the conduct of its business and comply with all Legal Requirements applicable to Borrower and the Property (or any portion thereof). There shall never be committed by Borrower, and Borrower shall not permit any other Person in occupancy of or involved with the operation or use of the Property or any portion thereof to commit, any act or omission affording any Governmental Authority the right of forfeiture against the Property or any part thereof or any monies paid in performance of Borrower’s Obligations under any of the Loan Documents. Borrower shall not commit, permit or suffer to exist any act or omission affording such right of forfeiture. Borrower shall at all times maintain, preserve and protect all franchises and trade names, preserve all the remainder of its property used or useful in the conduct of its business, and shall keep the Property in good working order and repair, and from time to time make,

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or cause to be made, all reasonably necessary repairs, renewals and replacements thereto, all as more fully provided in the Building Loan Mortgage. Borrower shall keep the Property insured at all times by financially sound and reputable insurers, to such extent and against such risks, and maintain liability and such other insurance, as is more fully provided in this Agreement. After prior notice to Agent, Borrower, at its own expense, may contest by appropriate legal proceeding promptly initiated and conducted in good faith and with due diligence, the validity of any Legal Requirement, the applicability of any Legal Requirement to Borrower or the Property (or portion thereof) or any alleged violation of any Legal Requirement; provided, that: (a) no Default or Event of Default has occurred and remains uncured; (b) such proceeding shall be permitted under, and be conducted in accordance with, the provisions of any instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (c) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (d) Borrower shall, upon final determination thereof, promptly comply with any such Legal Requirement determined to be valid or applicable or cure any violation of any Legal Requirement; (e) such proceeding shall suspend the enforcement of the contested Legal Requirement against Borrower and the Property; and (f) Borrower shall furnish such security as may be required in the proceeding, or as may be reasonably requested by Agent, to insure compliance with such Legal Requirement, together with all interest and penalties payable in connection therewith. Agent may apply any such security, as necessary to cause compliance with such Legal Requirement at any time when, in the reasonable judgment of Agent, the validity, applicability or violation of such Legal Requirement is finally established or the Property (or any part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost.
5.1.2    Taxes and Other Charges. Borrower shall pay, or shall cause its Tenant(s) to pay (to the extent any Tenant is obligated to make such payments under its Lease) all Property Taxes and Other Charges now or hereafter levied or assessed or imposed against the Property, or any part thereof, as the same become due and payable (and with respect to Property Taxes, prior to the date the same become delinquent); provided, however, Borrower’s obligation to directly pay Property Taxes shall be suspended for so long as Borrower complies with the terms and provisions of Section 7.1 hereof. Borrower will deliver to Agent receipts for payment or other evidence satisfactory to Agent that the Property Taxes and Other Charges have been so paid or are not then delinquent no later than ten (10) days prior to the date on which the Property Taxes and/or Other Charges would otherwise be delinquent if not paid; provided, however, Borrower is not required to furnish such receipts for payment of Property Taxes in the event that such Property Taxes have been paid by Agent pursuant to Section 7.1 hereof. Subject to the terms of this Section 5.1.2 and Section 5.2.2, Borrower shall not suffer and shall promptly cause to be paid and discharged any Lien or charge whatsoever, which may be or become a Lien or charge against the Property or any portion thereof (other than Permitted Encumbrances), and shall promptly pay for all utility services provided to the Property. After prior notice to Agent, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Property Taxes or Other Charges; provided that (a) no Default or Event of Default has occurred and remains uncured; (b) such proceeding shall be permitted under, and be conducted in accordance with, the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder and

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such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (c) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (d) Borrower shall promptly upon final determination thereof pay the amount of any such Property Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (e) such proceeding shall suspend the collection of such contested Property Taxes or Other Charges from the Property (except that if such Property Taxes or Other Charges must be paid sooner in order to avoid being delinquent, then Borrower shall cause the same to be paid prior to delinquency, and upon making such payment prior to delinquency Borrower may continue such contest); and (f) Borrower shall furnish such security as may be required in the proceeding, or as may be reasonably requested by Agent, to insure the payment of any such Property Taxes or Other Charges, together with all interest and penalties thereon. Agent may pay over any such cash deposit or part thereof held by Agent to the claimant entitled thereto at any time when, in the judgment of Agent, the entitlement of such claimant is established or the Property (or part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost or there shall be any danger of the Lien of the Building Loan Mortgage being primed by any related Lien.
5.1.3    Litigation. Borrower shall give prompt notice to Agent of any litigation or proceedings by any Governmental Authority pending or threatened in writing against Borrower, Principal and/or Guarantor which might materially adversely affect Borrower’s, Principal’s or Guarantor’s condition (financial or otherwise) or business or the Property or any portion thereof.
5.1.4    Access to Property. Borrower shall permit agents, representatives and employees of Agent to inspect the Property or any part thereof at reasonable hours upon reasonable advance notice (which may be given verbally), subject to the rights of Tenants under the Leases.
5.1.5    Notice of Default. Borrower shall promptly advise Agent of (i) the occurrence of any material default under the Management Agreement or (ii) the occurrence of any event which, but for the giving of notice or passage of time, or both, would be a material default under the Management Agreement of which Borrower has knowledge.
5.1.6    Cooperate in Legal Proceedings. Borrower shall cooperate fully with Agent with respect to any proceedings before any court, board or other Governmental Authority which may in any way affect the rights of Agent hereunder or any rights obtained by Agent under any of the other Loan Documents and, in connection therewith, permit Agent, at its election, to participate in any such proceedings.
5.1.7    Perform Loan Documents. Borrower shall observe, perform and satisfy all the terms, provisions, covenants and conditions of, and shall pay when due all costs, fees and expenses to the extent required under the Loan Documents executed and delivered by, or applicable to, Borrower. Payment of the costs and expenses associated with any of the foregoing shall be in accordance with the terms and provisions of this Agreement, including, without limitation, the provisions of Section 10.13 hereof.
5.1.8    Award and Insurance Benefits. Borrower shall cooperate with Agent in obtaining for Agent the benefits of any Awards or Insurance Proceeds lawfully or equitably payable

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in connection with the Property or any portion thereof in accordance with the terms of Article VI below, and Agent shall be reimbursed for any expenses incurred in connection therewith (including attorneys’ fees and disbursements, and the payment by Borrower of the expenses of an appraisal on behalf of Agent in the case of Casualty or Condemnation affecting the Property or any part thereof) out of such Insurance Proceeds.
5.1.9    Further Assurances. Borrower shall, at Borrower’s sole cost and expense:
(a)    furnish to Agent all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements, and each and every other document, certificate, agreement and instrument required to be furnished by Borrower pursuant to the terms of the Loan Documents or which are reasonably requested by Agent in connection therewith;
(b)    execute and deliver to Agent such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the Collateral at any time securing or intended to secure the Obligations under the Loan Documents, as Agent may reasonably require; and
(c)    do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Agent shall reasonably require from time to time. In furtherance hereof, Borrower grants to Agent an irrevocable power of attorney coupled with an interest exercisable only after an Event of Default for the purpose of protecting, perfecting, preserving and realizing upon the interests granted pursuant to this Agreement and to effect the intent hereof, all as fully and effectually as Borrower might or could do; and Borrower hereby ratifies all that Agent shall lawfully do or cause to be done by virtue hereof. Upon receipt of a certificate of an officer of Agent in a form reasonably acceptable to Borrower as to the loss, theft, destruction or mutilation of the Note or any other Loan Document which is not of public record, and, in the case of any such mutilation, upon surrender and cancellation of such Note or other applicable Loan Document, Borrower will issue at no cost to Borrower, in lieu thereof, a replacement Note or other applicable Loan Document, dated the date of such lost, stolen, destroyed or mutilated Note or other Loan Document in the same principal amount thereof and otherwise in the same form at the Note. Such certification from Agent shall include an indemnity from Agent in a form reasonably acceptable to Borrower covering any actual loss or cost Borrower may incur in connection with such lost, mutilated, stolen or destroyed Note.
5.1.10    Mortgage Taxes. Borrower shall simultaneously herewith pay all state, county and municipal mortgage, recording, stamp, intangible and all Other Taxes imposed upon the execution and recordation of the Building Loan Mortgage.
5.1.11    Financial Reporting.
(a)    Borrower will keep and maintain or will cause to be kept and maintained on a Fiscal Year basis in accordance with GAAP or Tax Basis Accounting, in each case, consistently applied, (or such other accounting basis selected by Borrower, consistently applied and reasonably acceptable to Agent), and the requirements of Regulation AB, proper and accurate books, records

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and accounts reflecting all of the financial affairs of Borrower and all items of income and expense in connection with the operation of the Property. Agent shall have the right from time to time at all times during normal business hours upon reasonable notice (which may be verbal) to examine such books, records and accounts at the office of Borrower or any other Person maintaining such books, records and accounts and to make such copies or extracts thereof as Agent shall desire. After the occurrence of an Event of Default, Borrower shall pay any reasonable costs and expenses incurred by Agent to examine Borrower’s accounting records with respect to the Property, as Agent shall reasonably determine to be necessary or appropriate in the protection of Agent’s and Lender’s interest. Upon Agent’s reasonable request, Borrower shall furnish to Agent such other information reasonably necessary and sufficient to fairly represent the financial condition of Borrower and the Property.
(b)    Borrower will furnish to Agent annually, within one hundred twenty (120) days following the end of each Fiscal Year of Borrower, a complete copy of Borrower’s and Guarantor’s annual financial statements certified as true and correct by the party providing such statements and audited by a “Big Four” accounting firm, Ernst & Young (EY), EisnerAmper LLP, Squar Milner or other independent certified public accountant reasonably acceptable to Agent in accordance with GAAP or Tax Basis Accounting, in each case, consistently applied, (or such other accounting basis consistently applied and reasonably acceptable to Agent) and the requirements of Regulation AB covering the Property for such Fiscal Year and containing statements of profit and loss for Borrower, Guarantor and the Property and a balance sheet for Borrower and Guarantor. Such statements of Borrower shall set forth the financial condition and the results of operations for the Property for such Fiscal Year, and shall include, but not be limited to, amounts representing annual net cash flow, Net Operating Income, Gross Income from Operations and Operating Expenses. Borrower’s annual financial statements shall be accompanied by (i) a comparison of the budgeted income and expenses and the actual income and expenses for the prior Fiscal Year in Excel spreadsheet form if requested by Agent, (ii) an unqualified opinion of a “Big Four” accounting firm, Ernst & Young (EY), EisnerAmper LLP, Squar Milner or other independent certified public accountant reasonably acceptable to Agent, (iii) reserved, (iv) a breakdown showing the year in which each Lease then in effect expires and the percentage of total floor area of the Improvements and the percentage of base rent with respect to which Leases shall expire in each such year, each such percentage to be expressed on both a per year and cumulative basis in Excel spreadsheet form if requested by Agent, (v) reserved, and (vi) an Officer’s Certificate certifying that each annual financial statement fairly presents the financial condition and the results of operations of Borrower and the Property subject to such reporting, and that such financial statements have been prepared in accordance with GAAP or Tax Basis Accounting, in each case, consistently applied, and as of the date thereof whether there exists an event or circumstance which constitutes a Default or Event of Default under the Loan Documents executed and delivered by, or applicable to, Borrower, and if such Default or Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same. Guarantor’s annual financial statements shall be accompanied by (i) an unqualified opinion of a “Big Four” accounting firm, Ernst & Young (EY), EisnerAmper LLP, Squar Milner or other independent certified public accountant reasonably acceptable to Agent, (ii) a statement of its Net Worth and Liquidity (as such terms are defined in the Guaranty) within such one hundred twenty (120) day period described above and (iii) an Officer’s Certificate certifying that each annual financial statement presents fairly the financial condition and

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the results of operations of Guarantor being reported upon and that such financial statements have been prepared in accordance with GAAP or Tax Basis Accounting, in each case, consistently applied, (or such other accounting basis consistently applied and reasonably acceptable to Agent) and as of the date thereof whether there exists an event or circumstance which constitutes a Default or Event of Default under the Loan Documents executed and delivered by, or applicable to, Guarantor, and if such Default or an Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same.
(c)    Borrower will furnish, or cause to be furnished, to Agent on or before thirty (30) days after the end of each calendar month and on or before forty five (45) days after the end of each calendar quarter the following items, accompanied by an Officer’s Certificate stating that such items are true, correct, accurate, and complete and fairly present the financial condition and results of the operations of Borrower and the Property (subject to normal year‑end adjustments) as applicable: (i) a rent roll for the subject month or quarter containing the names of all tenants at the Property, the terms and expiration date of their respective leases, the space occupied, the rents payable and the securities deposited thereunder, annualized expense reimbursement income detail paid by each tenant, together with the name of any lease guarantor thereof; (ii) a quarterly leasing status report addressing those items more fully described in Schedule VIII attached hereto; (iii) monthly, quarterly and year‑to‑date operating statements (including Capital Expenditures) prepared for each calendar month or quarter, as applicable, noting Net Operating Income, Gross Income from Operations, and Operating Expenses (not including any contributions to the Replacement Reserve Account), and, upon Agent’s request, other information necessary and sufficient to fairly represent the financial position and results of operation of the Property during such calendar month or quarter, as applicable, and containing a comparison of budgeted income and expenses and the actual income and expenses together with a detailed explanation of any variances of ten percent (10%) or more between budgeted and actual amounts for such periods, all in form satisfactory to Agent; and (iv) a calculation reflecting the annual Debt Yield as of the last day of such quarter, as applicable.
(d)    Borrower has heretofore provided an Annual Budget for the 2017 Fiscal Year which Annual Budget Agent has approved and shall be deemed the Approved Annual Budget for such Fiscal Year. For the 2018 Fiscal Year and each Fiscal Year thereafter, Borrower shall submit to Agent an Annual Budget not later than thirty (30) days prior to the commencement of such period or Fiscal Year in form reasonably satisfactory to Agent. The Annual Budget shall be subject to Agent’s approval, such approval not to be unreasonably withheld, denied, delayed or conditioned and to be subject to the Deemed Consent Mechanics (each such Annual Budget, an “Approved Annual Budget”). In the event that Agent objects to a proposed Annual Budget submitted by Borrower which requires the approval of Agent hereunder, Agent shall advise Borrower of such objections within fifteen (15) days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall promptly revise such Annual Budget and resubmit the same to Agent. Agent shall advise Borrower of any objections to such revised Annual Budget within ten (10) days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall promptly revise the same in accordance with the process described in this subsection until Agent approves the Annual Budget. Until such time that Agent approves a proposed Annual Budget that requires the approval of Agent hereunder, the most recently Approved Annual Budget shall apply; provided that, such Approved Annual

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Budget shall be adjusted to reflect actual increases in Taxes, Insurance Premiums, payroll, utilities, vendor contracts and Other Charges.
(e)    In the event that Borrower must incur an extraordinary Operating Expense or Capital Expenditure not set forth in the Approved Annual Budget (each an “Extraordinary Expense”), then Borrower shall promptly deliver to Agent a reasonably detailed explanation of such proposed Extraordinary Expense for Agent’s approval (which approval shall not be unreasonably withheld, conditioned or delayed, and shall also be subject to the Deemed Consent Mechanics).
(f)    If, at the time a Disclosure Document is being prepared for a Securitization, Agent reasonably expects that Borrower alone or Borrower and one or more Affiliates of Borrower collectively, or the Property alone or the Property and Related Properties collectively, will be a Significant Obligor, Borrower shall furnish to Agent upon request, at no or de minimis cost or expense to Borrower: (i) the selected financial data or, if applicable, Net Operating Income for Borrower and the Property for the most recent Fiscal Year and interim period (or such longer period as may be required by Regulation S‑K if the Loan is not treated as a non‑recourse loan under Instruction 3 for Item 1101(k) of Regulation AB) meeting the requirements and covering the time periods specified in Section 301 of Regulation S‑K and Item 1112 of Regulation AB, if Agent reasonably expects that the principal amount of the Loan together with any related Loans as of the cut‑off date for such Securitization may, or if the principal amount of the Loan together with any related Loans as of the cut‑off date for such Securitization and at any time during which the Loan and any related Loans are included in a Securitization does, equal or exceed ten percent (10%) (but less than twenty percent (20%)) of the aggregate principal amount of all mortgage loans included or expected to be included, as applicable, in the Securitization, or (ii) the financial statements required under Item 1112(b)(2) of Regulation AB, if Agent expects that the principal amount of the Loan together with any related Loans as of the cut‑off date for such Securitization may, or if the principal amount of the Loan together with any related Loans as of the cut‑off date for such Securitization and at any time during which the Loan and any related Loans are included in a Securitization does, equal or exceed twenty percent (20%) of the aggregate principal amount of all mortgage loans included or expected to be included, as applicable, in the Securitization. To the extent required to be delivered in accordance with the preceding sentence, such financial data or financial statements shall be furnished to Agent (A) within ten (10) Business Days after notice from Agent in connection with the preparation of Disclosure Documents for the Securitization, (B) not later than forty‑five (45) days after the end of each fiscal quarter of Borrower and (C) not later than one hundred twenty (120) days after the end of each Fiscal Year of Borrower; provided, however, that Borrower shall not be obligated to furnish financial data or financial statements pursuant to clauses (B) or (C) of this sentence with respect to any period for which a filing pursuant to the Exchange Act in connection with or relating to the Securitization (an “Exchange Act Filing”) is not required. If requested by Agent, Borrower shall use commercially reasonable efforts, at no cost or expense to Borrower, to furnish to Agent financial data and/or financial statements for any Tenant of the Property if, in connection with a Securitization, Agent reasonably expects there to be, with respect to such Tenant or group of Affiliated Tenants, a concentration within all of the mortgage loans included or expected to be included, as applicable, in the Securitization such that such Tenant or group of affiliated Tenants would constitute a Significant Obligor. All financial data and financial

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statements provided by Borrower hereunder pursuant to this Section 5.1.11(f) shall be prepared in accordance with GAAP or Tax Basis Accounting, in each case, consistently applied, and shall meet the requirements of Regulation S‑K or Regulation S‑X, as applicable, Regulation AB and other applicable legal requirements. All financial statements referred to in this Section 5.1.11(f) hereof shall be audited by independent accountants of Borrower reasonably acceptable to Agent in accordance with Regulation AB, Regulation S‑K or Regulation S‑X, as applicable, and all other applicable legal requirements, shall be accompanied by the manually executed report of the independent accountants thereon, which report shall meet the requirements of Regulation S‑K or Regulation S‑X, as applicable, Regulation AB and all other applicable legal requirements, and shall be further accompanied by a manually executed written consent of the independent accountants, in form and substance reasonably acceptable to Agent, to the inclusion of such financial statements in any Disclosure Document and any Exchange Act Filing and to the use of the name of such independent accountants and the reference to such independent accountants as “experts” in any Disclosure Document and Exchange Act Filing, all of which shall be provided at the same time as the related financial statements are required to be provided. All financial data and financial statements (audited or unaudited) provided by Borrower under this Section 5.1.11(gf) shall be accompanied by an Officer’s Certificate, which certification shall state that such financial statements meet the requirements set forth in this Section 5.1.11(g). If requested by Agent, each Borrower shall provide Agent, promptly upon request, at no or de minimis cost or expense to Borrower, with any other or additional financial statements, or financial, statistical or operating information, as Agent shall reasonably determine to be required pursuant to Regulation S‑K or Regulation S‑X, as applicable, Regulation AB or any amendment, modification or replacement thereto or other legal requirements in connection with any Disclosure Document or any Exchange Act filing in connection with or relating to a Securitization. In the event Agent reasonably determines, in connection with a Securitization, that the financial data and financial statements required in order to comply with Regulation S‑K or Regulation S‑X, as applicable, Regulation AB or any amendment, modification or replacement thereto or other legal requirements are other than as provided herein, then notwithstanding the provisions of this Section 5.1.11(f), Agent may request, and Borrower shall use commercially reasonable efforts to promptly provide, at no or de minimis cost or expense to Borrower, such other financial data and financial statements as Agent reasonably determines to be necessary or appropriate for such compliance.
(g)    Reserved.
(h)    Borrower shall furnish to Agent, within ten (10) Business Days after request (or as soon thereafter as may be reasonably possible), such further detailed information with respect to the operation of the Property and the financial affairs of Borrower as may be reasonably requested by Agent, provided such request may not modify the existing delivery requirements under this Section 5.1.11 or materially burden the Borrower.
(i)    Borrower shall use commercially reasonable efforts to furnish to Agent, within ten (10) Business Days after Agent’s request (or as soon thereafter as may be reasonably possible), financial and sales information from any Tenant designated by Agent (to the extent such financial and sales information is required to be provided under the applicable Lease and the same is received by Borrower after request therefore).

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(j)    Any reports, statements or other information required to be delivered under this Agreement shall be delivered in electronic form. Borrower agrees that Agent may disclose information regarding the Property and Borrower that is provided to Agent pursuant to this Section 5.1.11 in connection with any Securitization to such parties requesting such information in connection with such Securitization.
(k)    Breach. It shall be an Event of Default if any of the following shall occur: (i) any failure of Borrower to provide to Agent any of the financial statements, certificates, reports or information of Borrower or Guarantor (the “Required Records”) required by this Section 5.1.11 within the applicable time periods set forth in this Section 5.1.11, if such failure continues for fifteen (15) days after written notice thereof, or (ii) in the event any Required Records shall be materially inaccurate or false and Borrower had knowledge of same at the time such Required Records was provided by Borrower, or (iii) in the event of the failure of Borrower to permit Agent or its representatives to inspect said books, records and accounts upon request of Agent as required by this Section 5.1.11.
5.1.12    Business and Operations. Borrower will continue to engage in the businesses presently conducted by it as and to the extent the same are necessary for the ownership, maintenance, management and operation of the Property. Borrower will qualify to do business and will remain in good standing under the laws of each jurisdiction as and to the extent the same are required for the ownership, maintenance, management and operation of the Property. Borrower shall keep and maintain all Licenses necessary for the operation of the Property and each portion thereof for its intended uses and otherwise as a commercial office building.
5.1.13    Title to the Property. Borrower will warrant and defend (a) the title to the Property and every part thereof, subject only to Permitted Encumbrances, and (b) the validity and priority of the Lien of the Building Loan Mortgage and the Assignment of Leases, subject only to Permitted Encumbrances, in each case against the claims of all Persons whomsoever. Borrower shall reimburse Agent and Lender for any Losses incurred by Agent or Lender if an interest in the Property, other than as permitted hereunder, is claimed by another Person.
5.1.14    Costs of Enforcement. In the event (a) that the Building Loan Mortgage is foreclosed in whole or in part or that the Building Loan Mortgage is put into the hands of an attorney for collection, suit, action or foreclosure, (b) of the foreclosure of any mortgage prior to or subsequent to the Building Loan Mortgage in which proceeding Agent or Lender is made a party, or (c) of a Bankruptcy Action related to Borrower or any Principal or an assignment by Borrower or any Principal for the benefit of its creditors, Borrower, on behalf of itself and its successors and assigns, agrees that it/they shall be chargeable with and shall pay all costs of collection and defense, including attorneys’ fees and expenses, and court costs, incurred by Agent, Lender or Borrower in connection therewith and in connection with any appellate proceeding or post‑judgment action involved therein, together with all required service or use Taxes.

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5.1.15    Estoppel Statement.
(a)    After request by Agent, and no more than once per calendar quarter so long as no Event of Default has occurred and is continuing, Borrower shall within ten (10) days furnish Agent with a statement, duly acknowledged and certified, setting forth (i) the original principal amount of the Loan, (ii) the Outstanding Principal Balance, (iii) the Interest Rate of the Loan, (iv) the date installments of interest and/or principal were last paid, (v) any offsets or defenses to the performance of the Obligations, if any, and (vi) that the Note, this Agreement, the Building Loan Mortgage and the other Loan Documents are valid, legal and binding obligations of Borrower and have not been modified or if modified, giving particulars of such modification.
(b)    Borrower shall deliver to Agent upon request, tenant estoppel certificates from each commercial Tenant leasing space at the Property in form and substance reasonably satisfactory to Agent (or on such form required under the applicable Lease); provided that Borrower shall not be required to deliver such certificates more frequently than one (1) time in any calendar year and failure to provide such estoppel shall not be a Default hereunder so long as Borrower has used commercially reasonable efforts to obtain such estoppel (which efforts shall not include bringing any litigation against any Tenant).
5.1.16    Reserved.
5.1.17    Loan Proceeds. Borrower shall use the proceeds of the Loan received by it on the Closing Date only for the purposes set forth in Section 2.1.4.
5.1.18    Performance by Borrower. Borrower shall in a timely manner observe, perform and fulfill each and every covenant, term and provision of each Loan Document executed and delivered by, or applicable to, Borrower and shall not enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Loan Document executed and delivered by, or applicable to, Borrower without the prior written consent of Agent.
5.1.19    Confirmation of Representations. Borrower shall deliver, in connection with any Securitization, certificates of the relevant Governmental Authorities in all relevant jurisdictions indicating the good standing and qualification of Borrower as of the date of the Securitization.
5.1.20    No Joint Assessment. Borrower shall not suffer, permit or initiate the joint assessment of the Property or any portion thereof (a) with any other real property constituting a tax lot separate from the Property, and (b) which constitutes real property with any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the Lien of any Taxes which may be levied against such personal property shall be assessed or levied or charged to such real property portion of the Property.
5.1.21    Leasing Matters.
(a)    Borrower shall use commercially reasonable efforts to cause all units/suites on the Property to be leased based on the Minimum Leasing Guidelines and in all events at not less

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than prevailing market rental rates from time to time, taking into account market standard rental concessions, rent abatement and free rent.
(b)    Each Major Lease shall be subject to Agent’s reasonable written approval not to be unreasonably withheld, conditioned or delayed, and which approval shall be subject to the Deemed Consent Mechanism, prior to Borrower’s execution of any such Major Lease (or any expansion, renewal or modification of such Major Lease, or any cancellation or termination of any such Major Lease). All non‑Major Leases (or any expansion, renewal or modification of such non‑Major Leases) shall not require Agent’s prior approval so long as such non‑Major Leases (i) comply with the Minimum Leasing Guidelines and (ii) are prepared on the lease form delivered by Borrower and approved by Agent subject to changes negotiated by Borrower that are not inconsistent with the Minimum Leasing Guidelines. Without limitation of the foregoing, all leases shall include estoppel, subordination, attornment and mortgagee protection provisions consistent with the lease form approved by Agent with such changes thereto as are customary for similar transactions. Borrower shall deliver to Agent true, complete and correct copies of any proposed Lease (or proposed expansion, renewal or modification of a Lease) requiring Agent’s approval, which approval shall not be unreasonably withheld, conditioned or delayed, and shall be subject to the Deemed Consent Mechanism. Agent shall not charge any fee for any such approval, and Agent’s legal fees for review of such Lease shall not exceed $5,000 per Lease. Notwithstanding anything to the contrary in the foregoing, Agent has preapproved the EDC Lease, the NY Liquidation Bureau Lease, and the ACS Lease provided that such Leases satisfy clause (ii) above.
(c)    In the event that a Major Lease provides a “sole discretion” standard for subleasing/assignment approval on the part of the Borrower, Borrower shall not permit or consent to any assignment or sublease of any Major Lease without Agent’s prior written approval.
(d)    Borrower (i) shall observe and timely perform all obligations imposed upon the lessor under the Leases in a commercially reasonable manner; (ii) shall enforce the terms, covenants and conditions contained in the Leases upon the part of the Tenant thereunder to be observed or performed in a commercially reasonable manner and in a manner not to impair the value of the Property involved, except that Borrower shall not terminate, or accept the surrender by a Tenant of, any Lease without Agent’s consent, except in the case of a Tenant monetary default in which case Borrower shall be entitled to settle disputes with such Tenant, which settlement may, unless such Lease is a Major Lease (in which case any such settlement shall require Agent’s consent, which consent shall not be unreasonably withheld, conditioned or delayed and shall be subject to the Deemed Consent Mechanics), include termination of the applicable Lease; (iii) shall not collect any of the Rents more than one (1) month in advance (other than security deposits required pursuant to such Lease); (iv) shall not execute any other assignment of lessor’s interest in the Leases or the Rents (except as contemplated by the Loan Documents); (v) shall not alter, modify or change the terms of the Leases in a manner not permitted by the provisions of the Loan Documents; and (vi) shall execute and deliver at the request of Agent all such further assurances, confirmations and assignments in connection with the Leases as Agent shall from time to time reasonably require. Notwithstanding anything to the contrary contained herein, Borrower shall not enter into a Lease of all or substantially all of the Property or all or substantially all of any building located on the Property without Agent’s prior written consent. Agent shall have the right to require each new

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Tenant that does not use the lease form approved by Agent to execute and deliver to Agent a subordination, non‑disturbance of possession and attornment agreement in form, content and manner of execution reasonably acceptable to Agent.
(e)    Borrower shall furnish Agent with true, correct and complete copies of all Leases, amendments thereof and any related agreements promptly following execution thereof.
(f)    Borrower shall promptly notify Agent, in writing, of any defaults by any tenant or lease guarantor under a Major Lease after Borrower becomes aware of the same.
5.1.22    Alterations. Borrower shall obtain Agent’s prior written consent to any alterations to any Improvements (other than alterations specifically allowed pursuant to the terms of this Agreement or covered by Reserve Funds), which consent shall not be unreasonably withheld, conditioned or delayed, and shall be subject to the Deemed Consent Mechanics, except with respect to any alterations to any Improvements which may have a material adverse effect on Borrower’s financial condition, the value of the Property or any portion thereof or the Net Operating Income. Notwithstanding the foregoing, Agent’s consent shall not be required in connection with any alterations that will not have a material adverse effect on Borrower’s financial condition, the value of the Property or any portion thereof or the Net Operating Income; provided that (a)(i) such alterations are either work performed pursuant to the terms of any Lease approved or deemed approved (or for which Agent’s approval is not required hereunder) in accordance with the terms hereof, or the costs for such alterations either constitute Approved Capital Expenses, Approved Leasing Expenses, Spec Buildout Expenses or Make Ready Expenses or otherwise are adequately covered in the current Approved Annual Budget, (ii) do not adversely affect in any material manner any structural component of any Improvements, any utility or HVAC system contained in any Improvements or the exterior of any building constituting a part of any Improvements and (iii) except with regard to such alterations that constitute Approved Capital Expenses, Approved Leasing Expenses, Spec Buildout Expenses or Make Ready Expenses, the aggregate cost thereof does not exceed Five Hundred Thousand and No/100 Dollars ($500,000.00) (the “Threshold Amount”), or (b) are performed in connection with Restoration after the occurrence of a Casualty in accordance with the terms and provisions of this Agreement.
5.1.23    Operation of Property.
(a)    In the event that the Management Agreement expires or is terminated (without limiting any obligation of Borrower to obtain Agent’s consent to any termination or modification of the Management Agreement in accordance with the terms and provisions of this Agreement), Borrower shall promptly enter into a Replacement Management Agreement with Manager or another Qualified Manager, as applicable. In the event that the Leasing Agreement (Newmark) expires or is terminated (without limiting any obligation of Borrower to obtain Agent’s consent to any termination or modification of the Leasing Agreement in accordance with the terms and provisions of this Agreement), Borrower shall promptly enter into a Replacement Leasing Agreement with Leasing Agent or another Qualified Leasing Agent, as applicable.

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(b)    Borrower shall cause the capital improvement projects at the Property to be managed, in all material respects, in accordance with the Project Management Agreement.
(c)    Borrower shall:
(A)    (i) promptly perform and/or observe in all material respects all of the covenants and agreements required to be performed and observed by it under the Management Agreement and use commercially reasonable efforts to preserve and to keep unimpaired its material rights thereunder; (ii) promptly notify Agent of any material default under the Management Agreement of which it is aware; (iii) if requested by the Agent, promptly deliver to Agent a copy of each material financial statement received by it under the Management Agreement and, upon the reasonable request of Agent, any business plan, capital expenditures plan, notice, report and estimate received by it under the Management Agreement; and (iv) enforce the performance and observance of all of the covenants and agreements required to be performed and/or observed by Manager under the Management Agreement, in a commercially reasonable manner.
(B)    (i) promptly perform and/or observe in all material respects all of the covenants and agreements required to be performed and observed by it under the Leasing Agreement and do all things necessary to preserve and to keep unimpaired its material rights thereunder; (ii) promptly notify Agent of any material default under the Leasing Agreement of which it is aware; (iii) if reasonably requested by the Agent, promptly deliver to Agent a copy of each material financial statement, business plan, capital expenditures plan, notice, report and estimate received by it under the Leasing Agreement, to the extent applicable; and (iv) enforce in all material respects the performance and observance of all of the covenants and agreements required to be performed and/or observed by Leasing Agent under the Leasing Agreement, in a commercially reasonable manner. Notwithstanding anything to the contrary contained in this Agreement, the covenants in this Section 5.1.23(c)(B) with respect to the Leasing Agent and the Leasing Agreement shall not be applicable except during such time as Borrower shall have engaged a Leasing Agent and entered into a Leasing Agreement in accordance with the terms and conditions of this Agreement.
(C)    (i) promptly perform and/or observe in all material respects all of the covenants and agreements required to be performed and observed by it under the Project Management Agreement and do all things necessary to preserve and to keep unimpaired its material rights thereunder; (ii) promptly notify Agent of any material default under the Project Management Agreement of which it is aware; (iii) if reasonably requested by the Agent, promptly deliver to Agent a copy of each material financial statement, business plan, capital expenditures plan, notice, report and

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estimate received by it under the Project Management Agreement, to the extent applicable; and (iv) enforce in all material respects the performance and observance of all of the covenants and agreements required to be performed and/or observed by Project Manager under the Project Management Agreement, in a commercially reasonable manner.
(d)    If (i) an Event of Default occurs and is continuing, (ii) the Manager shall be the subject of a Bankruptcy Action or become insolvent, (iii) a material default occurs under the Management Agreement beyond any applicable grace and cure periods or Manager has engaged in gross negligence, fraud or willful misconduct, or (iv) Control of Manager has changed, in each event from what it was on the Closing Date, Borrower shall, at the request of Agent, terminate the Management Agreement and replace the Manager with a manager approved by Agent on terms and conditions satisfactory to Agent, it being understood and agreed that (x) the management fee for such replacement manager shall not exceed the then prevailing market rates (and in any event shall not exceed three percent (3%) of Gross Income from Operations per annum, from time to time), and (y) Agent shall not be liable for or obligated to pay any termination fee or other penalty in connection with such termination.
(e)    With respect to each Leasing Agreement, if (i) an Event of Default occurs and is continuing, (ii) the Leasing Agent thereunder shall be the subject of a Bankruptcy Action or become insolvent, (iii) a material default occurs under such Leasing Agreement beyond any applicable grace and cure periods, or such Leasing Agent has engaged in gross negligence, fraud or willful misconduct, or (iv) Control of such Leasing Agent has changed, in each event from what it was on the Closing Date, Borrower shall, at the request of Agent, terminate such Leasing Agreement and (with respect to the Leasing Agreement (Newmark) or any Replacement Leasing Agreement with respect thereto) replace the applicable Leasing Agent with a leasing agent approved by Agent on terms and conditions reasonably satisfactory to Agent, it being understood and agreed that (x) the leasing commissions for such replacement leasing agent shall not exceed the then prevailing market rates, and (y) Agent shall not be liable for or obligated to pay any termination fee or other penalty in connection with such termination. Notwithstanding anything to the contrary contained in this Agreement, the covenants in this Section 5.1.23(e) with respect to the Leasing Agent and the Leasing Agreement shall not be applicable except during such time as Borrower shall have engaged a Leasing Agent and a Leasing Agreement is in effect in accordance with the terms and conditions of this Agreement.
(f)    If (i) an Event of Default occurs and is continuing, (ii) the Project Manager shall be the subject of a Bankruptcy Action or become insolvent, (iii) a material default occurs under the Project Management Agreement beyond any applicable grace and cure periods, or Project Manager has engaged in gross negligence, fraud or willful misconduct, or (iv) Control of Project Manager has changed, in each event from what it was on the Closing Date, Borrower shall, at the request of Agent, terminate the Project Management Agreement and replace the Project Manager with a project manager approved by Agent on terms and conditions reasonably satisfactory to Agent, it being understood and agreed that (x) the project management fees for such replacement project manager shall not exceed the then prevailing market rates, and (y) Agent shall not be liable for or obligated to pay any termination fee or other penalty in connection with such termination.

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(g)    All Material Agreements shall be subject to the prior review and approval, not to be unreasonably withheld, of Agent.
(h)    In the event any replacement Property Manager, Leasing Agent or Project Manager is an Affiliate of Borrower, Borrower shall deliver to Agent an Additional Insolvency Opinion including a pairing with respect to such Person, such opinion to be acceptable to Agent.
5.1.24    No Credits on Account of the Obligations. Borrower will not claim or demand or be entitled to any credit or credits on account of the Obligations for any payment of Property Taxes assessed against the Property and no deduction shall otherwise be made or claimed from the assessed value of the Property for real estate Tax purposes because of the Loan Documents or the Obligations. If Legal Requirements or other laws, orders, requirements or regulations require such claim, credit or deduction, Agent may, by written notice to Borrower of not less than ninety (90) days, declare the Obligations immediately due and payable.
5.1.25    Personal Property. Borrower shall cause all of its personal property, fixtures, attachments and equipment delivered upon, attached to or used in connection with the operation of the Property to always be located at the Property and shall be kept free and clear of all Liens, encumbrances and security interests, except Permitted Encumbrances.
5.1.26    Appraisals. Agent shall have the right to obtain a new or updated appraisal of the Property (and/or any portions thereof) from time to time, provided, however, that so long as no Event of Default has occurred Agent shall do so with respect to the same portion of the Property not more often than once in every twelve (12) month period. Borrower shall cooperate with Agent in this regard. If the appraisal is obtained to comply with this Agreement or any applicable law or regulatory requirement, or bank or lender policy promulgated to comply therewith, or if an Event of Default exists, Borrower shall pay for any such appraisal upon Agent’s request.
5.1.27    Financing Statements. Borrower, at its sole cost and expense, shall at all times cause the Building Loan Mortgage and the Assignment of Leases, together with any UCC‑1 financing statements required to be filed in connection therewith, to be recorded, registered or filed in the appropriate public records, and any amendments or supplements hereto and thereto, and, if requested by Agent, any instruments of assignment hereof or thereof, to be recorded, registered and filed, as applicable, and to be kept recorded, registered and filed, in such manner and in such places, shall pay all recording, registration and filing fees and taxes and other charges, including any recording, transfer or intangible personal property tax or similar imposition, with respect thereto, and shall comply with all applicable Legal Requirements in order to fully and effectively establish, preserve, perfect and protect Agent’s first priority security interest in the Property and the Collateral, subject only to Permitted Encumbrances and the Liens created by the Loan Documents. Borrower hereby authorizes Agent to file UCC‑1 financing and continuation statements with respect to the Property and the Collateral.
5.1.28    Intentionally Omitted.

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5.1.29    ERISA.
(a)    Borrower further covenants and agrees to deliver to Agent such certifications or other evidence from time to time throughout the term of the Loan, as may be requested by Agent in its sole discretion that (i) Borrower is not an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, a “plan” as defined in and subject to the provisions of Section 4975 of the Code an entity whose assets are treated as “plan assets” for purposes of ERISA or the Code or a “governmental plan” within the meaning of Section 3(32) of ERISA or any entity whose assets are treated as “plan assets” of a governmental plan or plans; (ii) Borrower is not subject to any state statute regulating investments of, or fiduciary obligations with respect to, governmental plans, in either case, subjecting Agent to liability for a violation of ERISA, the Code, a state statute or regulation or a similar law; and (iii) one or more of the following circumstances is true:
(i)    equity interests in Borrower are publicly offered securities, within the meaning of 29 C.F.R. §2510.3–101(b)(2);
(ii)    less than twenty‑five percent (25%) of each outstanding class of equity interests in Borrower is held by “benefit plan investors” within the meaning of Section 3(42) of ERISA; or
(iii)    Borrower qualifies as an “operating company” or a “real estate operating company” within the meaning of 29 C.F.R. §2510.3‑101(c) or (e).
(b)    Borrower further covenants and agrees that none of Borrower, Guarantor or their ERISA Affiliates shall be required to contribute to any Multiemployer Plan or any Pension Plan, or shall be a “contributing sponsor” (as such term is defined in Section 4001 of ERISA) in any Multiemployer Plan or Pension Plan; and none of Borrower, Guarantor or any ERISA Affiliate shall have any contingent liability with respect to any post-retirement “employee welfare benefit plan” (as such term is defined in Section 3(1) of ERISA), except as previously disclosed to Agent in writing according to Section 4.1.9.
5.1.30    CapEx.
(a)    Prior to entering into any construction or professional contracts related to the applicable Cap-Ex where the total cost of such contract is over $1,000,000.00 (each, a “Cap-Ex Contract”), Borrower will deliver to Agent a draft of such Cap-Ex Contract for Lender’s review and approval, such approval not to be unreasonably withheld, denied, delayed or conditioned and to be subject to the Deemed Consent Mechanics. If requested by Agent, Borrower will deliver “will-serve” letters from applicable counterparties under the Cap-Ex Contracts in excess of $1,000,000, whereby such contract counterparties have agreed to upon a continuing Event of Default, perform the applicable work for the benefit of Agent.
(b)    To the extent Borrower Commences a project of Cap-Ex, Borrower shall diligently prosecute same to Completion in a good and workmanlike manner and in accordance with all Legal Requirements and the CapEx Budget.

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(c)    To the extent Borrower Commences any particular project that constitutes Make Ready Work, Borrower shall diligently prosecute same to Completion in a good and workmanlike manner and in accordance with all Legal Requirements and the Make Ready Budget.
5.1.31    Municipal Violations. Borrower shall use commercially reasonable efforts to cause each of the municipal violations listed on Schedule XIV to be removed as of record or “closed” within one hundred eighty (180) days of the Closing Date, which date shall be extended by Agent if despite its commercially reasonably efforts the Borrower is unable to remove or close the same.
5.1.32    Temporary Certificates of Occupancy. Borrower shall continue to keep all temporary certificates of occupancy with respect to the Property valid and in full force and effect, and Borrower shall use commercially reasonable efforts to obtain a new, valid, permanent certificate of occupancy for the Property from the New York City Department of Buildings. The terms and provisions of this Section 5.1.32 shall not be deemed to limit the other terms and conditions hereof or of the other Loan Documents.
5.1.33    EDC Space. Borrower shall use commercially reasonable efforts to remedy the matters (other than those caused by the demolition of any adjacent property) set forth in the letter attached to the Tenant estoppel delivered prior to closing by the New York City Economic Development Corporation.
Section 5.2    Negative Covenants. From the date hereof until payment and performance in full of the Obligations, Borrower covenants and agrees with Agent and Lender that it will not do, directly or indirectly, any of the following:
5.2.1    Operation of Property.
(a)    Borrower shall not, without Agent’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed and shall be subject to the Deemed Consent Mechanics):
(i)    (A) surrender, terminate or cancel the Management Agreement; provided, that Borrower may, without Agent’s consent, replace the Manager so long as the replacement manager is a Qualified Manager pursuant to a Replacement Management Agreement; (B) reduce or consent to the reduction of the term of the Management Agreement in any material respect; (C) increase or consent to the increase of the amount of any charges or fees under the Management Agreement in any material respect; or (D) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, the Management Agreement in any material respect;
(ii)    (A) enter into a leasing agreement other than the Leasing Agreement (Savanna), the Leasing Agreement (Newmark) or a Replacement Leasing Agreement, or (B) enter into a project management agreement other than the Project Management Agreement (Savanna). Any Leasing Agent engaged by Borrower shall

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enter into an assignment of leasing agreement and subordination of leasing fees on Agent’s then standard form or otherwise in a form reasonably acceptable to Agent. Any Project Manager engaged by Borrower shall enter into an assignment of project management agreement and subordination of project management fees on Agent’s then standard form or otherwise in a form reasonably acceptable to Agent;
(iii)    Except as permitted pursuant to the terms of the Leasing Agreement (or otherwise with the consent of the Leasing Agent), (A) surrender, terminate or cancel the Leasing Agreement; provided, that Borrower may, without Agent’s consent, replace the Leasing Agent so long as the replacement leasing agent is a Qualified Leasing Agent pursuant to a Replacement Management Agreement; (B) reduce or consent to the reduction of the term of the Leasing Agreement in any material respect; (C) increase or consent to the increase of the amount of any charges or fees under the Leasing Agreement in any material respect; or (D) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, the Leasing Agreement in any material respect. Notwithstanding anything to the contrary contained in this Agreement, the covenants in this Section 5.2.1(a)(iii) with respect to the Leasing Agent and the Leasing Agreement shall not be applicable except during such time as Borrower shall have engaged a Leasing Agent and a Leasing Agreement is in effect in accordance with the terms and conditions of this Agreement; and
(iv)    Except as permitted pursuant to the terms of the Project Management Agreement (or otherwise with the consent of the Project Manager), (A) reduce or consent to the reduction of the term of the Project Management Agreement in any material respect; (B) increase or consent to the increase of the amount of any charges or fees under the Project Management Agreement in any material respect; or (C) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, the Project Management Agreement in any material respect.
(b)    Following the occurrence and during the continuance of an Event of Default, Borrower shall not: (i) exercise any rights, make any decisions, grant any approvals or otherwise take any action under the Management Agreement without the prior written consent of Agent, which consent may be granted, conditioned or withheld in Agent’s sole discretion, (ii) exercise any rights, make any decisions, grant any approvals or otherwise take any action under the Leasing Agreement (if any) without the prior written consent of Agent, which consent may be granted, conditioned or withheld in Agent’s sole discretion or (iii) exercise any rights, make any decisions, grant any approvals or otherwise take any action under the Project Management Agreement (if any) without the prior written consent of Agent, which consent may be granted, conditioned or withheld in Agent’s sole discretion.
5.2.2    Liens. Borrower shall not create, incur, assume or suffer to exist any Lien on any portion of the Property or permit any such action to be taken, except for Permitted Encumbrances; provided, however, after prior notice to Agent, Borrower, at its own expense, may

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contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any mechanic’s or materialmen’s liens; provided that (a) no Default or Event of Default has occurred and remains uncured; (b) such proceeding shall be permitted under, and be conducted in accordance with, the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (c) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (d) Borrower shall promptly upon final determination thereof pay the amount of any claim resulting in such Lien, together with all costs, interest and penalties which may be payable in connection therewith; (e) such proceeding shall suspend the collection of any claims resulting in such contested Lien; and (f) Borrower shall furnish such security as may be required in the proceeding, or as may be reasonably requested by Agent, to insure the payment of any claim resulting in such contested Lien, together with all interest and penalties thereon.
5.2.3    Dissolution. Borrower shall not (a) engage in any dissolution, liquidation, consolidation or merger with or into any other business entity, (b) engage in any business activity not related to the ownership and operation of the Property, (c) transfer, lease or sell, in one transaction or any combination of transactions, the assets or all or substantially all of the property or assets of Borrower except to the extent permitted by the Loan Documents (unless such transfer or sale will result in the indefeasible repayment in full of the Loan), or (d) modify, amend, waive or terminate its organizational documents or its qualification and good standing in any jurisdiction, or (e) cause or allow Principal to (i) dissolve, wind up or liquidate or take any action, or omit to take any action, as a result of which Principal, as applicable would be dissolved, wound up or liquidated in whole or in part, or (ii) amend, modify, waive or terminate the certificate of incorporation or bylaws of Principal, as applicable, in each case, without obtaining the prior consent of Agent.
5.2.4    Change in Business. Borrower shall not enter into any line of business other than the ownership and operation of the Property, or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business.
5.2.5    Debt Cancellation. Borrower shall not cancel or otherwise forgive or release any claim or debt (other than termination of Leases in accordance herewith) owed to Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower’s business.
5.2.6    Zoning. Borrower shall not initiate or consent to any zoning reclassification of any portion of the Property or seek any variance under any existing zoning ordinance, or use or permit the use of any portion of the Property in any manner that could result in such use becoming a non‑conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, in each case, without the prior written consent of Agent.
5.2.7    No Joint Assessment. Borrower shall not suffer, permit or initiate the joint assessment of all or any portion of the Property with (a) any other real property constituting a tax lot separate from the Property, or (b) any portion of the Property which may be deemed to constitute

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personal property, or any other procedure whereby the Lien of any Taxes that may be levied against such personal property shall be assessed or levied or charged to the Property.
5.2.8    Principal Place of Business and Organization. Borrower shall not change its principal place of business set forth in the introductory paragraph of this Agreement without first giving Agent at least thirty (30) days’ prior notice. Borrower shall not change the place of its organization as set forth in Section 4.1.28 without the consent of Agent, which consent shall not be unreasonably withheld. Upon Agent’s request, Borrower shall execute and deliver additional financing statements (which such financing statements may describe as the collateral covered thereby “all assets of the debtor, whether now owned or hereafter acquired” or words to that effect), security agreements and other instruments which may be necessary to effectively evidence or perfect Agent’s security interest in the Property as a result of such change of principal place of business or place of organization.
5.2.9    ERISA. Borrower shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Agent of any of its rights under the Note, this Agreement or the other Loan Documents) to be a Prohibited Transaction.
5.2.10    Transfers.
(a)    Borrower acknowledges that Agent and Lender have examined and relied on the experience of Borrower and its general partners, members, principals and (if Borrower is a trust) beneficial owners, as applicable, in owning and operating properties such as the Property in agreeing to make the Loan, and will continue to rely on Borrower’s ownership of the Property as a means of maintaining the value of the Property as security for repayment of the Debt and the performance of the Other Obligations. Borrower acknowledges that Agent and Lender have a valid interest in maintaining the value of the Property so as to ensure that, during the continuance of an Event of Default, Agent and Lender can recover the Debt by a sale of the Property.
(b)    Without the prior written consent of Agent and except to the extent otherwise set forth in this Section 5.2.10, Borrower shall not, and shall not permit any Restricted Party to, (i) sell, convey, mortgage, grant, bargain, encumber, pledge, assign, grant options with respect to, or otherwise transfer or dispose of (in each case, directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) or permit the change of Control of the Property or any part thereof or any legal or beneficial interest therein, directly or indirectly, at any tier of ownership, except with respect to any Transfers with respect to Leases otherwise expressly permitted under this Agreement, (ii) permit a Sale or Pledge of any interest in any Restricted Party, directly or indirectly, at any tier of ownership (any of the actions in the foregoing clauses (i) or (ii), a “Transfer”), or (iii) suffer or permit any such Transfer described in this Section 5.2.10 to occur by or in a Restricted Party, directly or indirectly, at any tier of ownership, in each case, other than (A) the leasing of space in the Improvements to Tenants pursuant to Leases entered into in accordance with the provisions of Section 5.1.21 hereof, (B) Permitted Transfers, (C) Permitted Encumbrances, (D) any Transfer by Borrower to Agent or its designee or other Transfer resulting from the exercise by Agent or Lender of its rights and remedies under the Loan Documents, (E) any Mezzanine Loan Liens, and (F) the Transfer of direct and/or indirect

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interests in Borrower or Mezzanine Borrower or other Transfer resulting from the exercise by Mezzanine Agent of its right and remedies under the Mezzanine Loan Documents.
(c)    A Transfer shall include, but not be limited to, (i) an installment sales agreement wherein Borrower agrees to sell the Property, or any part thereof, for a price to be paid in installments; (ii) an agreement by Borrower leasing all or substantially all of the Property or all or substantially all of a building located on the Property for other than actual occupancy by a space tenant thereunder, or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower’s right, title and interest in and to any Leases or any Rents; (iii) if a Restricted Party is a corporation, any merger, consolidation or Sale or Pledge of such corporation’s stock or the creation or issuance of new stock; (iv) if a Restricted Party is a limited or general partnership or joint venture, any merger or consolidation or the change, removal, resignation or addition of a general partner or the Sale or Pledge of the partnership interest of any general partner or any profits or proceeds relating to such partnership interest, or the Sale or Pledge of limited partnership interests or any profits or proceeds relating to such limited partnership interest or the creation or issuance of new limited partnership interests; (v) if a Restricted Party is a limited liability company, any merger or consolidation or the change, removal, resignation or addition of a managing member or non‑member manager (or if no managing member, any member) or the Sale or Pledge of the membership interest of a managing member (or if no managing member, any member) or any profits or proceeds relating to such membership interest, or the Sale or Pledge of non‑managing membership interests or the creation or issuance of new non‑managing membership interests; or (vi) if a Restricted Party is a trust or nominee trust, any merger, consolidation or the Sale or Pledge of the legal or beneficial interest in a Restricted Party or the creation or issuance of new legal or beneficial interests.
(d)    Notwithstanding the provisions of Sections 5.2.10(a)‑(c), Borrower and any Restricted Party shall be permitted without Agent’s consent to effect, and nothing in the Loan Documents shall be deemed to prohibit, one or a series of Transfers, of not more than forty-nine percent (49%) in the aggregate of the indirect ownership interests in Borrower, provided that the following conditions are satisfied: (i) no Event of Default shall have occurred and remain outstanding or shall occur solely as a result of such Transfer; (ii) such Transfer shall not (A) cause the transferee, together with its Affiliates, to acquire Control of Borrower, (B) result in Borrower no longer being Controlled by one or more Sponsors, or (C) cause the transferee, alone or together with its Affiliates, to increase its direct or indirect interest in Borrower to an amount which exceeds forty-nine percent (49%) in the aggregate; (iii) to the extent the transferee owns ten percent (10%) or more of the direct or indirect interests in Borrower immediately following such Transfer (provided that such transferee did not own ten percent (10%) or more of the direct or indirect ownership interests in such Borrower as of the closing date), Borrower shall deliver, at Borrower’s sole cost and expense, customary searches (OFAC, Lender’s customary “know your customer” searches, credit, judgment, litigation, lien, bankruptcy and anything else Agent or Lender then customarily requires) reasonably acceptable to Agent with respect to such transferee and its Affiliates as Agent may reasonably require (provided, however, if such transferee is a newly formed, wholly owned, direct or indirect subsidiary of Sponsor, such that such transfer does not change the ultimate ownership of Borrower, then Borrower shall only be required to provide notice of such transfer within ten (10) Business Days following the date thereof); (iv) after giving effect to such Transfer, one or more Sponsors shall continue to own, collectively, directly or indirectly, in the aggregate, at

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least fifty percent (50%) of all legal, beneficial and economic interests in Borrower; (v) the Property shall continue to be managed by Manager or a Qualified Manager; (vi) Borrower shall give Agent notice of such proposed Transfer, together with copies of all instruments effecting such Transfer and copies of any organizational documents, including without limitation, a revised organizational structure chart, that Agent shall reasonably require, not less than ten (10) business days prior to the proposed date of such Transfer; (vii) the organizational structure of Borrower (including, without limitation, its single purpose nature and bankruptcy remoteness) shall not be adversely affected by such Transfer; and (viii) either (A) Agent shall be reasonably satisfied that, under the terms of the Loan Documents, Lender’s consent to the proposed Transfer is not required, or (B) Agent receives evidence, reasonably satisfactory to Agent, that Lender has given the requisite consent.
(e)    In addition, notwithstanding a the provisions of Sections 5.2.10(a)‑(c), Borrower and any Restricted Party shall be permitted without Agent’s consent to effect, and, nothing in the Loan Documents shall be deemed to prohibit, the following:
(i)    the Transfer of any direct or indirect interests in Savanna JV Partner, provided (A) the conditions detailed in Sections 5.2.10(d)(i) through (viii) above remain satisfied, (B) Savanna Sponsor continues to own fifty-one percent (51%) or more of the membership interest (directly or indirectly) in Savanna JV Partner, (C) there is no change in control of Savanna Sponsor as a result of such Transfer and (D) there is no change in Control of Borrower as a result of such Transfer;
(ii)    the Transfer of any direct or indirect interests in Borrower by KBS Sponsor, provided (A) the conditions detailed in Section 5.2.10(d)(i) through (viii) above remain satisfied, (B) KBS Sponsor continues to own fifty one percent (51%) or more of the membership interest (directly or indirectly) in KBS JV Partner, (C) there is no change of control of KBS Sponsor and (D) there is no change in Control of Borrower as a result of such Transfer;
(iii)    the Transfer of any direct or indirect interests in Borrower by Savanna Sponsor (including, without limitation, transfers of limited partner interests in Guarantor or SREF III William Co-Invest L.P.), provided (A) the conditions detailed in Section 5.2.10(d)(i) through (viii) above remain satisfied, (B) Savanna Sponsor continues to own fifty one percent (51%) or more of the membership interests (directly or indirectly) in Savanna JV Partner, (C) there is no change of Control of Savanna Sponsor, and (D) there is no change in Control of Borrower as a result of such Transfer (provided that the existence of major decision rights shall not in itself constitute Control with respect to (C) and (D));
(iv)    the Transfer of all or any portion of KBS JV Partner’s ownership interest in the JV Entity to Savanna JV Partner, provided the conditions detailed in Section 5.2.10(d)(i), (ii)((B) and (iii) through (viii) above remain satisfied;
(v)    the Transfer of all or any portion of Savanna JV Partner’s ownership interest in the JV Entity to KBS JV Partner, provided the conditions detailed in Section 5.2.10(d)(i), (ii)((B) and (iii) through (viii) above remain satisfied; or

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(vi)    the removal of the Savanna JV Partner as the “Managing Member” of the JV Entity upon the occurrence of a “Just Cause Event” (as such term is defined in the Limited Liability Company Agreement of the JV Entity) provided the KBS JV Partner then becomes the sole “Managing Member” of the JV Entity and KBS Sponsor has delivered a replacement Guaranty in compliance with the terms and provisions of Section 5.2.10(f) and the conditions detailed in Section 5.2.10(d)(i), (ii)((B) and (iii) through (viii) above remain satisfied.
Notwithstanding any other provision herein to the contrary, with respect to KBS Sponsor, the sale, conveyance, transfer, disposition, alienation, hypothecation, pledge or encumbrance (whether voluntary or involuntary) of any shares of stock in KBS Sponsor (a “REIT Transfer”) shall be permitted without Agent’s prior written consent, provided that such REIT Transfer does not result in a change in Control of Borrower or the operations of the Property. Upon obtaining actual knowledge of a transfer of the shares in the KBS Sponsor that would result in any shareholder in KBS Sponsor owning more than ten percent (10%) of the indirect interests in Borrower, Borrower or KBS Sponsor shall promptly notify Agent in writing of such transfer and, to the extent in the possession or control of Borrower or KBS Sponsor, provide information sufficient to Agent to run searches relating to ERISA, OFAC and Patriot Act matters with respect to such shareholder.
In addition, KBS SOR (BVI) Holdings, Ltd., KBS Strategic Opportunity Limited Partnership, KBS Strategic Opportunity REIT, Inc., and any of the other parties owning interests in KBS SOR (BVI) Holdings, Ltd., KBS Strategic Opportunity Limited Partnership shall be permitted to obtain loans from, or incur indebtedness from any third party lender (each a “Corporate Loan”) and pledge up to forty-nine percent (49%) in the aggregate of their respective interests (direct or indirect) in KBS SOR (BVI) Holdings, Ltd., KBS Strategic Opportunity Limited Partnership and KBS SOR Properties, LLC, as security for any such Corporate Loan so long as (i) the ownership interests in Borrower, Mezzanine Borrower, JV Entity, KBS JV Partner and KBS SOR Acquisition XXV, LLC are not pledged to secure such Corporate Loan and (ii) such Corporate Loan is not specifically tied to the cash flow of the Property (as contrasted with, for example, the cash flow from a group of properties); provided, however, as a condition precedent for such pledgee to realize on such pledge and take title to such interests the conditions detailed in Section 5.2.10(d)(ii) through (viii) above remain satisfied.
(f)    In connection with either (i) a Transfer pursuant to the terms and provisions of this Section 5.2.10 resulting in Guarantor no longer owning a direct or indirect interest in the Property or Borrower or (ii) a transfer pursuant to the terms and provisions of this Section 5.2.10 resulting in a change of Control following which Borrower shall be Controlled, directly or indirectly, by KBS Sponsor, Guarantor shall be released from the Guaranty and Environmental Indemnity with respect to actions or omissions first occurring or arising after the date of such transfer so long as Agent, for the benefit of Lenders, receives a replacement non-recourse carve-out guaranty in form and substance substantially similar to the Guaranty (including, without limitation, the net worth and liquidity covenants contained therein) and replacement environmental indemnity agreement in form and substance substantially similar to the Environmental Indemnity, each from a replacement Guarantor that satisfies the financial covenants of Section 5.2 of the Guaranty and that is otherwise reasonably acceptable to Borrower, Agent and Lender.

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(g)    Agent and Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon a Transfer prohibited hereunder without Agent’s consent. This provision shall apply to every Transfer prohibited hereunder regardless of whether voluntary or not, or whether or not Agent has consented to any previous Transfer.
(h)    Upon request from Lender, Borrower shall promptly provide Lender a revised version of the organizational chart delivered to Lender in connection with the Loan reflecting any equity transfer consummated in accordance with Section 5.2.10(d) and Section 5.2.10(e). Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, no Transfer of any direct ownership interests in Borrower or either Mezzanine Borrower shall be permitted without Agent’s prior written consent, in its sole and absolute discretion.
5.2.11    Reserved.
5.2.12    Special Purpose Entity/Separateness.
(a)    Each of Borrower and Principal is and shall continue to be a Special Purpose Entity.
(b)    Any assumptions made in any non‑consolidation opinion required to be delivered in connection with the Loan Documents subsequent to the Insolvency Opinion (an “Additional Insolvency Opinion”), including, but not limited to, any exhibits attached thereto, shall be true and correct in all respects. Borrower will comply with (and Principal has complied with and Borrower will cause each Principal to comply with) all of the assumptions made with respect to Borrower (or Principal, as applicable) in the Insolvency Opinion. Borrower will comply with all of the assumptions made with respect to Borrower and Principal in any Additional Insolvency Opinion. Each entity other than Borrower and Principal with respect to which an assumption shall be made in any Additional Insolvency Opinion will comply with all of the assumptions made with respect to it in any Additional Insolvency Opinion. Borrower covenants that in connection with any Additional Insolvency Opinion delivered in connection with this Agreement it shall provide an updated certification regarding compliance with the facts and assumptions made therein. Borrower shall provide Agent with thirty (30) days’ written notice prior to the removal of an Independent Director of any of Borrower and/or Principal and Borrower shall not permit or suffer to exist the removal of any Independent Director (nor the appointment of any Independent Director) without Agent’s consent.
5.2.13    Embargoed Person; OFAC. As of the date hereof and at all times throughout the term of the Loan, including after giving effect to any Transfers permitted pursuant to the Loan Documents, to Borrower’s knowledge (provided that Borrower does not make any representations regarding the holders of shares in KBS Sponsor that were sold to the general public), (a) none of the funds or other assets of Borrower, Principal and Guarantor constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person; (b) no Embargoed Person has any interest of any nature whatsoever in Borrower, Principal or Guarantor, as applicable, with the result that the investment in Borrower, Principal or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law; and (c) none of the funds of

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Borrower, Principal or Guarantor, as applicable, have been derived from any unlawful activity with the result that the investment in Borrower, Principal or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law. Neither Borrower, Principal nor Guarantor is (or will be) a Person with whom Agent or Lender is restricted from doing business under OFAC regulations (including those persons named on OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive order (including the September 24, 2001 #13224 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and shall not engage in any dealings or transactions or otherwise be associated with such Persons. In addition, to help the U.S. Government fight the funding of terrorism and money laundering activities, the U.S.A. Patriot Act (and the regulations thereunder) requires Agent or Lender to obtain, verify and record information that identifies its customers. Borrower shall provide Agent or Lender with any additional information that Agent or Lender deems reasonably necessary from time to time in order to ensure compliance with the U.S.A. Patriot Act and any other applicable Legal Requirements concerning money laundering and similar activities.
Section 5.3    Reserved.
Section 5.4    Environmental Covenants. Borrower covenants and agrees that: (A) all uses and operations on or of the Property, whether by Borrower or any other Person, shall be in compliance with all Environmental Statutes and permits issued pursuant thereto; (B) there shall be no willful Releases of Hazardous Substances in, on, under or from the Property, except those that are both (i) in compliance with or remediated in compliance with all Environmental Statutes and with permits issued pursuant thereto and (ii) fully disclosed to Agent in writing; (C) there shall be no Hazardous Substances placed by Borrower in, on, or under the Property, except those that are both (i) in compliance with all Environmental Statutes and with permits issued pursuant thereto and (ii) fully disclosed to Agent in writing; (D) Borrower shall keep the Property free and clear of all liens and other encumbrances imposed pursuant to any Environmental Statute, whether due to any act or omission of Borrower or any other Person, provided that if such liens or encumbrances are the subject of a bona fide dispute, Borrower may in good faith contest the amount or validity thereof and further provided that it shall not be a default under the Loan Documents if any such Environmental Liens are imposed so long as Borrower commences to remove such Environmental Liens within thirty (30) days after written notice thereof from a Governmental Authority and thereafter diligently and expeditiously proceed to successfully remove the same within ninety (90) days after written notice thereof; provided, further, that (i) no Default or Event of Default has otherwise occurred and remains uncured; (ii) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (iii) Borrower shall promptly upon final determination thereof pay any amounts due and payable with respect to such lien or encumbrance, together with all costs, interest and penalties which may be payable in connection therewith; (iv) such proceeding shall suspend the collection of any amounts due and payable with respect to such lien or encumbrance; and (v) Borrower shall furnish such security as may be required by Agent, to insure the payment of any amounts due and payable with respect to such lien or encumbrance, together with all interest and penalties thereon; (E) Borrower shall, at its sole cost and expense, perform any environmental site assessment or other investigation of environmental conditions in connection with the Property, by an environmental consultant approved

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by Agent pursuant to any reasonable written request of Agent (including, but not limited to, sampling, testing and analysis of soil, water, air, building materials, and other materials and substances whether solid, liquid or gas if reasonably necessary), and share with Agent the reports and other results thereof, and Agent shall be entitled to rely on such reports and other results thereof; (F) no more than once per calendar year, and provided that there is a reasonable basis for Agent to so require (unless an Event of Default has occurred and is continuing or there is an actual Release of Hazardous Material at the Property in which case no such restriction shall apply), Borrower shall, at its sole cost and expense, comply with all reasonable written requests of Agent to (i) effectuate Remediation or obtain a no further action letter for any condition (including, but not limited to, a Release of any Hazardous Substances) in, on, under or from the Property, in full compliance of Environmental Statutes or reasonably required by Agent based upon recommendations and observations of an independent environmental consultant approved by Agent, (ii) comply with any Environmental Statute, (iii) comply with any directive from any Governmental Authority, and (iv) take any other reasonable action necessary or appropriate for protection of human health or the environment; (G) [Intentionally Omitted]; (H) Borrower shall use commercially reasonable efforts to enforce the applicable provisions of the Leases in order to prevent Tenants or other users of the Property from taking any action that violates any applicable Environmental Statute, impairs or may impair the value of the Property, constitutes a public or private nuisance, constitutes waste or violates any covenant, condition, agreement or easement applicable to the Property; and (I) Borrower shall promptly notify Agent in writing if Borrower obtains actual knowledge of (i) any presence or Release or threatened Release of Hazardous Substances in, on, under, from or migrating towards the Property, (ii) any non‑compliance with any Environmental Statutes related in any way to the Property, (iii) any actual or potential imposition of a lien or other encumbrances against the Property imposed pursuant to any Environmental Statute, (iv) any required or proposed Remediation of environmental conditions relating to the Property, and/or (v) any written notice or other written communication of which any Borrower becomes aware from any source whatsoever (including, but not limited to, a Governmental Authority) relating in any way to Hazardous Substances or Remediation thereof, possible liability of any Person pursuant to any Environmental Statute, other environmental conditions in connection with the Property, the discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Property that could cause the Property or any actual or potential administrative or judicial proceedings in connection with anything referred to in this Section 5.4.
Section 5.5    Labor Matters. Borrower shall (i) not enter into or otherwise permit the Property to be affected by any collective bargaining agreements without the prior written consent of Agent, not to be unreasonably withheld, and (ii) not consent to enter into any collective bargaining agreements unless required by applicable law. Neither Borrower nor Manager shall take any action that would trigger a withdrawal liability to any Multiemployer Plan or any Pension Plan.

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ARTICLE VI

INSURANCE; CASUALTY; CONDEMNATION
Section 6.1    Insurance.
(a)    Borrower shall obtain and maintain, or cause to be maintained, insurance for Borrower and the Property providing at least the following coverages:
(i)    Comprehensive “all risk” or “special form” insurance including, but not limited to, loss caused by any type of windstorm or hail on the Improvements and the Personal Property at the Property, in each case (A) in an amount equal to one hundred percent (100%) of the “Full Replacement Cost”, which for purposes of this Agreement shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation; (B) written on a no coinsurance form or containing an agreed amount endorsement with respect to the Improvements and personal property at the Property;(C) providing for no deductible in excess of Twenty-Five Thousand and No/100 Dollars ($25,000.00) for all such insurance coverage except as otherwise provided herein and except for the perils of earthquake and windstorm which shall not exceed five percent (5%) of total insurable value of the Property per loss; and (D) containing an “Ordinance and Law Coverage” or “Enforcement” endorsement if any of the Improvements or the use of the Property shall at any time constitute legal non-conforming structures or uses, including loss to the undamaged portion of the building, demolition costs and increased costs of construction in such amount as may be acceptable to Agent. In addition, Borrower shall obtain: (x) if any portion of the Improvements or Personal Property is currently or at any time in the future located in a federally designated “special flood hazard area” (“SFHA”), flood hazard insurance for all such Improvements and/or Personal Property locate in a SFHA, flood hazard insurance for all such Improvements and/or Personal Property located in SFHA in amount equal to (1) the maximum amount of building and/or contents insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Action of 1973, the National Flood Insurance Reform Act of 1994, the Flood Insurance Reform Act of 2004, or the Biggert-Waters Flood Insurance Reform Act of 2012, as each may be amended, plus (2) such greater amount as Agent shall require, in each case with deductibles reasonably acceptable to Agent; and; (y) earthquake insurance in amounts and in form and substance satisfactory to Agent in the event the Property is located in an area with a high degree of seismic activity, provided that the insurance pursuant to clauses (x) and (y) hereof shall be on coverage terms consistent with the comprehensive all risk insurance policy required under this subsection (i);
(ii)    commercial general liability insurance, including acts of terrorism, insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Property, such insurance (A) to be on the “occurrence” form with a combined limit, excluding umbrella coverage, of not less than Two

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Million and No/100 Dollars ($2,000,000.00) in the aggregate and One Million and No/100 Dollars ($1,000,000.00) per occurrence (B) to continue at not less than the aforesaid limit until required to be changed by Agent by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations on an “if any” basis; (3) contractual liability for all insured contracts as defined by the policy and (4) contractual liability covering the indemnities contained in Article VIII of the Acquisition Loan Mortgage to the extent the same is available as defined by the policy;
(iii)    rental loss/business income insurance (A) with loss payable to Agent for the ratable benefit of Lender ; (B) covering all risks required to be covered by the insurance provided for in subsection (i) above and subsections (vi) and (xi) below for a period commencing at the time of the loss for such length of time as it takes to repair or replace with the exercise of due diligence and dispatch and for at least twenty-four (24) months; (C) containing an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and Personal Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of twelve (12) months from the date that the Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period; and (D) in an amount equal to one hundred percent (100%) of the projected gross income (less non-continuing expenses) from the Property for a period of twenty-four (24) months. The amount of such business income/rent loss insurance shall be determined prior to the date hereof and at least once each year thereafter based on Borrower’s reasonable estimate of the gross income (less non-continuing expenses) from the Property for the succeeding twenty-four (24) month period. All proceeds payable to Agent and/or Lender pursuant to Section 2.7.1 and shall be applied to the obligations secured by the Loan Documents from time to time due and payable hereunder and under the Note; provided, however, that nothing herein contained shall be deemed to relieve Borrower of its obligations to pay the obligations secured by the Loan Documents on the respective dates of payment provided for in the Note and the other Loan Documents except to the extent such amounts are actually paid out of the proceeds of such business income insurance;
(iv)    at all times during which structural construction, repairs or alterations are being made with respect to the Improvements, and only if the current property and liability coverage forms do not otherwise apply, (A) commercial general liability and umbrella liability insurance covering claims related to the construction, repairs or alterations being made which are not covered by or under the terms or provisions of the commercial general liability insurance and umbrella liability policies required herein this Section 6.1; and (B) the insurance provided for in subsection (i) above written in a so-called builder’s risk completed value form in amounts acceptable to Agent (1) on a non-reporting basis, (2) against all risks insured against pursuant to

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subsection (i) above, (3) including permission to occupy the Property, and (4) with an agreed amount endorsement waiving all co-insurance provisions;
(v)    worker’s compensation insurance with respect to any employees of Borrower, subject to the statutory limits of the state in which the Property is located, and employer’s liability insurance with a limit of at least $1,000,000.00 per accident and per disease per employee, and $1,000,000.00 for disease aggregate in respect of any work or operations on or about the Property, or in connection with the Property, its operation (if applicable) or any Capital Expenditures Work;
(vi)    comprehensive boiler and machinery insurance, if applicable, in amounts as shall be reasonably required by Agent on terms consistent with the commercial property insurance policy required under subsection (i) above;
(vii)    motor vehicle liability coverage for all owned and non‑owned vehicles, including rented and leased vehicles containing minimum limits per occurrence of not less than One Million and No/100 Dollars ($1,000,000.00), if applicable;
(viii)    umbrella insurance in an amount not less than One Hundred Million and No/100 Dollars ($100,000,000.00) per occurrence on terms consistent with the commercial general liability insurance policy required under subsection (ii) above;
(ix)    intentionally omitted;
(x)    insurance against employee dishonestly, with respect to any employees of Borrower, in an amount acceptable to Agent, if applicable;
(xi)    the insurance required under Sections 6.1(a)(i), (ii), (iii) and (viii) above shall cover perils of terrorism and acts of terrorism and Borrower shall maintain insurance for loss resulting from perils and acts of terrorism on terms (including amounts) consistent with those required under Sections 6.1(a)(i), (ii), (iii) and (viii) above at all times during the term of the Loan. If “acts of terrorism” or other similar acts or events or “fire following” such acts or events are hereafter excluded from Borrower’s comprehensive all risk insurance policy or policies required under Sections 6.1(a)(i), (ii), (iii) and (viii) above, Borrower shall obtain an endorsement to such policy or policies, or a separate policy from an insurance provided which satisfies the requirements of Section 6.1(b), insuring against all such excluded acts or events and “fire following” such acts or events (“Terrorism Insurance”) in an amount not less than the sum of one hundred percent (100%) of the “Full Replacement Cost” and the business income/rent loss insurance required in Section 6.1(a)(iii) above; provided that such endorsement or policy shall be in form and substance reasonably satisfactory to Agent. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”)

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is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA), Agent shall accept terrorism insurance which insures against “covered acts” as defined by TRIPRA (or such other program) as full compliance with this Section 6.1.1(a)(xi) as it relates to the risks that are required to be covered hereunder but only in the event that TRIPRA (or such other program) continues to cover both domestic and foreign acts of terrorism; and
(xii)    upon sixty (60) days’ written notice, such other reasonable insurance and in such reasonable amounts as Agent from time to time may reasonably request against such other insurable hazards, which at the time are commonly insured against for properties similar to the property similar to the Property located in or around the region in which the Property is located.
(b)    All insurance provided for in Section 6.1(a) shall be obtained under valid and enforceable policies (collectively, the “Policies” or in the singular, the “Policy”), and, to the extent not specified above, shall be subject to the reasonable approval of Agent as to insurance companies, amounts, deductibles, loss payees and insureds. Prior to the expiration of the Policies theretofore furnished to Agent, certificates of insurance evidencing the Policies, shall be delivered by Borrower to Agent, Borrower shall pay all Insurance Premiums in full as they become due and payable. Complete copies of the Policies shall be provided to Agent upon request.
(c)    Any insurance coverage required pursuant this Section 6.1 may be met utilizing blanket insurance Policies, provided any blanket insurance Policies shall be subject to the Agent approval and shall otherwise provide the same protection as would a separate Policy insuring only the Property in compliance with the provisions of Section 6.1(a). To the extent the Policies are maintained pursuant to a blanket insurance Policy that covers more than one location within a one thousand foot radius of the Property (the “Radius”), the limits of such blanket insurance Policy must be sufficient to maintain property and terrorism coverage as set forth in this Section 6.1.1 for the Property and any and all other locations combined within the Radius that are covered by such blanket insurance policy calculated on a total insured value basis.
(d)    All Policies of insurance provided for or contemplated by Section 6.1(a), except for the Policy referenced in Section 6.1(a)(v), shall name Borrower as a named insured and, with respect to liability policies, except for the Policies referenced in Sections 6.1(v)(vii) and (x) of this Agreement, shall name Agent, for the ratable benefit of Lender, and its successors and assigns additional insured, as its interests may appear, and in the case of property policies, including but not limited to all risk/special form, boiler and machinery, flood and earthquake and terrorism insurance, shall contain a standard non-contributing mortgagee clause in favor of Agent, for the ratable benefit of Lender, providing that the loss thereunder shall be payable to Agent for the ratable benefit of Lender. Borrower shall not procure or permit any of its constituent entities to procure any other insurance coverage which would be on the same level of payment as the Policies or would adversely impact in any way the ability of Agent, Lender or Borrower to collect any proceeds under any of the Policies.

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(e)    All Policies provided for in Section 6.1 shall:
(i)    with respect to the Polices of property insurance, contain clauses or endorsements to the effect that, (1) no act or negligence of Borrower, or anyone acting for Borrower, or of any tenant or other occupant, or failure to comply with the provisions of any Policy, which might otherwise result in a forfeiture of the insurance or any part thereof, or foreclosure or similar action, shall in any way affect the validity or enforceability of the insurance insofar as Agent is concerned and (2) the Policies shall not be canceled without at least thirty (30) days’ notice to Agent, except ten (10) days’ notice for non-payment of premium;
(ii)    with respect to Policies of liability insurance, if obtainable by Borrower using commercially reasonable efforts, contain clauses or endorsements to the effect that (1) the Policy shall not be canceled or materially changed (other than to increase the coverage provided thereby) without at least thirty (30) days’ written notice to the Agent. If issuer will not or cannot provide the notices required herein this clause (ii), Borrower shall be obligated to provide such notice; and
(iii)    not contain any clauses that would make Agent and/or Lender liable for any Insurance Premiums thereon or subject to any assessments thereunder.
(f)    If at any time Agent is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Agent shall have the right, without notice to Borrower, to take such action as Agent deems necessary to protect its interest in the Property, including, without limitation, the obtaining of such insurance coverage as Agent in its sole discretion deems appropriate and all premiums incurred by Agent and/or Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Agent upon demand and, until paid, shall be secured by the Mortgage and shall bear interest at the Default Rate.
(g)    In the event of foreclosure of the Mortgage or other transfer of title to the Property in extinguishment in whole or in part of the Debt, all right, title and interest of Borrower in and to the Policies then in force concerning the Property and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure, Agent or other transferee in the event of such other transfer of title.
6.1.2    Insurance Company. The Policies shall be issued by financially sound and responsible insurance companies authorized to do business in the state in which the Property is located and (a) each having a financial strength rating of “A” or better by S&P or (b) for multi-layered policies, (i) if four (4) or fewer insurance companies issue the Policies, then at least seventy-five percent (75%) of the required coverage shall be provided by insurance companies with a rating of “A” or better by S&P, with no carrier below “BBB” with S&P, or (ii) if five (5) or more insurance companies issue the Policies, then at least sixty percent (60%) of the required coverage shall be provided by insurance companies with a rating of “A” or better by S&P, with no carrier below “BBB” with S&P.

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Section 6.2    Casualty. If the Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (a “Casualty”), Borrower shall (a) give prompt notice of such damage to Agent, and (b) unless Agent fails to make Net Proceeds available for Restoration in violation of this Agreement, promptly commence and diligently prosecute the completion of Restoration so that the Property resembles, as nearly as possible, the condition the Property was in immediately prior to such Casualty, with such alterations as may be reasonably approved by Agent and otherwise in accordance with Section 6.4. Unless Agent fails to make Net Proceeds available for Restoration in violation of this Agreement, Borrower shall pay all costs of such Restoration whether or not such costs are covered by insurance. Agent may, but shall not be obligated to make proof of loss if not made promptly by Borrower. In addition, Agent may participate in (and have approval rights over) any settlement discussions with any insurance companies with respect to any Casualty in which the Net Proceeds or the costs of completing Restoration are equal to or greater than Five Million and No/100 Dollars ($5,000,000.00) (the “Casualty Threshold”) and Borrower shall deliver to Agent all instruments required by Agent to permit such participation.
Section 6.3    Condemnation.
(a)    Borrower shall promptly give Agent notice of the actual or threatened commencement of any proceeding in respect of Condemnation, and shall deliver to Agent copies of any and all papers served in connection with such proceedings. Agent may participate in any such proceedings, and Borrower shall from time to time deliver to Agent all instruments requested by Agent to permit such participation. Borrower shall, at its expense, diligently prosecute any such proceedings, and shall consult with Agent, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any taking by any public or quasi‑public authority through Condemnation or otherwise (including, but not limited to, any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to perform the Obligations at the time and in the manner provided in this Agreement and the other Loan Documents and the Outstanding Principal Balance shall not be reduced until any Award shall have been actually received and applied by Agent, after the deduction of expenses of collection, to the reduction or discharge of the Obligations. Agent shall not be limited to the interest paid on the Award by the applicable Governmental Authority, but shall be entitled to receive out of the Award interest at the rate or rates provided herein or in the Note. If the Property or any portion thereof is taken by a Governmental Authority, Borrower shall promptly commence and diligently prosecute Restoration and otherwise comply with the provisions of Section 6.4. If the Property or any portion thereof is sold, through foreclosure or otherwise, prior to the receipt by Agent of the Award, Agent shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the Debt.
(b)    Notwithstanding the foregoing provisions of Section 6.2, Section 6.3(a), and Section 6.4 hereof, if the Loan or any portion thereof is included in a REMIC Trust and, immediately following a release of any portion of the Lien of the Building Loan Mortgage in connection with a Casualty or Condemnation (but taking into account any proposed Restoration on the remaining portion of the Property), the Loan to Value Ratio is greater than one hundred twenty‑five percent (125%) (such value to be determined, in Agent’s sole discretion, by any commercially reasonable method permitted to a REMIC Trust), the principal balance of the Loan must be paid down by a

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“qualified amount” as that term is defined in the IRS Revenue Procedure 2010‑30, as the same may be amended, replaced, supplemented or modified from time to time, unless the Agent receives an opinion of counsel that if such amount is not paid, the Securitization will not fail to maintain its status as a REMIC Trust and will not be subject to a prohibited transactions tax as a result of the related release of such portion of the Lien of the Building Loan Mortgage.
Section 6.4    Restoration. The following provisions shall apply in connection with any Restoration:
(a)    If the Net Proceeds shall be less than the Casualty Threshold and the costs of completing Restoration shall be less than the Casualty Threshold, the Net Proceeds will be disbursed by Agent to Borrower upon receipt; provided that all of the conditions set forth in Section 6.4(b)(i) are met and Borrower delivers to Agent a written undertaking to expeditiously commence and to satisfactorily complete with due diligence Restoration in accordance with the terms of this Agreement.
(b)    If the Net Proceeds are equal to or greater than the Casualty Threshold, but less than twenty percent (20%) of the original principal balance of the Loan or the costs of completing Restoration is equal to or greater than the Casualty Threshold, but less than twenty percent (20%) of the original principal balance of the Loan, the Net Proceeds will be held by Agent and Agent shall make the Net Proceeds available for Restoration in accordance with the provisions of this Section 6.4. The term “Net Proceeds” for purposes of this Section 6.4 shall mean: (i) the net amount of all insurance proceeds received by Agent pursuant to Section 6.1(a)(i), (iv), (vi), (ix), (x) and (xi) as a result of such damage or destruction, after deduction of Agent’s reasonable costs and expenses (including, but not limited to, reasonable counsel costs and fees), if any, in collecting same (“Insurance Proceeds”), or (ii) the net amount of the Award, after deduction of Agent’s reasonable costs and expenses (including, but not limited to, reasonable counsel costs and fees), if any, in collecting same (“Condemnation Proceeds”), whichever the case may be.
(i)    The Net Proceeds shall be made available to Borrower for Restoration upon the determination of Agent in its sole discretion that the following conditions are met:
(A)    no Default or Event of Default shall have occurred and be continuing;
(B)    reserved;
(C)    reserved;
(D)    Borrower shall commence Restoration as soon as reasonably practicable (but in no event later than ninety (90) days after such Casualty or Condemnation, whichever the case may be, occurs) and shall diligently pursue the same to satisfactory completion;

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(E)    Agent shall be satisfied that any operating deficits, including all scheduled payments of principal and interest under the Note, which will be incurred with respect to the Property as a result of the occurrence of any such Casualty or Condemnation, whichever the case may be, will be covered out of (1) the Net Proceeds, (2) the insurance coverage referred to in Section 6.1(a)(iii), if applicable, or (3) by other funds of Borrower;
(F)    Agent shall be satisfied that Restoration will be completed on or before the earliest to occur of (1) six (6) months prior to the then applicable Maturity Date, (2) the earliest date required for such completion under the terms of any Leases, (3) such time as may be required under all applicable Legal Requirements in order to repair and restore the Property to the condition it was in immediately prior to such Casualty or to as nearly as possible the condition it was in immediately prior to such Condemnation, as applicable, or (4) the expiration of the insurance coverage referred to in Section 6.1(a)(iii);
(G)    the Property and the use thereof after Restoration will be in compliance with and permitted under all applicable Legal Requirements;
(H)    Restoration shall be done and completed by Borrower in an expeditious and diligent fashion (subject to Force Majeure Events) and in compliance with all applicable Legal Requirements;
(I)    such Casualty or Condemnation, as applicable, does not result in the loss of access to any portion of the Property or the related Improvements that cannot be restored as part of the Restoration;
(J)    the Debt Yield, after giving effect to Restoration, shall be equal to or greater than the greater of the Debt Yield (i) as calculated on the date of the origination of the Loan, and (ii) as calculated on the date immediately preceding such Casualty or Condemnation based on the three (3) months preceding such date; provided, however, that (I) if the Debt Yield test set forth in this clause (J) is not met, such failure shall be excused solely to the extent such failure did not arise, directly or indirectly, out of such Casualty or Condemnation and (II) Borrower may, at its sole election, and subject to the provisions of Section 2.4 hereof prepay a pro rata portion of the Loan concurrently with each Mezzanine Borrower prepaying a pro rata portion of the applicable Mezzanine Loan to the extent necessary to satisfy this condition (J), provided further any such prepayment of the Loan pursuant to this clause (J) shall be without payment of the Prepayment Premium or any other prepayment or spread maintenance premium, fee or penalty but Breakage Costs will still be due and payable if applicable;

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(K)    the Loan to Value Ratio after giving effect to Restoration, shall be equal to or less than the lesser of the Loan to Value Ratio (i) on the date of the origination of the Loan, or (ii) on the date immediately preceding such Casualty or Condemnation; provided, however, that (I) if the Loan to Value Ratio test set forth in this clause (K) is not met, such failure shall be excused solely to the extent such failure did not arise, directly or indirectly, out of such Casualty or Condemnation and (II) Borrower may, at its sole election, and subject to the provisions of Section 2.4 hereof prepay a pro rata portion of the Loan concurrently with each Mezzanine Borrower prepaying a pro rata portion of the applicable Mezzanine Loan to the extent necessary to satisfy this condition (K) , provided further any such prepayment of the Loan pursuant to this clause (K) shall be without payment of the Prepayment Premium or any other prepayment or spread maintenance premium, fee or penalty but Breakage Costs will still be due and payable if applicable;
(L)    Borrower shall deliver, or cause to be delivered, to Agent a signed detailed budget approved in writing by Borrower’s architect or engineer stating the entire estimated cost of completing Restoration, which budget shall be acceptable to Agent; and
(M)    the Net Proceeds together with any cash or cash equivalent deposited by Borrower with Agent are sufficient in Agent’s discretion to cover the cost of Restoration.
(ii)    The Net Proceeds shall be paid directly to Agent for deposit in an interest‑bearing account (the “Net Proceeds Account”) and, until disbursed in accordance with the provisions of this Section 6.4(b), shall constitute additional security for the Debt and the Other Obligations. The Net Proceeds shall be disbursed by Agent to, or as directed by, Borrower from time to time during the course of Restoration, upon receipt of evidence satisfactory to Agent that (A) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with Restoration have been paid for in full, and (B) there exist no notices of pendency, stop orders, mechanic’s or materialmen’s liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the Property or any portion thereof which (1) have not either been fully bonded to the satisfaction of Agent and discharged of record or in the alternative fully insured to the satisfaction of Agent by the Title Company, or (2) are not being contested in accordance with the terms of Section 5.2.2 hereof.
(iii)    All plans and specifications required in connection with Restoration shall be subject to prior review and approval in all respects by Agent and by an independent consulting engineer selected by Agent (the “Casualty Consultant”). Agent shall have the use of the plans and specifications and all permits, licenses and

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approvals required or obtained in connection with Restoration. The identity of the contractors, subcontractors and materialmen engaged in Restoration, as well as the contracts under which they have been engaged, shall be subject to prior review and approval by Agent and the Casualty Consultant. All out-of-pocket costs and expenses incurred by Agent in connection with making the Net Proceeds available for Restoration including, without limitation, reasonable counsel fees and disbursements and the Casualty Consultant’s fees, shall be paid by Borrower.
(iv)    In no event shall Agent be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of Restoration, as certified by the Casualty Consultant, minus the Retention Amount. The term “Retention Amount” shall mean, as to each contractor, subcontractor or materialman engaged in Restoration, an amount equal to (i) ten percent (10%) of the costs actually incurred for work in place as part of Restoration, as certified by the Casualty Consultant, until Restoration has been completed or (ii) in the case of contracts approved by Agent, the so called “retainage” amount included in the applicable Restoration contract. The Retention Amount shall in no event, and notwithstanding anything to the contrary set forth above in this Section 6.4(b), be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in Restoration. The Retention Amount shall not be released until the Casualty Consultant certifies to Agent that Restoration has been completed in accordance with the provisions of this Section 6.4(b) and that all approvals necessary for the re‑occupancy and use of the Property have been obtained from all appropriate Governmental Authorities, and Agent receives evidence satisfactory to Agent that the costs of Restoration have been paid in full or will be paid in full out of the Retention Amount; provided, however, that Agent will release the portion of the Retention Amount being held with respect to any contractor, subcontractor or materialman engaged in Restoration as of the date upon which the Casualty Consultant certifies to Agent that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor’s, subcontractor’s or materialmen’s contract, the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Agent or by the Title Company issuing the Title Insurance Policy, and Agent receives an endorsement to the Title Insurance Policy insuring the continued priority of the lien of the related Building Loan Mortgage and evidence of payment of any premium payable for such endorsement. If required by Agent, the release of any such portion of the Retention Amount shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the applicable contractor, subcontractor or materialman.
(v)    Agent shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.

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(vi)    If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the opinion of Agent in consultation with the Casualty Consultant, be sufficient to pay in full the balance of the costs which are estimated by the Casualty Consultant to be incurred in connection with the completion of Restoration, Borrower shall deposit the deficiency (the “Net Proceeds Deficiency”) with Agent before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Agent shall be held by Agent and shall be disbursed for costs actually incurred in connection with Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Section 6.4(b) shall constitute additional security for the Debt and the Other Obligations.
(vii)    The excess, if any, of the Net Proceeds that are Insurance Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Agent after the Casualty Consultant certifies to Agent that Restoration has been completed in accordance with the provisions of this Section 6.4(b), and the receipt by Agent of evidence satisfactory to Agent that all costs incurred in connection with Restoration have been paid in full, shall be remitted by Agent to Borrower; provided no Event of Default shall have occurred and shall be continuing.
(c)    If Net Proceeds are (i) equal to or greater than twenty percent (20%) of the original principal amount of the Loan, or (ii) not required to be made available for Restoration (due to Borrower’s inability to satisfy the conditions set forth in Section 6.4(b)(i) or otherwise), then in any such event all Net Proceeds may be retained and applied by Agent in accordance with Section 2.4.2 hereof toward reduction of the Outstanding Principal Balance whether or not then due and payable in such order, priority and proportions as Agent in its sole discretion shall deem proper, or, in the sole discretion of Agent, the same may be paid, either in whole or in part, to Borrower for such purposes as Agent shall approve, in its sole discretion.
ARTICLE VII

RESERVE FUNDS
Section 7.1    Tax and Insurance Escrow.
7.1.1    Tax and Insurance Escrow Funds. On the date hereof, Borrower shall deposit with Agent the Initial Tax Deposit on account of the Property Taxes next coming due and the Initial Insurance Premiums Deposit on account of the Insurance Premiums next coming due. Additionally, Borrower shall pay to Agent on each Payment Date (a) one‑twelfth (1/12) of the Property Taxes that Agent estimates will be payable during the next ensuing twelve (12) months in order to accumulate with Agent sufficient funds to pay all such Property Taxes at least thirty (30) days prior to their respective due dates, and (b) one‑twelfth (1/12) of the Insurance Premiums that Agent estimates will be payable for the renewal of the coverage afforded by the Policies upon the expiration thereof in order to accumulate with Agent sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of the Policies (the foregoing amounts so deposited

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with Agent are hereinafter called the “Tax and Insurance Escrow Funds” and the account in which such amounts are held shall hereinafter be referred to as the “Tax and Insurance Escrow Account”). At Agent’s option, the Tax and Insurance Escrow Account shall be maintained as a Subaccount of the Cash Management Account or be an account maintained by Servicer either at Servicer or at an Eligible Institution. Notwithstanding the foregoing, provided no Event of Default is continuing and further provided the Property is not located in a “special flood hazard area”, Agent agrees that upon delivery to Agent by Borrower of evidence satisfactory to Agent that the Policies of insurance required to be maintained by Borrower pursuant to Section 6.1.1 are maintained pursuant to blanket insurance Policies covering the Property and other properties and which blanket insurance Policies otherwise comply with the requirements of Section 6.1.1 and the Insurance Premiums payable in connection therewith have been prepaid for not less than one year in advance (or, for the period of coverage under the Policies as to which certificates are delivered at or prior to the Closing Date, such period, if less than one year), then Borrower’s obligation to make monthly deposits for the payment of Insurance Premiums pursuant to this Section 7.1.1 shall be suspended. Upon request of Agent, Borrower shall provide evidence satisfactory to Agent that the Insurance Premiums payable in connection with such blanket insurance Policies are paid as soon as appropriate evidence is reasonably available.
7.1.2    Disbursements from Tax and Insurance Escrow Funds. Provided no Default or Event of Default has occurred and is continuing, Agent will apply the Tax and Insurance Escrow Funds to payments of Property Taxes and Insurance Premiums required to be made by Borrower pursuant to Section 5.1.2 hereof and under the Building Loan Mortgage. In making any payment relating to the Tax and Insurance Escrow Funds, Agent may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Property Taxes) or insurer or agent (with respect to Insurance Premiums), without inquiry into the accuracy of such bill, statement or estimate or into the validity of any Tax, assessment, sale, forfeiture, Tax lien or title or claim thereof. If the amount of the Tax and Insurance Escrow Funds shall exceed the amounts due for Property Taxes and Insurance Premiums pursuant to Section 5.1.2 hereof, Agent shall, in its sole discretion, return any excess to Borrower or credit such excess against future payments to be made to the Tax and Insurance Escrow Account. Any amount remaining in the Tax and Insurance Escrow Account after the Debt has been paid in full shall be returned to Borrower. In allocating such excess, Agent may deal with the Person shown on the records of Agent to be the owner of the Property. If at any time Agent reasonably determines that the Tax and Insurance Escrow Funds are not or will not be sufficient to pay Property Taxes and Insurance Premiums by the due dates thereof, Agent shall notify Borrower of such determination and Borrower shall increase its monthly payments to Agent by the amount that Agent estimates is sufficient to make up the deficiency at least thirty (30) days prior to the due date of the Property Taxes and/or thirty (30) days prior to the expiration of the Policies, as the case may be.
Section 7.2    Replacements and Replacement Reserve.
7.2.1    Replacement Reserve Funds. If Borrower exercises the First Extension Option, on the Payment Date in April, 2019 and on each Payment Date thereafter, Borrower shall pay to Agent the Replacement Reserve Monthly Deposit, to be used for payment of replacements and repairs required to be made to the Property (collectively, the “Replacements”). Amounts so

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deposited shall hereinafter be referred to as Borrower’s “Replacement Reserve Funds” and the account in which such amounts are held shall hereinafter be referred to as Borrower’s “Replacement Reserve Account”. The Replacement Reserve Account shall be maintained as a Subaccount of the Cash Management Account or be an account maintained by Servicer either at Servicer or at an Eligible Institution.
7.2.2    Disbursements from Replacement Reserve Account. Agent shall make disbursements from the Replacement Reserve Funds for the cost of Replacements incurred by Borrower upon satisfaction by Borrower of each of the following conditions with respect to each such disbursement: (a) Borrower shall submit Agent’s standard form of draw request for payment to Agent at least ten (10) Business Days prior to the date on which Borrower requests such payment be made, which request shall specify the Replacements to be paid and shall be accompanied by copies of paid invoices for the amounts requested; (b) on the date such request is received by Agent and on the date such payment is to be made, no Default or Event of Default shall exist and remain uncured; and (c) Agent shall have received (i) an Officer’s Certificate from Borrower (A) stating that the items to be funded by the requested disbursement are Replacements, and a description thereof, (B) stating that all Replacements to be funded by the requested disbursement have been completed in a good and workmanlike manner and in accordance with all applicable Legal Requirements, (C) identifying each Person that supplied materials or labor in connection with the Replacements to be funded by the requested disbursement, (D) stating that each such Person has been paid in full or will be paid in full upon such disbursement, (E) stating that the Replacements to be funded have not been the subject of a previous disbursement, (F) stating that all previous disbursements of Replacement Reserve Funds have been used to pay the previously identified Replacements, and (G) stating that all outstanding trade payables relating to the Replacements (other than those to be paid from the requested disbursement) have been paid in full; (ii) a copy of any license, permit or other approval by any Governmental Authority required in connection with the Replacements and not previously delivered to Agent; (iii) if required by Agent for requests in excess of Ten Thousand and No/100 Dollars ($10,000.00) for a single item, lien waivers or other evidence of payment satisfactory to Agent and releases from all parties furnishing materials and/or services in connection with the requested payment; (iv) at Agent’s option, a title search for the Property indicating that the Property is free from all Liens, claims and other encumbrances not previously approved by Agent; and (v) such other evidence as Agent shall reasonably request to demonstrate that the Replacements to be funded by the requested disbursement have been completed and are paid for or will be paid upon such disbursement to Borrower. Agent shall make disbursements as requested by Borrower on a monthly basis in increments of no less than Twenty Five Thousand and No/100 Dollars ($25,000.00) per disbursement. Agent may require an inspection of the Property or any portion thereof at Agent’s sole cost and expense prior to making a monthly disbursement in order to verify completion of improvements in excess of Two Hundred Thousand and No/100 Dollars ($200,000.00) for which reimbursement is sought.
7.2.3    Balance in the Replacement Reserve Account. The insufficiency of any balance in the Replacement Reserve Account shall not relieve Borrower from its obligation to fulfill all preservation and maintenance covenants in the Loan Documents.

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Section 7.3    Rollover Reserve.
7.3.1    Deposits to Rollover Reserve Funds.
(a)    The following items shall be deposited into the Rollover Reserve Account and held as Rollover Reserve Funds, which Rollover Reserve Funds shall be held by Agent and disbursed only in accordance with Section 7.3.2 below. Borrower shall advise Agent at the time of receipt thereof of the nature of such receipt:
(i)    all sums paid with respect to (A) a modification of any Lease or otherwise paid in connection with Borrower taking any action under any Lease (e.g., granting a consent) or waiving any provision thereof, (B) any settlement of claims of Borrower against third parties in connection with any Lease (including, without limitation, termination payments), (C) any rejection, termination, surrender or cancellation of any Lease (including in any bankruptcy case) or any lease buy‑out or surrender payment from any Tenant (including any payment relating to unamortized tenant improvements and/or leasing commissions), and (D) any sum received from any Tenant to obtain a consent to an assignment or sublet or otherwise, or any holdover rents or use and occupancy fees from any Tenant or former Tenant (to the extent not being paid for use and occupancy or holdover rent);
(ii)    all sums paid with respect to (A) a modification of any Lease or otherwise paid in connection with Borrower taking any action under any Lease (e.g., granting a consent) or waiving any provision thereof, including, without limitation, in connection with any Material NYS Insurance Lease Event, (B) any settlement of claims of Borrower against third parties in connection with any Lease (including, without limitation, termination payments), including, without limitation, in connection with any Material NYS Insurance Lease Event, (C) any rejection, termination, surrender or cancellation of any Lease (including in any bankruptcy case) or any lease buy out or surrender payment from any Tenant (including any payment relating to unamortized tenant improvements and/or leasing commissions), including, without limitation, in connection with any Material NYS Insurance Lease Event, and (D) any sum received from any Tenant to obtain a consent to an assignment or sublet or otherwise, or any holdover rents or use and occupancy fees from any Tenant or former Tenant (to the extent not being paid for use and occupancy or holdover rent); and
(iii)    any portion of the Future Funding Amount to be deposited into the Rollover Reserve Account pursuant to Section 2.5.8.
(b)    All such amounts so deposited shall hereinafter be referred to as the “Rollover Reserve Funds” and the account to which such amounts are held shall hereinafter be referred to as the “Rollover Reserve Account”. At Agent’s option, the Rollover Reserve Account shall be maintained as a Subaccount of the Cash Management Account or be an account maintained by Servicer either at Servicer or at an Eligible Institution. Borrower (i) hereby grants to Agent a first priority security interest in the Rollover Reserve Account and all deposits at any time contained

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therein and the proceeds thereof, and (ii) will take all actions necessary to maintain in favor of Agent a perfected first priority security interest in the Rollover Reserve Account, including, without limitation, the execution of any account control agreement required by Agent. Borrower will not in any way alter, modify or close the Rollover Reserve Account and will notify Agent of the account number thereof. All monies now or hereafter deposited into the Rollover Reserve Account shall be deemed additional security for the Obligations.
7.3.2    Disbursements of Rollover Reserve Funds. Agent shall make disbursements from the Rollover Reserve Funds for Approved Leasing Expenses, Spec Buildout Expenses and Make Ready Expenses pursuant to the same terms and conditions for the making of Future Leasing Expense Advances set forth in Section 2.5.1, the same terms and conditions for the making of Advances for Spec Buildout Expenses Advances set forth in Section 2.5.10 and the same terms and conditions for the making of Advances for Make Ready Expenses set forth in Section 2.5.11, as applicable, as if each were to be incorporated herein, mutatis mutandi, provided, however, in connection with any such disbursement, Borrower shall not be required to deliver the “date down endorsement” to the Title Insurance Policy as required by Section 2.5.1(iv) (but for the avoidance of doubt Borrower shall still be required to deliver, at Agent’s request, to Agent a title search indicating that the Property is free from all liens, claims and other encumbrances not otherwise approved by Agent other than the Permitted Encumbrances). With respect to any Rollover Reserve Funds other than those relating to a deposit of Lease termination fees or any payment made in connection with a Material NYS Insurance Lease Event, Agent shall only be required to make disbursements to the extent that each Mezzanine Agent has also made a pro rata disbursement of funds from the “Rollover Reserve Funds” as such term is defined under the applicable Mezzanine Loan Agreement. Notwithstanding anything herein to the contrary, any amounts received in connection with Lease terminations and deposited into the Rollover Reserve Funds and an payment made in connection with a Material NYS Insurance Lease Event shall only be released for Approved Leasing Expenses or Make Ready Expenses related to re-letting or preparing the applicable space for which such amounts had been paid. Upon the re-letting of all of such space for which a termination fee (or amounts paid in connection with a Material NYS Insurance Lease Event) has been paid, any remaining amounts of such termination fee (or amounts paid in connection with a Material NYS Insurance Lease Event), less any outstanding Approved Leasing Expenses relating to such space and/or, if applicable, the NYS Insurance Lease Reserved Amount, shall be disbursed to Borrower so long as no Cash Trap Event is then continuing.
Section 7.4    Reserved.
Section 7.5    Reserved.
Section 7.6    Reserved.
Section 7.7    Excess Cash Reserve Funds.
(a)    Upon the occurrence and during the continuance of a Cash Trap Period, all Excess Cash shall be collected by Agent and all such amounts shall be held by Agent for the ratable benefit of Lender as additional security for the Obligations (amounts so held shall be hereinafter referred to as the “Excess Cash Reserve Funds” and the account in which such amounts are held

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shall hereinafter be referred to as the “Excess Cash Reserve Account”). At Agent’s option, the Excess Cash Reserve Account shall be maintained as a Subaccount of the Cash Management Account or be an account maintained by Servicer either at Servicer or at an Eligible Institution.
(b)    Provided no Event of Default has occurred and is continuing, Borrower may request disbursements from the Excess Cash Reserve Account for the payment of Approved Leasing Expenses or Make Ready Expenses, which disbursements shall be made in accordance with the terms and conditions set forth in Section 7.3.2 and provided that Borrower has satisfied all such terms and conditions, Agent shall disburse Excess Cash Reserve Funds to pay for Approved Leasing Expenses or Make Ready Expenses prior to advancing the Future Leasing Expense Advance Amount to pay same. Notwithstanding the foregoing, any amounts deposited in the Excess Cash Reserve Account due to the occurrence of a Material NYS Insurance Lease Event, shall, subject to clause (c) below, only be released for the payment of Approved Leasing Expenses incurred in connection with the re-leasing of the NYS Insurance Leased Space.
(c)    At such time as any Cash Trap Period shall end, any funds held in the Excess Cash Reserve Account shall be returned to Borrower (it being acknowledged by Borrower that a release by Agent of monies in the Excess Cash Reserve Account shall not in any way vitiate Agent’s right to collect amounts in the Excess Cash Reserve Account upon the subsequent occurrence of a Cash Trap Event); provided, however, that (a) any funds in the Excess Cash Reserve Account necessary for Approved Leasing Expenses that Borrower is obligated to pay will be retained in the Excess Cash Reserve Account and may thereafter be used for such Approved Leasing Expenses and disbursed pursuant to Section 7.3.2, it being agreed that the amount to be retained on deposit in the Excess Cash Reserve Account after the occurrence of a Material NYS Insurance Lease Event shall equal the NYS Insurance Lease Reserved Amount (less any amounts already paid by Borrower) and (b) any remaining funds in the Excess Cash Reserve Account in excess of those required to remain on deposit pursuant to clause (a) shall only be distributed to Borrower if the EDC Lease has been extended in accordance with the requirements of this Agreement, or the space demised by the EDC Lease has been re-let in accordance with the requirements of this Agreement, and all Approved Leasing Expenses in respect thereof have been paid or are sufficiently maintained in the Excess Cash Reserve Account.
Section 7.8    Reserve Funds, Generally.
(a)    Borrower (i) hereby grants to Agent, for the ratable benefit of Lender, a first priority security interest in all of the Reserve Funds and any and all monies now or hereafter deposited in each Reserve Account as additional security for payment and performance of the Obligations and (ii) will take all actions necessary to maintain in favor of Agent, for the ratable benefit of Lender, a perfected first priority security interest in the Reserve Funds, including, without limitation, filing or authorizing Agent to file UCC‑1 financing statements and continuations thereof. Until expended or applied in accordance herewith, the Reserve Funds shall constitute additional security for the Obligations.
(b)    Upon the occurrence and during the continuance of an Event of Default, Agent may, in addition to any and all other rights and remedies available to Agent, apply any sums

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then present in any or all of the Reserve Funds to the reduction of the Aggregate Outstanding Principal Balance in any order in its sole discretion.
(c)    Borrower shall not further pledge, assign or grant any security interest in any Reserve Fund or the monies deposited therein or permit any Lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC‑1 financing statements, except those naming Agent as the secured party, to be filed with respect thereto.
(d)    The Reserve Funds shall not constitute trust funds and may be commingled with other monies held by Agent. No earnings or interest on the Reserve Funds shall be payable to Borrower. Neither Agent nor any Servicer that at any time holds or maintains the Reserve Funds shall have any obligation to keep or maintain such Reserve Funds or any funds deposited therein in interest bearing accounts. If Agent or any Servicer elects in its sole and absolute discretion to keep or maintain any Reserve Funds or any funds deposited therein in an interest bearing account, (i) such funds shall not be invested except in Permitted Investments, and (ii) all interest earned or accrued thereon shall be for the benefit of Borrower and credited to the Cash Management Account. Agent shall not be responsible and shall have no liability whatsoever for the rate of return earned or losses incurred on the investment of any Reserve Funds in Permitted Investments.
(e)    Borrower shall indemnify Agent and Lender and hold Agent and Lender harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations and costs and expenses (including litigation costs and reasonable attorneys’ fees and expenses) arising from or in any way connected with the Reserve Funds or the performance of the obligations for which the Reserve Funds were established. Borrower shall assign to Agent, for the ratable benefit of Lender, all rights and claims Borrower may have against all Persons supplying labor, materials or other services which are to be paid from or secured by the Reserve Funds; provided, however, that Agent may not pursue any such right or claim, unless an Event of Default has occurred and remains uncured.
(f)    Notwithstanding anything to the contrary contained herein, in the event any of the Reserve Accounts or Subaccounts detailed under this Article VII are being held and enforced by Agent under the corresponding provisions in the Senior Loan Agreement, the provisions of this Article VII with respect to the requirement of Borrower to deposit such monies with Agent shall be deemed waived.
Section 7.9    Distributions to Mezzanine Borrower. All transfers of any Reserve Funds to either Mezzanine Agent, pursuant to this Agreement are intended by Borrower, Senior Mezzanine Borrower and Junior Mezzanine Borrower to constitute, and shall constitute, (a) with respect to Senior Mezzanine Borrower, distributions from Borrower to Senior Mezzanine Borrower and shall be recorded accordingly in the books and records of Borrower and Senior Mezzanine Borrower and (b) with respect to Junior Mezzanine Borrower, distributions from Borrower to Senior Mezzanine Borrower and from Senior Mezzanine Borrower to Junior Mezzanine Borrower and shall be recorded accordingly in the books and records of Borrower, Senior Mezzanine Borrower and Junior Mezzanine Borrower. No provision of the Loan Documents or the Mezzanine Loan Documents shall create a debtor-creditor relationship between Borrower and either Mezzanine Agent or Mezzanine Lender.

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ARTICLE VIII

DEFAULTS
Section 8.1    Event of Default.
(a)    Each of the following events shall constitute an event of default hereunder (an “Event of Default”):
(i)    if any portion of the Debt is not paid when due (including, without limitation, the failure of Borrower to repay the entire outstanding principal balance of the Note in full on the Maturity Date) or any other amount under Section 2.7.2(b)(i) through (vi) is not paid in full on each Payment Date (unless sufficient funds are available in the relevant subaccount on the applicable date); provided, however, that (A) Borrower shall have a grace period (without the requirement of Agent to deliver any notice) of three (3) Business Days once in every twelve months of the Loan term and (B) Borrower shall have a five (5) day grace period (unless a longer grace period for any such payment is specified in the Loan Documents, in which event such longer grace period shall apply) following the date when due for all payments that are not regularly due on a Payment Date or the Maturity Date;
(ii)    if any of the Property Taxes or Other Charges are not paid when the same are due and payable (unless Agent is paying such Property Taxes pursuant to Section 7.1), subject to the provisions of Section 5.1.2 hereof;
(iii)    if the Policies are not kept in full force and effect, or if copies of the certificates evidencing the Policies (or certified copies of the Policies if requested by Agent) are not delivered to Agent within thirty (30) days after written request therefor (which period may be extended up to an additional sixty (60) days upon request of Borrower, provided Borrower is diligently pursuing such certificates (or certified copies of the Policies, as the case may be and Borrower has thereafter provided evidence reasonably acceptable to Agent that all Policies required hereunder are in full force and effect); provided, however, there shall be no Event of Default under this Section 8.1(a)(iii) if: (x) sufficient funds exist in the Tax and Insurance Escrow Account to pay all premiums and any other amounts owing with respect to such Policies, and (y) in violation of this Agreement, Agent fails to release such funds in order to pay same;
(iv)    if Borrower Transfers or otherwise encumbers any portion of the Property or the Collateral in violation of the provisions of this Agreement, or Article 6 (Due on Sale/Encumbrance) of the Building Loan Mortgage or any Transfer is made in violation of the provisions of Section 5.2.10 hereof;
(v)    if any representation or warranty made by Borrower herein or in any other Loan Document, or in any certificate, financial statement or other instrument, agreement or document furnished to Agent by Borrower shall have been false or

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misleading in any material respect as of the date the representation or warranty was made or deemed remade, and if such breach is not intentional and Borrower does not cure such materially false or misleading representation or warranty within thirty (30) days following the date on which Borrower receives notice of such materially false or misleading representation or warranty from Agent;
(vi)    if the representation and warranty contained in Section 4.1.37 regarding the tax classification of each of Borrower and Guarantor as either a Disregarded Entity or a partnership is false or misleading at any time;
(vii)    if Borrower, Principal or Guarantor shall (i) make an assignment for the benefit of creditors or (ii) generally not be paying its debts as they become due to Lender or its designee;
(viii)    if a receiver, liquidator or trustee shall be appointed for Borrower or Principal or if Borrower, or Principal, as applicable, shall be adjudicated bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, Borrower, or Principal, as applicable, or if any proceeding for the dissolution or liquidation of Borrower, or Principal, as applicable, shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower or Principal, as applicable, upon the same not being discharged, stayed or dismissed within one hundred twenty (120) days;
(ix)    if a receiver, liquidator or trustee shall be appointed for Guarantor or if Guarantor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Guarantor, or if any proceeding for the dissolution or liquidation of Guarantor shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Guarantor, upon the same not being discharged, stayed or dismissed within one hundred twenty (120) days; provided, further, however, it shall be at Agent’s option to determine whether any of the foregoing shall be an Event of Default;
(x)    if Borrower attempts to assign its rights under this Agreement or any of the other Loan Documents or any interest herein or therein in contravention of the Loan Documents;
(xi)    subject to Borrower’s right to contest the same in accordance with Section 5.2.2, if the Property becomes subject to any mechanic’s, materialman’s or other Lien other than a Permitted Encumbrance or a Lien for local real estate taxes and assessments not then due and payable and the Lien shall remain undischarged of record (by payment, bonding or otherwise) for a period of forty-five (45) days after Borrower receives written notice therof;

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(xii)    if Borrower breaches any of its respective negative covenants contained in Section 5.2 or any covenant contained in Sections 5.1.11 or 5.1.30 hereof;
(xiii)    if Borrower breaches any covenant contained in Sections 4.1.30, provided however, that any such breach shall not constitute an Event of Default if (1) such breach is immaterial, inadvertent and non‑recurring, (2) Borrower shall cure such breach within thirty (30) days after such breach occurs, or, if such breach cannot be reasonably cured within such thirty (30) day period and provided that Borrower shall have commenced to cure such breach within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such breach, such additional period not to exceed one hundred twenty (120) days, and (3) upon the written request of Agent, Borrower promptly delivers to Agent an Additional Insolvency Opinion or a modification of the Insolvency Opinion, which opinion or modification and the counsel delivering such opinion or modification shall be acceptable to Agent in its reasonable discretion;
(xiv)    with respect to any term, covenant or provision set forth herein which specifically contains a notice requirement or grace period, if Borrower shall be in default under such term, covenant or condition after the giving of such notice or the expiration of such grace period;
(xv)    if any of the assumptions contained in the Insolvency Opinion delivered to Agent in connection with the Loan, or in any Additional Insolvency Opinion delivered subsequent to the closing of the Loan, is or shall become untrue in any material respect, unless either (A) such matter is cured in a timely manner, or (B) Borrower provides Agent with an Additional Insolvency Opinion reasonably satisfactory to Agent that addresses such breach to the reasonable satisfaction of Agent within thirty (30) days following the date on which Borrower receives written notice from Agent that such assumption became untrue in any material respect;
(xvi)    if a material default has occurred and continues beyond any applicable cure period under the Management Agreement (or any Replacement Management Agreement) and if such default permits Borrower to terminate or cancel the Management Agreement (or any Replacement Management Agreement) and Borrower fails to comply with Agent’s request to terminate the Management Agreement pursuant to Section 5.1.23 hereof;
(xvii)    if Borrower shall continue to be in Default under any of the terms, covenants or conditions of Section 9.1 hereof, or fails to cooperate with Agent in connection with a Securitization pursuant to the provisions of Section 9.1 hereof, for five (5) Business Days after written notice to Borrower from Agent;

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(xviii)    if Borrower shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement not specified in subsections (i) through (xvii) above or (xix) below, for ten (10) days after notice to Borrower from Agent, in the case of any Default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Agent in the case of any other Default; provided, however, that if such non‑monetary Default is susceptible of cure, but cannot reasonably be cured within such thirty (30) day period and provided further that Borrower shall have commenced to cure such Default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed one hundred twenty (120) days;
(xix)    if Borrower fails to obtain or maintain an Interest Rate Cap Agreement or Replacement thereof in accordance with Section 2.8 and/or Section 2.9 hereof;
(xx)    if there shall be default by Borrower or Guarantor under any of the other Loan Documents not specified in clauses (i) through (xix) above, beyond any applicable cure periods contained in such documents, if any, whether as to Borrower, Guarantor, any Restricted Party, the Property or any other Person, or if any other such event shall occur or condition shall exist, if the effect of such default, event or condition is to accelerate the maturity of any portion of the Debt or to permit Agent to accelerate the maturity of all or any portion of the Debt in accordance with the Loan Documents; or
(xxi)    there occurs an “Event of Default” under, as such term is defined in, either the Senior Loan Agreement.
(b)    Upon the occurrence and during the continuance of an Event of Default (other than an Event of Default described in clauses (a)(vii) or (a)(viii)) above), in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, Agent and/or Lender may take such action, without notice or demand, that Agent and/or Lender deems advisable to protect and enforce its rights against Borrower and in and to the Property, including, without limitation, declaring the Obligations to be immediately due and payable upon notice to Borrower, and Agent and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower and the Property, including, without limitation, all rights or remedies available at law or in equity; and upon any Event of Default described in clauses (a)(vii) or (a)(viii) above, the Debt and all Other Obligations of Borrower hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.

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Section 8.2    Remedies.
(a)    Upon the occurrence and during the continuance of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Agent and/or Lender against Borrower under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Agent and/or Lender at any time and from time to time, whether or not all or any of the Total Debt shall be declared due and payable, and whether or not Agent shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents. Any such actions taken by Agent and/or Lender shall be cumulative and concurrent and may be pursued independently, singularly, successively, together or otherwise, at such time and in such order as Agent and/or Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Agent and/or Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing, Borrower agrees that if an Event of Default is continuing (i) neither Agent nor Lender shall be subject to any “one action” or “election of remedies” law or rule, and (ii) all liens and other rights, remedies or privileges provided to Agent and Lender shall remain in full force and effect until Agent has exhausted all of its remedies against the Property and the Building Loan Mortgage has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Debt or the Obligations have been paid in full.
(b)    With respect to Borrower and the Property, nothing contained herein or in any other Loan Document shall be construed as requiring Agent to resort to the Property for the satisfaction of any of the Debt in any preference or priority, and Agent may seek satisfaction out of the Property, or any part thereof, in its absolute discretion in respect of the Debt. In addition, Agent shall have the right from time to time and during the continuance of an Event of Default to partially foreclose the Building Loan Mortgage in any manner and for any amounts secured by the Building Loan Mortgage then due and payable as determined by Agent in its sole discretion, including the following circumstances: (i) in the event Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and/or interest, Agent may foreclose the Building Loan Mortgage to recover such delinquent payments, or (ii) in the event Agent elects (pursuant to its rights hereunder) to accelerate less than the entire Outstanding Principal Balance, Agent may foreclose the Building Loan Mortgage to recover so much of the Debt as Agent may accelerate and such other sums secured by the Building Loan Mortgage as Agent may elect. Notwithstanding one or more partial foreclosures, the Property shall remain subject to the Building Loan Mortgage to secure payment of sums secured by the Building Loan Mortgage and not previously recovered.
(c)    During the continuance of an Event of Default but without in any way limiting Article IX hereof, Agent shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, mortgages and other security documents (the “Severed Loan Documents”) in such denominations as Agent shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder. Borrower shall execute and deliver to Agent from time to time, promptly after the request of Agent, a severance agreement and such other documents as Agent shall request in order to effect the severance described

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in the preceding sentence, all in form and substance reasonably satisfactory to Agent. Borrower hereby absolutely and irrevocably appoints Agent as its true and lawful attorney, coupled with an interest, in its name and stead, during the continuance of an Event of Default, to make and execute all documents necessary or desirable to effect the aforesaid severance, Borrower ratifying all that its said attorney shall do by virtue thereof; provided, however, Agent shall not make or execute any such documents under such power until three (3) days after notice has been given to Borrower by Agent of Agent’s intent to exercise its rights under such power. Except as may be required in connection with a Securitization pursuant to Section 9.1 hereof, (i) Borrower shall not be obligated to pay any costs or expenses incurred in connection with the preparation, execution, recording or filing of the Severed Loan Documents, and (ii) the Severed Loan Documents shall not contain any representations, warranties or covenants not contained in the Loan Documents and any such representations and warranties contained in the Severed Loan Documents will be given by Borrower only as of the Closing Date.
(d)    Any amounts recovered from the Property or any other collateral for the Loan after an Event of Default may be applied by Agent toward the payment of any interest and/or principal of the Loan and/or any other amounts due under the Loan Documents in such order, priority and proportions as Agent in its sole discretion shall determine.
(e)    If an Event of Default exists, Agent may (directly or by its agents, employees, contractors, engineers, architects, nominees, attorneys or other representatives), but without any obligation to do so and without notice to Borrower and without releasing Borrower from any obligation hereunder, cure the Event of Default in such manner and to such extent as Agent may deem necessary to protect the security hereof. Subject to Tenant’ rights under the Leases, Agent (and its agents, employees, contractors, engineers, architects, nominees, attorneys or other representatives) are authorized to enter upon the Property to cure such Event of Default, and Agent is authorized to appear in, defend, or bring any action or proceeding reasonably necessary to maintain, secure or otherwise protect the Property or any portion thereof or the priority of the Lien granted by the Building Loan Mortgage.
(f)    During the continuance of an Event of Default, Agent may appear in and defend any action or proceeding brought with respect to the Property or any portion thereof and may bring any action or proceeding, in the name and on behalf of Borrower, which Agent, in its sole discretion, decides should be brought to protect its interest in the Property. Agent shall, at its option, be subrogated to the Lien of any mortgage or other Building Loan Mortgage discharged in whole or in part by the Obligations, and any such subrogation rights shall constitute additional security for the payment of the Obligations.
(g)    Upon the occurrence and during the continuation of an Event of Default, Lender may cause the Cap-Ex, Spec Buildout Work or Make Ready Work to be performed by Borrower to be completed and may enter upon the Property and construct, equip and complete such Cap-Ex, Spec Buildout Work or Make Ready Work to be performed by Borrower in accordance with the proposed plans and specifications, with such changes therein as Lender may, from time to time, and in its reasonable discretion, deem appropriate. In connection with any construction of

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such Cap-Ex, Spec Buildout Work or Make Ready Work undertaken by Lender pursuant to the provisions of this subsection, Lender may:
(i)    use any funds of Borrower which may be held by Lender as security or in escrow, and any funds remaining unadvanced under the Building Loan;
(ii)    employ existing contractors, subcontractors, including general contractors, agents, architects, engineers, and the like, or terminate the same and employ others;
(iii)    employ security watchmen to protect the Property;
(iv)    take over and use any and all personal property contracted for or purchased by Borrower, if appropriate, or dispose of the same as Lender sees fit;
(v)    execute all applications and certificates on behalf of Borrower which may be required with respect to such Cap-Ex, Spec Buildout Work or Make Ready Work by any Governmental Authority or Legal Requirements or contract documents or agreements;
(vi)    pay, settle or compromise all existing or future bills and claims which are or may be liens against the Property, or may be necessary for the completion of the such Cap-Ex, Spec Buildout Work or Make Ready Work or the clearance of title to the Property, including, without limitation, all taxes and assessments;
(vii)    prosecute and defend all actions and proceedings in connection with the construction of such Cap-Ex, Spec Buildout Work or Make Ready Work or in any other way affecting the Property and the Improvements; and
(viii)    take such other action hereunder, or refrain from acting hereunder, as Lender may, in its sole and absolute discretion, from time to time determine, and without any limitation whatsoever, to carry out the intent of this Section 8.2(f).
(h)    As used in this Section 8.2, a “foreclosure” shall include, without limitation, a power of sale.
Section 8.3    Remedies Cumulative; Waivers. The rights, powers and remedies of Agent under this Agreement during the continuance of an Event of Default shall be cumulative and not exclusive of any other right, power or remedy which Agent and/or Lender may have against Borrower pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Agent’s and Lender’s rights, powers and remedies during the continuance of an Event of Default may be pursued singularly, concurrently or otherwise, at such time and in such order as Agent or Lender, as applicable, may determine in their respective sole discretion. No delay or omission to exercise any remedy, right or power accruing during the continuance an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrower shall not be construed to be

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a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon.
ARTICLE IX

SPECIAL PROVISIONS
Section 9.1    Transfer of Loan.
(a)    Lender may, at any time, (1) sell, transfer or assign the Loan or any portion thereof (including, without limitation, this Agreement, the Note, the Building Loan Mortgage and the other Loan Documents, and any or all servicing rights with respect thereto), or grant participations therein (provided, however, that except during the occurrence and continuance of an Event of Default, any such sale, transfer, assignment or participation of the Loan or a portion thereof shall not be to a Prohibited Transferee or any Assignee of a Prohibited Transferee) or (2) issue mortgage pass‑through certificates or other securities (the “Securities”) evidencing a beneficial interest in a rated or unrated public offering or private placement (such sales, transfers, assignments, participations, offerings and/or placements, collectively, a “Securitization”). At Lender’s election, each note and/or component comprising the Loan may be subject to one or more securitizations. Lender may forward to each purchaser, transferee, assignee, servicer, participant or investor in such participations or Securities (collectively, the “Investor”) or any Rating Agency rating such Securities, each prospective Investor, and any organization maintaining databases on the underwriting and performance of commercial mortgage loans, all documents and information which Lender now has or may hereafter acquire relating to the Loan or to Borrower, any Guarantor or the Property, whether furnished by Borrower, any Guarantor or otherwise, as Lender determines necessary or desirable, including, without limitation, financial statements relating to Borrower, Guarantor, the Property and any Tenant at the Property provided, however, Lender shall not disclose any of Guarantor’s financial statements unless, Lender shall have first entered into a customary form of confidentiality agreement with the applicable recipient(s). Subject to Lender’s compliance with the foregoing confidentiality obligations, Borrower irrevocably waives any and all rights it may have under law or in equity to prohibit such disclosure, including but not limited to any right of privacy. Subject to Section 9.1(b), any assignee shall be treated as a Lender for all purposes hereunder. Subject to Section 9.1(c), any purchaser of a participation interest shall be entitled to the benefits of Section 2.10.1 and Section 2.11 as if it were a Lender hereunder (subject to the requirements and limitations therein, including the requirements under Section 2.11(e) (it being understood that the documentation required under Section 2.11(e) shall be delivered to the participating Lender).
(b)    Register. Agent, acting solely for this purpose as a non‑fiduciary agent of Borrower, shall maintain at its office a register for the recordation of the names and addresses of any party to whom it assigns a portion of the Loan (for purposes of this Section 9.1(b) and Section 9.1(c), each a “Lender” and collectively, the “Lenders”), and principal amounts (and stated interest) of the portion of the Loan owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).Notwithstanding anything in the Loan Documents to the contrary, the entries in the Register shall be conclusive absent manifest error, and Borrower and Lenders shall treat each

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Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice. This Section 9.1(b) shall be construed and applied so that the Loan, the Note and obligations under the Loan Documents are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code, and Section 5f.103‑1(c) of the United States Treasury Regulations (or any successor provisions and regulations).
(c)    Participant Register. Each Lender that sells a participation shall, acting solely for this purpose as a non‑fiduciary agent of Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans, or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury regulations. Notwithstanding anything in the Loan Documents to the contrary, the entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. This Section 9.1(c) shall be construed and applied so that the Loan, the Note and obligations under the Loan Documents are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code, and Section 5f.103-1(c) of the United States Treasury Regulations (or any successor provisions and regulations).
Section 9.2    Cooperation. Borrower agrees (and agrees to cause Guarantor) to cooperate with Lender, except as expressly provided in this Article IX, in accordance with customary standards (and agrees to cause their respective officers and representatives to cooperate), in connection with any transfer made or any Securities created pursuant to this Article IX, including, without limitation, the taking, or refraining from taking, of such action as may be necessary to satisfy all of the conditions of any Investor, the delivery of an estoppel certificate required in accordance with Section 5.1.15 hereof and such other documents as may be reasonably requested by Lender, and the execution of amendments to this Agreement, the Note, the Building Loan Mortgage and other Loan Documents and Borrower’s organizational documents as reasonably requested by Lender; provided that (i) Lender shall pay all of its and Borrower’s (and Borrower’s Affiliates’) actual out‑of‑pocket costs and expenses in connection with its obligations under this Section 9.2, (ii) no changes to the Loan Documents shall be required that materially adversely affect the obligations or rights of Borrower except in compliance with the requirements of Section 9.4 and (iii) neither Borrower nor its Affiliates shall be required to provide any information other than the Securitization Information. At the request of Lender, to the extent not already required to be provided by Borrower or Guarantor under this Agreement or the other Loan Documents, Borrower shall use commercially reasonable efforts to furnish, and Borrower and Guarantor consent to Lender furnishing to such Investors or prospective Investors or any Rating Agency, such information concerning the Property, the Leases, the financial condition of Borrower and Guarantor as may be reasonably requested by Lender, any Investor, any

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prospective Investor or any Rating Agency (and which is not in the possession of Lender) in connection with any sale, transfer or participations or Securities, solely to the extent such information is reasonably available to Borrower at no (or de minimis) cost or expense (such information being referred to herein as the “Securitization Information”). Borrower agrees to review, at Borrower’s or Lender’s request and at no (or de minimis) cost or expense to Borrower, the Disclosure Document. Borrower shall indemnify the Indemnified Parties against, and hold the Indemnified Parties harmless from, any reasonable, documented, out‑of‑pocket losses, claims, damages or liabilities (collectively, the “Liabilities”) to which any such Indemnified Parties may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or allegedly untrue statement of any material fact contained in a Disclosure Document or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated in the Disclosure Document or necessary in order to make the statements in the Disclosure Document, in light of the circumstances under which they were made (and taken as a whole), not materially misleading, and Borrower agrees to reimburse the Indemnified Parties for any reasonable, documented, out‑of‑pocket legal or other expenses reasonably incurred by each of them in connection with investigating or defending the Liabilities; provided, however, that (a) Borrower will be liable in any such case under this Section 9.2 only to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or omission made therein in reliance upon and in conformity with information furnished to Lender by or on behalf of Borrower in connection with the preparation of the Disclosure Document or in connection with the underwriting or closing of the Loan, including, without limitation, financial statements of Borrower, operating statements and rent rolls with respect to the Property and (b) Borrower will not be liable for Liabilities to the extent arising out of the gross negligence, illegal acts, fraud, willful misconduct, bad faith or material breach of the Loan Documents by any Indemnified Party. This indemnity agreement will be in addition to any liability which Borrower may otherwise have and shall survive the termination of the Building Loan Mortgage and the satisfaction and discharge of the Debt.
Section 9.3    Servicer. At the option of Agent, the Loan may be serviced by a master servicer, primary servicer, special servicer and/or trustee (any such master servicer, primary servicer, special servicer, and/or trustee, together with its agents, nominees or designees, are collectively referred to as “Servicer”) selected by Agent and Agent may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to Servicer pursuant to a pooling and servicing agreement, servicing agreement, special servicing agreement or other agreement providing for the servicing of one or more mortgage loans (collectively, the “Servicing Agreement”) between Agent and Servicer. Agent shall be responsible for any reasonable set up fees or any other initial costs relating to or arising under the Servicing Agreement, and the payment of all servicing fees or trustee fees due to any Servicer under the Servicing Agreement and any other fees or expenses required to be paid thereunder, regardless of whether such fees or expenses are to be borne by, or are reimbursable to, any Servicer. Notwithstanding the foregoing, Borrower shall promptly reimburse Agent on demand for interest payable on advances made by Servicer with respect to delinquent debt service payments (to the extent interest at the Default Rate actually paid by Borrower in respect of such payments are insufficient to pay the same) or expenses paid by Servicer or trustee in respect of the protection and preservation of the Property or any portion thereof (including, without limitation, on account of Basic Carrying Costs).

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Section 9.4    Restructuring of Loan.
(a)    Agent, without in any way limiting Agent’s other rights hereunder, in its sole and absolute discretion, shall have the right at any time to require Borrower, at no cost to Borrower, to restructure the Loan into additional multiple notes (which may include component notes and/or senior and junior notes), to re‑allocate principal among component notes and/or senior and junior notes and/or to create participation interests in the Loan; provided that (i) the total principal amounts of the Loan (including any component notes) shall equal the total principal amount of the Loan immediately prior to the restructuring, (ii) except in the case of the occurrence of an Event of Default or of a Casualty or Condemnation that results in the payment of principal under the Loan, the weighted average interest rate of the Loan shall, in the aggregate, equal the Interest Rate, (iii) except in the case of the occurrence of an Event of Default or of a Casualty or Condemnation that results in the payment of principal under the Loan, the aggregate debt service payments on the Loan shall equal the aggregate debt service payments which would have been payable under the Loan had the restructuring not occurred, (iv) none of the stated maturity, the regular payment date nor the interest accrual period of the Loan shall be changed, (v) the time periods during which Borrower is permitted to perform its obligations under the Loan Documents shall not be decreased, (vi) no other economic terms of the Loan (on a blended, aggregate basis) shall be modified except in the case of a “rate creep” during the continuance of an Event of Default or of a Casualty or Condemnation that results in the payment of principal under the Loan, and (vii) no other terms of the Loan shall be modified in a manner that would increase the obligations or decrease the rights of Borrower or Guarantor thereunder.
(b)    Borrower shall cooperate, at no cost to Borrower, with all reasonable requests of Agent in order to restructure (in accordance herewith) the Note and/or the Loan, if applicable, and shall, at no cost to Borrower, upon twenty (20) Business Days’ written notice from Agent (other than a severed Note in connection with a syndication of the Loan, which will only require five (5) Business Days’ written notice), which notice shall include the forms of documents for which Agent is requesting execution and delivery, (i) execute and deliver such appropriate documents and (ii) cause Borrower’s counsel to deliver such customary legal opinions as, in each of the cases of clauses (i) and (ii) above, shall be reasonably required by Agent and required by any Rating Agency in connection therewith, all in form and substance reasonably satisfactory to Borrower and Agent, including, without limitation, the severance of this Agreement, the Building Loan Mortgage and the other Loan Documents if requested; provided, however, that any such amendments required by Agent shall comply with the limitations on restructuring set forth in Section 9.4(a).
(c)    Agent shall pay all of Borrower’s actual out‑of‑pocket costs and expenses incurred in connection with Agent’s and Borrower’s compliance with this Section 9.4 and Borrower shall not be responsible for Agent’s or any other Person’s costs incurred under this Section 9.4.
(d)    In the event Borrower fails to execute and deliver such documents described in this Section 9.4 to Agent within ten (10) Business Days’ following such written notice by Agent, and Agent sends a second notice to Borrower with respect to the delivery of such documents containing a legend clearly marked in not less than fourteen (14) point bold face type, underlined, in all capital letters “POWER OF ATTORNEY IN FAVOR OF AGENT DEEMED EFFECTIVE

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FOR EXECUTION AND DELIVERY OF DOCUMENTS IF NO RESPONSE WITHIN 10 BUSINESS DAYS”, Borrower hereby absolutely and irrevocably appoints Agent as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect such transactions, Borrower ratifying all that such attorney shall do by virtue thereof, if Borrower fails to execute and deliver such documents within ten (10) Business Days of delivery of such second notice. It shall be an Event of Default if Borrower fails to comply with any of the terms, covenants or conditions of this Section 9.4 after the expiration of ten (10) Business Days after delivery of the second notice thereof.
Section 9.5    Creation of Security Interest. Notwithstanding any other provision set forth in this Agreement, the Note, the Mortgage or any of the other Loan Documents, each Lender may at any time create a security interest in all or any portion of its rights under this Agreement, the Note, the Mortgage and any other Loan Document (including, without limitation, the advances owing to it) in favor of (i) any Federal Reserve Bank, any Federal Home Loan Bank or the central reserve bank or similar authority of any other country to secure any obligation of such Lender to such bank or similar authority (a “Central Bank Pledge”) or (ii) the trustee, administrator or receiver (or their respective nominees, collateral agents or collateral trustees) of a mortgage pool securing covered mortgage bonds issued by a German mortgage bank, or any other Person permitted to issue covered mortgage bonds, under German Pfandbrief legislation, as such legislation may be amended and in effect from time to time, on any substitute or successor legislation (a “Pfandbrief Pledge”). In the event that the interest of a Lender that is assigned in connection with a Central Bank Pledge is foreclosed upon and transferred to the pledge thereof, such Lender shall have no further liability hereunder with respect to the interest that was the subject of such transfer and the assignee shall be Lender with respect to such interest. Lender shall not be required to notify Borrower of any Central Bank Pledge or Pfandbrief Pledge. Borrower agrees to execute, within fifteen (15) Business Days after request therefor is made by Agent, any documents or any amendments, amendments and restatements, and/or modifications to any Loan Documents and/or additional documents (including, without limitation, amended, amended and restated, modified and/or additional promissory notes) and/or estoppel certificates reasonably requested by Agent in order to make the Loan Documents eligible under German Pfandbrief legislation; provided, however, that Borrower shall not be required to enter into any such documents and amendments which would increase Borrower’s affirmative obligations or decrease Borrower’s rights under the Loan Documents or adversely affect the economic or other material terms of the Loan other than to a de minimis extent.
Section 9.6    Assignments and Participations. Without limiting Lender’s rights pursuant to Section 9.1, no Lender shall assign, transfer, sell, pledge or hypothecate all or any portion of its rights or obligations in and to the Loan to any other Person: (a) without the prior written consent of Agent, which consent shall not be unreasonably withheld, conditioned or delayed; (b) such transaction shall be an assignment of a constant and not a varying ratable share of such Lender’s interest in the Loan; (c) so long as (i) an Event of Default is not then continuing, (ii) MSMCH has not been removed pursuant to the provisions of a co-lender or similar agreement, or (iii) MSMCH remains regularly involved in the business of serving as an administrative agent for and MSBNA remains regularly involved in the business of making commercial real estate mortgage loans similar to the Loan, MSBNA shall continue to hold a portion of the Loan greater than or equal to Thirty-Four Million Eight Hundred Fifty Thousand Seven Hundred Seventy-Four Dollars ($34,850,774.00)

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or more; (d) so long as an Event of Default is not then continuing, in no event shall the transferee be a Prohibited Transferee, (e) in no event shall the transferee be the Borrower, Guarantor or any Affiliate of the foregoing; and (f) the parties to each such assignment (and not Borrower for avoidance of doubt) shall execute and deliver to Agent, for its acceptance and recording in the Agent’s register, Agent’s form of Assignment and Acceptance Agreement (each, an “Assignment and Acceptance”), together with a processing and registration fee of $2,500, which fee shall cover Agent’s cost in connection with the assignments under this Agreement. In addition, the assigning Lender (other than the initial Lender named herein) shall pay Agent’s counsel’s fees and expenses in connection with such assignment. Notwithstanding anything contained herein or in any other Loan Document or Senior Loan Document, nothing in this Agreement (including, without limitation, this Section 9.6) or in any of the other Loan Documents or in any of the Senior Loan Documents shall apply to any right of Mezzanine Lender to purchase, or prohibit or otherwise impede Mezzanine Lender’s purchase (or right to purchase), of all or any portion of the Loan or the Senior Loan.
ARTICLE X

MISCELLANEOUS
Section 10.1    Survival. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Agent and Lender of the Note, and shall continue in full force and effect so long as all or any of the Obligations are outstanding and unpaid, unless a longer period is expressly set forth herein or in the other Loan Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the legal representatives, successors and assigns of Agent and Lender.
Section 10.2    Agent’s Discretion. Whenever pursuant to this Agreement, Agent exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Agent, the decision of Agent to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Agent and shall be final and conclusive.
Section 10.3    Governing Law.
(a)    THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, THE LOAN WAS MADE BY LENDER AND ACCEPTED BY BORROWER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE LOAN DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES IRREVOCABLY AND UNCONDITIONALLY AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, EACH AND ALL OF THIS

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AGREEMENT, THE NOTE, THE OTHER LOAN DOCUMENTS, AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE ATTACHMENT, CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED UNDER THE BUILDING LOAN MORTGAGE AND THE ASSIGNMENT OF LEASES IN FAVOR OF AGENT IN RESPECT OF RENTS, REAL PROPERTY AND/OR PERSONAL PROPERTY SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH SUCH REAL PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF THIS AGREEMENT, THE NOTE AND THE LOAN AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT, THE NOTE AND/OR THE LOAN, AND THIS AGREEMENT, THE NOTE AND THE LOAN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.
(b)    ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTE, ANY OTHER LOAN DOCUMENT OR THE ATTACHMENT, CREATION, PERFECTION, OR ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED UNDER THE BUILDING LOAN MORTGAGE AND THE ASSIGNMENT OF LEASES MAY AT AGENT’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT LOCATED IN NEW YORK, INCLUDING WITHOUT LIMITATION, ANY STATE OR FEDERAL COURT LOCATED IN THE COUNTY OF NEW YORK AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT:
SAVANNA
430 PARK AVENUE, 12TH FLOOR
NEW YORK, NY 10022
ATTENTION: GENERAL COUNSEL
AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT, AND AGREES THAT

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SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER IN ANY SUCH SUIT, ACTION OR PROCEEDING INCLUDING WITHOUT LIMITATION THOSE IN THE STATE OF NEW YORK. BORROWER (I) SHALL GIVE PROMPT NOTICE TO AGENT OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF AGENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST BORROWER IN ANY JURISDICTION.
Section 10.4    Modification, Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, or of the Note, or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective, unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Borrower, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.
Section 10.5    Delay Not a Waiver. Neither any failure nor any delay on the part of Agent and/or Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note or under any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, Agent and/or Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.
Section 10.6    Notices. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) certified or registered United States mail, postage prepaid, return receipt requested or (b) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, and by telecopier (with answer back acknowledged), addressed as follows (or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a notice to the other parties hereto in the manner provided for in this Section 10.6):

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If to Agent:	Morgan Stanley Mortgage Capital Holdings LLC 1585 Broadway, 25th Floor New York, New York 10036 Attention: George Kok

With a copy to:	Cadwalader, Wickersham & Taft LLP 227 West Trade Street, Suite 2400 Charlotte, North Carolina 28202 Attention: Holly Chamberlain, Esq.

If to Lenders:	At their respect lending offices as disclosed to Borrower and Agent

If to Borrower:	c/o Savanna 430 Park Avenue, 12th Floor New York, New York 10022 Attention: Valerie Kitay, General Counsel

And to:	c/o KBS Capital Advisors LLC
800 Newport Center Drive, Suite 700
Newport Beach, California, 92660
Attention: General Counsel

With a copy to:	Hunton & Williams LLP 200 Park Avenue, 52nd Floor New York, NY 10166 Attention: Laurie Grasso, Esq.

And to:	Sheppard Mullin Richter & Hampton LLP
650 Town Center Drive, 4th Floor
Costa Mesa, California 92626
Attention: Scott A. Morehouse, Esq.
A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; or in the case of expedited prepaid delivery, upon the first attempted delivery on a Business Day; or in the case of telecopy, upon sender’s receipt of a machine‑generated confirmation of successful transmission after advice by telephone to recipient that a telecopy notice is forthcoming; provided, however, if such telecopy is sent at any time other than normal business hours on a Business Day at the location of receipt, same shall be deemed delivered on the next Business Day. Any failure to deliver a notice by reason of a change of address not given in accordance with this Section 10.6, or any refusal to accept a notice, shall be deemed to have been given when delivery was attempted. Any notice required or permitted to be given by any party hereunder or under any other Loan Document may be given by its respective counsel. Additionally, any notice required or permitted to be given by Agent hereunder or under any other Loan Document may also be given by the Servicer.
Section 10.7    Trial by Jury. BORROWER HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR

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HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH OF AGENT AND LENDER IS EACH HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER.
Section 10.8    Headings. The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.
Section 10.9    Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
Section 10.10    Preferences. Agent and Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the Debt. To the extent Borrower makes a payment or payments to Agent and/or any Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Agent or such Lender.
Section 10.11    Waiver of Notice. Borrower hereby expressly waives, and shall not be entitled to, any notices of any nature whatsoever from Agent or Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Agent or Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice.
Section 10.12    Remedies of Borrower. In the event that a claim or adjudication is made that Agent or any Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where by law or under this Agreement or the other Loan Documents Agent, such Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that none of Agent, Lender nor their respective agents shall be liable for any monetary damages, and Borrower’s sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether Agent or any Lender has acted reasonably shall be determined by an action seeking declaratory judgment. Further, it is agreed neither Agent nor any Lender shall be in default under this Agreement, or under any other Loan Document, unless a written notice specifically setting forth the claim of Borrower shall have been given to Agent and/or such Lender within thirty (30) days after Borrower

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first had knowledge of the occurrence of the event which Borrower alleges gave rise to such claim and Agent and/or such Lender does not remedy or cure the default, if any there be, promptly thereafter. Failure to give such notice shall constitute a waiver of such claim.
Section 10.13    Expenses; Indemnity.
(a)    Borrower covenants and agrees to pay or, if Borrower fails to pay, to reimburse, Agent upon receipt of notice from Agent for all costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by Agent in connection with (i) the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby and all the costs of furnishing all opinions by counsel for Borrower (including without limitation any opinions requested by Agent as to any legal matters arising under this Agreement or the other Loan Documents with respect to the Property or any portion thereof); (ii) Borrower’s ongoing performance of and compliance with Borrower’s respective agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including, without limitation, confirming compliance with environmental and insurance requirements; (iii) Agent’s ongoing performance and compliance with all agreements and conditions contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date; (iv) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by Agent; (v) securing Borrower’s compliance with any requests made pursuant to the provisions of this Agreement; (vi) the filing and recording fees and expenses, title insurance and reasonable fees and expenses of counsel for providing to Agent all required legal opinions, and other similar expenses incurred in creating and perfecting the Liens in favor of Agent and/or Lender pursuant to this Agreement and the other Loan Documents; (vii) enforcing or preserving any rights, either in response to third‑party claims or in prosecuting or defending any action or proceeding or other litigation, in each case against, under or affecting Borrower, this Agreement, the other Loan Documents, the Property or any portion thereof, or any other security given for the Loan; and (viii) enforcing any obligations of or collecting any payments due from Borrower under this Agreement, the other Loan Documents or with respect to the Property or any portion thereof provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Agent or Lender. Any cost and expenses due and payable to Agent may be paid from any amounts in the Clearing Account or the Cash Management Account, as applicable.
(b)    Borrower shall indemnify, defend and hold harmless the Indemnified Parties from and against any and all Losses that may be imposed on, incurred by, or asserted against any Indemnified Party in any manner relating to or arising out of (i) any breach by Borrower of its Obligations under, or any material misrepresentation by Borrower contained in, this Agreement or the other Loan Documents, or (ii) the use or intended use of the proceeds of the Loan (the liabilities, losses, costs, expenses and other matters described in this subparagraph (b), collectively, the “Indemnified Liabilities”); provided, however, that Borrower shall not have any obligation to an Indemnified Party hereunder to the extent that such Indemnified Liabilities arise from the gross

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negligence, illegal acts, fraud or willful misconduct of such Indemnified Party. To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnified Parties.
(c)    Borrower covenants and agrees to pay or, if Borrower fails to pay, to reimburse Agent for, any fees and expenses incurred by any Rating Agency in connection with any Rating Agency review of the Loan, the Loan Documents or any transaction contemplated thereby or any consent, approval, waiver or confirmation obtained from such Rating Agency pursuant to the terms and conditions of this Agreement or any other Loan Document and Agent shall be entitled to require payment of such fees and expenses as a condition precedent to the obtaining of any such consent, approval, waiver or confirmation.
(d)    Borrower shall indemnify, defend and hold harmless each Indemnified Party against any Losses to which each such Indemnified Party may become subject insofar as such Losses so incurred arise out of or are based upon any untrue statement of any material fact in any information provided by or on behalf of Borrower or Guarantor to the Rating Agencies, if any (the “Covered Rating Agency Information”) or arise out of or are based upon the omission to state a material fact in the Covered Rating Agency Information required to be stated therein or necessary in order to make the statements in the Covered Rating Agency Information, in light of the circumstances under which they were made, not misleading.
Section 10.14    Schedules Incorporated. The Schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.
Section 10.15    Offsets, Counterclaims and Defenses. Any assignee of Agent’s or any Lender’s interest in and to this Agreement, the Note and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses, which are unrelated to such documents that Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents, and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.
Section 10.16    No Joint Venture or Partnership; No Third Party Beneficiaries.
(a)    Borrower, Agent and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy‑in‑common, or joint tenancy relationship between Borrower, Agent and Lender nor to grant Agent or Lender any interest in the Property other than that of mortgagee, beneficiary or lender.
(b)    This Agreement and the other Loan Documents are solely for the benefit of Agent, Lender and Borrower and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Agent, Lender and Borrower any right to insist

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upon or to enforce the performance or observance of any of the Obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Agent and Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Agent on behalf of Lender if, in Agent’s sole discretion, Agent deems it advisable or desirable to do so.
Section 10.17    Publicity; Confidentiality. All news releases, publicity or advertising by Borrower or its Affiliates through any media intended to reach the general public that refers to the Loan Documents or the financing evidenced by the Loan Documents, to Agent, Lender or any of their respective Affiliates, shall be subject to the prior approval of Agent. Notwithstanding the foregoing or anything to the contrary set forth in the Loan Documents, nothing herein shall impair Borrower’s (or Borrower’s affiliate’s) right to disclose information relating to the Loan (a) to any due diligence representatives and/or consultants that are engaged by, work for, or are acting on behalf of any securities dealers and/or broker dealers evaluating Borrower or its affiliates, (b) in connection with any filings (including any amendment or supplement to any S11 filing) with governmental agencies (including the United States Securities and Exchange Commission) by any REIT holding an interest (direct or indirect) in Borrower, (c) to any broker/dealer in Borrower’s or any REIT’s broker/dealer network and any of the REIT’s or Borrower’s investors, or (d) in connection with Borrower’s or any direct or indirect owner of Borrower’s tax structuring and/or tax preparation.
Section 10.18    Waiver of Marshalling of Assets. To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower’s partners and others with interests in Borrower, and of the Property, or to a sale in inverse order of alienation in the event of foreclosure of the Building Loan Mortgage, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Property for the collection of the Debt without any prior or different resort for collection or of the right of Lender to the payment of the Debt out of the net proceeds of the Property in preference to every other claimant whatsoever.
Section 10.19    Waiver of Counterclaim. Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Agent, Lender or their respective agents.
Section 10.20    Conflict; Construction of Documents; Reliance. In the event of any conflict between the provisions of this Agreement and those of any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party that drafted same. Borrower acknowledges that, with respect to the

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Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Agent, any Lender or any Affiliate of Agent or any Lender. Neither Agent nor any Lender shall be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments that govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Agent or any Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Agent or such Lender’s exercise of any such rights or remedies. Borrower acknowledges that Agent and each Lender engages in the business of real estate financings and other real estate transactions and investments that may be viewed as adverse to or competitive with the business of Borrower or its Affiliates.
Section 10.21    Brokers and Financial Advisors. Other than the payment of any and all commissions or similar fees owed to Eastdil Secured LLC (the “Broker”) in connection with the transactions contemplated by this Agreement, Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Borrower hereby agrees to indemnify, defend and hold Agent and Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind (including Agent’s and Lender’s attorneys’ fees and expenses) in any way relating to or arising from a claim by Broker or any other Person that such Person acted on behalf of Borrower or any of its Affiliates or Agent or Lender in connection with the transactions contemplated herein. The provisions of this Section 10.21 shall survive the expiration and termination of this Agreement and the payment of the Debt.
Section 10.22    Prior Agreements. This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements, understandings and negotiations among or between (or on behalf of) such parties, whether oral or written, including, without limitation, the non‑binding term sheet dated February 7, 2017 between Agent, Lender and Savanna Real Estate Fund III, L.P. (an Affiliate of Borrower) are superseded by the terms of this Agreement and the other Loan Documents.
Section 10.23    Cumulative Rights. All of the rights of Agent and Lender under this Agreement hereunder and under each of the other Loan Documents, and any other agreement now or hereafter executed in connection herewith or therewith, shall be cumulative and may be exercised singly, together, or in such combination as Agent or Lender, as applicable, may determine in its sole judgment.
Section 10.24    Counterparts. This Agreement may be executed in several counterparts, each of which when executed and delivered is an original, but all of which together shall constitute one instrument. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart that is executed by the party against whom enforcement of this Agreement is sought.

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Section 10.25    Time Is of the Essence. Time is of the essence of each provision of this Agreement and the other Loan Documents.
Section 10.26    Consent of Holder. Wherever this Agreement refers to Agent’s consent or discretion or other rights, such references to Agent shall be deemed to refer to any administrative agent for the holders of the Loan. Such agent may from time to time appoint a trustee or Servicer, and Borrower shall be entitled to rely upon written instructions executed by a purported officer of such agent as to the extent of authority delegated to any such trustee or Servicer from time to time and determinations made by such trustee or Servicer to the extent identified as within the delegated authority of such trustee or Servicer, unless and until such instructions are superseded by further written instructions from such agent.
Section 10.27    Successor Laws. Any reference in this Agreement to any statute or regulation shall be deemed to include any successor statute or regulation.
Section 10.28    Performance by Borrower, Agent and Lender; Reliance on Third Parties. Agent and/or Lender may perform any of its responsibilities hereunder through one or more agents, attorneys or independent contractors. In addition, Agent and/or Lender may conclusively rely upon the advice or determinations of any such agents, attorneys or independent contractors in performing any discretionary function under the terms of this Agreement. Wherever this Agreement refers to Borrower’s obligation to cause action by Guarantor or the Manager regarding the observance, performance or satisfaction of any term, provision, covenant or condition contained herein, such obligation with respect to Borrower shall be interpreted to mean that Borrower shall not suffer or permit such party to fail to observe, perform or satisfy any such term, provision or covenant contained herein.
Section 10.29    Acknowledgment and Consent to Bail-In of EEA Financial Institutions.Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)    the effects of any Bail-in Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

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(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.
Section 10.30    Intercreditor Agreement. Borrower hereby acknowledges and agrees that (a) any Intercreditor Agreement entered into between Agent and/or Lender, on one hand, and each Mezzanine Agent and/or each Mezzanine Lender, on the other hand, will be solely for the benefit of Agent and/or Lender, on one hand, and each Mezzanine Agent and/or Mezzanine Lender, on the other hand, (b) neither Borrower, Mezzanine Borrower nor any of their Affiliates shall (i) be intended third-party beneficiaries of any of the provisions therein, (ii) have any rights thereunder and (iii) be entitled to rely on any of the provisions contained therein, and (c) the Intercreditor Agreement allows Mezzanine Lender certain additional forbearances and accommodations not otherwise available to Borrower and that Borrower hereby waives any objection thereto. Borrower’s obligations hereunder are and will be independent of such Intercreditor Agreement and shall remain unmodified by the terms and provisions thereof. None of Agent, Lender, either Mezzanine Agent or either Mezzanine Lender shall have any obligation to disclose to Borrower the contents of the Intercreditor Agreement. Borrower acknowledges that with respect to certain approvals, calculations and other decisions hereunder, the Intercreditor Agreement may require Agent and/or Lender to consult with or receive the approval of Mezzanine Agent and/or Mezzanine Lender and/or consider the economic position of Mezzanine Lender prior to providing its own approval or determination regarding the same. Borrower acknowledges that pursuant to the provisions of the Intercreditor Agreement and other agreements executed between Agent and/or Lender, on one hand, and Mezzanine Agent and/or Mezzanine Lender, on the other hand, the actual distribution of payments made to Agent and/or Lender, on one hand, and Mezzanine Agent and/or Mezzanine Lender, on the other hand, may differ from the distribution of payments set forth in this Agreement.
ARTICLE XI

AGENT
Section 11.1    Appointment and Authorization of Agent; Removal and Resignation of Agent.
(a)    Each of Borrower and Lender hereby acknowledges and agrees that Agent has been appointed the administrative agent for the Loan, and each Lender hereby irrevocably authorizes and directs Agent to act as agent for and in the best interest of the Lenders and to take such actions as the Lenders are obligated or entitled to take under the provisions of this Agreement and the other Loan Documents and to exercise such powers as are set forth herein or therein, together with such other powers as are reasonably incidental thereto. This Agreement is not intended to be, and shall not be construed to be, the formation of a partnership or joint venture between Agent and any Lender. In performing its functions and duties under the Loan Documents, Agent shall act solely as agent of the Lenders and does not assume, and shall not be deemed to have assumed, any obligations toward or relationship of agency or trust with or for Borrower.
(b)    Each Lender hereby appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents and the Co-Lender

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Agreement as are delegated to Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto.
(c)    Subject to the other provisions of this Section 11.1, unless and to the extent prohibited from doing so by any applicable law, MSMCH (or one of its Affiliates, including, without limitation, MSBNA) shall at all times remain Agent hereunder. Lenders and Borrower hereby agree that MSMCH may assign its role as Agent hereunder to MSBNA or any Affiliate of MSMCH or MSBNA upon notice to Lenders and Borrower but without the requirement for obtaining any prior written consent of any Lenders or Borrower. The provisions of this subsection (c) shall not apply from and after the occurrence of an Event of Default or if MSMCH is no longer the Agent, pursuant to subsection (d) or (e).
(d)    Notwithstanding anything contained in Section 11.1(c) to the contrary, if MSMCH and its Affiliates are no longer regularly engaged in the business of acting as administrative agent for syndicated commercial real estate mortgage loans, Agent may resign from the performance of all of its functions and duties hereunder at any time, by giving at least sixty (60) days’ prior written notice to the Lenders and Borrower.
(e)    Notwithstanding anything contained in Section 11.1(c) to the contrary, if Agent (i) is grossly negligent or commits intentional misconduct with respect to the performance of its duties under this Agreement, the other Loan Documents or the Co-Lender Agreement, (ii) or its Affiliates is a defaulting lender as described in the Co-Lender Agreement, (iii) is the subject of a Bankruptcy Event, or (iv) its Affiliates, as applicable, no longer hold any ownership interest in the Loan following a transfer permitted in accordance with this Agreement, Borrower acknowledges that the Lenders may remove Agent from its role as administrative agent for Lenders, without affecting Agent’s rights or obligations as a Lender, and appoint a successor Agent in accordance with the Co-Lender Agreement. In the event that Mezzanine Lender purchases the Loan, Mezzanine Lender shall be pre-approved as a successor Agent.
Section 11.2    Reliance on Agent. Each Lender acknowledges and agrees for the benefit of Agent that Agent shall be, and Borrower shall be entitled to deal with Agent as, the exclusive representative of the Lenders on all matters relating to the Loan, the Loan Agreement and each of the other Loan Documents, and, subject to the terms hereof and the terms of the Co-Lender Agreement, each Lender shall be bound by the acts of Agent with respect to the Loan.
Section 11.3    Agent as a Lender. The agency created pursuant hereto and the Loan Agreement shall in no way impair or affect any of the rights and powers of, or impose any additional duties or obligations upon, any Lender that becomes Agent in accordance with the provisions of this Agreement in its individual capacity as a Lender. With respect to its interest in the Loan, except as specifically provided in this Agreement, Agent shall have the same rights and powers hereunder as a Lender and may exercise the same as though it were not performing the duties and functions delegated to it, as Agent, hereunder. The term “Lenders” or “Lender” or any similar term shall, unless the context clearly otherwise indicates, include any Lender that becomes Agent in accordance with the provisions of this Agreement in its individual capacity as a Lender and not as Agent. Agent, Lenders and each of their respective Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with Borrower or any of

USActive 36631986.12    -158-

its Affiliates (in each case not related to the Loan) as if it were not performing its duties as Agent or Lender (as applicable) specified herein, and may accept fees and other consideration from Borrower or its Affiliates for services in connection therewith and otherwise without having to account for the same to Agent or the other Lenders, as applicable.

[THE REMAINDER OF THE PAGE IS INTENTIONALLY BLANK]

USActive 36631986.12    -159-

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.
BORROWER:
110 WILLIAM INVESTORS III, LLC,
a Delaware limited liability company

By:	/s/ Christopher Schlank Name: Christopher Schlank Title: Authorized Signatory
AGENT:
MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC,
a New York limited liability company

By:	/s/ Kristin Sansone Name: Kristin Sansone Title: Authorized Signatory
LENDER:
MORGAN STANLEY BANK, N.A.,
a national banking association

By:	/s/ Cynthia Eckes Name: Cynthia Eckes Title: ED

USActive 36631986.12

SCHEDULE I
RENT ROLL
[Attached]

USActive 36631986.12

Database: KBSREALTY2 Report ID: KB2_CMROLL
Bldg Status: All

Rent Roll
110 William Street
3/20/2017

Page: 1
Date: 3/2/2017
Time: 10:14 AM

Bldg Id-Suit Id	Occupant Name	Rent Start	Expiration	GLA Sqft	Monthly Base Rent	Annual Rate PSF	Monthly Cost Recovery	Expense Stop	Monthly Other Income	Future Rent Increases Cat	Date	Monthly Amount	PSF
New Leases													
S1Z832 -1200	Lovell Safety Management Co	10/1/2017	9/30/2027	25,398									
Vacant Suites													
S1Z832 -0900S	Vacant			210									
S1Z832 -1100	Vacant			35,988									
S1Z832 -1810	Vacant			14,434									
S1Z832 -2201	Vacant			8,747									
S1Z832 -2210	Vacant			4,243									
S1Z832 -2502	Vacant			6,407									
S1Z832 -2510	Vacant			1,831									
S1Z832 -3200S	Vacant			498									
S1Z832 -SB-E	Vacant			178									
S1Z832 -SB-F	Vacant			777									
S1Z832 -SB-L	Vacant			254									
S1Z832 -SB-O	Vacant			226									
S1Z832 -SB-P	Vacant			248									
Occupied Suites													
S1Z832 -0020	Building Plan Room	5/1/2014	5/31/2014	1,151									
S1Z832 -0040C	Cogent Communications	1/1/2002	12/31/2017	80			50.00		650.00				
S1Z832 -0060	Voyager Espresso	6/8/2015	6/30/2025	646			190.50		1,493.50	OTH	6/8/2017	1,534.50	28.50
										OTH	6/8/2018	1,576.50	29.28
										OTH	6/8/2019	1,620.50	30.10
										OTH	6/8/2020	1,826.50	33.93
										OTH	6/8/2021	1,876.50	34.86
										OTH	6/8/2022	1,927.50	35.80
										OTH	6/8/2023	1,980.50	36.79
										OTH	6/8/2024	2,035.50	37.81
S1Z832 -0105	Fedex/Kinko's	2/1/2015	9/30/2020	4,000	34,000.00	102.00	131.00		833.33	RNT	10/1/2017	34,680.00	104.04

Database: KBSREALTY2 Report ID: KB2_CMROLL
Bldg Status: All

Rent Roll
110 William Street
3/20/2017

Page: 2
Date: 3/2/2017
Time: 10:14 AM

Bldg Id-Suit Id	Occupant Name	Rent Start	Expiration	GLA Sqft	Monthly Base Rent	Annual Rate PSF	Monthly Cost Recovery	Expense Stop	Monthly Other Income	Future Rent Increases Cat	Date	Monthly Amount	PSF
										RNT	10/1/2018	35,373.60	106.12
										RNT	10/1/2019	36,081.07	108.24
S1Z832 -0110	Gateway Newsstands	2/1/2010	1/31/2020	200	2,471.88	148.31	82.67						
S1Z832 -0120	HSBC Bank USA, National Assoc	5/1/2011	4/30/2021	7,790	59,914.70	92.29	2,646.00						
	Additional Space S1Z832 -0050	5/1/2011	4/30/2021	5,356	41,194.23	92.29							
			Total	13,146	101,108.93		2,646.00		0.00				
S1Z832 -0130	Chickpea	8/1/2010	3/30/2021	2,528	11,490.38	54.54	1,544.49						
	Additional Space S1Z832 -0170	5/1/2014	5/31/2014	443									
			Total	2,971	11,490.38		1,544.49		0.00				
S1Z832 -0180	Messenger Center	5/1/2014	5/31/2014	400									
S1Z832 -0400	NY City Economic Development	1/1/2004	8/31/2019	37,465	90,384.31	28.95	12,394.00		1,000.00	FRE	2/1/2019	-90,384.31	-28.95
										FRE	3/1/2019	0.00	0.00
	Additional Space S1Z832 -0040	7/26/2007	8/31/2019	1,127					1,725.00				
	Additional Space S1Z832 -0200	1/1/2004	8/31/2019	36,417	87,856.01	28.95	12,382.00			FRE	2/1/2019	-87,856.01	-28.95
										FRE	3/1/2019	0.00	0.00
	Additional Space S1Z832 -0300	1/1/2004	8/31/2019	37,621	90,760.66	28.95	12,629.00			FRE	2/1/2019	-90,760.66	-28.95
										FRE	3/1/2019	0.00	0.00
	Additional Space S1Z832 -0500	1/1/2004	8/31/2019	37,707	90,968.14	28.95	12,419.00			FRE	2/1/2019	-90,968.14	-28.95
										FRE	3/1/2019	0.00	0.00
	Additional Space S1Z832 -0600	1/1/2004	8/31/2019	37,722	91,004.33	28.95	12,671.00			FRE	2/1/2019	-91,004.33	-28.95
										FRE	3/1/2019	0.00	0.00
	Additional Space S1Z832 -0700	1/1/2004	8/31/2019	37,837	91,281.76	28.95	16,217.56		375.00	FRE	2/1/2019	-91,281.76	-28.95
										FRE	3/1/2019	0.00	0.00
	Additional Space S1Z832 -0800	1/1/2004	8/31/2019	37,735	91,035.69	28.95	12,994.00			FRE	2/1/2019	-91,035.69	-28.95
										FRE	3/1/2019	0.00	0.00
			Total	263,631	633,290.90		91,706.56		3,100.00				
S1Z832 -0901	Guideposts Church Corporation	9/9/2013	1/31/2021	8,599	23,358.01	32.60	2,830.00			FRE	9/9/2018	-24,780.51	-34.58
										FRE	10/9/2018	0.00	0.00
										RNT	9/9/2017	24,058.75	33.57
										RNT	9/9/2018	24,780.51	34.58
										RNT	9/9/2019	25,523.92	35.62
										RNT	9/9/2020	26,289.64	36.69
S1Z832 -0915	Metropolitan Fiber Systems	7/26/2004	7/25/2014	94	978.58	124.93	30.00						
S1Z832 -1000	NY City Housing Development Co	1/18/2012	11/18/2022	34,803	85,122.34	29.35	4,345.00		583.34	RNT	11/18/2017	96,723.34	33.35
	Additional Space S1Z832 -0900	1/18/2012	11/18/2022	13,385	32,737.48	29.35	1,671.00			RNT	11/18/2017	37,199.15	33.35
	Additional Space S1Z832 -0905	1/18/2012	11/18/2022	6,477	15,841.66	29.35	811.00			RNT	11/18/2017	18,000.66	33.35
	Additional Space S1Z832 -0910	8/24/2015	11/18/2022	2,174	7,247.00	40.00	120.00			RNT	8/24/2017	7,446.00	41.10

Database: KBSREALTY2 Report ID: KB2_CMROLL
Bldg Status: All

Page: 3
Date: 3/2/2017
Time: 10:14 AM

Rent Roll
110 William Street
3/20/2017

Bldg Id-Suit Id	Occupant Name	Rent Start	Expiration	GLA Sqft	Monthly Base Rent	Annual Rate PSF	Monthly Cost Recovery	Expense Stop	Monthly Other Income	Future Rent Increases Cat	Future Rent Increases Date	Future Rent Increases Monthly Amount	Future Rent Increases PSF
										RNT	8/24/2018	7,651.00	42.23
										RNT	8/24/2019	7,861.00	43.39
										RNT	8/24/2020	8,802.00	48.59
										RNT	8/24/2021	9,044.00	49.92
										RNT	8/24/2022	9,293.00	51.30
	Additional Space S1Z832 -0910A	1/18/2012	11/18/2022	6,710	16,411.54	29.35	2,519.50			RNT	11/18/2017	18,648.21	33.35
			Total	63,549	157,360.02		9,466.50		583.34				
S1Z832 -1200	Lovell Safety Management Co	12/1/2006	9/30/2017	25,398	58,185.56	27.49	4,749.00		-62,934.56	TIC	8/1/2017	-41,958.59	-19.82
										TIC	9/1/2017	0.00	0.00
S1Z832 -1201	PACO Technologies, Inc	9/30/2013	9/30/2020	3,359	10,858.47	38.79	1,115.75			RNT	9/30/2017	11,184.23	39.96
										RNT	9/30/2018	11,519.75	41.15
										RNT	9/30/2019	11,865.35	42.39
S1Z832 -1300	NY City Dep - Juvenile Justice	1/2/2008	4/30/2018	36,847	86,436.92	28.15	3,892.50		5,926.75				
	Additional Space S1Z832 -1430	1/2/2008	4/30/2018	10,737	25,187.21	28.15	3,892.50		1,726.90				
			Total	47,584	111,624.13		7,785.00		7,653.65				
S1Z832 -1400	Derive Technologies LLC	10/18/2011	9/30/2018	9,790	22,301.35	27.34	1,120.00			RNT	10/18/2017	22,858.88	28.02
S1Z832 -1410	Helbraun Levey & O'Donoghue	10/9/2013	3/31/2024	4,472	14,078.18	37.78	1,152.00		150.00	RNT	10/9/2017	14,465.33	38.82
										RNT	10/9/2018	14,863.12	39.88
										RNT	10/9/2019	16,110.36	43.23
										RNT	10/9/2020	16,553.39	44.42
										RNT	10/9/2021	17,008.61	45.64
										RNT	10/9/2022	17,476.35	46.90
										RNT	10/9/2023	17,956.95	48.19
S1Z832 -1420	Independent Budget Office	8/11/2011	8/10/2021	8,503	22,603.81	31.90	87.00						
S1Z832 -1500	NYS Superintendent of Ins.	11/3/2010	1/31/2026	36,500	103,416.66	34.00	23,522.00		1,670.81	RNT	1/3/2021	118,625.00	39.00
	Additional Space S1Z832 -1600	11/3/2010	1/31/2026	36,500	103,416.66	34.00				RNT	1/3/2021	118,625.00	39.00
	Additional Space S1Z832 -1700	11/3/2010	1/31/2026	34,750	98,458.33	34.00				RNT	1/3/2021	112,937.50	39.00
	Additional Space S1Z832 -1801	11/3/2010	1/31/2026	8,790	24,905.01	34.00				RNT	1/3/2021	28,567.50	39.00
			Total	116,540	330,196.66		23,522.00		1,670.81				
S1Z832 -1802	Insurance Information Institut	11/17/2014	5/31/2025	7,836	28,793.85	44.09	2,240.15			RNT	11/17/2017	29,514.85	45.20
										RNT	11/17/2018	30,252.85	46.33
										RNT	11/17/2019	33,621.85	51.49
										RNT	11/17/2020	34,462.85	52.78
										RNT	11/17/2021	35,324.85	54.10
										RNT	11/17/2022	36,208.85	55.45
										RNT	11/17/2023	37,113.85	56.84
										RNT	11/17/2024	38,042.85	58.26
	Additional Space S1Z832 -SB-D	9/15/2014	5/31/2025	288					480.00	STG	6/1/2021	528.00	22.00
			Total	8,124	28,793.85		2,240.15		480.00

Database:	KBSREALTY2	Report ID:	KB2_CMROLL	Rent Roll	Page:	4
Bldg Status:	All			110 William Street	Date:	3/2/2017
				3/20/2017	Time:	10:14 AM

Bldg Id-Suit Id	Occupant Name	Rent Start	Expiration	GLA Sqft	Monthly Base Rent	Annual Rate PSF	Monthly Cost Recovery	Expense Stop	Monthly Other Income	Future Rent Increases Cat	Date	Monthly Amount	PSF
S1Z832 -1803	Smarsh, Inc.	4/27/2015	8/31/2022	4,475	17,583.25	47.15	1,264.75			RNT	4/27/2017	18,022.25	48.33
										RNT	4/27/2018	19,965.25	53.54
										RNT	4/27/2019	20,464.25	54.88
										RNT	4/27/2020	20,975.25	56.25
										RNT	4/27/2021	21,500.25	57.65
										RNT	4/27/2022	22,037.25	59.09
S1Z832 -1900	Pacific College of Oriental Me	1/6/2014	7/31/2029	34,455	94,025.28	32.75	2,507.00		10,784.63	RNT	7/6/2017	96,140.86	33.48
										RNT	7/6/2018	98,304.02	34.24
										RNT	7/6/2019	108,900.45	37.93
										RNT	7/6/2020	111,350.71	38.78
										RNT	7/6/2021	113,856.10	39.65
										RNT	7/6/2022	116,417.86	40.55
										RNT	7/6/2023	119,037.27	41.46
										RNT	7/6/2024	130,100.19	45.31
										RNT	7/6/2025	133,027.45	46.33
										RNT	7/6/2026	136,020.56	47.37
										RNT	7/6/2027	139,081.03	48.44
										RNT	7/6/2028	142,210.35	49.53
	Additional Space S1Z832 -0100	1/6/2014	7/31/2029	5,753	15,699.53	32.75				RNT	7/6/2017	16,052.77	33.48
										RNT	7/6/2018	16,413.96	34.24
										RNT	7/6/2019	18,183.26	37.93
										RNT	7/6/2020	18,592.38	38.78
										RNT	7/6/2021	19,010.71	39.65
										RNT	7/6/2022	19,438.46	40.55
										RNT	7/6/2023	19,875.82	41.46
										RNT	7/6/2024	21,723.01	45.31
										RNT	7/6/2025	22,211.78	46.33
										RNT	7/6/2026	22,711.55	47.37
										RNT	7/6/2027	23,222.56	48.44
										RNT	7/6/2028	23,745.06	49.53
	Additional Space S1Z832 -0100A	1/6/2014	7/31/2029	2,154	5,878.12	32.75			487.50	RNT	7/6/2017	6,010.37	33.48
										RNT	7/6/2018	6,145.61	34.24
										RNT	7/6/2019	6,808.06	37.93
										RNT	7/6/2020	6,961.24	38.78
										RNT	7/6/2021	7,117.87	39.65
										RNT	7/6/2022	7,278.02	40.55
										RNT	7/6/2023	7,441.77	41.46
										RNT	7/6/2024	8,133.39	45.31
										RNT	7/6/2025	8,316.39	46.33
										RNT	7/6/2026	8,503.51	47.37
										RNT	7/6/2027	8,694.83	48.44
										RNT	7/6/2028	8,890.47	49.53
			Total	42,362	115,602.93		2,507.00		11,272.13				
S1Z832 -2005	Admin for Children's Services	10/18/2012	10/17/2017	25,397	63,856.64	30.17	4,276.90

Database: KBSREALTY2 Report ID: KB2_CMROLL
Bldg Status: All

Rent Roll
110 William Street
3/20/2017

Page: 5
Date: 3/2/2017
Time: 10:14 AM

Bldg Id-Suit Id	Occupant Name	Rent Start	Expiration	GLA Sqft	Monthly Base Rent	Annual Rate PSF	Monthly Cost Recovery	Expense Stop	Monthly Other Income	Cat	Date	Monthly Amount	PSF
	Additional Space S1Z832 -2010	10/18/2012	10/17/2017	5,499	13,826.34	30.17	872.29						
			Total	30,896	77,682.98		5,149.19		0.00				
S1Z832 -2100	Frank Recruitment Groupfka Nig	1/31/2014	1/31/2019	14,000	47,703.92	40.89	4,398.00			FRE	1/31/2018	-7,500.00	-6.43
										FRE	2/1/2019	0.00	0.00
										RNT	1/31/2018	48,896.52	41.91
	Additional Space S1Z832 -2101	3/25/2015	1/31/2019	4,738	18,661.80	47.27	1,403.50			RNT	3/25/2017	19,175.00	48.56
										RNT	3/25/2018	19,702.31	49.90
			Total	18,738	66,365.72		5,801.50		0.00				
S1Z832 -2202	Don Congdon Associates, Inc.	12/15/2011	4/30/2022	4,460	12,852.78	34.58	1,604.00			RNT	12/15/2017	13,981.70	37.62
										RNT	12/15/2018	14,401.15	38.75
										RNT	12/15/2019	14,833.18	39.91
										RNT	12/15/2020	15,278.18	41.11
										RNT	12/15/2021	15,736.52	42.34
S1Z832 -2300	WB Engineering & Consulting	4/11/2011	9/11/2021	16,735	56,830.52	40.75	1,774.00			RNT	4/11/2017	58,251.28	41.77
										RNT	4/11/2018	59,707.56	42.81
										RNT	4/11/2019	61,200.25	43.88
										RNT	4/11/2020	62,730.26	44.98
										RNT	4/11/2021	64,298.51	46.11
S1Z832 -2400	Hardin,Kundla,McKeon,Poletto&P	11/23/2015	4/30/2026	5,876	23,532.25	48.06	1,294.75			RNT	11/23/2017	24,061.25	49.14
										RNT	11/23/2018	24,603.25	50.24
										RNT	11/23/2019	25,156.25	51.37
										RNT	11/23/2020	27,681.42	56.53
										RNT	11/23/2021	28,304.42	57.80
										RNT	11/23/2022	28,941.42	59.10
										RNT	11/23/2023	29,592.42	60.43
										RNT	11/23/2024	30,258.42	61.79
										RNT	11/23/2025	30,938.42	63.18
										UTI	11/23/2020	1,346.58	2.75
S1Z832 -2401	Ebiquity, Inc.	11/16/2015	4/30/2026	7,564	30,366.31	48.18	2,139.00			RNT	11/16/2017	31,125.47	49.38
										RNT	11/16/2018	31,903.60	50.61
										RNT	11/16/2019	32,701.19	51.88
										RNT	11/16/2020	36,040.06	57.18
										RNT	11/16/2021	36,941.06	58.61
										RNT	11/16/2022	37,864.58	60.07
										RNT	11/16/2023	38,811.20	61.57
										RNT	11/16/2024	39,781.48	63.11
										RNT	11/16/2025	40,776.02	64.69
S1Z832 -2402	Akelius Real Estate Management	8/4/2015	12/31/2025	4,091	16,854.92	49.44	1,160.75			RNT	8/4/2017	17,360.57	50.92
										RNT	8/4/2018	17,881.38	52.45
										RNT	8/4/2019	18,417.83	54.02
										RNT	8/4/2020	20,334.03	59.65
										RNT	8/4/2021	20,944.05	61.43
										RNT	8/4/2022	21,572.37	63.28

Database: KBSREALTY2 Report ID: KB2_CMROLL
Bldg Status: All

Rent Roll
110 William Street
3/20/2017

Page: 6
Date: 3/2/2017
Time: 10:14 AM

Bldg Id-Suit Id	Occupant Name		Rent Start	Expiration	GLA Sqft	Monthly Base Rent	Annual Rate PSF	Monthly Cost Recovery	Expense Stop	Monthly Other Income	Future Rent Increases Cat	Date	Monthly Amount	PSF
											RNT	8/4/2023	22,219.54	65.18
											RNT	8/4/2024	22,886.13	67.13
											RNT	8/4/2025	23,572.71	69.15
S1Z832 -2501	Terrapinn, Inc		10/10/2016	4/30/2027	6,973			1,743.25			FRE	4/10/2017	0.00	0.00
											PTX	1/1/2018	1.00	0.00
											RNT	4/10/2017	31,959.58	55.00
											RNT	10/10/2017	32,758.57	56.37
											RNT	10/10/2018	33,577.54	57.78
											RNT	10/10/2019	34,416.98	59.23
											RNT	10/10/2020	35,277.40	60.71
											RNT	10/10/2021	39,064.75	67.23
											RNT	10/10/2022	40,041.37	68.91
											RNT	10/10/2023	41,042.40	70.63
											RNT	10/10/2024	42,068.46	72.40
											RNT	10/10/2025	43,120.18	74.21
											RNT	10/10/2026	44,198.18	76.06
S1Z832 -2505	Hart Energy Publishing		8/1/2016	7/31/2018	2,289	10,109.75	53.00	771.25		195.00	PTX	8/1/2017	1.00	0.01
											RNT	8/1/2017	10,413.05	54.59
S1Z832 -2601	Wilentz, Goldman & Spitzer, PA		1/1/2014	12/31/2018	8,185	24,062.53	35.28	2,398.73		250.00	RNT	1/1/2018	24,603.94	36.07
S1Z832 -2800	Stack Exchange, Inc.		7/15/2012	7/31/2023	15,115	49,388.05	39.21	1,960.34		147.50	FRE	7/15/2017	-50,499.29	-40.09
											FRE	8/15/2017	0.00	0.00
											RNT	7/15/2017	50,499.29	40.09
											RNT	7/15/2018	54,154.69	42.99
											RNT	7/15/2019	55,373.17	43.96
											RNT	7/15/2020	56,619.06	44.95
											RNT	7/15/2021	57,892.99	45.96
											RNT	7/15/2022	59,195.58	47.00
	Additional Space	S1Z832 -2600	6/9/2014	7/31/2023	4,092	13,793.13	40.45	1,287.00			RNT	6/9/2017	14,990.46	43.96
											RNT	6/9/2018	15,365.22	45.06
											RNT	6/9/2019	15,749.35	46.19
											RNT	6/9/2020	16,995.58	49.84
											RNT	6/9/2021	17,420.47	51.09
											RNT	6/9/2022	17,855.99	52.36
											RNT	6/9/2023	18,302.39	53.67
	Additional Space	S1Z832 -2602	1/12/2015	7/31/2023	3,201	12,837.68	48.13	946.25			RNT	1/12/2018	13,158.62	49.33
											RNT	1/12/2019	13,487.58	50.56
											RNT	1/12/2020	14,891.77	55.83
											RNT	1/12/2021	15,264.07	57.22
											RNT	1/12/2022	15,645.67	58.65
											RNT	1/12/2023	16,036.81	60.12
	Additional Space	S1Z832 -2700	7/15/2012	7/31/2023	15,115	49,388.05	39.21	1,639.50		468.33	FRE	7/15/2017	-50,499.28	-40.09
											FRE	8/15/2017	0.00	0.00
											RNT	7/15/2017	50,499.52	40.09
											RNT	7/15/2018	54,154.68	42.99

Database: KBSREALTY2 Report ID: KB2_CMROLL

Bldg Status: All

Rent Roll

110 William Street

3/20/2017

Page: 7

Date: 3/2/2017

Time: 10:14 AM

Bldg Id-Suit Id	Occupant Name	Rent Start	Expiration	GLA Sqft	Monthly Base Rent	Annual Rate PSF	Monthly Cost Recovery	Expense Stop	Monthly Other Income	Future Rent Increases Cat	Date	Monthly Amount	PSF
										RNT	7/15/2019	55,373.16	43.96
										RNT	7/15/2020	56,619.06	44.95
										RNT	7/15/2021	57,892.99	45.96
										RNT	7/15/2022	59,195.58	47.00
			Total	37,523	125,406.91		5,833.09		615.83				
S1Z832 -2900	TY Lin International	1/24/2011	5/31/2021	10,350	34,195.61	39.65	3,735.50		195.00	RNT	2/1/2018	35,135.99	40.74
										RNT	2/1/2019	36,102.23	41.86
										RNT	2/1/2020	37,095.04	43.01
										RNT	2/1/2021	38,115.16	44.19
S1Z832 -2901	BRAC USA	10/1/2012	4/30/2023	3,154	10,229.58	38.92	1,218.21		150.00	RNT	10/1/2017	10,536.47	40.09
										RNT	10/1/2018	11,378.23	43.29
										RNT	10/1/2019	11,719.58	44.59
										RNT	10/1/2020	12,071.16	45.93
										RNT	10/1/2021	12,433.30	47.30
										RNT	10/1/2022	12,806.30	48.72
S1Z832 -3000	GLSEN, Inc.	12/8/2015	4/30/2026	11,410	51,345.00	54.00	230.00			RNT	5/1/2017	52,500.00	55.21
										RNT	5/1/2018	53,682.00	56.46
										RNT	5/1/2019	54,889.00	57.73
										RNT	5/1/2020	56,124.00	59.03
										RNT	5/1/2021	62,141.00	65.35
										RNT	5/1/2022	63,540.00	66.83
										RNT	5/1/2023	64,969.00	68.33
										RNT	5/1/2024	66,431.00	69.87
										RNT	5/1/2025	67,926.00	71.44
S1Z832 -3100	Perseus Telecom USA LLC	4/19/2016	10/31/2026	10,969	56,673.17	62.00	216.00			RNT	4/19/2017	57,806.63	63.24
										RNT	4/19/2018	58,962.76	64.50
										RNT	4/19/2019	60,142.02	65.79
										RNT	4/19/2020	61,344.86	67.11
										RNT	4/19/2021	67,142.17	73.45
										RNT	4/19/2022	68,485.02	74.92
										RNT	4/19/2023	69,854.72	76.42
										RNT	4/19/2024	71,251.81	77.95
										RNT	4/19/2025	72,676.85	79.51
										RNT	4/19/2026	74,130.38	81.10
S1Z832 -3200	EP Engineering, LLC	8/26/2013	2/29/2024	4,049	12,936.71	38.34	344.00		175.00	RNT	8/26/2017	13,292.47	39.39
										RNT	8/26/2018	13,658.01	40.48
										RNT	8/26/2019	15,045.85	44.59
										RNT	8/26/2020	15,459.62	45.82
										RNT	8/26/2021	15,884.75	47.08
										RNT	8/26/2022	16,321.59	48.37
										RNT	8/26/2023	16,770.43	49.70
	Additional Space S1Z832 -3203	8/26/2013	2/29/2024	80					195.26	STG	10/25/2017	200.63	30.09
										STG	10/25/2018	206.15	30.92
										STG	10/25/2019	211.82	31.77

Database: KBSREALTY2 Report ID: KB2_CMROLL
Bldg Status: All

Rent Roll
110 William Street
3/20/2017

Page: 8
Date: 3/2/2017
Time: 10:14 AM

Bldg Id-Suit Id	Occupant Name	Rent Start	Expiration	GLA Sqft	Monthly Base Rent	Annual Rate PSF	Monthly Cost Recovery	Expense Stop	Monthly Other Income	Future Rent Increases Cat	Date	Monthly Amount	PSF
										STG	10/25/2020	217.64	32.65
										STG	10/25/2021	223.63	33.54
										STG	10/25/2022	229.78	34.47
										STG	10/25/2023	236.10	35.42
			Total	4,129	12,936.71		344.00		370.26				
S1Z832 -3201	MRT Trading, LLC	7/1/2014	6/30/2017	753					3,184.00				
S1Z832 -ARC01	DNJ Newsstand, Inc.	7/1/2013	6/30/2023	50					1,150.00	OTH	7/1/2018	1,450.00	348.00
S1Z832 -BOMA	BOMA	1/1/2014	1/2/2014	38,725									
S1Z832 -CABS	Captivate Network	5/2/2013	5/1/2023	0									
S1Z832 -Roof1	Zayo Group LLC	10/2/2015	6/30/2020	0			25.00		1,399.94	ANT	10/2/2017	1,441.94	0.00
										ANT	10/2/2018	1,485.20	0.00
										ANT	10/2/2019	1,529.75	0.00
S1Z832 -SB-A	Security Guard Locker Room	5/1/2014	5/31/2014	153									
S1Z832 -SB-B	Porter Locker Room	5/1/2014	5/31/2014	178									
S1Z832 -SB-C	Building Storage	5/1/2014	5/31/2014	586									
S1Z832 -SB-G	Cleaning Storage	5/1/2014	5/31/2014	205									
S1Z832 -SB-I	Building Cleaning Storage	5/1/2014	5/31/2014	405									
S1Z832 -SB-K	Building Storage	5/1/2014	5/31/2014	181									
S1Z832 -SB-M	PBM Locker Room	5/1/2014	5/31/2014	374									
S1Z832 -SB-N	Con Edison Communications, Inc	4/1/2003	5/31/2011	90			31.69		1,425.65				
Totals:	Occupied Sqft:	92.02%	75 Units	854,116	2,305,331.63		189,690.28		-26,112.12				
	Leased/Unoccupied Sqft:		0 Units	0									
	Vacant Sqft:	7.98%	13 Units	74,041									
	Total Sqft:		88 Units	928,157	2,305,331.63								
Total 110 William Street:													
	Occupied Sqft:	92.02%	75 Units	854,116	2,305,331.63		189,690.28		-26,112.12				
	Leased/Unoccupied Sqft:		0 Units	0									
	Vacant Sqft:	7.98%	13 Units	74,041									
	Total Sqft:		88 Units	928,157	2,305,331.63

Database:	KBSREALTY2	Report ID:	KB2_CMROLL	Rent Roll	Page:	9
Bldg Status:	All			110 William Street	Date:	3/2/2017
				3/20/2017	Time:	10:14 AM

Bldg Id-Suit Id	Occupant Name	Rent Start	Expiration	GLA Sqft	Monthly Base Rent	Annual Rate PSF	Monthly Cost Recovery	Expense Stop	Monthly Other Income	Future Rent Increases Cat	Date	Monthly Amount	PSF
Grand Total:													
	Occupied Sqft:	92.02%	75 Units	854,116	2,305,331.63		189,690.28		-26,112.12				
	Leased/Unoccupied Sqft:		0 Units	0									
	Vacant Sqft:	7.98%	13 Units	74,041									
	Total Sqft:		88 Units	928,157	2,305,331.63

SCHEDULE II

FORM OF DRAW REQUEST

_______________, 20__

Morgan Stanley Mortgage Capital Holdings LLC, as Mortgage Agent (as defined below)
1585 Broadway, 25th Floor
New York, New York 10036
Attention: George Kok

Morgan Stanley Mortgage Capital Holdings LLC, as Senior Mezzanine Agent (as defined below)
1585 Broadway, 25th Floor
New York, New York 10036
Attention: George Kok

Morgan Stanley Mortgage Capital Holdings LLC, as Junior Mezzanine Agent (as defined below)
1585 Broadway, 25th Floor
New York, New York 10036
Attention: George Kok

Ladies and Gentlemen:

We refer to (i) that certain Building Loan Agreement, dated as of March 6, 2017 (as amended or otherwise modified from time to time, the “Building Loan Agreement”), among 110 William Property Investors III, LLC, a Delaware limited liability company (together with its permitted successors and assigns, “Mortgage Borrower”), Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company (“MSMCH”), as administrative agent (together with its permitted successors and assigns, “Mortgage Agent”), and Morgan Stanley Bank, N.A., a national banking association, and other lenders from time to time party to the Building Loan Agreement (together with their respective permitted successors and assigns, collectively, “Mortgage Lender”), (ii) that certain Senior Mezzanine Loan Agreement, dated as of March 6, 2017 (as amended or otherwise modified from time to time, the “Senior Mezzanine Loan Agreement”), among 110 William Mezz III, LLC, a Delaware limited liability company (together with its permitted successors and assigns, “Senior Mezzanine Borrower”), MSMCH, as administrative agent (together with its permitted successors and assigns, “Senior Mezzanine Agent”), and MSMCH and other lenders from time to time party to the Senior Mezzanine Loan Agreement (together with their respective permitted successors and assigns, collectively, “Senior Mezzanine Lender”), and (iii) that certain Junior Mezzanine Loan Agreement, dated as ofMarch 6, 2017 (as amended or otherwise modified from time to time, the “Junior Mezzanine Loan Agreement” and together with the Building Loan Agreement, and the Senior Mezzanine Loan Agreement, collectively the “Loan Agreements”)

USActive 36631986.12

among 110 William Junior Mezz III LLC, a Delaware limited liability company (together with its permitted successors and assigns, “Junior Mezzanine Borrower” and together with Mortgage Borrower and Senior Mezzanine Borrower, collectively, “Borrowers”), MSMCH, as administrative agent (together with its permitted successors and assigns, “Junior Mezzanine Agent” and together with Mortgage Agent and Senior Mezzanine Agent, collectively, “Agents”), and MSMCH and other lenders from time to time party to the Junior Mezzanine Loan Agreement (together with their respective permitted successors and assigns, collectively, “Junior Mezzanine Lender” and together with Mortgage Lender and Senior Mezzanine Lender, collectively, “Lenders”). Capitalized terms used herein without definition shall have the meanings ascribed to them in the Loan Agreements.

Borrowers hereby give notice to Agents pursuant to Section [2.5.1]/[2.5.2]/[2.5.10]/[2.5.11] of the Loan Agreements that Borrower requests a[n] [Future Leasing Expense Advance] [Future Cap-Ex Advance] [Advance for Spec Buildout Expenses] [Advance for Make Ready Expenses] under the Loan Agreements and, in connection therewith, sets forth below the information relating to such proposed borrowing (the “Proposed Borrowing”) as required by Article 2 of the Loan Agreements.

The draw amount is as follows:

A. Total Requested Amount of Proposed Borrowing
for Approved Leasing Expenses:     $
i. Amount allocable to Building Loan Agreement:     $
ii. Amount allocable to Senior Mezzanine Loan Agreement:     $
iii. Amount allocable to Junior Mezzanine Loan Agreement:     $
B. Total Requested Amount of Proposed Borrowing
for Approved Capital Expenses:     $
i. Amount allocable to Building Loan Agreement:     $
ii. Amount allocable to Senior Mezzanine Loan Agreement:     $
iii. Amount allocable to Junior Mezzanine Loan Agreement:     $
C. Total Requested Amount of Proposed Borrowing

USActive 36631986.12    -2-

for Spec Buildout Expenses:     $
i. Amount allocable to Building Loan Agreement:     $
ii. Amount allocable to Senior Mezzanine Loan Agreement:     $
iii. Amount allocable to Junior Mezzanine Loan Agreement:     $
D. Total Requested Amount of Proposed Borrowing
for Make Ready Expenses:     $
i. Amount allocable to Building Loan Agreement:     $
ii. Amount allocable to Senior Mezzanine Loan Agreement:     $
iii. Amount allocable to Junior Mezzanine Loan Agreement:     $
Aggregate Amount of Wire:     $
Please wire the funds on [DATE] as follows:
Amount:
Bank:
ABA#:
Account:
Account Number:
The undersigned hereby certify to Agents and Lenders that:
To his/her actual knowledge as of the date set forth above, and as of the date of the Proposed Borrowing, both immediately prior to the date of the Proposed Borrowing and also after giving effect thereto, no Default or Event of Default has occurred and is continuing under any of the Loan Agreements;

The representations and warranties made by Borrowers in the Loan Agreements and in the other Loan Documents (as defined in each Loan Agreement) shall be true and correct in all material respects on and as of the date of the making of the requested Advance with the same force and effect as if made on and as of such date; and

USActive 36631986.12    -3-

The Borrowers have satisfied each of the conditions set forth in Section [2.5.1]/[2.5.2]/[2.5.10]/[2.5.11] of the Loan Agreements, other than the condition of simultaneous funding by the Lenders.

This draw request may be executed by PDF and transmitted by PDF or email to Agents.

[THE REMAINDER OF THE PAGE IS INTENTIONALLY BLANK]

USActive 36631986.12    -4-

Very truly yours,

110 WILLIAM PROPERTY INVESTORS III,
LLC, a Delaware limited liability company

By: ______________________________________
Name:
Title:

110 WILLIAM MEZZ III, LLC, a Delaware limited
liability company

By: ______________________________________
Name:
Title:

110 WILLIAM JUNIOR MEZZ III, LLC, a
Delaware limited liability company:

By: ______________________________________
Name:
Title:

USActive 36631986.12    -5-

SCHEDULE III
BORROWER ORGANIZATIONAL CHART
ON FILE WITH AGENT

USActive 36631986.12

SCHEDULE IV
DEPOSIT AMOUNTS
Initial Tax Deposit:    $1,485,364.40
Replacement Reserve Monthly Deposit:    $25,918.00

USActive 36631986.12

SCHEDULE V
FEDERAL TAX IDENTIFICATION NUMBERS

1.	Borrower: 46-4412896

2.	Savanna Real Estate Fund III, L.P.: 36-4768918

3.	Savanna Real Estate (PIV) Fund III, L.P.: 36-4768918

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SCHEDULE VI

RESERVED

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SCHEDULE VII

MINIMUM LEASING GUIDELINES
[Attached]

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110 William Street - MINIMUM LEASING GUIDELINES

Leases with economic terms for the applicable space that (i) equate to an amount greater than or equal to the "Minimum Effective Net Rent" listed below (which, for the avoidance of doubt, shall be based on the aggregate amount shaded below and not on a component-by-component basis) and (ii) are not in violation of the "Constraints" listed below, shall be deemed compliant with the Minimum Leasing Guidelines.

	Office Floors 2-10		Office Floors 11-15		Office Floors 16-25		Office Floors 26-32		Retail - Side Street		Retail - Arcade		Retail - Corner		Retail - Interior	
Base Lease Term (excluding extension options)	10 years		10 years		10 years		10 years		10 years		10 years		10 years		10 years	
Base Rent Per Square Foot (FSG Initial Rent)	$44.00 PSF	$44.00	$49.00 PSF	$49.00	$50.00 PSF	$50.00	$54.00 PSF	$54.00	$50.00 PSF	$50.00	$35.00 PSF	$35.00	$115.00 PSF	$115.00	$50.00 PSF	$50.00
Free Rent	10 Months	($3.67)	10 Months	($4.08)	10 Months	($4.17)	10 Months	($4.50)	3 Months	($1.25)	3 Months	($0.88)	3 Months	($2.88)	3 Months	($1.25)
Less: Tenant Improvements	$80.00 PSF	($8.00)	$80.00 PSF	($8.00)	$80.00 PSF	($8.00)	$80.00 PSF	($8.00)	$10.00 PSF	($1.00)	$10.00 PSF	($1.00)	$10.00 PSF	($1.00)	$10.00 PSF	($1.00)
Less: Leasing Commissions	6.000%	($2.64)	6.000%	($2.94)	6.000%	($3.00)	6.000%	($3.24)	6.000%	($3.00)	6.000%	($2.10)	6.000%	($6.90)	6.000%	($3.00)
Minimum Effective Net Rent		**$29.69**		**$33.98**		**$34.83**		**$38.26**		**$44.75**		**$31.03**		**$104.23**		**$44.75**
Constraints																
Rent Increases:	Leases >5 years requires minimum $3 rent step		Leases >5 years requires minimum $3 rent step		Leases >5 years requires minimum $3 rent step		Leases >5 years requires minimum $3 rent step		Leases >5 years requires minimum $3 rent step		Leases >5 years requires minimum $3 rent step		Leases >5 years requires minimum $3 rent step		Leases >5 years requires minimum $3 rent step	

Note: The amount of Future Advances made for Spec Build-Out Work for a particular space will be included in the calculation of Minimum Leasing Guidelines. However, any Spec Build-Out Work will be amortized over 10 years as opposed to the term of the executed lease.

SCHEDULE VIII

LEASING STATUS REPORT ITEMS
The leasing status report shall include:
1.    Newly Executed Leases: a list of all newly executed leases since the prior quarter, and copies of leases;
2.    Lease Modifications: a list of all material lease amendments, renewals, expansions, relocations, downsizes, changes, supplements, modifications, or any exercised options thereof (collectively, “Lease Modifications”) and copies of such Lease Modifications;
3.    Lease Expirations: a summary of leases expiring within the next ninety (90) days and the status thereof (e.g., whether landlord and tenant are engaged in negotiations for renewal at certain terms, whether the tenant intends to vacate, whether the lease is month‑to‑month but in negotiation at certain specified terms, etc.). For early terminations, terms, including the amount of the termination fee, must be disclosed.
4.    Leasing Prospects/Pending Leases: a “View the Space” (VTS) report that will contain a summary of general terms.
5.    Troubled Tenants: a summary of spaces that are dark but paying rent, any tenants filing for bankruptcy, any tenant with a history of payment issues or defaults, and similar matters.
6.    Subleases. A summary of any new space that is subleased and the basic terms of such sublease.

USActive 36631986.12

SCHEDULE IX

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
Reference is hereby made to the Loan Agreement dated as of [___________________] (as amended, supplemented or otherwise modified from time to time, the “Agreement”), among [_____________], and each lender from time to time party thereto.
Pursuant to the provisions of Section 2.11(e) of the Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has provided Borrower and Agent with a certificate of its non‑U.S. Person status on IRS Form W‑8BEN or W‑8BEN‑E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform Borrower and Agent, and (2) upon Borrower’s or Agent’s request the undersigned shall furnish Borrower or Agent (as applicable) with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.
[LENDER SIGNATURE BLOCK]

By:	Name: Title:
Date: _____________ _____, 20[ ]

USActive 36631986.12

SCHEDULE X

RESERVED

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SCHEDULE XI
COLLECTIVE BARGAINING AGREEMENTS

1. That certain agreement with 32BJ SEIU in connection with cleaning the Property; and
2. That certain agreement with International Union of Operating Engineers Local 94.

USActive 36631986.12

SCHEDULE XII

SECTION 22 AFFIDAVIT
[Attached]

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N.Y. LIEN LAW STATEMENT

STATE OF NEW YORK         )
: ss.:
COUNTY OF NEW YORK        )

The undersigned, solely in his capacity as Authorized Signatory of 110 WILLIAM
PROPERTY INVESTORS III, LLC, a Delaware limited liability company (“Borrower”), and not individually, being duly sworn, deposes and says that:

(1)     The undersigned has an address c/o Savanna, 430 Park Avenue, 12th Floor, New York, New York 10022, and is an authorized signatory of Borrower.
(2)    The undersigned gives this N.Y. Lien Law Statement in connection with that certain Building Loan Agreement dated as of March 6, 2017, among Borrower, Morgan Stanley Mortgage Capital Holdings LLC, as administrative agent, and Morgan Stanley Bank, N.A. and certain other lenders from time to time party thereto (the “Building Loan Agreement”).
(3)    The amount of the building loan (the “Loan”) is: $27,338,496.
(4)    The consideration for the Loan and the other expenses heretofore incurred or to be incurred in connection with the Loan will not be paid from proceeds of the Loan.
(5)    The amount, if any, to be advanced from the Loan to repay amounts previously advanced to Borrower pursuant to notices of lending for costs of the Improvements (as defined in the Building Loan Agreement) is: $0.
(6)    The amount, if any, to be advanced from the Loan to reimburse Borrower for costs of the Improvements expended by Borrower after the commencement of the Improvements but prior to the date hereof are itemized as follows: $0.
(7)    The estimated amount to be advanced from the Loan for indirect costs of the Improvements which may become due and payable after the date hereof and during the construction of the Improvements (such as, without limitation, fees of architects, engineers, construction managers, and consultants and surveyors) is: $900,000.
(8)    The estimated net sum available to Borrower from the Loan to pay contractors, subcontractors, laborers, materialmen and other professionals for the Improvements is: $26,438,496.
(9)    This affidavit is made pursuant to and in compliance with Section 22 of the Lien Law of the State of New York.
(10)    Borrower is a limited liability company, therefore this statement is verified by deponent and not by Borrower because Borrower is a limited liability company of which the deponent is an authorized signatory.

(11) The facts stated above and any costs itemized on this statement are true, to the knowledge of the undersigned.
[Signature page follows]

________________________
Name:
Title: Authorized Signatory

Sworn to before me this ___
day of March, 2017

________________________
Notary Public

[Signature page to Section 22 Lien Law Statement]

SCHEDULE XIII

FORM DATE DOWN ENDORSEMENT
[Attached]

USActive 36631986.12

ENDORSEMENT
Attached to and made a part of Policy No.
Issued by
The effective date of the policy is hereby amended to read:
The amount of this advance under the insured mortgage is
The amount insured under the policy is increased to
Nothing herein contained shall be construed as extending or changing the effective date of said policy, unless otherwise expressly stated.
This endorsement is made a part of said policy and is subject to the Exclusions from
Coverage, schedules, conditions and stipulations therein, except as modified by the provisions hereof.

Dated:

Authorized Signatory
Note: This endorsement shall not be valid or binding
until signed by an authorized signatory.

SCHEDULE XIV

MUNICIPAL VIOLATIONS

1.	An elevator violation issued February 4, 2016 with violation number 9027/564328.

2.	An elevator violation issued February 4, 2016 with violation number 9027/564329.

3.	An elevator violation issued February 5, 2016 with violation number 9027/566853.

4.	An elevator violation issued November 14, 2016 with violation number 00335 for failure to correct defects on 2014 Cat 1 INSP/TST.

5.	An elevator violation issued November 14, 2016 with violation number 00336 for failure to correct defects on 2014 Cat 1 INSP/TST.

6.	An elevator violation issued January 1, 2017 with violation number 00272 for failure to correct defects on 2015 Cat 1 INSP/TST.

7.	An elevator violation issued January 3, 2017 with violation number 00273 for failure to correct defects on 2015 Cat 1 INSP/TST.

8.	An elevator violation issued January 3, 2017 with violation number 00274 for failure to correct defects on 2015 Cat 1 INSP/TST.

USActive 36631986.12